UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2015

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-179311	45-3864597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

48 Wall Street - Suite 1100

New York, New York 10005

(Address of principal executive offices, including zip code)

646-205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY COMMENT – USE OF TERMINOLOGY

Throughout this Current Report on Form 8-K, the terms “Company,” “we,” “us,” and “our” refers to Tyme Technologies, Inc. and, unless the context indicates otherwise, its direct and indirect subsidiaries, Tyme Inc. and Luminant Biosciences, LLC, on a consolidated basis.

BACKGROUND TO THIS AMENDMENT

On May 11, 2015, we filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (Date of Report: March 5, 2015) which provided certain information concerning the merger of a newly formed subsidiary with and into a privately-held Delaware corporation, Tyme Inc., and the resulting change in control of our Company, along with other related matters, including, among other items, a change in our fiscal year  (the “Original Form 8-K”).  The Original Form 8-K responded to the following Items of Form 8-K:

•	Item 1.01.	Entry into a Material Definitive Agreement

•	Item 2.01.	Completion of Acquisition or Disposition of Assets

•	Item 3.02.	Unregistered Sales of Equity Securities

•	Item 4.01.	Changes in Registrant’s Certifying Accountant

•	Item 5.01.	Changes in Control of Registrant

•	Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

•	Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

•	Item 5.06.	Change in Shell Company Status

•	Item 9.01.	Financial Statements and Exhibits

Prior to such merger, we were a “shell company,” as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result of the merger, we have ceased to be a shell company.  The information contained in the Original Form 8-K, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2014 constituted the then current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Under applicable SEC rules and telephone interpretations, however, we are required to amend the Original Form 8-K to provide the audited financial statements of Tyme Inc. at for the year ended December 31, 2014, additional pro forma financial information and other information concerning our Company that would be required to be disclosed by Tyme Inc. in an Annual Report on Form 10-K, if Tyme Inc. had been subject to the Exchange Act Rules 13a-1 or 15a-1 with respect to Tyme Inc.’s fiscal year ended December 31, 2014.   This Amendment No. 1 to the Original Form 10-K (this “Amendment No. 1”) provides such audited financial statements, pro forma financial information and other information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations” and elsewhere in this Form 8-K.  Any and all statements contained in this Form 8-K that are not statements of historical fact may be deemed forward-looking statements.  Terms such as “aim,” “anticipate,” “assume,” “attempt,” “believe,” “can,” “could,” “continue,” “develop,” “envision,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “projection,” “should,” “usually,” “will,” “would” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements.  However, not all forward-looking statements may contain one or more of these identifying terms.  Forward-looking statements in this Form 8-K may include, without limitation, statements regarding:

•	the plans and objectives of our management for future operations, including plans or objectives relating to the development of commercially viable pharmaceuticals;

•	a projection or forecast of revenue, income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items;

•

our future financial performance, including any such statement contained in the discussion and analysis of financial condition and the results of operations by our management included pursuant to the rules and regulations of the SEC;

•	our future clinical trials, drug development activities and filings with applicable regulators, including, without limitation, the United States Food and Drug Administration (the “FDA”);

•	obtaining regulatory approval to market any of our product candidates; and

•	the assumptions underlying or relating to any statement described above.

Forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions which are subject to a number of risks and uncertainties and other influences, many of which we have no control over.  Actual results and the timing of certain events and circumstances may differ materially from those described in the forward-looking statements as a result of these risks and uncertainties.  Factors that may influence or contribute to the inaccuracy of our forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

•	our ability to obtain and maintain regulatory approval of our initial drug candidate, SM-88, as well as any other drug candidate we may seek regulatory approval for and to commercialize in the future;

•	our ability to successfully commercialize SM-88 or other drug candidates, once approved for marketing;

•	our ability to obtain drug starting materials and substances necessary to manufacture SM-88, as well as any other drug candidate we may seek regulatory approval for and to commercialize in the future;

•	the rate and degree of market acceptance of SM-88, as well as any other drug candidate we may seek regulatory approval for and to commercialize in the future;

•	the accuracy of estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for or ability to obtain additional financing;

•	our ability to obtain and maintain intellectual property (“IP”) protection for SM-88, as well as any other drug candidate we may seek regulatory approval for and to commercialize in the future;

•	our ability to scale up manufacturing of SM-88 or other drug candidates, for commercialization;

•	our ability to successfully establish and maintain appropriate collaborations and derive significant revenue from collaborations, if we enter into collaboration arrangements;

•	challenges to the claims contained in and coverage of our patents and patent applications, whether or not such challenges are successful;

•	our ability to control costs, a significant portion of which may be beyond our control;

•	our reliance on any collaboration partners’ performance, over which we likely will have limited or no control;

•	the actual receipt and timing of any milestone payments or royalties from our collaborators, if any;

•	our reliance on third parties to conduct our clinical trials;

•	our reliance on third-party contract manufacturers to manufacture and supply SM-88 and any other drug candidate we may seek regulatory approval for and to commercialize in the future, to us;

•	our ability to identify, develop, acquire and in-license new products and drug candidates;

•	our ability to enroll patients in our clinical trials at the pace that we project;

•	our ability to retain and recruit key personnel, advisors and consultants;

•	our expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act;

•	our financial performance;

•	developments and projections relating to our competitors or our industry;

•	changes to regulations, both domestically and in foreign jurisdictions in which we intend to market our product candidates, that affect our drug candidates;

•	unanticipated results of clinical trials that are necessary for us to obtain regulatory approval to market our product candidates;

•	our inability to obtain adequate financing when needed and on favorable terms;

•	the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity;

•	our inability to expand our business;

•	our lack of product diversification;

•	volatility in the price of raw materials necessary for the manufacture of SM-88 and any other drug products we may seek regulatory approval for and to commercialize in the future;

•	existing, new or increased competition;

•	results of arbitration and litigation, if any;

•	significant government regulation of pharmaceuticals and their manufacture, marketing and distribution;

•	the various economic factors affecting the healthcare industry;

•	stock volatility and illiquidity; and

•	our failure to implement our business plans and/or strategies.

A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Form 8-K appears in the section captioned “Risk Factors” in Item 2.01 below and elsewhere in this Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them.  We disclaim any obligation to update the forward-looking statements contained in this Form 8-K to reflect any new information or future events or circumstances or otherwise.

EXPLANATORY NOTE

We were incorporated as Global Group Enterprises Corp. in Florida on November 22, 2011.  Our initial intention was to distill, bottle, market and distribute alcoholic beverages (primarily an ultra-premium vodka), but we never acted on such intention, other than initial planning.

As previously reported in our Current Report on Form 8-K (Date of Report: September 18, 2014), filed with the SEC on September 19, 2014, effective as of September 18, 2014, we reincorporated in the State of Delaware by merging with and into Tyme Technologies, Inc., our newly-formed, wholly-owned Delaware subsidiary, which was the surviving corporation in such merger and our successor-in-interest (the “Reincorporation”).  As a result of the Reincorporation, among other things,

•	we changed our jurisdiction of incorporation from Florida to Delaware (the “Re-Domicile”);

•	we changed our name from Global Group Enterprises Corp. to Tyme Technologies, Inc. (the “Name Change”);

•

each share of Global Group Enterprises Corp.’s common stock outstanding at the time of the Reincorporation was automatically converted into 4.3334 issued and outstanding and fully paid and non-assessable shares of the surviving corporation’s common stock, with the result that the aggregate 12,000,000 shares of Global Group Enterprises Corp.’s common stock outstanding immediately prior to the Reincorporation were converted into an aggregate of 52,000,800 shares of our common stock (the “Share Conversion”); and

•

we increased our authorized capital stock from 250 million shares of common stock, par value $0.0001 per share, to 300 million shares of common stock, par value $0.0001 per share (our “Common Stock”) and 10 million shares of “blank check” preferred stock, par value $0.0001 per share (our “Preferred Stock”).

All share and per share numbers in this Form 8-K relating to our Common Stock have been adjusted to give effect to the Share Conversion, unless otherwise stated.

On March 5, 2015, our wholly owned subsidiary, Tyme Acquisition Corp., a corporation formed in the State of Delaware on February 18, 2015  (“Acquisition Sub”), merged (the “Merger”) with and into Tyme, Inc., a corporation incorporated in the State of Delaware on July 26, 2013 (“Tyme”).  Tyme was the surviving corporation in the Merger and became our wholly-owned subsidiary.  All of the outstanding Tyme stock was converted into shares of our Common Stock, as described in more detail below.

In connection with the Merger and pursuant to the Split-Off Agreement (defined below), we transferred all of our pre-Merger assets and liabilities to one of our pre-Merger principal stockholders who was a founder and former executive officer of our Company, in exchange for the surrender by him and cancellation of 13,000,200 shares of our Common Stock (the “Split-Off Transaction”).  (See Item 2.01, “Split-Off,” below.)

As a result of the Split-Off and Merger, we discontinued our pre-Merger business and acquired the business of Tyme, a research and development company focused on developing drug candidates for the treatment of cancer in humans.  We intend to continue the existing business operations of Tyme as our wholly-owned subsidiary.  At the present time, we do not intend to operate any other business other than Tyme, although such operations may be conducted through one or more direct and/or indirect subsidiaries as we believe appropriate.

Also on March 5, 2015, we closed a private placement offering (the “PPO”) of 2.716 million shares of our Common Stock, at a purchase price of $2.50 per share.  Additional information concerning the PPO is presented below under Item 2.01, “Merger and Related Transactions - the PPO” and “Description of Securities,” and Item 3.02, “Unregistered Sales of Equity Securities.”

The Merger resulted in a change of control of our Company, as the pre-Merger stockholders of Tyme own approximately 79% of our Common Stock as a result of the shares issued to them in the Merger and giving effect to the PPO, Split-Off Transaction and other related transactions discussed elsewhere in this Form 8-K.  In accordance with “reverse merger” accounting treatment, our historical financial statements as of and for periods ended prior to the Merger will be replaced with the historical financial statements of Tyme prior to the Merger in all future filings with the SEC with respect to periods ending on or after the date on which the Merger was consummated, March 5, 2015.

Also on March 5, 2015, we changed our fiscal year from a fiscal year ending on November 30th of each year, which was used in our most recent filing with the SEC, to one ending on December 31st of each year, which is the fiscal year end of Tyme.

This Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which are filed as exhibits hereto and incorporated herein by reference.

This Form 8-K responds to the following Items of Form 8-K:

•	Item 1.01.	Entry into a Material Definitive Agreement

•	Item 2.01.	Completion of Acquisition or Disposition of Assets

•	Item 3.02.	Unregistered Sales of Equity Securities

•	Item 4.01.	Changes in Registrant’s Certifying Accountant

•	Item 5.01.	Changes in Control of Registrant

•	Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

•	Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

•	Item 5.06.	Change in Shell Company Status

•	Item 9.01.	Financial Statements and Exhibits

Prior to the Merger, we were a “shell company,” as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result of the Merger, we have ceased to be a shell company.  The information contained in this Form 8-K, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2014 constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 2.01 below relating to the various agreements described therein is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

THE MERGER AND RELATED TRANSACTIONS

Merger Agreement

On March 5, 2015, our Company, Acquisition Sub, Tyme and certain other parties entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”).  Simultaneous with the execution of the Merger Agreement, we and the other parties to the Merger Agreement consummated the transactions contemplated by the Merger Agreement.  We refer to the date that the transactions contemplated by the Merger Agreement, including the Merger, were consummated as the “Closing Date.”  Pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Tyme.  Tyme was the surviving corporation in the Merger and thus became our wholly-owned subsidiary.  In accordance with the Merger Agreement, we also completed the Split-Off Transaction whereby we transferred all of our pre-Merger assets and liabilities to a newly formed subsidiary, Global Group Enterprises Corp., a Florida corporation (“Split-Off Subsidiary”), and transferred our entire equity interest in Split-Off Sub to a pre-Merger principal stockholder, who was a founder and former executive officer of our Company,  in consideration for his surrender to us for cancellation of all of his 13,000,200 shares of our Common Stock.  As a result of the consummation of the Merger and Split-Off Transaction, our sole business at this time is the business of Tyme, a research and development company focused on developing drug candidates for the treatment of cancer in humans.

At the closing of the Merger, the shares of Tyme’s common stock issued and outstanding immediately prior to the Merger were converted into shares of outstanding Common Stock resulting in an aggregate of 68 million shares of our Common Stock being issued in connection with the Merger to the holders of Tyme’s common stock immediately preceding the effective time of the Merger (the “pre-Merger Tyme stockholders”).  Tyme’s common stock was Tyme’s sole authorized class of equity securities.  Tyme had no outstanding warrants, options or convertible securities outstanding as of the closing of the Merger.

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.  Breaches of the representations and warranties will be subject to indemnification provisions.  Each of the pre-Merger Tyme stockholders initially received in the Merger 95% of the shares to which each such stockholder is entitled under the terms of the Merger Agreement, with the remaining 5% of such shares being held in escrow for two years to satisfy post-closing claims for indemnification by the Company (“Indemnity Shares”), pursuant to an Indemnification Shares Escrow Agreement.  Any of the Indemnity Shares remaining in escrow at the end of such two-year period shall be distributed to the pre-Merger Tyme stockholders on a pro rata basis.  The Merger Agreement also contains a provision providing for a post-Merger share issuance as a means for which claims for indemnity may be made by the pre-Merger Tyme stockholders.  Pursuant to this provision, up to 1 million additional shares (“R&W Shares”) of our Common Stock may be issued to the pre-Merger Tyme stockholders during the one-year period following the Merger for breaches of representations and warranties of the pre-Merger Company contained in the Merger Agreement.  The value of the Indemnity Shares and the R&W Shares issued pursuant to these indemnification provisions is fixed at $0.50 per share.  The foregoing mechanisms are the exclusive remedies of the Company on the one hand and the pre-Merger Tyme stockholders on the other hand for satisfying indemnification claims under the Merger Agreement, other than claims based on fraud or willful misconduct.

The Merger Agreement also called for the surrender for cancellation, effective as of the Merger Closing, of a number of shares of our Common Stock by the owners of such shares.  In addition to the surrender and cancellation of 13,000,200 shares in connection with the Split-Off Transaction, a further 26,276,600 shares (the “Merger Related Surrendered Shares”) were surrendered by their owners and canceled.

The Merger will be treated as a recapitalization of the Company for financial accounting purposes.  Tyme will be considered the acquirer for accounting purposes and our historical financial statements before the Merger will be replaced with the historical financial statements of Tyme before the Merger in all future filings with the SEC with respect to periods ending on or after the Closing Date.

The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our Common Stock to holders of Tyme’s common stock in connection with the Merger was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.  These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement and are subject to further contractual restrictions on transfer as described below.

We also agreed, subject to one exception discussed below, not to register under the Securities Act for resale any of the shares of our Common Stock issued to the pre-Merger Tyme stockholders for the two years following the closing of the Merger.  Notwithstanding the restriction on registering shares of our Common Stock received in the Merger by the pre-Merger Tyme stockholders, we did agree to register 9% of the shares of our Common Stock issued in connection with the Merger to the pre-Merger Tyme stockholders.

In addition, two of the pre-Merger Tyme stockholders who each are executive officers and directors of our Company and are holders of 10% or more of our Common Stock (the “Restricted Stockholders”) have each entered into a Lock-Up and No Shorting Agreement (each, a “Lock-Up Agreement”), whereby they agreed to certain restrictions on the sale or disposition (including pledges) of shares of our Common Stock held by them for one year following the Closing Date.  The Lock-Up Agreements exclude the shares which we agreed to register for all of the pre-Merger Tyme stockholders discussed in the immediately preceding paragraph, as well as an additional 1 million shares each which the Restricted Stockholders are permitted to sell only in private transactions.

The form of the Merger Agreement, Indemnification Shares Escrow Agreement and Lock-Up Agreements have been filed as exhibits to this Current Report on Form 8-K.

All descriptions of the Merger Agreement, Indemnification Shares Escrow Agreement and Lock-Up Agreements herein are qualified in their entireties by reference to the texts thereof filed as exhibits hereto, which is incorporated herein by reference.

Split-Off Transaction

Immediately prior to the closing of the Merger, under the terms of a Split-Off Agreement and a General Release Agreement, we (x) transferred all of our pre-Merger operating assets and liabilities to Split-Off Subsidiary, our wholly-owned special-purpose subsidiary, and (y) transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Andrew Keck, our founder and a principal stockholder of our Company prior to the consummation of the Merger, in consideration of and in exchange for (i) the surrender for cancellation of an aggregate of 13,000,200 shares of our Common Stock owned by him and (ii) certain representations, covenants and indemnities  (the “Split-Off”).  Mr. Keck served as our sole executive officer and director from our initial formation through April 26, 2013.

All descriptions of the Split-Off Agreement and the General Release Agreement herein are qualified in their entireties by reference to the texts thereof filed as exhibits hereto, which are incorporated herein by reference.

Bridge Financing

In July 2014, Tyme offered and sold to an accredited investor a Tyme senior subordinated secured convertible note in the principal amount of $1.1 million.  The note bore interest at 10% per annum and was payable on October 11, 2015, subject to earlier conversion as described below.  In November of 2014, the holder of such note loaned Tyme an additional $250,000 and the note was amended and restated to reflect a principal amount of $1.35 million.  In January of 2015, the holder of such note loaned Tyme an additional $960,000 and the note was further amended and restated to reflect a principal amount of $2.31 million.  In February of 2015, the note was further amended to reflect a change in its mandatory conversion feature to a fixed amount, as further discussed below.  The note as amended and restated is referred to in this Current Report on Form 8-K as the “Bridge Note.”

Interest on the Bridge Note would have been payable at maturity; however, upon conversion of the Bridge Note as described below, accrued interest was, in accordance with the terms of the Bridge Note, forgiven.  The Bridge Note was secured by a security interest on all of the assets of Tyme and its Luminant Biosciences, LLC wholly-owned subsidiary (“Luminant”), subject to certain limited exceptions, as well as a pledge of certain shares of stock of Tyme held by two principal stockholders of Tyme and Tyme’s membership interest in Luminant.

Upon the closing of the Merger and the PPO, the outstanding principal amount of the Bridge Note was automatically converted into 2.31 million shares (the “Conversion Shares”) of our Common Stock, at a rate of one share for every $1.00 of Bridge Note principal then outstanding.  The security interest and pledges terminated upon conversion of the Bridge Note.

No broker or finder was engaged in connection with the sale of the Bridge Note and no fee or commission was paid.  Tyme utilized and plans to utilize the proceeds from the sale of the Bridge Note to pay a portion of its outstanding accounts payable, to pay the accounting and auditing costs with respect to the preparation of the financial statements of Tyme contained elsewhere in this Form 8-K, to continue to proceed with its development of its drug candidates, to proceed with additional required clinical trials necessary to obtain regulatory approval of such drug candidates (which approval is not assured), to pay other costs relating to obtaining such regulatory approval and for general working capital purposes.

All descriptions of the Bridge Note original and as amended and restated, herein are qualified in their entireties by reference to the texts thereof which have been filed as exhibits hereto, which are incorporated herein by reference.

The PPO

Concurrently with the closing of the Merger and in contemplation of the Merger, we held a closing of the PPO in which we sold 2.716 million shares of our Common Stock at a purchase price of $2.50 per share for gross proceeds of $6.79 million.  Only $4.29 million of such gross proceeds was paid in cash.  The remaining $2.5 million was paid by the delivery to us of a 90-day, limited recourse promissory note in the principal amount of $2.5 million (the “PPO Note”).  The PPO Note is secured by an escrow of 5 million shares of our Common Stock, pursuant to a Subscription Note Shares Escrow Agreement among the purchaser in the PPO, our Company and an escrow agent (the “PPO Note Escrow Agreement”).  To the extent that the PPO Note is not paid at or prior to its maturity date of June 5, 2015 (the “PPO Note Maturity Date”), the escrowed shares will be forfeited to us for cancellation at the rate of one share for every $0.50 of PPO Note principal not paid to us.

The PPO investor and the designee of the Bridge Note purchaser who received the Conversion Shares upon the automatic conversion of the Bridge Note which occurred simultaneous with the closing of the PPO, were granted, pursuant to the subscription agreement for the PPO and pursuant to the Bridge Note, anti-dilution protection on the shares purchased in the PPO and the Conversion Shares (as the case may be) such that, if within two years after the closing of the Merger, our Company issues additional shares of our Common Stock or Common Stock equivalents (subject to customary exceptions, including but not limited to Exempt Securities (defined below)) for a consideration per share less than $0.50 (the “Lower Price”), the PPO investor and former Bridge Note holder will be entitled to receive from the Company additional shares of our Common Stock (the “Lower Price Shares”) in  an amount such that, when added to the number of shares initially purchased by such investor or received upon conversion of the Bridge Note, will equal the number of shares that such investor’s PPO subscription amount would have purchased or the Bridge Note holder would have received upon conversion of the Bridge Note at the Lower Price.

“Exempt Securities” include: (a) options and other equity awards issued under our 2015 Equity Incentive Plan (as discussed below); (b) shares of our Common Stock, options or convertible securities issued pursuant to or in conjunction with a joint venture, development, technology license or similar type of collaboration or strategic partnership agreement; (c) shares issued in the Merger and (d) securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings, lease arrangements or similarly transaction (in each case, subject to a maximum number equal to 10% of the number of shares of our Common Stock outstanding at the time of issuance); provided, however, no such issuance shall include any type of “death spiral” provision.

The PPO was exempt from registration under Section 4(2) of the Securities Act.  The sole investor in the PPO was GEM Global Yield Fund LLC SCS, a “société en commaudite simple” formed under the laws of Luxembourg (“GEM”).  The Bridge Note investor designated GEM as the party to receive the Conversion Shares.  GEM was a principal stockholder of our pre-Merger company, and the purchaser of the Bridge Note is the manager of GEM.

The closing of the PPO and the closing of the Merger were conditioned upon each other.

All descriptions herein of the subscription agreement for the PPO, PPO Note and PPO Note Escrow Agreement are qualified in their entireties by reference to the texts thereof filed as exhibits hereto, which are incorporated herein by reference.

Share Adjustment

The Merger Agreement provides that, in the event we raise additional capital in a public or private offering (in one or more closings) for gross proceeds of at least $20 million (a “Qualified Offering”), based on a pre-money valuation of our Company of at least $200 million, within five months of the earlier of the (i) date on which the PPO Note has been fully satisfied and (ii) PPO Note Maturity Date, subject to certain conditions, we will issue to the holders of record of our Common Stock as of the Closing Date (the “Pre-Merger Company Stockholders”), pro rata, 1,333,333 additional restricted shares of our Common Stock (the “Qualified Offering Shares”).

The Merger Agreement further provides that:

•

if the pre-money valuation of our Company upon a Qualified Offering is $150 million or more but less than $200 million, the Pre-Merger Company Stockholders will surrender to us for cancellation without consideration 1 million shares of our Common Stock;

•

if the pre-money valuation of our Company upon a Qualified Offering is $100 million or more but less than $150 million, the Pre-Merger Company Stockholders will surrender to us for cancellation without consideration 2 million shares of our Common Stock; and

•

if the pre-money valuation of the Company upon a Qualified Offering is less than $100 million (which Qualified Offering may be rejected in the Company’s sole and absolute discretion) or if no Qualified Offering occurs within five months of the PPO Note Satisfaction Date, the Pre-Merger Company Stockholders will surrender to us for cancellation without consideration 3.5 million shares of our Common Stock.

The Pre-Merger Company Stockholders have placed into escrow, pursuant to an Adjustment Shares Escrow Agreement, 3.5 million shares of our Common Stock (the “Adjustment Shares”) to secure such surrender obligations.

We have the sole authority to determine all matters relating to the Qualified Offering, including the subscription price, pre-money valuation and whether or not to accept any subscriber’s subscription offer.  While GEM has agreed to assist us in the Qualified Offering, GEM is prohibited under the Merger Agreement from performing certain acts that would require GEM to be registered as a broker/dealer and/or a member of FINRA in order to receive compensation in connection with the Qualified Offering.

Registration Rights

In connection with the PPO and Merger, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which we have agreed that promptly, but no later than 90 days following the earlier of the (i) date on which the PPO Note has been fully satisfied and (ii) the PPO Note Maturity Date (such earlier date, the “PPO Note Satisfaction Date”), we will file a registration statement with the SEC (the “Registration Statement”) covering (a) the shares of our Common Stock issued in the PPO (the “PPO Shares”) (a total of 2.716 million shares), (b) the Conversion Shares issued upon conversion of the Bridge Note (a total of 2.31 million shares), (c) the Lower Price Shares, if any, (d) 9% of the shares issued to the pre-Merger Tyme stockholders in the

Merger (a total of 6.12 million shares) (the “Tyme Merger Registrable Shares”) and (e) any shares of our Common Stock issued or issuable with respect to the PPO Shares, Conversion Shares, Tyme Merger Registrable Shares and Lower Price Shares upon any stock split, dividend or other distribution, recapitalization or similar event (collectively, the “Registrable Shares”).  Pursuant to a separate consulting agreement, we also agreed to include in the Registration Statement the 250,000 shares of our Common Stock issued to the consultant as part of its compensation under such consulting agreement.  We are required to use commercially reasonable efforts to ensure that the Registration Statement is declared effective within 180 calendar days of its filing with the SEC.  If we are late in filing the Registration Statement or if the Registration Statement is not declared effective within 180 days of its filing with the SEC, liquidated damages payable by the Company to the holders of the PPO Shares and Conversion Shares that have not been so registered will commence to accrue at a rate equal to $0.01 per share with respect to Conversion Shares and $0.025 per share with respect to the PPO Shares for each full month that (i) the Company is late in filing the Registration Statement or (ii) the Registration Statement is late in being declared effective by the SEC; provided, however, that in no event shall the aggregate of any such liquidated damages exceed $0.08 per Conversion Share and $0.20 per PPO Share.  No liquidated damages will accrue with respect to any Registrable Shares removed from the Registration Statement in response to a comment from the staff of the SEC limiting the number of shares of Common Stock which may be included in the Registration Statement (a “Cutback Comment”), after the shares may be resold under Rule 144 under the Securities Act or another exemption from registration under the Securities Act or in other specified situations.

The Company must keep the Registration Statement “evergreen” for two years from the date it is declared effective by the SEC or until Rule 144 is available to the holders of Registrable Shares who are not and have not been affiliates of our Company with respect to all of their Registrable Shares, whichever is earlier.

The holders of Registrable Shares (including any Registrable Shares removed from the Registration Statement as a result of a Cutback Comment) will have “piggyback” registration rights for such shares with respect to any registration statement filed by our Company following the effectiveness of the Registration Statement that would permit the inclusion of such Registrable Shares.

We will pay all expenses in connection with any registration obligation provided in the Registration Rights Agreement, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent accountants.  Each holder of any Registrable Shares included in the Registration Statement will be responsible for its own sales commissions, if any, transfer taxes and the expenses of any attorney or other advisor such holder decides to employ in connection with the Registration Statement and/or the sale of such holder’s Registrable Shares.

All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as an exhibit hereto, which is incorporated herein by reference.

2015 Equity Incentive Plan

Prior the closing of the Merger, our Board of Directors adopted and our stockholders approved, our 2015 Equity Incentive Plan (the “2015 Plan”), which provides for the issuance of incentive awards of up to 10 million shares of our Common Stock to officers, key employees, consultants and directors.  The 2015 Plan provides that no greater than 3,333,333 shares may be awarded prior to the first anniversary of the 2015 Plan’s adoption, which occurred on March 5, 2015.  See “Market Price of and Dividends on Common Equity” and “Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans” below for more information about the 2015 Plan.

Departure and Appointment of Directors and Officers

Under our Certificate of Incorporation, our Board of Directors is authorized to consist of between one and eleven members, as determined from time to time by our Board.  In connection with the Merger, our Board size was fixed at five members, subject to increase or decrease as further determined by the Board.

Effective as of the closing of the Merger, Peter de Svastich, our sole director before the Merger, who was also our sole executive officer prior to the Merger, resigned his position as a director and executive officer of our Company and Steve Hoffman and Michael Demurjian were appointed to our Board of Directors.  In addition, effective as of the closing of the Merger, Mr. Hoffman was appointed as our Chief Executive Officer, Chief Science Officer and President, Mr. Demurjian was appointed as our Chief Operating Officer and Executive Vice President and Akber Pabani was appointed as our Chief Financial Officer and Treasurer.  Messrs. Hoffman and Demurjian served as the sole directors and executive officers of Tyme and were Tyme’s principal stockholders.  They are also sometimes referred to as the Restricted Holders in a number of applicable sections of this Current Report on Form 8-K.

During the negotiations of the terms of the Merger Agreement and amendments to the Bridge Note, it was agreed that, in addition to the requirement of Messrs. Hoffman and Demurjian be appointed to our post-Merger Board of Directors and their executive positions with our Company, Tyme had the right to designate three independent directors to our Board and a list of potential director-candidates was provided to GEM and the holder of Bridge Note.  Prior to the funding in January of 2015 of the final $960,000 of the loan evidenced by the Bridge Note, Tyme placed into escrow 25 shares of its Common Stock which escrowed shares were returned to Tyme for cancelation upon Tyme providing the Bridge Note holder with letters from at least three of a list of potential director-candidates of their willingness to join our Board following the Merger, our obtaining appropriate directors’ and officers’ insurance (“D&O insurance”) and other events occurring (certain of such events not being within our or Tyme’s control). Neither GEM nor any of its affiliates has any right to appoint or nominate any person to serve as a director of our Company.

Following the consummation of the Merger, we expanded our Board of Directors by three members, each of whom we believe meets the NASDAQ Stock Market definition standards for being deemed an independent director.  These three new members are Patrick LePore, Dr. Gerald Sokol and Timothy Tyson.

As reported on a separate Current Report on Form 8-K (Date of Report:  April 1, 2015), filed with the SEC on April 6, 2015, Akber Pabani resigned his position as our Chief Financial Officer, effective April 1, 2015.  We have appointed Michael Demurjian, a director and our Chief Operating Officer,  and Steve Hoffman, a director and our Chief Executive Officer, to act as our Co-Chief Financial Officers until we retain a qualified individual to serve in such position.

See “Management – Directors and Executive Officers” below for information about our new directors and executive officers.

Lock-up Agreements and Other Restrictions

In connection with the Merger, each of the Restricted Stockholders, Steve Hoffman, our Chief Executive Officer, Chief Science Officer and President, and Michael Demurjian, our Chief Operating Officer and Executive Vice President, who own, in the aggregate, 56,555,600 shares or approximately 65.8% of our Common Stock issued and outstanding immediately following the closing of the Merger, PPO and the other transactions contemplated by the Merger Agreement, entered into separate Lock-Up Agreements with our Company, pursuant to which the Restricted Stockholders are restricted, for a period of twelve months from the date of the Merger (extendable in the case of certain public and private sales of our Common Stock by our Company), from certain sales or dispositions of our Common Stock held by them, except in certain limited circumstances (the “Lock-Up”).  The Restricted Stockholders’ Tyme Merger Registrable Shares and an additional 1 million shares owned by each Restricted Stockholder are excluded from the Lock-Up.

Further, under the Lock-Up Agreements, each Restricted Stockholder has agreed to be subject to restrictions on engaging in certain transactions, including effecting or agreeing to effect short sales, whether or not against the box, establishing any “put equivalent position” with respect to our Common Stock, borrowing or pre-borrowing any shares of our Common Stock or granting other rights (including put or call options) with respect to our Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from our Common Stock or otherwise seeks to hedge the Restricted Stockholder’s position in our Common Stock.

All descriptions of the Lock-Up Agreements are qualified in their entireties by reference to the texts thereof filed as exhibits hereto, which are incorporated herein by reference.

Pro Forma Ownership

Immediately after giving effect to (i) the Merger and (ii) the surrender and cancellation of 13,000,200 shares of our Common Stock in the Split-Off Transaction, (iii) the surrender for cancellation of 26,276,600 shares of our Common Stock in accordance with the terms of the Merger Agreement, (iv) the closing of the PPO and (v) the conversion of the Bridge Note, there were 86 million shares of our Common Stock issued and outstanding, as follows:

•	the pre-Merger stockholders of Tyme hold 68 million shares of our Common Stock;

•	the pre-Merger stockholders of our Company hold 12.724 million shares of our Common Stock;

•	the investor in the PPO received 2.716 million shares of our Common Stock upon consummation of the PPO;

•	GEM, in its capacity as the designee of the holder of the Bridge Note, received 2.31 million shares of our Common Stock upon the conversion of the Bridge Note; and

•	a consultant to our Company received 250,000 shares of our Common Stock upon entering into a consulting agreement with us.

In addition, to the shares of our Common Stock issued and outstanding immediately following the closing of the Merger, our 2015 Plan authorizes issuance of up to 10 million shares of our Common Stock as incentive awards to our directors, executive officers, consultants and employees.  Prior to March 31, 2015, no options or other awards had been granted under the 2015 Plan.  We issued a total of 7,248 shares of our Common Stock under the 2015 Plan to our three independent directors and a special advisor to our Board effective as of March 31, 2015 as a portion of the total director and special advisor compensation they were entitled to receive as of such date.  See “Executive Compensation - Director Compensation” below.

No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.

Our common stock is quoted on the OTC Markets, QB Tier (OTC QB), under the symbol “TYMI.”

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger,” and Tyme is deemed the acquirer in the Merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of Tyme and will be recorded at the historical cost basis of Tyme and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Tyme, historical operations of Tyme and operations of our Company and its subsidiaries, on a consolidated basis from the closing date of the Merger.  As a result of the issuance of the shares of our Common Stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.  Except as described in this Current Report on Form 8-K, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, following the Merger.  We believe that the Merger resulted in our Company ceasing to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

DESCRIPTION OF BUSINESS

Immediately following the Merger, the business of Tyme became our business.

History

As described above and in our prior periodic Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, we were incorporated in Florida as Global Group Enterprises Corp. on November 22, 2011.  Our initial intention was to distill, bottle, market and distribute alcoholic beverages (primarily an ultra-premium vodka), but we never acted on such intention, other than initial planning.  Effective as of September 18, 2014, we reincorporated in the State of Delaware by merging with and into Tyme Technologies, Inc., our newly-formed, wholly-owned Delaware subsidiary, which was the surviving corporation in such merger and our successor-in-interest.  As a result of the Reincorporation, among other things,

•	we changed our jurisdiction of incorporation from Florida to Delaware;

•	we changed our name from Global Group Enterprises Corp. to Tyme Technologies, Inc.;

•

each share of Global Group Enterprises Corp.’s common stock outstanding at the time of the Reincorporation was automatically converted into 4.3334 issued and outstanding and fully paid and non-assessable shares of the surviving corporation’s common stock, with the result that the aggregate 12,000,000 shares of Global Group Enterprises Corp.’s common stock outstanding immediately prior to the Reincorporation were converted into an aggregate of 52,000,800 shares of our common stock; and

•

we increased our authorized capital stock from 250 million shares of common stock, par value $0.0001 per share, to 300 million shares of common stock, par value $0.0001 per share and 10 million shares of “blank check” preferred stock, par value $0.0001 per share.

As a result of the Merger, we have acquired the business of Tyme and its subsidiaries.  Tyme was incorporated on July 26, 2013 under the laws of the State of Delaware.

Our principal executive offices are located at 48 Wall Street - Suite 1100, New York, New York 10005.  Our telephone number is 646-205-1603.  Our website address is www.tymetechnologiesinc.com.  The information contained on our website is not incorporated by reference into this Current Report on Form 8-K.

Our Business

Tyme Inc. is a clinical-stage pharmaceutical company focused on discovering and developing highly targeted cancer therapeutics for a broad range of oncology indications.  We are currently developing for use in humans SM-88, our proprietary drug cocktail – which we believe to be a first-in-class drug that harnesses the body’s own immune defenses to fight tumor cells.  Our drug is based on a mechanism designed to utilize oxidative stress, among other techniques, to selectively kill cancer cells.

SM-88 is a novel combination of four currently marketed drugs that synergistically target the unique metabolic features of cancer cells, thus providing a selective method of altering the susceptibility of cancer cells to oxidative stress.  This selectivity is underscored by evidence indicating that, to date, the SM-88 drug cocktail has been shown to be nontoxic to noncancerous cells, unlike most current anticancer drugs and treatments.  SM-88’s therapeutic potential is based on its ability to increase the availability of free radicals at the cancer site and promote their entry into the cell by stripping the cancer cells of their normal barriers to these toxic electrons.  The active components of SM-88 are all administered in low doses and are generally considered safe for their approved indications in areas other than cancer treatment.

We believe, based on SM-88’s mechanism of action and proof-of-concept clinical data, that our drug may ultimately improve overall response rates, clinical outcomes and survival rates in breast cancer patients and could eventually become a cornerstone of modern, targeted oncology care.  Based on its novel proposed mechanism of action, SM-88 may prove beneficial to breast cancer patients who have relapsed following traditional cancer therapies failing at improving long-term survival rates.

We have focused our research and development efforts on a proprietary platform technology, for which we retain global intellectual property and commercial rights, for use in creating drugs to treat the unmet medical needs of oncology patients.  This population includes patients with limited life expectancy and scarce therapeutic options, such as those with refractory cancer (i.e., cancer that is unresponsive to treatment with standard therapies), those who are undergoing salvage therapy or patients who have relapsed.  We believe this development strategy may allow for faster regulatory approval and may likely require smaller clinical trials, as compared to those indications with more therapeutic options and larger patient populations.

Our initial proof-of-concept clinical trial demonstrated that our drug was well-tolerated by patients and has the potential to shrink tumors and/or slow tumor growth.  Promising and exciting results were shown in the 30 enrolled subjects eligible for efficacy evaluation in a proof-of-concept institutional review board (IRB)-approved clinical trial.

We are currently finalizing our regulatory and drug development program for SM-88 and working towards the initiation of our first phase II clinical trial.  At this time, based on the positive results experienced by the breast cancer subjects in the proof-of-concept trial, advanced metastatic breast cancer is being considered as the initial indication for the phase II trial.

Our Strengths

We believe we can become a leader in developing cancer therapies with our platform technology for the following reasons:

•	Our initial drug candidate, SM-88, is believed to be a first-in-class immuno-modulating-electrochemical-response-modifier cancer therapy;

•

Our SM-88 cocktail has demonstrated its potential as an aggressive combination treatment, with significant antitumor activity that has not, to date, shown any toxic side effects at current therapeutic dose levels;

•	We have a growing pipeline of drug candidates based on our technology platform that are focused on key cancer indications;

•	We retain global commercial rights for the drug candidates in our product pipeline;

•	Our management team has a strong track record in the development and commercialization of new technologies and discoveries; and

•	We have a technology base and patent portfolio in the field of targeted electrochemical immuno-oncology.

Our Strategy

Our goal is to develop and commercialize targeted electrochemical immuno-oncology therapies aimed at improving and extending patients’ lives.  Key elements of our strategy to achieve this goal are to:

•	Successfully advance SM-88 through clinical development and commercial launch. We intend to pursue a worldwide development and commercialization plan for SM-88.

•

Continue to invest in our technology platform and IP portfolio to further build our electrochemical immuno-oncology therapy pipeline.  Our development plan is focused on continued advancement of our technology and an investigation of other oncology indications for our technology platform beyond the indications targeted by our SM-88 drug product.

•

Further establish research and development (R&D) capabilities in the U.S.  We plan to expand our R&D efforts to encompass other indications within the oncology field that will benefit from our technology platform, to investigate other uses and patient populations and to conduct further mechanism studies that could potentially pave the way for adding further drugs to our pipeline.  We also intend to extend our R&D program, subject to available funds, to encompass pediatric indications, where the FDA offers added exclusivity rights.  Furthermore, in the future, we may expand our R&D program to investigate other possible oncology treatment uses for our drugs.

•

Build a balanced portfolio of proprietary and partnered programs.  We plan to independently develop and commercialize multiple drug candidates, initially for human indications within the oncology field.  For targets outside our core areas of interest or where a partner can contribute specific expertise, we intend to evaluate potential collaborations with strategic partners and/or potential acquisitions of other companies who can augment our expertise and technology, as well as a means to acquire rights or ownership of additional IP.  We also contemplate exploring global development partners and arrangements, where appropriate.

Current Status

To date, we have financed our operations primarily through loans from third parties and private sales of convertible debt, as well as loans and equity contributions from existing stockholders.  Through September 30, 2014, we raised $2.226 million through the issuance of convertible loans, including the sale of the convertible Bridge Note in the original principal amount of $1.1 million.  In November 2014, the holder of the Bridge Note advanced us an additional $250,000 and the Bridge Note was amended and restated to reflect a principal amount of $1.35 million.  In January of 2015, the holder of the Bridge Note advanced us an additional $960,000 and the Bridge Note was further amended and restated to reflect a principal amount of $2.31 million.  In March of 2015, we completed a private offering of our Common Stock for gross proceeds of $6.79 million, of which $4.29 million was received in cash and the remaining $2.5 million was tendered in the form of a note in the principal amount of $2.5 million.  In connection with the consummation of the PPO, the Bridge Note was converted into 2.31 million shares of our Common Stock.  Based on our current plans, we do not anticipate generating product or royalty revenues unless and until we obtain marketing approval for and commercialize one or more of our drug candidates.

We have generated losses since we began drug development in 2011.  For the years ending December 31, 2014 and 2013, we incurred net losses of approximately $2.650 million and $0.772 million, respectively.  As of December 31, 2014, we had an accumulated deficit of approximately $4.173 million.  We expect to continue to incur losses as we continue our drug development program and will incur losses until at least such time as we gain approval to market one or more of our drugs.  Our near-term future profitability is dependent upon the successful development, approval and commercialization of SM-88 and achieving a level of revenues adequate to support operations.  We may never achieve profitability and unless and/or until we do, we will continue to need to raise additional funds or be forced to limit or curtail our R&D efforts.  We intend to fund future operations through additional equity and debt financings and we also may seek additional capital through arrangements with strategic partners or from other sources.

Based on our operating plan, our existing working capital as of December 31, 2014 is not sufficient to meet the cash requirements to fund planned operations without additional financing.  Although we have raised an aggregate of $9.1 million in gross proceeds from the sale of the Bridge Note and equity securities in the PPO ($6.6 million paid in cash) since July 1, 2014, there can be no assurances that the PPO Note will be paid and/or additional financing will be available to us on satisfactory terms or at all.  These conditions raise substantial doubts about our ability to continue operations and we will be required to raise additional funds, alternative means of financial support or both, in order to continue operations.  The accompanying financial statements have been prepared assuming that we will continue as a going concern and do not include adjustments that might result from the outcome of this uncertainty.  This basis of accounting contemplates the recovery of our assets and the satisfaction of liabilities in the normal course of business.

In order to comply with laws governing the sales and marketing of drugs within the U.S., we must comply with the rules and regulations of the U.S. Food and Drug Administration.  These rules and regulations are time consuming, detailed and complex and require substantial financial commitment in order to maintain compliance.  We also would be required to comply with the laws, rules and regulations of other countries and regions, including those enacted in the European Union (“EU”), before we could market and sell our drugs in such countries and regions.  In order to further our efforts, we completed a proof-of-concept clinical trial for our first drug candidate, SM-88, in December 2012.  We are now preparing to file an IND for SM-88.  The IND is the next step in the FDA regulatory approval process.

The timeline for filing an IND for SM-88 with the FDA cannot be stated at this time with any degree of certainty.  The timing is subject to many factors, many of which are beyond our control.

We plan to initiate a comprehensive, closely monitored, phase II clinical trial in patients with advanced metastatic breast cancer who have failed the usual standard-of-care therapies or have exhausted conventional treatments.  We plan to review interim data during the course of this clinical trial to confirm that our product development activities are in line with our internal development and commercialization plans.

Commercialization Plans

We have not yet established a sales, marketing or product distribution infrastructure because our lead drug is still in an early stage of development and regulatory approval.

In anticipation of receiving regulatory approvals to market SM-88 or any other product, we may build a focused sales and marketing organization in the U.S. to sell our products at the appropriate time, if and when, marketing approval is granted.  We believe that such an organization will be able to effectively target the community of oncologists who are on the front line in treating the patient populations for which SM-88 is being developed.  We may at such time also build the necessary medical communications team for any products we market ourselves.  These responsibilities would include developing educational initiatives regarding our regulatory-approved drugs and technology platform and establishing relationships with thought leaders in the specific fields of medicine and oncology.  Along with the above capabilities, we may also build the commercial infrastructure required to support sales and marketing, including, but not limited to:  sales support, sales management, internal marketing, distribution support, national account management team, key management account support, managed care organizations, group purchasing account management, government account management, oncology group management, specialty pharmacy management, international sales and distribution.

To develop the appropriate commercial infrastructure, we will have to invest significant financial and managerial resources, some of which will need to be in place prior to any confirmation that SM-88 or any other product we develop, has received marketing approval.  At this time, we do not have the funding to support such an infrastructure.

Alternatively or in combination with our own marketing efforts, we may elect to enter into licensing, distribution or other marketing arrangements in the U.S.

Outside the U.S., we will explore all options, including, but not limited to: developing our own sales and marketing organization or entering into licensing, distribution or other marketing arrangements with third parties to commercialize any of our drug candidates once they obtain marketing approval.

Thinking forward, outside of the U.S., we may elect to utilize strategic partners, distributors or contract sales forces to assist in the commercialization of our products, if any.

Background - Tyme

Tyme Inc. was formed in July of 2013.  At that time, we acquired two-thirds of the outstanding membership interest in Luminant Biosciences, LLC, a Delaware limited liability company, which was formed in August of 2011 and conducted the initial R&D of our therapeutic platform.  In May of 2014, we acquired the remaining minority interest in Luminant.  Since January 1, 2014, the majority of our R&D activities and other business efforts have been conducted by Tyme Inc. and our entire patent and patent application rights are held by Tyme Inc.  Throughout this description of our Company and business, references to “us,” “we,” “our” and similar terminology refer to our Company in its entirety, including Tyme and its Luminant wholly-owned subsidiary, unless the context implies otherwise.

Platform Technology

We believe we have developed a novel approach for selectively killing cancer cells that is not predicated on any single-agent or agents.  Rather, it is an approach in which multiple compounds are used in combination to achieve a cascade of therapeutic events.  Our therapeutic platform technology uses both approved drugs as well as an active compound, which the FDA may ultimately categorize as a new chemical entity.  We have received one patent and have applied for additional patents regarding these compounds and the methodology that could be used to create future drug products based on our technology platform.

Our approach is intended to take advantage of the deregulated energy state of tumors to selectively kill cancer cells using electrochemical pathways.  While mechanism of action studies are being designed and tested, our IP and drug research program deals with a multi-part process.  It is proposed that the high-energy needs of rapidly proliferating tumor cells may be harnessed as a means of stopping cancer cell growth, reducing the size of tumors and eventually destroying those cells.  A normal cell uses a process called oxidative phosphorylation to generate approximately 32-high-energy molecules (adenosine triphosphate) from glucose to provide energy for the cell.  In contrast, cancer cells use a process called glycolysis that only generates approximately two such high-energy molecules from glucose and requires the additional metabolism of lipids (fats) for energy.  This results in a very high-energy requirement for the cancer cells.  Cancer cells reproduce rapidly and must synthesize large amounts of proteins to drive their proliferation and, accordingly, their amino acid needs are also quite high.  Our approach is to use tumor cells’ own exaggerated hunger against them.  Our approach is to essentially change the metabolic uptake of the cancer cell.  Our SM-88 drug is designed to exploit a cancer’s weakness in a manner that we believe has never before been exploited.

Clinical Trial Study

We recently completed a 30 subject, single-center, open-label, proof-of-concept clinical trial of SM-88 for the treatment of advanced metastatic cancer.

The purpose of our proof-of-concept study was to determine the safety, tolerability and efficacy of SM-88 in subjects with advanced metastatic cancer.  Goals of the study were to:

•	Assess Progression-Free Survival (“PFS”) in patients treated with SM-88;

•	Assess secondary measures of efficacy including Objective Response Rate, Duration of Response and Overall Survival;

•	Evaluate safety and tolerability of SM-88; and

•	Explore Patient Reported Outcomes, including health-related Quality-of-Life (“QoL”) and disease/treatment-related symptoms.

Between January and December 2012, 30 subjects with stage IV cancer and distant metastasis, including bone and central nervous system involvement, were included in the trial.  The patient population was comprised of patients who failed all available anticancer treatments.

Cancer types were: 43% breast cancer with metastases (15% each had metastases to: bone, lung, bone/lymph;) 20% had metastases to lung; (8% each had metastases to: lung, lymph, bone/brain/lung, bone/brain/spine, bone/liver, bone/brain; liver/bones/lymph), 10% pancreatic cancer with metastases, 6.6% bile duct cancer, 6.6% had prostate cancer with bone metastasis, 3.3% had colon cancer, 3.3% had tongue cancer, 3.3% had cancer of the appendix and 3.3% had thyroid cancer.

Subjects received between one to ten cycles of treatment with SM-88, each cycle consisting of daily administration, five days per week for six weeks.  The therapy was well tolerated with all drug-related AEs occurring within the first cycle of treatment, with the exception of hyperpigmentation, which eventually occurred in all subjects.  Drug-related AEs in Cycle 1 were mild to moderate, self-limiting and did not require therapy.  They are presented in the following table.

Drug-related Adverse Events Reported in SM-88, Cycle 1
Adverse Events	Number of Treated Subjects (N = 30)
Hyperpigmentation	8
Fatigue	15
Lethargy	1
Pain	4
Paresthesia	1
Pigmentation change	2
Pruritus	1

During Cycle 1, 24 (80.0%) subjects experienced at least one AE that was considered by the investigator to be possibly, probably or definitely related to SM-88.  The majority of these AEs were fatigue, which was reported as related in 15 (50.0%) subjects.  Other AEs reported as related to SM-88 in greater than 10% of subjects were hyperpigmentation (8 subjects, 26.7%) and pain (4 subjects, 13.3%).  No serious adverse events (SAE) were reported during Cycle 1 and there were no subject discontinuations due to an AE.

Overall, 28 (93.3%) subjects experienced at least one AE during the first 6-week cycle.  The most commonly reported AEs were fatigue, which was reported by 20 (66.7%) subjects, AEs related to pigmentation (hyperpigmentation [9 subjects/30.0%] or pigment change [2 subjects/6.7%]) and AEs related to pain (pain [9 subjects/30.0%], tumor pain [2 subjects/6.7%], abdominal pain [1 subject/3.3%], bone pain [1 subject/3.3%], flank pain [1 subject/3.3%] or neck pain [2 subjects/6.7%]).  Other AEs reported in greater than 10% of subjects were nausea (6 [20.0%] subjects), lethargy (4 [13.3%] subjects), diarrhea (3 [10.0%] subjects) and headache (3 [10.0%] subjects).

Most AEs of fatigue started within two weeks of the onset of treatment and had durations ranging from 1.5 to 3 weeks.  Two of those events resolved within one day and approximately one-third were still ongoing at the end of treatment.  Three of the events were reported as moderate in severity and the rest were mild.

The primary endpoint for the study was PFS and 25 of the 30 randomized subjects had evaluable data to contribute to this analysis.  Subjects with missing data for the PFS analysis included subjects whom: either had no evaluable baseline scans, had no measurable tumors on Baseline scans or had no follow-up scans.  For subjects who did provide data, scans were not always obtained on a regular schedule during the study and in some cases, the interval between tumor assessments differed from subject to subject.

The last assessment of tumor responses was performed on November 15, 2013.  At that time, 25 of the 30 treated subjects were evaluable and their Response Evaluation Criteria In Solid Tumors (RECIST1.1) status is presented below.

RECIST Results
Tumor Response	Number of Subjects n = 25
Complete Response	2 (8%)
Partial Response	3 (12%)
Stable Disease	18 (72%)
Progressive Disease	2 (8%)

Virtually all subjects experienced dramatic and rapid improvements in Eastern Cooperative Oncology Group Performance Status (ECOG PS), European Organization for Research and Treatment of Cancer (EORTC) QoL questionnaire and self-reported pain scores during Cycle 1.

A measureable and dramatic improvement in self-reported pain was seen in all subjects.  As shown in the pain score table below for all treated subjects, at the end of Cycle 1, an additional eight subjects no longer experienced pain after treatment with SM-88.

Pain Scores* for all Treated Subjects Following 1 Cycle of SM-88 N=30			Pain Scores* for Subjects with Breast Cancer Following 1 Cycle of SM-88 n=14
Number of Subjects			Number of Subjects
Score	Start	End	Score	Start	End
0	4	12	0	1	7
1	6	7	1	3	2
2	3	7	2	2	3
3	5	2	3	2	0
4	3	1	4	0	1
5	2	0	5	1	0
6	3	1	6	2	1
7	3	0	7	2	0
8	0	0	8	0	0
9	0	0	9	0	0
10	1	0	10	1	0
* Pain score scale was the National Institutes of Health, Warren Grant Magnuson Clinical Center, Pain Intensity Instruments, July 2003.

We believe that SM-88 is a promising treatment for advanced metastatic cancer.  It was well tolerated among 30 subjects with a variety of cancers in our proof-of-concept clinical trial, including 14 subjects with stage IV breast cancer.  We believe that our drug is not only unique, but thus far has shown no significant side effects except for cutaneous hyperpigmentation.

We believe that the results of the proof-of-concept clinical trial indicate that SM-88 holds promise as a successful monotherapy and likely has utility in combinations with both cytotoxic and current immuno-therapies. We further believe that the magnitude of the positive clinical response in this end-stage cancer population, as well as the amelioration of disease-related symptoms, an increase in performance status and QoL, provides a solid rationale for further development of SM-88 as a potential cancer treatment.

Target Markets

Cancer

Cancer is a term used for a variety of diseases in which abnormal cells divide without control and are able to invade other tissues.  Cancer is not just one disease but many diseases.  Cancer cells can spread to other parts of the body through the blood and lymph systems.  In normal tissues, the rates of new cell growth and cell death are tightly regulated and kept in balance.  In cancerous tissues, this balance is disrupted as a result of mutations, causing unregulated cell growth that leads to tumor formation.  While tumors can grow slowly or rapidly, the dividing cells will nevertheless accumulate and the normal organization of the tissue will become disrupted.  Cancers subsequently can spread throughout the body by processes known as invasion and metastasis.  Once cancer spreads to sites beyond the primary tumor, it may be incurable.  Cancer cells that arise in the lymphatic system and bone marrow are referred to as hematological malignancies.  Cancer cells that arise in other tissues or organs are referred to as solid tumors.

The American Cancer Society (“ACS”) estimates that solid tumor cancers will account for approximately 1.5 million or 91% of new cancer cases diagnosed annually and will account for approximately 500,000 cancer-related deaths in the U.S. annually.  For 2014, the ACS estimates that in the U.S. there will be approximately 1.66 million new cases of cancer and 585,000 deaths related to all cancers (solid and hematological).

Despite significant improvements in cancer diagnosis and treatment, cancer rates continue to increase globally and are a leading cause of death.  According to the International Agency for Research on Cancer, the specialized cancer agency of the World Health Organization, annual cancer rates around the world are projected to increase by over 56% from 14.1 million cases in 2012 to 22 million new cases in the year 2030.  According to the CDC, cancer is the second leading cause of death in the U.S., exceeded only by heart disease.  The overall five-year survival expectancy is currently approximately 66% and there are an estimated 13 million people currently suffering from cancer in the U.S.

Metastatic Breast Cancer (MBC)

The American Cancer Society estimated that over 230,000 new cases of invasive breast cancer would be diagnosed among women in the U.S. during 2013, along with over 2,000 new cases in men. Breast cancer is the second most frequently diagnosed cancer in women, after skin cancer. Furthermore, an estimated 40,000 breast cancer deaths were expected to be seen in 2013. Breast cancer ranks second as a cause of cancer death in women, after lung cancer. After taking into account tumor size, extent of spread and other characteristics of the tumor, as well as patient preference, treatment usually involves breast-conserving surgery (surgical removal of the tumor and surrounding tissue) or mastectomy (surgical removal of the breast). Treatment may also involve radiation therapy, chemotherapy (before or after surgery), hormone therapy (e.g., selective estrogen response modifiers, aromatase inhibitors and ovarian ablation) and/or targeted therapy.

In 2012, approximately 330,000 patients with breast cancer were treated with drugs in the U.S. and the top five countries (Germany, France, Italy, Spain and United Kingdom) of the EU. Half of these patients were from the U.S. and approximately 100,000 of these patients were treated for advanced or metastatic cancer with first, second or third-line therapy.

Cancer Costs in the U.S.

Of the nation’s 10 most expensive medical conditions, cancer has the highest per person-estimated cost of treatment.  According to a National Institute of Health analysis, medical costs associated with cancer reached $125 billion in 2010 and are projected to increase another 27% by 2020, to at least $158 billion in the U.S.

When estimating projections for the cost of cancer in the U.S. from 2010-2020, cancer prevalence was estimated by phase of care (initial year following diagnosis, continuing and last year of life) and tumor site, for 13 cancers in men and 16 cancers in women and projected through 2020.  Cancer prevalence was calculated from cancer incidence and survival models estimated from Surveillance, Epidemiology and End Results (SEER) Program data.  Annualized net costs were estimated from recent SEER Medicare linkage data, which included claims through 2006 among beneficiaries aged 65 years and older with a cancer diagnosis.

The table below provides estimates of expenditures on cancer treatment in 2010 and projected for 2020.

A Snapshot of Estimates of the National Expenditures for Cancer Care in 2010 and 2020 (Costs in 2010 U.S. Billion Dollars)
Cancer Site	2010	2020 Projection
Breast	$16.50	$20.50
Colorectal	$14.14	$17.41
Lung	$12.12	$14.73
Lymphoma	$12.14	$15.26
Prostate	$11.85	$16.34
Leukemia	$5.44	$6.95
Ovary	$5.12	$6.03
Brain	$4.47	$5.53
Bladder	$3.98	$4.91
Kidney	$3.80	$5.12
Head/Neck	$3.64	$4.34
Uterus	$2.62	$3.05
Melanoma	$2.36	$3.16
Pancreas	$2.27	$2.83
Stomach	$1.82	$2.26
Cervix	$1.55	$1.54
Esophagus	$1.33	$1.76
All sites	$124.57	$157.77

Note:  This is based on a study that estimated and projected the national cost of cancer care, segregated by cancer site, through the year 2020 using the most recently available U.S. population projections, cancer incidence, survival and cost of care data.

Data Source:  Mariotto AB, Yabroff KR, Shao Y, Feuer EJ, Brown ML. Projections of the Cost of Cancer Care in the U.S.: 2010-2020.  J Natl Cancer Inst. 2011 Jan.

Patients with cancer who received chemotherapy averaged $111,000 per year in total medical and pharmacutical costs. In contrast, the average annual per capita medical cost (including pharmaceuticals) for nononcology patients was less than $4,000. The per patient annual cost for patients with cancer receiving chemotherapy was, on average, approximately four times the cost of patients with cancer not receiving chemotherapy. These costs were significantly higher than the averages for other patients with common chronic diseases and patients without cancer.

After matching the demographics of patients without cancer to those with cancer, patients with cancer receiving chemotherapy incurred six times the annual costs of patients with diabetes and 26 times the costs of patients without cancer. The majority of costs incurred by patients with cancer receiving chemotherapy occurred in the outpatient setting. Outpatient costs included chemotherapy drugs, infusions, physician visits, lab, radiology and ambulatory surgery.

Worldwide Rates of Cancer

There were an estimated 14.1 million cancer cases reported around the world in 2012, comprising 7.4 million cases in men and 6.7 million in women.  This caseload is expected to increase to 24 million by 2035.  The age-standardized rate for all cancers (excluding non-melanoma skin cancer) for men and women combined was 182 per 100,000 in 2012.  The rate was higher for men (205 per 100,000) than women (165 per 100,000).  The highest rates of cancer for both men and women were found in Denmark, with 338 people per 100,000 being diagnosed in 2012.  The age-standardized rate was at least 300 per 100,000 for nine other countries (Denmark, France, Australia, Belgium, Norway, U.S., Ireland, Republic of Korea and The Netherlands).

Cancer Costs Worldwide

Reports indicate that, in the U.S., $322 billion dollars was spent on healthcare in 2011 and GMR Data estimates that, in the U.S., $31.8 billion was spent in the oncology market in 2012, capturing 40.5% of the worldwide oncology market.  Following the U.S. was Japan; spending $8.9 billion dollars in 2012, capturing 11.2% of the market.  In addition, the European mainstays of the pharmaceutical sector, the United Kingdom, Germany, France, Spain and Italy, comprised 25% of the global oncology market in 2012.

Staging

Stages of Cancer

Most types of cancer are classified into four stages, with an additional Stage 0 to distinguish those forms that may later lead to cancer (“pre-cancer” stage).  The diagram below illustrates the progression of the disease:

Data Source:  WWW.MD-HEALTH.COM.  Accessed 29 August 2014.

Stage 0.  Also known as carcinoma in situ, this is an early form of cancer where there is a flat lesion but no invasion of malignant cells into the surrounding tissue.  Although this can develop into full-blown cancer, some doctors do not consider this as cancer but “pre-cancer.”

Stage I. Tumors in this stage are usually smaller than 2 centimeters (cm) and are localized to their site of origin.  Lymph nodes are not affected and there is no sign of metastasis (spreading to other parts of the body).

Stage II.  Tumors in this stage measure 2-5 cm, but are still localized to their site of origin since they have not invaded other tissues or metastasized.  Local lymph nodes may be affected.  Stage II tumors are considered to be locally advanced tumors.

Stage III.  Tumors in this stage are fairly large, measuring more than 5 cm.  This late, locally advanced stage affects nearby lymph nodes and it may be difficult to differentiate from stage II cancer.

Stage IV.  Tumors in this stage may be of any size, affecting nearby lymph nodes and showing evidence of metastasis to other organs or regions of the body.  A secondary cancer may develop during this stage.  The overall physical and mental health of the patient may be affected and the historical survival rate is very low.

Survival

Stage IV cancer usually carries a grim prognosis, as compared to earlier stages of the disease.  The five-year survival rate for patients in this stage may depend on different factors such as the type of cancer, overall general health, the type of treatment used and will power to overcome the disease.

The five-year survival rate is expressed as the percentage of patients who will likely live up to 5 years after diagnosis of the disease, based on research performed in patients with the same type and stage of cancer.  Therefore, a 60% five-year survival rate indicates that it is estimated that 60 out of every 100 patients will live for five years after diagnosis while the rest (40 of 100) will most likely die.

The five-year survival rate is just an estimate and not an exact number, since many factors influence the progression of one’s disease.  The following table summarizes the five-year survival rates of different types of stage IV cancers:

Five-Year Cancer Survival Rates
Cancer Type	Survival Rate (%)
Brain	Less than 20%
Breast	16%
Colon	8-15%
Liver: Primary Tumor Secondary Tumor	30% 0%
Lung	50%
Ovarian	17%
Pancreatic	4%
Prostate	33%
Skin	15-20%
Stomach	5%
Data Source: WWW.MD-HEALTH.COM. Accessed 29 August 2014

Cancer Treatments

The most common methods of treating patients with cancer are surgery, radiation and drug therapy.  For patients with localized disease, surgery and radiation therapy are particularly effective.  Drug therapies are generally used by physicians for treating patients with metastatic cancer or for cancers that cannot otherwise be treated through surgery, such as most hematological malignancies.  The goal of the various drug therapies is to damage and kill cancer cells or to interfere with the molecular and cellular processes that control the development, growth and survival of cancer cells.  In many cases, drug therapy entails the administration of a cocktail of drugs.  Over the past several decades, drug therapy has evolved from non-specific drugs that kill both healthy and cancerous cells, to drugs that target specific molecular pathways involved in cancer.

An early approach to pharmacological cancer treatment was to develop drugs, referred to as chemotherapeutic or cytotoxic drugs, which kill rapidly proliferating cancer cells through non-specific mechanisms, such as disrupting cell metabolism or causing damage to cellular components required for tumor survival and rapid growth.  While these drugs have been effective in the treatment of some cancers, cytotoxic drug therapies act in an indiscriminate manner, killing healthy cells along with cancerous cells.  Due to their mechanism of action, many cytotoxic drugs have a narrow therapeutic window or a dose range above which the toxicity causes unacceptable or even fatal levels of damage and below which the drugs are not effective in eradicating cancer cells.

The next approach to pharmacological cancer treatment was to develop drugs such as monoclonal antibodies, referred to as targeted therapeutics, which are antibodies that are derived from a single-parental cell clone, that target specific biological molecules in the human body that play a role in rapid cell growth and the spread of cancer.  Included in this category are small molecule drugs as well as large molecule drugs, also known as biologics.  With heightened vigilance and new diagnostic tests, targeted therapies (including monoclonal antibodies such as Herceptin®, Rituxan®, Erbitux® and Avastin®, as well as small molecules such as Nexavar® and Tarceva®) have resulted in improvements in overall survival for many cancer patients.  More recently, antibodies have been developed that are optimized regarding their effector function, also known as FC optimized antibody drugs, such as obinutuzumab.  These molecules are designed to engage NK-cells and macrophages more effectively in the elimination of cancer cells.

Cancer immunotherapy plays an increasing role among emerging cancer drug therapies.  The intention of the cancer immunotherapy is to harness the body’s own immune system to fight tumor cells or, in some cases, re-establish or remove certain blockades or promote certain signaling cascades.  There are different approaches, such as vaccinations, checkpoint inhibitors, immunomodulators, T-cell and NK-cell engagers like bispecific antibodies or cellular therapies involving the induction of a patient’s own T-cells to express chimeric antigen receptors.  Ipilimumab (Yervoy®) and sipuleucel-T (Provenge®) were the first cancer immunotherapies to enter the market.

As an example of how immunotherapy is part of standard treatments, postmenopausal women with early-stage breast cancer that is positive for hormone receptors, may benefit from treatment with an aromatase inhibitor (e.g., letrozole, anastrozole or exemestane) or tamoxifen. For women whose cancer tests positive for HER2/neu, approved targeted therapies include trastuzumab (Herceptin; Genentech) and for advanced disease, lapatinib (Tykerb®; GSK) and pertuzumab (Perjeta®; Genentech).

Of note, in 2013, the FDA approved Kadcyla (ado-trastuzumab emtansine) from Roche-Genentech, as a new therapy for patients with HER2-positive, late-stage MBC. Kadcyla is intended for patients who were previously treated with trastuzumab, another anti-HER2 therapy and taxanes. The safety and effectiveness of Kadcyla were evaluated in a clinical study of 991 patients randomly assigned to receive Kadcyla or lapatinib plus capecitabine (Xeloda; Roche-Genentech). Results showed that patients treated with Kadcyla had a median PFS of 9.6 months compared to 6.4 months in patients treated with lapatinib plus capecitabine. The median overall survival was 30.9 months in the Kadcyla group and 25.1 months in the lapatinib plus capecitabine group.

Revenue/Payment Structure within the Healthcare Industry

Pharmaceutical Coverage, Pricing and Reimbursement

In the U.S. and other countries, the level of sales of any product for which we receive regulatory approval for commercial sale will depend in part on the availability of reimbursement from third-party payers, including government health administrative authorities, managed care providers, private health insurers and other organizations.  Increasingly, third-party payers examine the medical necessity and cost effectiveness of medical products and services, in addition to their safety and efficacy and, accordingly, significant uncertainty exists as to the reimbursement status of newly approved therapeutics.  Third-party reimbursement is necessary for us to adequately enable us to realize an appropriate return on our investment in research and product development, but may not be available for our products.

The division of competencies within the EU provides its Member States the power to organize their own social security systems, which includes health care policies to promote the financial stability of their health care insurance systems.  According to Article 168 of the Treaty on the Functioning of the EU, “Union action shall respect the responsibilities of the Member States for the definition of their health policy and for the organization and delivery of health services and medical care.”

In this context, the national authorities are free to set the prices of medicinal products and to designate the treatments that they wish to reimburse under their own social security systems.  However, the EU has defined a common procedural framework through the adoption of Council Directive 89/105/EEC, which is generally known as the “Transparency Directive.”  This instrument aims to ensure that national pricing and reimbursement decisions are made in a transparent manner and do not disrupt the operation of the internal market.

The Pharmaceutical Pricing and Reimbursement systems established by Member States of the EU are usually quite complex.  Each country uses different schemes and policies, adapted to fit its own economic and health needs.  We would have to develop or access special expertise in this field to prepare health economic dossiers on our medicinal products if we would market our products, if and when approved, in the EU.

Significant uncertainty exists as to the coverage and reimbursement status of SM-88 in the U.S. and international markets.  Commercial sale of SM-88 will depend, in part, on the availability of reimbursement from third-party payers.  The process for determining whether a third-party payer will provide coverage for a drug product may be separate from the process for setting the price or reimbursement rate.  Third-party payers may limit coverage to the specific drug products on an approved list or formulary, which might not include all of the FDA-approved drugs for a particular indication.  We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of our products, in addition to the costs required to obtain FDA approval.  SM-88 may not be considered as medically necessary or cost-effective by one or more third party payers.  A decision by a third-party payer to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved.  Adequate third-party reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product development.

In 2003, the U.S. government enacted legislation providing a partial prescription drug benefit for Medicare beneficiaries, which became effective at the beginning of 2006.  Government payment for some of the costs of prescription drugs may increase demand for any products for which we receive marketing approval.  However, to obtain payments under this program, we would be required to sell products to Medicare recipients through prescription drug plans operating pursuant to this legislation.  These plans will likely negotiate discounted prices for our drug.

The Healthcare Reform Law of 2010 substantially changes the way healthcare is financed in the U.S. by both government and private insurers.  Among other cost containment measures, the Healthcare Reform Law establishes:

•	An annual, nondeductible fee on any entity that manufactures or imports certain branded prescription drugs and biologic agents;

•

A new Medicare Part D coverage gap discount program, in which pharmaceutical manufacturers who wish to have their drugs covered under Part D must offer discounts to eligible beneficiaries during their coverage gap period (the “donut hole”); and

•	A new formula that increases the rebates a manufacturer must pay under the Medicaid Drug Rebate Program.

We expect that federal, state and local governments in the U.S. will continue to consider legislation to limit the growth of healthcare costs, including the cost of prescription drugs.  Future legislation could limit payments for pharmaceuticals such as SM-88.

Different pricing and reimbursement schemes exist in other countries.  In the EU, governments influence the price of pharmaceutical products through their pricing and reimbursement rules and control of national health care systems that fund a large part of the cost of those products to consumers.  Some jurisdictions operate positive and negative list systems under which products may only be marketed once a reimbursement price has been agreed.  To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost-effectiveness of a particular drug to currently available therapies.  Other Member States allow companies to fix their own prices for medicines, but monitor and control company profits.  The downward pressure on healthcare costs in general, particularly prescription drugs, has become very intense.  As a result, increasingly high barriers are being erected to the entry of new products.  In addition, in some countries, cross-border imports from low-priced markets exert a commercial pressure on pricing within that country.

The marketability of SM-88, if and when approved, may suffer if government and third-party payers fail to provide adequate coverage and reimbursement.  In addition, an increasing emphasis on managed care in the U.S. has increased and we expect will continue to increase the pressure on pharmaceutical pricing.  Coverage policies and third-party reimbursement rates may change at any time.  Even if favorable coverage and reimbursement status is attained for SM-88, less favorable coverage policies and reimbursement rates could be implemented in the future.

Competition

Our competition comes from other commercial and research enterprises working in the field of cancer research.  Those pharmaceutical and biotechnology companies, academic institutions and government research institutes around the globe that are working towards new treatments in the field of oncology, collectively form the competitive nature in cancer R&D.

We expect SM-88 to compete with products manufactured by other companies in highly competitive markets throughout the world.

Important competitive factors include patient safety, effectiveness, QoL and ease of use of products; price and demonstrated cost-effectiveness; marketing effectiveness; and research and development of new products and processes.  Most new products we intend to market, assuming regulatory approval, will and must compete with other products already on the market as well as products that are later developed by existing or new competitors.  If competitors introduce new products or delivery systems with therapeutic or cost advantages, our products would be subject to progressive price reductions, decreased volume of sales or both.  Increasingly, to obtain favorable reimbursement and formulary positioning with government payers, managed care organizations and pharmacy benefits managers, we would be required to demonstrate that our products offer not only medical benefits but also more value as compared with other treatment regimens.

The pharmaceutical and biotechnology industries are characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products.  While we believe that our technology, development and regulatory plans and scientific knowledge provide us with competitive advantages, we face potential competition from many different sources, including major pharmaceutical, specialty pharmaceutical and biotechnology companies, academic institutions and governmental agencies and public and private research institutions.  Any drugs that we successfully develop and commercialize will compete with existing therapies and new potential therapies that may become available in the future.

Our products, if approved for sale, would eventually all be subject to competition from generic drug manufacturers.  Manufacturers of generic pharmaceuticals generally invest far less than R&D companies such as us.  We anticipate that any manufacturer of a generic version of our drugs will invest far less than we have in the past and intend to do in the future in R&D and marketing our products, including SM-88.  They therefore, have the advantage in that they can price their drugs much lower than our brand-name drugs.  Accordingly, when the time comes for our brand-name drug to lose market exclusivity, we anticipate that each of such products will face intense price competition from generic forms of the product.  Additionally, in many countries outside the U.S., IP protection is weak or nonexistent and we would be forced to compete with generic or counterfeit versions of our products in such counties whether or not we hold legal exclusivity.

The most common methods of treating patients with cancer are surgery, radiation and drug therapy, including chemotherapy, hormone therapy and targeted drug therapy.  Our products once approved, would compete not only with other drugs, but also with such other types of therapies and treatments.

There is a variety of available drug therapies marketed for cancer.  In many cases, these drugs are administered in combination to enhance efficacy.  While SM-88 may compete with many existing drug and other therapies, to the extent it is ultimately used in combination with or as an adjunct to these therapies, our drug will not be competitive with them.  Some of the currently approved drug therapies are branded and subject to patent protection and others are available on a generic basis.  Many of these approved drugs are well-established therapies and widely accepted by physicians, patients and third-party payers.  In general, although there has been considerable progress over the past few decades in the treatment of cancer with currently marketed therapies providing benefits to many patients, these therapies all are limited to some extent in their efficacy and frequency of AEs and none are successful in treating all patients.  As a result, the level of morbidity and mortality from cancer remains high.

In addition to currently marketed therapies, there are also a number of medicines in late-stage clinical development to treat cancer.  These medicines in development may provide efficacy, safety, convenience and other benefits that are not provided by currently marketed therapies.  As a result, they may provide significant competition for SM-88.

Intellectual Property

Overview

We will strive to protect and enhance our proprietary technology, inventions and improvements that are commercially important to the development of our business, including through seeking, maintaining and defending patent rights, whether developed internally or licensed from third parties.  We also intend to rely on trade secrets related to our proprietary technology platform and our know-how, continuing technological innovation and in-licensing opportunities to develop, strengthen and maintain our proprietary position in the field of cancer treatment, which may be important for the development of our business.  We additionally may rely on regulatory protection afforded through data exclusivity, market exclusivity and patent term extensions, where available.

Our commercial success may depend, in part, on our ability to obtain and maintain patent and other proprietary protection for commercially important technology, inventions and know-how related to our business, defend and enforce our patents, preserve the confidentiality of our trade secrets and operate without infringing the valid enforceable patents and proprietary rights of third parties.  Our ability to stop third parties from making, using, selling, offering to sell or importing our products may depend on the extent to which we have rights under valid and enforceable licenses, patents or trade secrets that cover these activities.  With respect to both licensed and Company-owned IP, we cannot be sure that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any of our existing patents or any patents that may be granted to us in the future will be commercially useful in protecting our commercial products and methods of manufacturing such products, as well as being held valid if challenged.

Licensed IP

Currently, we already have one patent issued in the U.S., as well as four patent applications pending.  We have begun the process of pursuing foreign patent applications corresponding to two of these patent applications and intend to pursue foreign patent applications corresponding to the others.  Our policy is to file patent applications to protect technology, inventions and improvements to inventions that are commercially important to the development of our business.  We have and will continue to seek U.S. and international patent protection for a variety of technologies, including: pharmaceutical compositions, methods for treating diseases of interest, methods for manufacturing the pharmaceutical compositions and research tools and methods.  We also intend to seek patent protection or rely upon trade secret rights to protect other technologies that may be used to discover and validate targets and that may be used to identify and develop novel products.  We will also seek protection, in part, through confidentiality and proprietary information agreements.

We believe we have no need to license any technologies for SM-88 to be commercially viable.  We believe our Company owns all the IP necessary for our SM-88 to perform as intended and to be commercially marketed, once all applicable regulatory requirements have been obtained.  Additionally, we believe the drug substances utilized in SM-88 are not covered by any patents that would impede our use of such drug substances.

Regulatory Process

Government Regulation and Product Approval

Government authorities in all major pharmaceutical markets extensively regulate, among other things, the research, development, testing, manufacture, packaging, storage, recordkeeping, labeling, advertising, promotion, distribution, marketing and import and export of pharmaceutical products, such as those we are developing.  Although our initial focus will be in the U.S. and Europe, we will develop and seek marketing approval for our products in other countries and territories, such as Canada and Japan and for markets that follow the leading authorities, such as Brazil and South Korea.  The processes for obtaining regulatory approvals in the U.S., Europe and in other countries, along with subsequent compliance with applicable statutes and regulations, will require the expenditure of substantial time and financial resources.

FDA Approval Process

SM-88 is subject to regulation in the U.S. by the FDA as a drug product.  The FDA subjects drug products to extensive pre- and post-market regulation.  The Public Health Service Act (“PHSA”), the Federal Food, Drug and Cosmetic Act and other federal and state statutes and regulations govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling and the import and export of drugs.  Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending new drug applications (“NDAs”), withdrawal of approvals, clinical holds, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions and/or fines or civil or criminal penalties.

The PHSA emphasizes the importance of manufacturing control for products whose attributes cannot be precisely defined.  The PHSA also provides authority to the FDA to immediately suspend licenses in situations where there exists a danger to public health, to prepare or procure products in the event of shortages and critical public health needs and to authorize the creation and enforcement of regulations to prevent the introduction or spread of communicable diseases in the U.S. and between states.

The drug development process required by the FDA before a new drug may be marketed in the U.S. is long, expensive and inherently uncertain.  Drug development in the U.S. typically involves preclinical laboratory and animal testing, the submission to the FDA of an IND, which must become effective before clinical testing may commence and adequate and well-controlled clinical trials to establish the safety and effectiveness of the drug for each indication for which FDA approval is sought.  Developing the data to satisfy FDA pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease.

Preclinical tests include laboratory evaluation of product chemistry, formulation and toxicity, as well as animal trials to assess the characteristics and potential safety and efficacy of the product.  The conducting of the preclinical tests must comply with federal regulations and requirements, including good laboratory practices (“GLP”).  The results of preclinical testing are submitted to the FDA as part of an IND along with other information, including information about product chemistry, manufacturing and controls (“CMC”) and a proposed clinical trial protocol.  Long-term preclinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted.

An IND must become effective before U.S. clinical trials may begin.  A 30-day waiting period after the submission of each IND is required prior to the commencement of clinical testing in humans.  If the FDA has neither commented on nor questioned the IND submission within this 30-day period, the clinical trial proposed in the IND may begin.

Clinical trials involve the administration of the investigational new drug to healthy volunteers or subjects with the condition under investigation, all under the supervision of a qualified investigator.  Clinical trials must be conducted: (i) in compliance with federal regulations; (ii) in compliance with good clinical practices (“GCP”), an international standard meant to protect the rights and health of patients and to define the roles of clinical trial sponsors, administrators and monitors; and (iii) under protocols detailing the objectives of the trial, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated.  Each protocol involving testing on U.S. patients and subsequent protocol amendments must be submitted to the FDA as part of the ongoing IND file.

The FDA may order the temporary or permanent discontinuation of a clinical trial at any time or impose other sanctions if it believes that the clinical trial is not being conducted in accordance with FDA requirements or presents an unacceptable risk to clinical trial subjects.  The study protocol and informed consent information for subjects in clinical trials must be submitted to an IRB for review and approval.  An IRB may also require the clinical trial at a clinical site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements or may impose other conditions to assure subject safety.  The study sponsor may also suspend a clinical trial at any time on various grounds, including a determination that the subjects are being exposed to an unacceptable health risk.

Clinical trials to support NDAs for marketing approval are typically conducted in three sequential phases, but the phases may overlap or be combined.  In phase I, the drug is initially introduced into healthy human subjects and is tested to assess pharmacokinetics, pharmacological actions, adverse events (AEs) associated with increasing doses and, if possible, early evidence of effectiveness.  In the case of some products targeted for severe or life-threatening diseases, such as cancer treatments, initial human testing may be conducted in the intended patient population.  Phase II usually involves trials in a limited patient population to determine the effectiveness of the drug for a particular indication, dosage tolerance and optimum dosage, as well as identification of common adverse effects and safety risks.  If a compound demonstrates evidence of effectiveness and an acceptable safety profile in phase II, phase III trials are initiated to obtain additional information about clinical efficacy and safety in a larger number of subjects, typically at geographically dispersed clinical trial sites.  Phase III clinical trials are intended to establish data sufficient to demonstrate substantial evidence of the efficacy and safety of the product to permit the FDA to evaluate the overall benefit-risk relationship of the drug and to provide adequate information for the labeling of the drug.  Trials conducted outside of the U.S. under similar, GCP-compliant conditions in accordance with local applicable laws may also be acceptable to the FDA in support of product licensing.

Sponsors of clinical trials for investigational drugs must publicly disclose certain clinical trial information, including detailed trial design and trial results, in FDA public databases.  These requirements are subject to specific timelines and apply to most controlled clinical trials of FDA-regulated products.

After completion of the required clinical testing, an NDA is prepared and submitted to the FDA.  The FDA review and approval of the NDA is required before marketing of the product may begin in the U.S.  The NDA must include the results of all preclinical, clinical and other testing and a compilation of data relating to the product’s pharmacology and CMC and must demonstrate the safety and efficacy of the product based on these results.  The NDA must also contain extensive manufacturing information.  The cost of preparing and submitting an NDA is substantial and is in addition to the costs of conducting clinical trials.  Under federal law, the submission of most NDAs is additionally subject to a substantial application user fee, as well as annual product and establishment user fees, which may total several million dollars and are typically increased annually.

The FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the agency’s threshold determination that the NDA is sufficiently complete to permit substantive review.  Once the submission is accepted for filing, the FDA begins an in-depth review.  The FDA has agreed to certain performance goals in the review of NDAs.  Most such applications for standard review drugs are reviewed within 10 months from the date the application is accepted for filing.  Although the FDA often meets its user fee performance goals, it can extend these timelines if necessary and its review may not occur on a timely basis at all.  The FDA usually refers applications for novel drugs, which present complex questions of safety or efficacy, to an advisory committee - typically a panel that includes clinicians and other experts - for review, evaluation and a recommendation as to whether the application should be approved.  The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations.  Before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCPs. Additionally, the FDA will inspect the facility or the facilities at which the drug is manufactured.  The FDA will not approve the drug product unless it verifies that compliance with current good manufacturing practice (“cGMP”) standards is satisfactory and the NDA contains data that provide substantial evidence that the drug is safe and effective in the indication(s) being studied.

After the FDA evaluates the NDA and the manufacturing facilities, it issues either an approval letter or a complete response letter.  A complete response letter generally outlines the deficiencies in the submission and may require substantial additional nonclinical or clinical testing or supplemental information, in order for the FDA to reconsider the application.  If or when, those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter.  The FDA has committed to reviewing such resubmissions in two or six months depending on the type of information that was included.  The FDA approval is never guaranteed and the FDA may refuse to approve an NDA if the applicable regulatory criteria are not satisfied.

Under the PHSA, the FDA may approve a NDA if it determines that the product is safe, pure and potent and the facility where the product will be manufactured meets standards designed to ensure that it continues to be safe, pure and potent.  An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications.  The approval for a drug may be significantly more limited than requested in the application, including limitations on the specific diseases and dosages or the indications for use, which could restrict the commercial value of the product.  The FDA may also require that certain contraindications, warnings or precautions be included in the product labeling.  In addition, as a condition of NDA approval, the FDA may require a risk evaluation and mitigation strategy (“REMS”) to further ensure that the benefits of the drug outweigh the potential risks.  REMS can include medication guides, communication plans for healthcare professionals and elements to assure safe use (“ETASU”).  ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring and the use of patient registries.  The requirement for a REMS or use of a companion diagnostic with a drug can materially affect the potential market and profitability of the drug.  Moreover, product approval may require, as a condition of approval, substantial post-approval testing and surveillance to monitor the drug’s safety or efficacy.  Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing.

FDA Fast Track Program

The FDA’s Fast Track program, a provision of the FDA Modernization Act of 1997, is designed to facilitate interactions between a sponsoring company and the FDA before and during submission of a NDA for an investigational agent that, alone or in combination with one or more other drugs, is intended to treat a serious or life-threatening disease or condition and which demonstrates the potential to address an unmet medical need for that disease or condition.  Under the Fast Track program, the FDA may consider reviewing portions of a marketing application before the sponsor submits the complete application if the FDA determines, after a preliminary evaluation of the clinical data, that a fast track product may be effective.  A Fast Track designation provides the opportunity for more frequent interactions with the FDA and a fast track product could be eligible for priority review if supported by clinical data at the time of submission of the NDA.

Based on the initial results of our clinical trial in subjects with late-stage breast cancer, SM-88 has shown to slow disease progression in some cases, as well as PFS in many subjects with advanced breast cancer.  Accordingly, we believe SM-88 may ultimately qualify for FDA fast track designation.  We intend to engage the FDA in future discussions concerning SM-88 qualification for FDA Fast Track designation.  However, there can be no assurance that such designation will be granted.

Priority Review/Standard Review (U.S.) and Accelerated Review (EU)

The FDA may grant a New Drug Application a priority review designation based both upon the request of an applicant and the results of the Phase III clinical trial(s) submitted in the NDA.  This designation sets the target date at six months for FDA action on the application.  Priority review is granted where preliminary trial results indicate that a product, if approved, has the potential to provide a safe and effective therapy for a situation where no satisfactory alternative therapy exists or where the product is possibly a significant improvement over existing marketed products.  If these criteria are not met for priority review, the NDA is subject to the standard FDA review period of ten months.  However, priority review designation does not change the scientific/medical standard for regulatory approval or the quality of evidence necessary to support approval.

Under the Centralized Procedure in the European Union, the maximum timeframe for the evaluation of a marketing authorization application is 210 days, which excludes clock stops when additional written or oral information needs to be provided by the applicant in response to questions asked by The Committee for Medicinal Products for Human Use (“CHMP”).  Accelerated evaluation might be granted by the CHMP in exceptional cases, such as when a medicinal product is expected to be a major public health interest, as defined by three cumulative criteria: the seriousness of the disease to be treated (e.g., heavily disabling or life-threatening); the absence or insufficiency of an appropriate alternative therapeutic approach; and an anticipation of high therapeutic benefit.  Under these circumstances, the European Medicines Agency (“EMA”) ensures that the opinion of the CHMP is delivered within 150 days, excluding clock stops.

There can be no assurance that we would be able to satisfy any of these requirements to conduct preclinical or clinical trials or receive any regulatory approvals including priority or accelerated evaluation.

Breakthrough Therapy Approvals

On July 9, 2012, the Food and Drug Administration Safety and Innovation Act (“FDASIA”) was signed into law.  FDASIA provides a new designation for an expedited FDA review process called Breakthrough Therapy Designation.  A breakthrough therapy is a drug that is intended alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition and where preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development.  If a drug is designated as a breakthrough therapy, the FDA will expedite the development and review of such drug for trial and market approval.  All requests for Breakthrough Therapy Designation will be reviewed within 60 days of receipt and FDA will either grant or deny the request.

As with the Fast Track program, promising results from early phase clinical studies indicate that SM-88 may qualify as an FDA Breakthrough Therapy designation while the clinical testing program continues.  When appropriate, we intend to hold discussions with the FDA regarding SM-88’s qualification for Breakthrough Therapy designation.  There can be no assurance that such designation will be granted.

The Hatch-Waxman Act

Under the Hatch-Waxman Act, newly approved drugs and indications may benefit from a statutory period of non-patent marketing exclusivity.  The Hatch-Waxman Act provides five-year marketing exclusivity to the first applicant to gain approval of an NDA for a new chemical entity, meaning that the FDA has not previously approved any other new drug containing the same active moiety.  The Hatch-Waxman Act prohibits having an effective approval date for an abbreviated new drug application (“ANDA”) or a Section 505(b)(2) NDA for another version of such drug during the five-year exclusive period; however, submission of an ANDA or Section 505(b)(2) NDA containing a paragraph IV certification is permitted after four years, which may trigger a 30-month stay of approval of the ANDA or Section 505(b)(2) NDA.  Protection under the Hatch-Waxman Act will not prevent the submission or approval of another “full” NDA; however, the applicant would be required to conduct its own preclinical and adequate and well-controlled clinical trials to demonstrate safety and effectiveness.  The Hatch-Waxman Act also provides three years of marketing exclusivity for the approval of new and supplemental NDAs, including Section 505(b)(2) NDAs, for, among other things, new indications, dosages or strengths of an existing drug, if new clinical investigations that were conducted or sponsored by the applicant are determined by the FDA to be essential to the approval of the application.

In addition to non-patent marketing exclusivity, the Hatch-Waxman Act amended the Food, Drug and Cosmetic Act (“FDCA”) to require each NDA sponsor to submit with its application information on any patent that claims the active pharmaceutical ingredient, drug product (formulation and composition) and method-of-use for which the applicant submitted the NDA and with respect to which a claim of patent infringement could reasonably be asserted if a person not licensed by the owner engaged in the manufacture, use or sale of the drug. Generic applicants that wish to rely on the approval of a drug listed in the Orange Book must certify to each listed patent.  The Orange Book is a listing of all drug products that have been approved by the FDA and their generic equivalences.  We intend to submit for Orange Book listing all relevant patents for SM-88 and to vigorously defend any Orange Book-listed patents for our approved products.

The Hatch-Waxman Act also permits a patent term extension of up to five years as compensation for the patent term lost during product development and the FDA regulatory review process.  However, a patent term extension cannot extend the remaining term of a patent beyond a total of 14 years after the FDA approves a marketing application.  The patent term extension period is generally equal to the sum of one-half the time between the effective date of an IND and the submission date of an NDA and all of the time between the submission date of an NDA and the approval of that application, up to a total of five years.  Only one patent applicable to a regulatory review period that represents the first commercial marketing of that drug is eligible for the extension and it must be applied for prior to expiration of the patent.  The U.S. Patent and Trademark Office, in consultation with the FDA, reviews and approves the application for patent term extension.  We will consider applying for a patent term extension for some of our patents, to add patent life beyond the expiration date, depending on our ability to meet certain legal requirements permitting such extension and the expected length of clinical trials and other factors involved in the submission of an NDA.  There can be no assurance that such an extension, if applied for, will be granted.

Advertising and Promotion

Once an NDA is approved, a product will be subject to continuing post-approval regulatory requirements.  For instance, the FDA closely regulates the post-approval marketing and promotion of drugs, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet.  Failure to comply with these regulations can result in significant penalties, including the issuance of warning letters directing a company to correct deviations from FDA standards, a requirement that future advertising and promotional materials are pre-cleared by the FDA and federal and state civil and criminal investigations and prosecutions.

Drugs may be marketed only for the approved indications and in accordance with the provisions of the approved labeling.  Changes to some of the conditions established in an approved application, including changes to indications, labeling or manufacturing processes or facilities, require submission and FDA approval of a new NDA or NDA supplement before the change can be implemented.  An NDA supplement for a new indication typically requires clinical data similar to that in the original application and the FDA uses the same procedures and actions in reviewing NDA supplements as it does in reviewing original and resubmitted NDAs.

AE Reporting and cGMP Compliance

AE reporting and submission of periodic reports are required following FDA approval of an NDA.  The FDA also may require post-marketing testing, known as phase IV testing, REMS and surveillance to monitor the effects of an approved product or the FDA may place conditions on an approval that could restrict the distribution or use of the product.  In addition, manufacture, packaging, labeling, storage and distribution procedures must continue to conform to cGMPs after approval.  Drug manufacturers and certain manufacturing subcontractors are required to register their establishments with the FDA and certain state agencies.  Registration with the FDA subjects entities to periodic unannounced inspections by the FDA, during which the agency inspects manufacturing facilities to assess compliance with cGMPs.  Accordingly, manufacturers must continue to expend time, money and effort in the areas of production and quality control to maintain compliance with cGMPs.  Regulatory authorities may withdraw product approvals, request product recalls or impose marketing restrictions through labeling changes or product removals if a company fails to comply with regulatory standards, if the product encounters problems following initial marketing or if previously unrecognized problems are subsequently discovered.

Orphan Drug

Under the Orphan Drug Act, the FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition; generally, a disease or condition that affects fewer than 200,000 individuals in the U.S.  Orphan drug designation must be requested before submitting a NDA.  After the FDA grants orphan drug designation, the generic identity of the drug and its potential orphan use are disclosed publicly by the FDA.  Orphan drug designation does not necessarily convey any advantage in or shorten the duration of, the regulatory review and approval process.  The first NDA applicant to receive FDA approval for a particular product to treat a particular disease with FDA orphan drug designation is entitled to a seven-year exclusive marketing period in the U.S. for the product for treatment of the specified indication.  During the seven-year exclusivity period, the FDA may not approve any other applications to market the same drug for the same disease, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity.  Orphan drug exclusivity does not prevent the FDA from approving a different drug for the same disease or condition or the same drug for a different disease or condition.  Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the NDA application user fee.  It is not our current intent to pursue orphan drug designation for SM-88.

Other Healthcare Laws and Compliance Requirements

In the U.S., our activities are potentially subject to regulation by federal, state and local authorities in addition to the FDA, including the Centers for Medicare and Medicaid Services, other divisions of the U.S. Department of Health and Human Services (for example, the Office of Inspector General), the U.S. Department of Justice and individual U.S. Attorney offices within the Department of Justice and state and local governments.

EU Approval Process

The EMA is a decentralized scientific agency of the EU.  It coordinates the evaluation and monitoring of centrally authorized medicinal products.  It is responsible for the scientific evaluation of applications for EU marketing authorizations, as well as the development of technical guidance and the provision of scientific advice to sponsors.  The EMA decentralizes its scientific assessment of medicines by working through a network of about 4,500 experts throughout the EU, nominated by the Member States.  The EMA draws on resources of over 40 National Competent Authorities of European Member States.

The process regarding regulatory approval of medicinal products in the EU follows roughly the same lines as in the U.S. and likewise generally involves satisfactorily completing each of the following:

•	preclinical laboratory tests, animal studies and formulation studies all performed in accordance with the applicable European GLP regulations;

•	submission to the relevant national authorities of a clinical trial application (“CTA”) for each trial in humans, which must be approved before the trial may begin;

•	performance of adequate and well-controlled clinical trials to establish the safety and efficacy of the product for each proposed indication;

•

submission to the relevant competent authorities of a Marketing Authorization Application (“MAA”), which includes the data supporting safety and efficacy as well as detailed information on the manufacture and composition of the product in clinical development and proposed labelling;

•

satisfactory completion of an inspection by the relevant national authorities of the manufacturing facility or facilities, including those of third parties, at which the product is produced to assess compliance with strictly enforced cGMPs;

•	potential audits of the nonclinical and clinical trial sites that generated the data in support of the MAA; and

•	review and approval by the relevant competent authority of the MAA before any commercial marketing, sale or shipment of the product.

Preclinical Studies

The conduct of the preclinical tests and formulation of the compounds for testing must comply with the relevant European regulations and requirements.  Preclinical tests include laboratory evaluations of product chemistry, formulation and stability, as well as studies to evaluate toxicity in animal studies in order to assess the potential safety and efficacy of the product.  The results of the preclinical tests, together with relevant manufacturing information and analytical data, are submitted as part of the CTA.

Clinical Trial Approval

Pursuant to the Clinical Trials Directive 2001/20/EC, as amended, a system for the approval of clinical trials in the EU has been implemented through national legislation of the Member States.  Under this system, approval must be obtained from the competent national authority of each European Member State in which a study is planned to be conducted.  To this end, a CTA is submitted, which must be supported by an investigational medicinal product dossier (IMPD) and further supporting information prescribed by the Clinical Trials Directive and other applicable guidance documents.  Furthermore, a clinical trial may only be started after a competent ethics committee has issued a favorable opinion on the clinical trial application in that country.

Manufacturing and import into the EU of investigational medicinal products is subject to the holding of appropriate authorizations and must be carried out in accordance with cGMPs.

Health Authority Interactions

During the development of a medicinal product, frequent interactions with the EU regulators are vital to make sure all relevant input and guidelines/regulations are taken into account in the overall program.

Pediatric Studies

Regulation (EC) 1901/2006, which came into force in the EU on January 26, 2007, aims to facilitate the development and accessibility of medical products for use in children without subjecting children to unnecessary trials or delaying the authorization of medicinal products for use in adults.  The regulation established the Pediatric Committee (“PDCO”), which is responsible for coordinating the EMA’s activities regarding medicines for children.  The PDCO’s main role is to determine which studies that marketing authorization applicants need to complete in the pediatric population as part of the so-called Pediatric Investigation Plans (“PIP”).  All applications for marketing authorization for new medicines that were not authorized in the EU before January 26, 2007 have to include either the results of studies carried out in children of different ages (as agreed with the PDCO) or proof that a waiver or a deferral of these studies has been obtained from the PDCO.  As indicated, the PDCO determines what pediatric studies are necessary and describes them in a PIP.  This requirement for pediatric studies also applies when a company wants to add a new indication, pharmaceutical form or route of administration for a medicine that is already authorized.  The PDCO can grant deferrals for some medicines, allowing a company to delay development of the medicine in children until there is enough information to demonstrate its effectiveness and safety in adults and can also grant waivers when development of a medicine in children is not needed or is not appropriate, such as for diseases that only affect the elderly population.

Before an MAA can be filed or an existing marketing authorization can be varied, the EMA checks that companies are in compliance with the agreed studies and measures listed in each relevant PIP.

Regulation (EC) 1901/2006 also introduced several incentives for the development of medicines for children in the EU:

•

medicines that have been authorized across the EU in compliance with an agreed PIP are eligible for an extension of their patent protection by six months (this is the case even when the pediatric studies’ results are negative);

•	for orphan medicines, the incentive is an additional two years of market exclusivity, extending the typical 10-year period to 12 years;

•	scientific advice and protocol assistance at the EMA are free of charge for questions relating to the development of medicines for children; and

•

medicines developed specifically for children that are already authorized but are not protected by a patent or supplementary protection certificate, may be eligible for a pediatric use marketing authorization (PUMA); and

•	if a PUMA is granted, the product will benefit from 10 years of market protection as an incentive for the development of the product for use in children.

MAA

Authorization to market a product in the EU member states proceeds under one of four procedures: a centralized authorization procedure, a mutual recognition procedure, a decentralized procedure or a national procedure.

Centralized Authorization Procedure

Certain drugs, including medicinal products developed by means of biotechnological processes, must be approved via the centralized authorization procedure for marketing authorization.  A successful application under the centralized authorization procedure results in a marketing authorization from the European Commission, which is automatically valid in all EU member states.  The other European Economic Area member states (namely Norway, Iceland and Liechtenstein) are also obligated to recognize the Commission decision.  The EMA and the European Commission administer the centralized authorization procedure.

Under the centralized authorization procedure, the Committee for Medicinal Products for Human Use (“CHMP”) serves as the scientific committee that renders opinions about the safety, efficacy and quality of human products on behalf of the EMA.  The CHMP is composed of experts nominated by each member state’s national drug authority, with one of them appointed to act as Rapporteur for the co-ordination of the evaluation with the possible assistance of a further member of the Committee acting as a Co-Rapporteur.  After approval, the Rapporteur(s) continue to monitor the product throughout its life cycle.  The CHMP is required to issue an opinion within 210 days of receipt of a valid application, though the clock is stopped if it is necessary to ask the applicant for clarification or further supporting data.  The process is complex and involves extensive consultation with the regulatory authorities of member states and a number of experts.  Once the procedure is completed, a European Public Assessment Report is produced.  If the CHMP concludes that the quality, safety and efficacy of the medicinal product are sufficiently proven, it adopts a positive opinion.  The CHMP’s opinion is sent to the European Commission, which uses the opinion as the basis for its decision whether or not to grant a marketing authorization.  If the opinion is negative, information is given as to the grounds on which this conclusion was reached.

After a drug has been authorized and launched, it is a condition of maintaining the marketing authorization that all aspects relating to its quality, safety and efficacy must be kept under review.  Sanctions may be imposed for failure to adhere to the conditions of the marketing authorization.  In extreme cases, the authorization may be revoked, resulting in withdrawal of the product from sale.

Mutual Recognition Procedure and Decentralized National Procedure

Under a Mutual Recognition Procedure (“MRP”) or a Decentralized Procedure (“DCP”), the applicant must select which and how many EU member states in which to seek approval.  In the case of an MRP, the applicant must initially receive national approval in one EU member state.  This will be the so-called reference member state (“RMS”) for the MRP.  Then, the applicant seeks approval for the product in other EU member states, the so-called concerned member states (“CMS”) in a second step.

For the DCP, the applicant will approach all chosen Member States at the same time.  To do so, the applicant will identify the RMS that will assess the submitted MAA and provide the other selected Member States with the conclusions and results of the assessment.  In principle, the applicant can choose any EU Member State as the RMS; however, in almost all Member States, the applicant needs to send a request for a time slot when the applicant will be allowed to submit the application.  Depending on the Member State selected as RMS, the interval between submission of the request to the actual submission date can be two years or longer.

Accelerated Assessment Procedure

When an application is submitted for a marketing authorization in respect of a drug for human use, which is of major interest from the point of view of public health and in particular, from the viewpoint of therapeutic innovation, the applicant may request an accelerated assessment.  Under the accelerated assessment procedure, the CHMP is required to issue an opinion within 150 days of receipt of a valid application, subject to clock stops.  We believe that SM-88 may qualify for this provision and we will take advantage of this provision, if appropriate.

Conditional Approval

Under EU regulations, a medicine that would fulfill an unmet medical need may, if its immediate availability is in the interest of public health, be granted a conditional marketing authorization on the basis of less complete clinical data than are normally required, subject to specific obligations being imposed on the authorization holder.  These specific obligations are to be reviewed annually by the EMA.  The list of these obligations is to be made publicly accessible.  Such an authorization shall be valid for one year, on a renewable basis.

Period of Authorization and Renewals

A marketing authorization is initially valid for five years and may then be renewed on the basis of a re-evaluation of the risk-benefit balance by the EMA or by the competent authority of the authorizing member state.  To this end, the marketing authorization holder is to provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety and efficacy, including all variants introduced since the marketing authorization was granted, at least six months before the marketing authorization ceases to be valid.  Once renewed, the marketing authorization shall be valid for an unlimited period, unless the Commission or the competent authority decides, on justified grounds relating to pharmacovigilance, to proceed with one additional five-year renewal.  Any authorization which is not followed by the actual placing of the drug on the European market (in case of centralized procedure) or on the market of the authorizing Member State within three years after authorization shall cease to be valid (the so-called sunset clause).

Orphan Drug Designation

EU regulations also provide for an orphan drug designation.  This designation is granted if its sponsor can establish:

(a)	(i)

that the product is intended for the diagnosis, prevention or treatment of a life-threatening or chronically debilitating condition affecting not more than five in 10,000 persons in the EU when the application is made; or

(ii)

that the product is intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition in the EU and that without incentives it is unlikely that the marketing of the drug in the EU would generate sufficient return to justify the necessary investment; and

(b)

that there exists no satisfactory method of diagnosis, prevention or treatment of the condition in question that has been authorized in the EU or, if such method exists, the drug will be of significant benefit to those affected by that condition.

An application for designation as an orphan product can be made any time prior to the filing of an application for approval to market the product.  Marketing authorization for an orphan drug leads to a ten-year period of market exclusivity.  This period may, however, be reduced to six years if, at the end of the fifth year, it is established that the product no longer meets the criteria for orphan drug designation, for example because the product is sufficiently profitable not to justify continued market exclusivity.  Market exclusivity can be revoked only in very selected cases, such as consent from the marketing authorization holder, inability to supply sufficient quantities of the product, demonstration of “clinically relevant superiority” by a similar medicinal product or, after a review by the Committee for Orphan Medicinal Products, requested by a Member State in the fifth year of the marketing exclusivity period (if the designation criteria are believed to no longer apply).  Medicinal products designated as orphan drugs are eligible for incentives made available by the EU and by its Member States to support research into and the development and availability of orphan drugs.  It is not our current intention to pursue orphan drug designation for SM-88.

Regulatory Data Protection

Without prejudice to the law on the protection of industrial and commercial property, marketing authorizations for new medicinal products in the EU benefit from an 8+2+1 year period of regulatory protection.

This regime consists of a regulatory data protection period of eight years plus a concurrent market exclusivity of ten years plus an additional market exclusivity of one further year if, during the first eight years of those ten years, the marketing approval holder obtains an approval for one or more new therapeutic indications which, during the scientific evaluation prior to their approval, are determined to bring a significant clinical benefit in comparison with existing therapies.  Under the current rules, a third party may reference the preclinical and clinical data of the reference product beginning eight years after first approval, but the third party may market a generic version only after ten (or eleven) years have lapsed.

Additional regulatory data protection can be applied for when an applicant has complied with all requirements as set forth in an approved PIP.

International Conference on Harmonization (ICH)

The International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) is a project that brings together the regulatory authorities of Europe, Japan and the U.S. and experts from the pharmaceutical industry in the three regions to discuss scientific and technical aspects of pharmaceutical product registration.  The purpose of ICH is to reduce or obviate the need to duplicate the testing carried out during the research and development of new medicines by recommending ways to achieve greater harmonization in the interpretation and application of technical guidelines and requirements for product registration.  Harmonization would lead to a more economical use of human, animal and material resources, the elimination of unnecessary delay in the global development and availability of new medicines, while maintaining safeguards on quality, safety, efficacy and regulatory obligations to protect public health.

ICH guidelines have been adopted as law in many countries, but are only used as guidance in the U.S. by the FDA.  In many areas of drug regulation, ICH has resulted in comparable requirements, for instance with respect to the Common Technical Document, which has become the core document for filings for market authorization in several jurisdictions.  In this manner, ICH has facilitated a more efficient path to markets.

Pharmaceutical Coverage, Pricing and Reimbursement

As previously noted, in the U.S. and other countries, sales of any products for which we receive regulatory approval for commercial sale will depend in part on the availability of reimbursement from third-party payers, including government health administrative authorities, managed care providers, private health insurers and other organizations.  The division of competences within the EU leaves to its Member States the power to organize their own social security systems, including health care policies to promote the financial stability of their health care insurance systems.

In this context, each of the Member States’ national authorities is free to set the prices of medicinal products and to designate the treatments that they wish to reimburse under their social security system.  However, the EU has defined a common procedural framework through the adoption what is generally known as the “Transparency Directive.”  This directive aims to ensure that national pricing and reimbursement decisions are made in a transparent manner and do not disrupt the operation of the internal market.

The pharmaceutical pricing and reimbursement systems established by Member States are usually quite complex.  Each country uses different schemes and policies, adapted to its own economic and health needs.  We would have to develop or access special expertise in this field to prepare health economic dossiers on our medicinal products if we would market our products, if and when approved, in the EU.

Manufacturing

We do not own or operate and currently have no near term plans to establish, any manufacturing facilities.  We currently rely on and expect to continue to rely on, third party contract manufacturers for supplies of SM-88 for preclinical and clinical testing, as well as for the initial commercial manufacture of any products that we may market following regulatory approval.

We currently purchase all our drug substance and drug products from contract manufacturers and intend to continue to do so on an as-needed purchase order basis.  We do not have long-term supply arrangements in place at this time.  We intend to identify and qualify any further necessary contract manufacturers to provide all active pharmaceutical ingredients (“API”) and finished drug product services during the IND stages and prior to submission of an NDA to the FDA.

Our current intention is that, during the course of the IND program through the End-of-Phase 2 (“EOP2”), we will scale-up the manufacturing, CMC and GMP program towards commercial manufacturing.  The overall CMC program includes the development of production specifications, producing and validating standards and the development of suitable analytical methods for test and release, as well as stability testing.  Before and during the use of contract manufacturers, we (or qualified designee) will conduct audits to ensure compliance with the mutually agreed process descriptions and cGMP regulations.  Our manufacturers themselves must comply with their in-house quality assurance programs and be available for inspections by regulatory agencies, including the FDA and European drug regulatory agencies.  During the development of our drug candidates, we will scale the manufacturing process to a suitable size.  Such scaling up involves several steps and may involve modification of the process, in which case modifications to our CMC sections will occur, with continuous submissions to the FDA and EU regulatory authorities.

SM-88 is a combination drug that is comprised of four active ingredients.  The components of SM-88 are all administered in low doses and are generally considered safe for the indications for which they have previously received regulatory approval.  Such approvals have been in areas other than cancer treatment.  The drug substances that comprise SM-88 are organic compounds of low molecular weight, generally called small molecules.  They can be manufactured in reliable and reproducible synthetic processes from readily available starting materials.  The chemistry is amenable to scale-up and we believe does not require unusual equipment in the manufacturing process.

One component of SM-88 is a derivation of an existing FDA-approved drug that has been modified to contribute to the functionality of SM-88.  This drug substance is being manufactured by an FDA-audited contract manufacturer and holder of an FDA Drug Master File.  This manufacturer currently is our sole supplier of this drug substance.  To our knowledge, the current manufacturer of this drug substance is the only FDA-approved supplier of this drug.  We believe this cGMP contract manufacturer has sufficient capacity to meet our projected needs into the near future.  In the event of a catastrophic event or if this contract manufacturer is unable to meet our needs, we will need to find an alternative source.  This will likely result in delays for the clinical development program.  It is not impossible to find a substitute for this supplier in the event that it becomes necessary, but it would be costly in terms of development time.  We do not currently have arrangements in place for a redundant supply of the drug substance.

The remaining three active pharmaceutical ingredients (“APIs”) in SM-88 are available from several contract manufacturers, each holding Drug Master Files at the FDA for their respective API’s.  We believe that the loss of or the inability of, any of these sources to provide our required ingredients would not have any substantive delaying effect on our research program, clinical trials or future commercial sale of SM-88, as, we believe, these other sources are readily available.

Employees

As of April 9, 2015, we have five full-time employees.  Within our staff, two employees are engaged in R&D and three in business development, finance, legal, human resources, facilities, information technology and general management and administration.  None of our employees are represented by labor unions or covered by collective bargaining agreements.  Where necessary, we have entered into consulting contracts to provide us with subject matter expertise.  We believe there is available a sufficient number of contractors with appropriate subject matter expertise for our current and near term needs.

Facilities

Our principal executive office is located at 48 Wall Street - Suite 1100, New York, New York 10005, where we lease and occupy approximately 1,100 square feet of office space.  We lease this office under a three-month lease that provides for automatic renewals, unless either party gives notice of non-renewal.  The current term of our lease expires on April 30, 2015.

We believe that our existing facilities are adequate for our current administrative needs.  When our current lease term expires, we may exercise our renewal option or look for additional or alternate space for our operations.  We believe that suitable additional or alternative space will be available in the future on commercially reasonable terms.

We will rely on clinical research centers, hospitals, contract research organizations and other parties for suitable space and facilities to conduct our clinical trials.

We will explore, in the future, establishing a dedicated technical facility, when we believe the need for such a facility has arisen.  No assurance can be given that such a facility can be located without difficulty or at a cost favorable to us.

RISK FACTORS

An investment in our securities is highly speculative and involves a high degree of risk.  We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict.  Before investing in the securities of our Company, prospective investors should carefully consider the following risks and discussions of other risks contained elsewhere in this Current Report on Form 8-K, together with the financial statements (including notes thereto) and other  information contained in this Form 8-K.  If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected.  In such a case, the trading price of our securities would likely decline and investors in our Company may lose all or a part of their investment.  Only those investors who can bear the risk of loss of their entire investment should consider an investment in our securities.

This Form 8-K contains certain forward-looking statements relating to future events and financial performance of our Company.  Prospective investors are cautioned that such statements are only predictions and involve risks and uncertainties and that actual events or results may differ materially.  In evaluating such statements, prospective investors should specifically consider the various factors identified in this Form 8-K, including the matters set forth below, which could cause actual results to differ materially from those indicated by such forward-looking statements.

Prospective investors should consider carefully whether an investment in the Company is suitable for them in light of the information contained in this Form 8-K and the financial resources available to them.  The risks described below do not purport to be all the risks to which our Company could be exposed.  This section is a summary of certain risks and is not set out in any particular order of priority.  They are the risks that we presently believe are material to the business, operations and financial condition of our Company.  Additional risks of which we are not presently aware of or which we presently deem immaterial may also impair our Company’s business, operations, financial condition or results of operations.

Risks Related to Our Business and the Development and Commercialization of Our Drug Candidates.

Our proprietary lead drug, SM-88, is in the early stages of clinical development.  We are currently finalizing our regulatory and drug development program for SM-88 and working towards the initiation of our first phase II clinical trial.  Clinical drug development is expensive, time-consuming and uncertain and we may ultimately not be able to obtain regulatory approval for the commercialization of our lead candidate.

The risk of failure for drugs in clinical development is high and it is impossible to predict when our lead drug candidate for the treatment of cancer, SM-88, will prove effective or safe in humans or will receive regulatory approval for any form of cancer or any other indication.

The research, testing, manufacturing, labeling, approval, selling, marketing and distribution of drug products are subject to extensive regulation by the U.S. Food and Drug Administration, the European Medicines Agency, national competent authorities in Europe and other non-U.S. regulatory authorities, which establish regulations that differ from country to country.  We are not permitted to market SM-88 and any other drug product we may develop in the U.S. or in other countries until we receive approval of a New Drug Application from the FDA or marketing approval from applicable regulatory authorities outside the U.S.  Since SM-88 is in the early stages of development, it is subject to the risk of failure inherent in the drug development process.  To date, we have not submitted an application for or received marketing approval for, SM-88.  We have limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including approval by the FDA or EMA.  Obtaining approval of a NDA or a Marketing Authorization Application (“MAA”) can be a lengthy, expensive and uncertain process.  In addition, failure to comply with the FDA, EMA and/or other non-U.S. regulatory requirements prior to regulatory approval, could subject our Company to administrative or judicially imposed sanctions, which include but are not limited to:

•	restrictions on our ability to conduct clinical trials, including issuing full or partial clinical holds or other regulatory objections to ongoing or planned trials;

•	recalls;

•	restrictions on the use of drugs, manufacturers or our planned manufacturing process;

•	warning letters;

•	clinical investigator disqualification;

•	civil and criminal penalties;

•	injunctions;

•	suspension or withdrawal of regulatory approvals;

•	drug seizures, detentions or import/export bans or restrictions;

•	voluntary or mandatory drug recalls and publicity requirements;

•	total or partial suspension of drug;

•	imposition of restrictions on operations, including costly new manufacturing requirements; and

•	refusal to approve pending NDAs or supplements to approved NDAs in the U.S. and refusal to approve marketing approvals in other jurisdictions, such as a MAA in the EU.

The FDA, EMA and other non-U.S. regulatory authorities also have substantial discretion in the drug approval process.  Generally, the number of nonclinical and clinical trials that will be required for regulatory approval varies depending on the drug candidate, the disease or condition that the drug candidate is designed to address and the regulations applicable to any particular drug candidate.  Regulatory agencies can delay, limit or deny approval of a drug for many reasons, which include but are not limited to:

•	the drug candidate may be deemed unsafe or ineffective;

•	current results may not continue to confirm the positive results from earlier nonclinical or clinical trials;

•	failure to select optimal drug doses and suitable trial endpoints;

•	populations studied did not reflect populations likely to use the drug;

•	mortality rates in clinical trials are shown to be numerically higher in subjects treated with SM-88 that in those treated with comparator drugs;

•	regulatory agencies may not find the data from nonclinical and clinical trials sufficient or well-controlled;

•	regulatory agencies might not approve or might require changes to manufacturing processes or facilities; and

•	regulatory agencies may change their approval policies or adopt new regulations.

Any delay in obtaining or failure to obtain, required approvals could materially adversely affect our ability to generate revenue from SM-88, which would likely result in significant harm to our financial position and adversely impact our share price.  Furthermore, any regulatory approval to market SM-88 may be subject to limitations on the indicated uses for which we may market the drug.  These limitations may limit the size of the market for SM-88 and any other drug product we may develop.

We have no history of conducting large-scale or pivotal clinical trials or commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability.

Our operations to date have been limited to financing and staffing our Company and developing our technology platform, SM-88 and other potential drug candidates.  We have not yet developed our commercialization strategy and marketing plan.  Accordingly, we have not been given the opportunity to demonstrate our ability to successfully complete a large-scale or pivotal clinical trial, obtain marketing approval, manufacture product on a commercial scale or conduct sales and marketing activities.  Consequently, predictions about our future success or viability may not be as accurate as they could be if we had a history of successfully developing and commercializing pharmaceutical products.

If clinical trials for SM-88 are prolonged, delayed or stopped, we may be unable to obtain regulatory approval and commercialize our drug on a timely basis, which would require us to incur additional costs and delay revenue.

SM-88 is in the early stages of development.  We are working towards conducting our first phase II clinical trial and its initiation is subject to numerous factors that can cause interruption or delay, many of which are beyond our control.  Should we experience any interruption or delay, our future plans and expected future revenue will be adversely affected and could result in our inability to continue our operations.

We anticipate commencing a phase II clinical trial with SM-88 in patients in 2015, with plans to review interim data in order to confirm that our development plans are in line.  In addition, we plan to conduct nonclinical trials and develop our pharmacology and toxicology program for SM-88.  The commencement of these planned trials could be substantially delayed or prevented due to several factors, which include but are not limited to:

•	further discussions with the FDA, the EMA or other regulatory agencies regarding the scope or design of our clinical trials;

•

the limited number of and competition for, suitable sites to conduct our clinical trials, many of which may already be engaged in other clinical trial programs, including trials for the same indication as SM-88;

•	delay or failure to obtain regulatory approval or agreement to commence a clinical trial in any of the countries where enrollment is planned;

•	inability to obtain sufficient funds required to execute our clinical and regulatory development plans;

•	clinical holds on or other regulatory objections to, a new or ongoing clinical trial;

•	delay or failure in the testing, validation, manufacture and delivery of sufficient supplies of SM-88 for our clinical trials;

•

delay or failure to reach agreement on acceptable clinical trial terms or clinical trial protocols with prospective investigational sites or clinical research organizations (“CRO”), the terms of which can be subject to extensive negotiation and may vary significantly among different sites or CROs; and

•	delay or failure to obtain institutional review board or independent ethics committee (“IEC”) approval to conduct a clinical trial at a prospective investigational site.

Additionally, many factors could substantially delay or prevent the timely completion of our planned clinical trials due to several factors, which include but are not limited to:

•	slower than expected rate of subject recruitment and enrollment;

•	slower than projected IRB/IEC review and approval;

•	the Data Monitoring Committee (“DMC”) of the FDA requires the clinical trial be delayed or stopped or requests major or minor modifications to the clinical trial;

•	failure of subjects to complete their full participation in clinical trial or return for post-treatment follow-up;

•	unforeseen safety issues, including severe or unexpected drug-related adverse effects experienced by subjects, including the possibility of death;

•	lack of SM-88 efficacy during the clinical trials;

•	poor trial design for one or more of our clinical trials;

•	withdrawal of participation by a principal investigator in one or more of our clinical trials;

•	inability or unwillingness of subjects or clinical investigators to comply with clinical trial procedures;

•	resolution of data discrepancies;

•	inadequate CRO management and/or monitoring in one or more of our clinical trials;

•	the need to repeat, reconstruct or terminate a clinical trial due to inconclusive or negative results or unforeseen complications in testing; and

•	a request by the FDA to abandon our current drug development programs.

Changes in regulatory requirements and guidance may also occur and we may need to significantly amend ongoing clinical trial protocols or revise planned prospective clinical trial protocols to reflect such changes mandated by regulatory authorities.  Amendments may require us to renegotiate terms with CROs or resubmit clinical trial protocols to IRBs or IEUs for re-review, which may impact the costs, timing or successful completion of a clinical trial.  Our clinical trials may be suspended or terminated at any time by the FDA, the EMA, other regulatory authorities or the IRB/IEC overseeing the clinical trial, due to a number of factors, which include but are not limited to:

•	failure to conduct the clinical trial in accordance with regulatory requirements or compliance with the clinical protocol;

•	unforeseen safety issues or any determination that a clinical trial presents unacceptable health risks to subjects;

•	lack of adequate funding to continue the clinical trial due to higher or additional unforeseen costs or other business decisions; and

•	upon a breach or pursuant to the terms of any agreement with or for any other reason by, current or future collaborators that have responsibility for the clinical development of SM-88.

Any failure or significant delay in clinical and regulatory development plans for SM-88 or any other drug candidate we may pursue would likely adversely affect our ability to obtain regulatory approval for the drug and would diminish our ability to generate revenue.

The results of previous clinical trials may not be predictive of future results, our progress in trials for one drug candidate may not be indicative of progress in trials for other drug candidates and the results of our current and planned clinical trials may not satisfy the requirements of the FDA, the EMA or other non-U.S. regulatory authorities.

We currently have no products approved for sale and we cannot guarantee that we will ever have marketable products.  Before obtaining marketing approval from regulatory authorities for the sale of SM-88 as a cancer therapy, we must conduct extensive clinical trials to demonstrate the safety and efficacy of our drug in humans.  Clinical testing is expensive, difficult to design and implement, can take many years to complete and has a risk of uncertainty as to its outcome.  Clinical failure can occur at any stage of clinical development and the outcome of early clinical trials may not be predictive of the success of later clinical trials.  Additionally, interim results of a clinical trial do not necessarily predict final trial results.  In addition, nonclinical and clinical data are often susceptible to varying interpretations and analyses and many companies that have believed their drug performed satisfactorily in clinical trials have nonetheless failed to obtain marketing approval of their products.

Drug candidates that have shown promising results in early clinical trials may still suffer significant setbacks in subsequent registration clinical trials.  A number of companies in the pharmaceutical industry, including those with greater resources and experience than us, have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier clinical trials.

Clinical trials may also produce negative or inconclusive results and we may decide or regulators may require us, to conduct additional clinical or nonclinical testing.  We will be required to demonstrate with substantial evidence through well-controlled clinical trials that SM-88 is safe and effective for use in diverse populations before we can seek regulatory approvals for its commercial sale.

In addition, the design of a clinical trial can determine whether its results will support approval of a drug.  Flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced.  We may be unable to design and execute a clinical trial to support regulatory approval.

In some instances, there may be significant variability in safety and/or efficacy results between different trials of the same drug due to numerous factors, including amendment to trial protocols, variability in size and type of the patient populations, adherence to the dosing regimen and other trial procedures and the rate of dropout among clinical trial subjects.  We do not know whether any of the clinical trials in our development plan will demonstrate consistent or adequate efficacy and safety to obtain regulatory approval to market SM-88.

There is always the possibility that SM-88 may not gain regulatory approval even if it achieves its primary endpoints in its phase III clinical trials, which may only be initiated if we are successful in complying with all regulatory requirements necessary to commence phase III clinical trials.  The FDA, the EMA or other non-U.S. regulatory authorities may disagree with our trial design and/or our interpretation of data from nonclinical and clinical trials.  In addition, any of these regulatory authorities may change requirements for the approval of a drug even after reviewing and providing comments or advice on a protocol for a clinical trial.  In addition, any of these regulatory authorities may also approve a drug for fewer or more limited indications than requested or may grant approval that is contingent on the performance of costly post-marketing clinical trials.  Further, the FDA, the EMA or other non-U.S. regulatory authorities may not accept the labeling claims that we believe would be necessary or desirable for the successful commercialization of SM-88.

Even if SM-88 obtains regulatory approval, it will be subject to continual regulatory review.

If marketing authorization is obtained for our lead drug candidate, SM-88, the drug will continue to be under review by regulatory authorities and, therefore, authorization could be subsequently withdrawn or restricted at any time there is a safety issue.  We will be subject to ongoing obligations and oversight by regulatory authorities, including adverse event (AE) reporting requirements, marketing restrictions and, potentially, other post-marketing obligations, all of which may result in significant expense and limit our ability to commercialize our drug product.

If there are changes in the application of legislation or regulatory policies or if problems are discovered with SM-88 or our manufacture(s) or if we or one of our distributors, licensees or co-marketers fails to comply with regulatory requirements, the regulators could take various actions.  These include imposing fines on us, imposing restrictions on the drug or its manufacture and requiring us to recall or remove the drug from the market.  The regulators could also suspend or withdraw our marketing authorizations, requiring us to conduct additional clinical trials, change our drug labeling or submit additional applications for marketing authorization.  If any of these events occurs, our ability to sell SM-88 may be impaired and we may incur substantial additional expense to comply with regulatory requirements, which could adversely affect our business, financial condition and the result of our operations.

We may not be successful in our efforts to use and expand our technology platform to build a pipeline of drug candidates.

A key element of our business strategy is to further develop and expand our technology platform so that we can build a steady pipeline that we ultimately hope will be successful in the treatment of a variety of cancers, as well as other diseases that affect health and quality of life.  Although our discovery and development efforts to date have resulted in the development of SM-88, we may not be able to develop additional drugs that are safe and effective.  Even if we are successful in continuing to build our pipeline, the potential drug candidates that we discover may not be suitable for further clinical development.  There is always the potential that they produce harmful adverse effects or possess other characteristics that indicate that they are unlikely to be products that will receive marketing approval and achieve market acceptance.  If we do not continue the steady development and commercialization of products utilizing our technology platform, we will face difficulty in obtaining revenues in future periods, which could result in significant harm to our financial position and adversely affect our share price.

We have a growing pipeline of drug candidates based on our technology platform that are focused on key cancer indications.  To date, the FDA and other regulatory authorities have not approved products that utilize this technology platform.

In the future, we plan to develop additional drug candidates based on our proprietary technology platform.  This platform incorporates novel technologies and methods and actions.  The approval of the drug candidates in our pipeline is less certain than approval of drugs that do not employ such novel technologies or methods of action.  We intend to work closely with the FDA, the EMA and other non-U.S. regulatory authorities to perform the requisite scientific analyses and evaluation of our methods to obtain regulatory approval for these future drug candidates.  For example, final assays and specifications of our future drug candidates have yet to be developed and the FDA, EMA or other non-U.S. regulatory authorities may require additional analyses to evaluate this aspect of our technology.  It is possible that the validation process may take time and significant expenditures of resources, require independent third-party analyses or not be accepted by the FDA, the EMA and other non-U.S. regulatory authorities.  Delays or failure to obtain regulatory approval of any of our future drug candidates could adversely affect our business prospects.

Even if we obtain marketing approval for SM-88 in a major pharmaceutical market such as the U.S. or Europe, we may never obtain approval or commercialize in other major markets, which would limit our ability to realize the drug’s full market potential.

In order to market any products in a country or territory, we must establish and comply with numerous and varying regulatory requirements of such countries or territories regarding safety and efficacy.  Clinical trials conducted in one country may not be acceptable for review by regulatory authorities in other countries and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country.  Approval procedures differ among countries and can involve additional testing and validation as well as varying administrative review periods.  Seeking regulatory approvals in multiple countries could result in significant delays, difficulties and costs and may require additional nonclinical or clinical trials, which would be costly and time-consuming or even delay or prevent the introduction of SM-88 in those countries.  In addition, our failure to obtain regulatory approval in one country may delay or have negative effects on the process for regulatory approval in other countries.  We do not have any drug candidates approved for sale in any jurisdiction, including international markets and we do not have experience in obtaining regulatory approval in international markets.  If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, our target market will be reduced and our ability to realize the full market potential of SM-88 will be harmed.

In the U.S., we may seek fast track or breakthrough designation for SM-88.  There is no assurance that the FDA will grant either designation and even if it does, such designation may not actually lead to a faster development process, regulatory review or approval compared to conventional FDA procedures and does not increase the likelihood that SM-88 will receive marketing approval in the U.S.

The fast track program, a provision of the FDA Modernization Act of 1997, is designed to facilitate interactions between a sponsor and the FDA before and during submission of a NDA for an investigational agent that, alone or in combination with one or more drugs, is intended to treat a serious or life-threatening disease or condition and which demonstrates the potential to address an unmet medical need for that disease or condition.  Under the fast track program, the FDA may consider reviewing portions of a marketing application before the sponsor submits the complete application, if the FDA determines, after a preliminary evaluation of the clinical data, that a fast track drug may be effective.  A fast track designation provides the opportunity for more frequent interactions with the FDA and could make the drug eligible for priority review if supported by clinical data at the time of submission of the NDA.

The FDA is authorized to designate a new drug as a breakthrough therapy if it finds that the drug is intended, alone or in combination with one or more drugs, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development.  For products designated as breakthrough therapies, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens.  Products designated as breakthrough therapies by the FDA are also eligible for accelerated approval.

The FDA has broad discretion whether or not to grant fast track or breakthrough designation.  Accordingly, even if we believe SM-88 meets the criteria for fast track or breakthrough designation, the FDA may disagree and instead determine not to make such designation.  In any event, the receipt of fast track or breakthrough designation for a drug candidate may not result in a faster development process, review or approval compared to drug candidates considered for approval under conventional FDA procedures and, in any event, does not assure ultimate approval by the FDA.  The FDA may even withdraw fast track designation if it believes that the designation is no longer supported by data from our clinical development program.

Should we choose to pursue orphan drug designation, we may be unable to obtain orphan drug designation or exclusivity for SM-88.  If our competitors are able to obtain orphan drug exclusivity for their products in the same indications for which we are developing SM-88, we may not be able to have our products approved by the applicable regulatory authority for a significant period of time.  Conversely, if we obtain orphan drug exclusivity for SM-88 or any other drug we may develop, we may not be able to benefit from the associated marketing exclusivity.

Regulatory authorities in some jurisdictions, including the U.S. and Europe, may designate drugs for relatively small patient populations as orphan drugs.  Under the Orphan Drug Act, the FDA may designate SM-88 as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the U.S.  In the European Union, the European Commission may designate a drug candidate as an orphan medicinal drug if it is a medicine for the diagnosis, prevention or treatment of life-threatening or very serious conditions that affects not more than five in 10,000 persons in the EU or it is unlikely that marketing of the medicine would generate sufficient returns to justify the investment needed for its development.  If SM-88 were to receive orphan drug designation, this orphan drug status may not ensure that we have market exclusivity in a particular market and there is no assurance we will be able to receive orphan drug designation for SM-88.  Further, the granting of a request for orphan drug designation does not alter the standard regulatory requirements and process for obtaining marketing approval.

Generally, if a drug candidate with an orphan drug designation receives the first marketing approval for the indication for which it has such designation, the drug is entitled to a period of marketing exclusivity, which, subject to certain exceptions, precludes the FDA from approving the marketing application of another drug for the same indication for that time period or precludes the EMA and other national drug regulators in the EU, from accepting the marketing application for another medicinal drug for the same indication. The applicable period is seven years in the U.S. and ten years in the EU.  The EU period can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified.  In the EU, orphan exclusivity may also be extended for an additional two years (i.e., a maximum of 12 years’ orphan exclusivity) if the drug is approved based on a dossier that includes pediatric clinical trial data generated in accordance with an approved pediatric investigation plan.  Orphan drug exclusivity may be lost in the U.S. if the FDA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition.

Even if we obtain orphan drug exclusivity for SM-88, that exclusivity may not effectively protect the drug from competition because exclusivity can be suspended under certain circumstances.  In the U.S., even after an orphan drug is approved, the FDA can subsequently approve another drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care.  In the EU, orphan exclusivity will not prevent a marketing authorization from being granted for a similar drug in the same indication if the new drug is safer, more effective or otherwise clinically superior to the first drug or if the marketing authorization holder of the first drug is unable to supply sufficient quantities of the drug.

SM-88 and any other drug product we may develop may have serious adverse, undesirable or unacceptable side effects, which may delay or prevent marketing approval.  If such side effects are identified during the development of SM-88 or following approval, if any, we may need to abandon our development of SM-88 and any other drug product, the commercial profile of any approved label may be limited and/or we may be subject to other significant negative consequences following marketing approval, if any.

Although SM-88 and any other drug products we may develop will undergo safety testing to the extent possible and agreed to with regulatory authorities, not all adverse effects of drugs can be predicted or anticipated.  SM-88, our proprietary drug cocktail – which we believe is a first-in-class drug that harness the body’s own immune defenses to fight tumor cells - is based on a mechanism designed to utilize oxidative stress, among other techniques, to selectively kill cancer cells, yet is powerful and could lead to serious side effects that we only discover in clinical trials.  Unforeseen side effects from SM-88 and any other drug product we may develop could arise either during clinical development or, if such side effects are sporadic, after it has been approved by regulatory authorities and the approved drug has been marketed, resulting in the exposure of additional patients.  While our proof-of-concept clinical trial for SM-88 demonstrated a favorable safety profile, the results from future trials of SM-88 may not confirm these results.  Any new therapy to kill cancer tumors is risky and may have unintended consequences.  We have not fully demonstrated that SM-88 is safe in humans and we may not be able to do so.

Furthermore, we are initially developing SM-88 for patients with cancer for whom no other therapies have succeeded and survival times are frequently short.  Therefore, we expect that certain subjects may die during the clinical trials and it may be difficult to ascertain whether such deaths are attributable to the underlying disease, complications from the disease, SM-88 or a combination of such factors.

The results of future clinical trials may show that SM-88 causes undesirable or unacceptable side effects, which could interrupt, delay or halt our clinical trials and result in delay of or failure to obtain, marketing approval from the FDA, the European Commission and other non-U.S. regulatory authorities or result in marketing approval from the FDA, the European Commission and other non-U.S. regulatory authorities with restrictive label warnings or potential drug liability claims.

If SM-88 receives marketing approval and it is later identified as undesirable or has unacceptable side effects, we are at risk for the following actions:

•	regulatory authorities may require us to take SM-88 off the market;

•	regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication or field alerts to physicians and pharmacies;

•	regulatory authorities may require post-market clinical trials to assess possible serious risks associated with SM-88, which will require us to provide the FDA with additional data;

•	we may be required to change the way SM-88 is administered, conduct additional clinical trials or change the labeling of the drug;

•	we may be subject to limitations on how we may promote SM-88;

•	sales of SM-88 may decrease significantly;

•	we may be subject to litigation or drug liability claims; and

•	our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of SM-88 or could substantially increase commercialization costs and expenses, which in turn could delay or prevent us from generating significant revenue from the sale of SM-88.

We depend on continued patient enrollment into our clinical trials.  If we are unable to enroll patients in our clinical trials, our research and development efforts could be materially adversely affected.

Successful and timely completion of clinical trials will require that we enroll and complete the trials with a sufficient number of evaluable subjects.  Our clinical trials may be subject to delays resulting from the trials’ slower enrollment or subject withdrawal.  Subject enrollment depends on many factors, including the size and nature of the patient population, eligibility criteria for the clinical trial, the proximity of patients to clinical sites, the design of the clinical protocol, the availability of competing clinical trials for the same population of subjects, the availability of new drugs approved for metastatic breast cancer and clinicians’ and patients’ perceptions as to the potential advantages of SM-88 and any other drug product we may develop in relation to other available therapies.

These factors may make it difficult for us to enroll enough patients to complete our clinical trials in a timely and cost-effective manner.  Delays in the completion of any clinical trial for SM-88 and any other drug product we may develop will increase our costs, slow down our drug development and delay or potentially jeopardize our ability to commence drug sales and generate revenue.  In addition, some of the factors that cause or lead to, a delay in the completion of clinical trials may also ultimately lead to the denial of regulatory approval of SM-88 and any other drug product we may develop.

Even if approved, if SM-88 does not achieve broad market acceptance among physicians, patients, the medical community and third-party payors, our revenue generated from its sales will be limited.

The commercial success of our SM-88 and any other drug product we may develop will depend upon its acceptance among physicians, patients and the overall medical community.  The degree of market acceptance of SM-88, which would be applicable to any other drug product we may develop, will depend on a number of factors, which include but are not limited to:

•	limitations or warnings contained in the approved labeling for SM-88;

•	changes in the standard of care for metastatic breast cancer for SM-88;

•	limitations in the approved clinical indications for SM-88;

•	demonstrated clinical safety and efficacy of SM-88 compared to other drugs;

•	lack of significant adverse effects;

•	limitations on how we promote SM-88;

•	sales, marketing and distribution support;

•	availability and extent of reimbursement from managed care plans and other third-party payors;

•	timing of market introduction and perceived effectiveness of competitive drugs;

•	the degree of cost-effectiveness of SM-88;

•	availability of alternative therapies at similar or lower cost, including generic and over-the-counter drugs;

•	the extent to which SM-88 is approved for inclusion on formularies of hospitals and managed care organizations;

•	whether SM-88 is designated under physician treatment guidelines as a first-line therapy or as a second- or third-line therapy for metastatic breast cancer;

•	adverse publicity about SM-88 or favorable publicity about competitive drugs;

•	convenience and ease of administration; and

•	potential drug liability claims.

If SM-88 is approved but does not achieve an adequate level of acceptance by physicians, patients and the overall medical community, we may not generate sufficient revenue to become profitable or to sustain operations.  In addition, efforts to educate the medical community and third-party payors on the benefits of SM-88 may require significant resources and may never be successful.

We are subject to manufacturing risks that could substantially increase our costs and limit the supply of SM-88 and any other drug product we may develop.

The process of manufacturing SM-88 is complex, highly regulated and subject to several risks, which include but are not limited to:

•

We do not have experience in manufacturing SM-88 in bulk quantity or at commercial scale.  We plan to contract with external manufacturers to develop a larger scale process for manufacturing SM-88 in parallel with our phase II trial of SM-88.  We may not succeed in the scaling up of our process or we may need a larger manufacturing process for SM-88 than what we have planned.  Any changes to our manufacturing processes may result in the need to obtain additional regulatory approvals.  Difficulties in achieving commercial-scale production or the need for additional regulatory approvals could delay the development and regulatory approval of SM-88 and ultimately affect our success.

•

The process of manufacturing drugs, such as SM-88, is extremely susceptible to loss due to contamination, equipment failure or improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in drug characteristics and difficulties in scaling the production process.  Even minor deviations from normal manufacturing processes could result in reduced production yields, drug defects and other supply disruptions.  If microbial, viral or other contaminations are discovered in SM-88 or in the manufacturing facilities in which SM-88 is made, such manufacturing facilities may need to be closed for an extended time to investigate and remedy the contamination.

•	A shortage of one or more SM-88 drug substance(s) or ingredients.

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The manufacturing facilities in which SM-88 is made could have delays in manufacturing due to delays created by other sponsor company drug manufacturing runs, which could affect our manufacturing runs.

•	An unforeseen increase in ingredients procurement or other manufacturing costs.

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The manufacturing facilities in which SM-88 is made could be adversely affected by equipment failures, labor shortages, labor strikes, natural disasters, power failures, lack of phone or internet services, riots, crime, act of foreign enemies, war, nationalization, government sanction, blockage, embargo, any extraordinary event or circumstance beyond control and numerous other factors.

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We and our manufacturing partners must comply with applicable current Good Manufacturing Practice and local and state regulations and guidelines.  We or our manufacturing partners may encounter difficulties in achieving quality controls and quality assurance and may experience shortages in qualified personnel.  We and our manufacturing partners will be subject to inspections by the FDA and comparable agencies in other jurisdictions to confirm compliance with applicable regulatory requirements.  Any failure to follow cGMPs or other regulatory requirements or delay, interruption or other issues that arise in the manufacture, fill-finish, packaging or storage of SM-88 that result from a failure at the facilities or the facilities or operations of third parties to comply with regulatory requirements or pass any regulatory authority inspection could significantly impair our ability to develop and commercialize SM-88.  This could lead to significant delays in the availability of our drug for clinical trials or the termination or clinical hold on a trial or the delay or prevention of a filing or approval of marketing applications for SM-88.  Significant noncompliance could also result in the imposition of sanctions, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approvals for SM-88, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of products, operating restrictions and criminal prosecutions, any of which could damage our reputation.  If we and/or our manufacturing partners are not able to maintain regulatory compliance, we may not be permitted to market SM-88 and/or may be subject to drug recalls, seizures, injunctions or criminal prosecution.

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Any adverse developments affecting manufacturing operations for SM-88, if any are approved, may result in shipment delays, inventory shortages, lot inspection failures, drug withdrawals or recalls or other interruptions in the supply of SM-88.  We may also have to take inventory write-offs and incur other charges and expenses for products that fail to meet regulator-approved manufacturing specifications, undertake costly remediation efforts or seek more costly manufacturing alternatives; and

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Drug products that have been produced and stored for later use may degrade, become contaminated or suffer other quality defects, which could cause the affected products to no longer be suitable for its intended use in clinical trials or other development activities.  If the defective drug cannot be replaced in a timely fashion, we may incur significant delays in our development programs that could adversely affect the value of SM-88.

One component of SM-88 is a derivation of an existing FDA-approved drug that has been modified to contribute to the functionality of SM-88.  This drug substance is being manufactured by a FDA-approved, third party and to date that manufacturer is our sole supplier of this drug substance.  To our knowledge, the current manufacturer of this drug substance is the only FDA-approved supplier of the existing drug in the U.S.  We believe this cGMP manufacturer has sufficient capacity to meet our projected needs into the near future.  In the event of a catastrophic event or this manufacturer is unable to meet our needs, we will, due to the nature of the drug substance and the modifications required for this drug substance, need to find an alternative source of supply, which will likely result in time delays in the clinical development process.  We believe that replacement for this supplier, in the event it becomes necessary, is not impossible, but would cost us in development time.  Currently, we do not have an arrangement in place for a secondary supplier for this drug substance.

We currently have no marketing, sales or distribution infrastructure.  If we are unable to develop sales, marketing and distribution capabilities on our own or through collaborations or if we fail to achieve adequate pricing and/or reimbursement, we will not be successful in commercializing SM-88 and any other drug product we may develop.

We currently have no marketing, sales and distribution capabilities because our lead drug candidate, SM-88, is still in clinical development.  If SM-88 is approved, we intend either to have established a sales and marketing organization with technical expertise and supporting distribution capabilities to commercialize our drug or to have outsourced this function or portions, to one or more an experienced third parties.  Either of these options is expensive and time-consuming.  Some of these costs may be incurred well in advance of any regulatory approvals for SM-88.  In addition, we may not be able to hire a sales force that is sufficient in size or has adequate expertise in the medical markets that we intend to target.  Any failure or delay in the development of our internal sales, marketing and distribution capabilities or to outsource these functions, in whole or part, would adversely affect the commercialization of our products.

To the extent that we enter into collaborative agreements for marketing, sales and/or distribution, our revenue may be lower than if we directly marketed and sold SM-88.  In addition, any revenue we receive will depend in whole or in part upon the efforts and success of these third-party collaborators, which are likely not to be entirely within our control.  If we are unable to enter into these arrangements on acceptable terms or at all, we may not be able to successfully commercialize SM-88.  If we are not successful in commercializing SM-88, either on our own or through collaborations with one or more third parties, our future revenues will suffer, we may incur significant and additional losses and we may be forced to curtail operations.

SM-88 and any other drug product we may develop will face significant competition and, if competitors develop and market products that are more effective, safer or less expensive than our drug, our commercial opportunity will be negatively impacted.

The anticancer treatment industry is highly competitive and subject to rapid and significant technological changes.  We are currently developing SM-88 to compete with other drugs that currently exist or are being developed.  Drugs we may develop in the future are also likely to face competition from other drugs, some of which we may not be currently be aware of.  In marketing our products, we will have domestic and international competitors, including major multinational pharmaceutical companies, established biotechnology companies, specialty pharmaceutical companies, universities and other research institutions.  Many of our competitors have significantly greater financial, manufacturing, marketing, drug development, technical and human resources than we do.  Large pharmaceutical companies, in particular, have extensive experience in clinical testing, obtaining regulatory approvals, patient recruitment and manufacturing pharmaceutical products.  These companies also have significantly greater research and marketing capabilities than we do and may also have products that have been approved or are in more advanced stages of development or collaborative arrangements in our target markets with leading companies and research institutions.  Established pharmaceutical companies also may invest heavily to accelerate discovery and development of novel compounds or to in-license novel compounds that could make SM-88 and any other drug product we may develop obsolete.  Some or all of these factors may contribute to our competitors succeeding in obtaining patent protection and/or marketing approval or developing and commercializing products in our field before we do.

There are a large number of companies working to develop and/or market various types of anticancer treatments.  These treatments consist both of small molecule drugs, as well as biological drugs that work by using next-generation technology platforms to address specific cancer targets.  These treatments are often combined with one another in an attempt to maximize a response rate.  In addition, several companies are developing drugs that work by targeting multiple specificities using a single recombinant molecule, as we are.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer or less severe effects, are more convenient or are less expensive than SM-88.  Our competitors also may obtain FDA, EU or other non-U.S. regulatory approval for their products more rapidly than we may, which could result in our competitors establishing a strong market position before we are able to enter the market.  Even if SM-88 achieves marketing approval, it may be priced at a significant premium over competitive products, if any have been approved by then, resulting in our product’s reduced competitiveness.

In addition, our future ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of similar or biosimilar products.

In addition, in March 2010, President Obama signed into law the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act or collectively, the Health Care Reform Law, a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of health care spending, enhance remedies against fraud and abuse, add new transparency requirements for health care and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. The Health Care Reform Law also created a new regulatory scheme authorizing the FDA to approve biosimilars.  Under the Health Care Reform Law, a manufacturer may submit an application for licensure of a biologic product that is “biosimilar to” or “interchangeable with” a previously approved biological product or “reference product,” without the need to submit a full package of nonclinical and clinical data.  Under this new statutory scheme, an application for a biosimilar product may not be submitted to the FDA until four years following approval of the reference product.  The FDA may not approve a biosimilar product until 12 years from the date on which the reference product was approved.  Even if a product is considered to be a reference product eligible for exclusivity, another company could market a competing version of that product if the FDA approves a full NDA for such product containing the sponsor’s own nonclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of their product.  Furthermore, recent legislation has proposed that the 12-year exclusivity period for each a reference product may be reduced to seven years.

Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies.  These third parties compete with us in recruiting and retaining qualified scientific and management personnel, recruiting clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to or necessary for, SM-88.  In addition, the biopharmaceutical industry is characterized by rapid technological changes.  If we fail to stay at the forefront of technological change, we may be unable to compete effectively.  Technological advances or products developed by our competitors may render our technologies or product candidates obsolete, less competitive or not economical.

Enacted and future legislation may increase the difficulty and cost for us to obtain marketing approval and commercialization of SM-88 and may affect the price we set.  Our successful commercialization will depend in part on the extent to which governmental authorities and health insurers establish adequate coverage, reimbursement and pricing policies.

In the U.S., the EU, its Member States and some other foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system.  These changes could prevent or delay marketing approval of SM-88 and any other drug product we may develop, restrict or regulate post-approval activities and affect our ability to sell and recognize revenue from SM-88 or any other drug product we may develop.  Among policy makers and payors in the U.S. and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing health care costs, improving quality and/or expanding access to health care.

In the U.S., the Medicare Prescription Drug, Improvement and Modernization Act of 2003 or the Medicare Modernization Act, changed the way Medicare covers and pays for pharmaceutical products.  The legislation expanded Medicare coverage for drug purchases by the elderly and introduced a new reimbursement methodology based on average sale prices for physician-administered drugs.  In addition, this legislation provided authority for limiting the number of drugs that will be covered in any therapeutic class.  Cost-reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products.  While the Medicare Modernization Act applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates.  Therefore, any reduction in reimbursement that results from the Medicare Modernization Act may result in a similar reduction in payments from private payors.

In addition, the Health Care Reform Law, among other things, increased rebates a manufacturer must pay to the Medicaid program, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, established a new Medicare Part D coverage gap discount program in which manufacturers must provide 50% point-of-sale discounts on products covered under Part D and implemented payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain health care services through bundled payment models. Further, the new law imposed a significant annual fee on companies that manufacture or import branded prescription drug products.  Substantial new provisions affecting compliance were enacted, which may affect our business practices with health care practitioners.  The goal of the Health Care Reform Law is to reduce the cost of health care and substantially change the way health care is financed by both governmental and private insurers.  While we cannot predict what impact on federal reimbursement policies this legislation will have in general or on our business specifically, the Health Care Reform Law may result in downward pressure on pharmaceutical reimbursement, which could negatively affect market acceptance of and the price we may charge for, any products we develop that receive regulatory approval.  We also cannot predict the impact of the Health Care Reform Law on our business or financial condition, as many of the Health Care Reform Law reforms require the promulgation of detailed regulations implementing the statutory provisions, which has not yet occurred.

Moreover, other legislative changes have also been proposed and adopted in the U.S. since the Health Care Reform Law was enacted.  On August 2, 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress.  A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs.  This includes aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013.  On January 2, 2013, President Obama signed into law the American Taxpayer Relief Act of 2012 or the ATRA, which, among other things, further reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.  These new laws may result in additional reductions in Medicare and other health care funding, which could have a material adverse effect on our customers and accordingly, our future results from operations.

The delivery of health care in the EU, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU, law and policy.  National governments and health service providers have different priorities and approaches to the delivery of health care and the pricing and reimbursement of products in that context.  In general, however, the health care budgetary constraints in most EU Member States have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers.  Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market products, this could prevent or delay marketing approval of SM-88 and any other drug product we may develop, restrict or regulate post-approval activities and affect our ability to commercialize any products for which we obtain marketing approval.

If any drug liability lawsuits are successfully brought against us or any of our collaborators, we may incur substantial liabilities and may be required to limit commercialization of SM-88 and any other drug product we may develop.

We face an inherent risk of drug liability lawsuits related to the testing of SM-88 and any other drug product we may develop in seriously ill patients and will face an even greater risk of liability lawsuits if SM-88 is approved by regulatory authorities and introduced commercially.  Drug liability claims may be brought against us or our collaborators, if any, by subjects enrolled in our clinical trials, patients, health care providers or others using, administering or selling SM-88.  If we cannot successfully defend ourselves against any such claims, we may incur substantial liabilities.  Regardless of their merit or eventual outcome, liability claims may result in, but are not limited to:

•	decreased demand for SM-88;

•	injury to our reputation;

•	withdrawal of subjects in our clinical trials;

•	withdrawal of clinical trial sites or entire trial programs;

•	increased regulatory scrutiny;

•	significant litigation costs;

•	substantial monetary awards to or costly settlements with patients or other claimants;

•	drug recalls or a change in the indications for which they may be used;

•	loss of revenue;

•	diversion of management and scientific resources from our business operations; and

•	the inability to commercialize SM-88.

If SM-88 is approved for commercial sale, we will be highly dependent upon consumer perception and the safety and quality of SM-88.  We could be adversely affected if we are subject to negative publicity or if SM-88 proves to be or is asserted to be, harmful to patients.  Because of our dependence upon consumer perceptions, any adverse publicity associated with illness or other adverse effects resulting from patients’ use or misuse of SM-88 could have a material adverse impact on our financial condition or results of operations.

When necessary, we intend to obtain clinical trial insurance for the SM-88 phase II clinical trial.  We also intend to obtain drug liability insurance coverage at appropriate levels for our operations, which will vary as the level of our operations vary during our growth from a R&D company to a company manufacturing and marketing drugs to the public.  Our planned insurance coverage may not be adequate to cover all liabilities that we may incur.  We also may need to increase our insurance coverage when we begin the commercialization of SM-88.  Insurance coverage is becoming increasingly expensive.  As a result, we may be unable to obtain or maintain sufficient liability insurance at a reasonable cost to protect us against losses that could have a material adverse effect on our business.  A successful drug liability claim or series of claims brought against us, particularly if judgments exceed any insurance coverage we may have, could decrease our cash resources and adversely affect our business, financial condition and results of operations and could possibly cause us to cease our operations in their entirety.

Our management lacks experience in obtaining FDA approval of products, which could result in delays or the failure to obtain required regulatory approval of our products.

Although they have experience in creating and marketing various products, neither of our two executive officers has ever organized, managed or completed FDA-required submissions and clinical trials concerning new drug products.  While we intend to retain employees, advisors and consultants with experience in the FDA approval process and have retained and utilized a number of such advisors and consultants in the past, the lack of experience by our chief executive and operating officers could result in delays in obtaining necessary regulatory approvals, both in conducting clinical trials and final marketing approvals, additional costs and the possibility that approvals will not be obtained due to the failure to comply with the regulatory approval process, such delays, costs and/or failure would likely adversely affect our business, financial condition and results of operations and could possibly cause us to cease our operations in their entirety.

Risks Related to our Financial Condition and Need for Additional Capital

We have incurred significant losses since inception and anticipate that we will continue to incur losses for the foreseeable future. We have no products approved for commercial sale and to date we have not generated any revenue or profit from drug sales.  We may never achieve or sustain profitability.

We are a clinical-stage pharmaceutical company with a limited operating history.  We have incurred significant losses since our inception.  As of September 30, 2014, our accumulated deficit (unaudited) was approximately $2.71 million.  Our losses have resulted principally from expenses incurred in the discovery and development of SM-88 and from general and administrative expenses incurred while building our business infrastructure.  We expect to continue to incur losses for the near future.  Furthermore, we expect these losses to increase as we continue our research and development of and seek regulatory approval for, our drug candidate SM-88, prepare for and begin to commercialize SM-88 or any other approved products and add infrastructure and personnel to support our drug development efforts and operations as a public company.  The net losses and negative cash flows incurred to date, together with expected future losses, have had and likely will continue to have, an adverse effect on our stockholders’ equity and working capital.  The amount of future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenue.

Because of the numerous risks and uncertainties associated with drug development, we are unable to accurately predict the timing or amount of increased expenses or when or if, we will be able to achieve profitability.  For example, our expenses could increase if FDA or EMA require us to conduct supplemental clinical trials not included in our current development plan or if there are any delays in completing our planned clinical trials or in the development of SM-88 or any other drug product we may pursue.

To become and remain profitable, we must succeed in the development and commercialization of drugs with significant market potential.  This will require us to be successful in a range of challenging activities for which we are only in the preliminary stages, including developing SM-88, obtaining regulatory approval and manufacturing, marketing and selling SM-88.  We may never succeed with these activities or generate revenue from drug sales that is significant enough to achieve profitability.  Our ability to generate future revenue from drug sales depends heavily on our success in many areas, which include but are not limited to:

•	completing research and clinical development of SM-88, including successful completion of required clinical trials;

•	obtaining marketing approval for SM-88;

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developing a sustainable and scalable manufacturing process for SM-88 and maintaining supply and manufacturing relationships with third parties that can conduct the process and provide adequate (in amount and quality) drugs to support clinical development and the market demand for SM-88, if approved;

•	launching and commercializing SM-88, either directly or with a collaborator or distributor;

•	establishing sales, marketing and distribution capabilities in the U.S. and in other markets, such as the EU;

•	obtaining market acceptance of SM-88 as a viable treatment option;

•	addressing any competing technological and market developments;

•	identifying, assessing, acquiring and/or developing new drug candidates;

•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;

•	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and

•	attracting, hiring and retaining qualified personnel.

Even if SM-88 or another drug candidate that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercialization.  Because of the numerous risks and uncertainties with drug development, we are unable to accurately predict the timing or amount of increased expenses or when or if, we will be able to achieve profitability.  Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.  Our failure to become or remain profitable would depress our market value and could impair our ability to raise capital, expand our business, develop other drug candidates or continue our operations.  A decline in the value of our Company could also cause investors in our Common Stock (or other securities we may issue in the future) to lose all or part of their investment.

We will require substantial additional funding, which may not be available to us on acceptable terms or at all and, if not available, may require us to delay, scale back or cease our drug development programs or operations.

In addition to SM-88, we seek to advance multiple drug candidates through the research and clinical development process.  The completion of the development and the potential commercialization of SM-88 or any other drug product, should it receive approval, will require substantial funds.  We believe that our available cash and cash equivalents will be sufficient to fund our anticipated level of operations for at least the next nine months, but there can be no assurance that this will be the case.  Our future financing requirements will depend on many factors, some of which are beyond our control, which include but are not limited to:

•	the number and characteristics of other drug candidates that we pursue;

•	the scope, progress, timing, cost and results of nonclinical and clinical development and research;

•	the costs, timing and outcome of our seeking and obtaining FDA, EMA and other non-U.S. regulatory approvals;

•	the costs associated with manufacturing SM-88, as well as other potential drug candidates and establishing sales, marketing and distribution capabilities;

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our ability to maintain, expand and defend the scope of our IP portfolio, including the amount and timing of any payments we may be required to make in connection with the licensing, filing, defense and enforcement of any patents or other IP rights;

•	the extent to which we acquire or in-license other products or technologies;

•	our need and ability to hire additional administrative, managerial, scientific, operational and medical personnel;

•	the effect of competing products that may limit market penetration of SM-88 and any other drug candidates we may develop;

•	the amount and timing of revenues, if any, we receive from commercial sales of SM-88 or any other drug candidates for which we receive marketing approval in the future;

•	our need to implement additional internal systems and infrastructure, including financial and reporting systems; and

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the economic and other terms, timing of and success of our existing collaborations and any collaboration, licensing or other arrangements into which we may enter in the future, including the timing of achievement of milestones and receipt of any milestone or royalty payments under such agreements.

Until we can generate sufficient drug and royalty revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs through a combination of public or private equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements.  Additional financing may not be available to us when we need it or financings may not be available on favorable terms.  If we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish certain valuable rights to our drug candidates, technologies, future revenue streams or research programs and/or grant licenses on terms that may not be favorable to us.  If we raise additional capital through public or private equity offerings, the ownership interests of our existing stockholders will be diluted and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights, including without limitation the issuance of additional shares of our Common Stock to the purchasers in the PPO and the Bridge Note purchaser if we raise funds within the next two years at a per share price less than the per share price of shares sold in the PPO. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.  If we are unable to obtain adequate financing when needed and on favorable terms, we may have to delay, reduce the scope of or suspend one or more of our clinical trials or research and development programs or our commercialization efforts.

We may expend our limited resources to pursue SM-88 for the treatment of metastatic breast cancer and fail to capitalize on drug candidates or indications that may be more profitable or for which there is a greater likelihood of success.

Because we have limited financial and managerial resources, we currently are focusing our research programs on SM-88 for the treatment of metastatic breast cancer.  As a result, we may forego or delay pursuit of opportunities with other drug candidates or other indications that later prove to have greater commercial potential.  Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities.  Our spending on current and future research and development programs and drug candidates for specific indications may not yield any commercially viable products.

If we do not accurately evaluate the commercial potential or target market for SM-88 or any other drug candidate, we may relinquish valuable rights through collaboration, licensing or other royalty arrangements in cases where it would have been advantageous for us to retain sole development and commercialization rights.

If we do not achieve our projected development goals in the periods we announce and expect, the commercialization of our products may be delayed and, as a result, our stock price may decline.

Over the course of our development efforts, we will estimate the successful completion of various scientific, clinical, regulatory and other drug development goals, which we refer to as milestones.  These milestones may include the commencement or completion of clinical trials and the submission of planned regulatory filings.  Occasionally, we may publicly announce the expected timing of some of these milestones.  For example, throughout this Current Report on Form 8-K, we state that we plan to begin phase II trials sometime in the immediate future.  All of these milestones will be based on a variety of assumptions.  The actual timing of achieving these milestones can vary dramatically compared to our estimates, in some cases for reasons beyond our control.  If we do not meet these milestones as publicly announced, the commercialization of our products may be delayed and, as a result, our stock price may decline.

Risks Related to our Reliance on Third Parties

We rely on third parties to conduct our clinical trials and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of these trials.

We will not independently conduct clinical trials for SM-88 and may not do so for any other drug product we may develop.  We will rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators to perform these functions.  Our reliance on these third parties for clinical development activities reduces our control over these activities but does not relieve us of our responsibilities.  For example, the FDA requires us to comply with standards, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible, accurate and that the rights, integrity and confidentiality of subjects in clinical trials are protected, even though we are not in control of these processes.  These third parties may also have relationships with other entities, some of which may be our competitors.  If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain or may be delayed in obtaining, regulatory approvals for SM-88 or other products we may develop and will not be able to or may be delayed in our efforts to, successfully commercialize SM-88 and any other drug product we may develop.

We will also rely on other third parties to store and distribute supplies for our clinical trials.  Any performance failure on the part of our existing or future distributors could delay clinical development or regulatory approval of SM-88, producing additional losses and depriving us of potential revenue.

We intend to rely on third-party contract manufacturing organizations to manufacture and supply SM-88 for us.  If one of our suppliers or manufacturers fails to perform adequately or fulfill our needs, we may be required to incur significant costs and devote significant efforts to find new suppliers or manufacturers.  We may also face delays in the development and commercialization of SM-88 and any other drug product we may develop.

We currently have limited experience in and we do not own facilities for, clinical-scale manufacturing of SM-88 and we rely upon third-party contract manufacturing organizations to manufacture and supply drug for our clinical trials.  The manufacture of pharmaceutical products in compliance with the FDA’s cGMP requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls.  Manufacturers of pharmaceutical products often encounter difficulties in production, including difficulties with production costs and yields, quality control, including drug stability, quality assurance testing, shortages of qualified personnel, as well as compliance with strictly enforced cGMP requirements and other federal and state regulatory requirements and foreign regulations.  If our manufacturers were to encounter any of these difficulties or otherwise fail to comply with their obligations to us or under applicable regulations, it would jeopardize our ability to supply investigational drug for our clinical trials.  Any delay or interruption in the supply of clinical trial materials could delay the completion of our clinical trials, increase the costs associated with maintaining our clinical development programs and, depending upon the period of delay, require us to commence new trials at significant additional expense or terminate the ongoing trials.

All manufacturers used to formulate the components of SM-88 must comply with cGMP requirements, which are enforced by the FDA through its facilities inspection program.  These requirements include, among other things, quality control, quality assurance and the documentation and maintenance of records.  Manufacturers of our drug candidates may be unable to comply with cGMP requirements and/or with other FDA, state and foreign regulatory requirements.  The FDA or similar foreign regulatory agencies may also implement new standards at any time or change their interpretation and enforcement of existing standards for manufacture, packaging or testing of drug products.  We have little control over our manufacturers’ compliance with these regulations and standards and a failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay in drug approval, drug seizure or recall or withdrawal of a drug approval.  If the safety of any drug supplied is compromised due to our manufacturers’ failure to adhere to applicable laws or for other reasons, we may not be able to obtain regulatory approval for or successfully commercialize SM-88 and as a result, may be held liable for any injuries sustained.  Any of these factors could cause a delay of clinical trial completion, regulatory submission, approval or commercialization of SM-88, increase our costs or impair our reputation.

We currently rely on single-source suppliers for each of the drug components in SM-88.  Supplies are obtained under individual purchase orders and we do not have any long-term supply agreements in place at this time.  Although we believe alternative sources of supplies exist, the number of third-party suppliers with the necessary manufacturing and regulatory expertise and facilities is limited, could be more expensive and it could take a significant amount of time to source, any of which would adversely affect our business.  New suppliers of SM-88 would be required to qualify under applicable regulatory requirements and would need to have sufficient rights under applicable IP laws to the method of manufacturing the drug candidate.  Obtaining the necessary FDA approvals or other qualifications under applicable regulatory requirements and ensuring non-infringement of third-party IP rights could result in a significant interruption of supplies and could require the new manufacturer(s) to bear significant additional costs which may be passed on to us.

Our reliance on third parties may require us to share our trade secrets, which increase the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we rely on third parties to assist in the research, development and manufacture of SM-88, we must, at times, share trade secrets with them.  We will seek to protect our proprietary technology in part by initially entering into confidentiality agreements and, if applicable, material transfer agreements, consulting agreements or other similar agreements with our advisors, employees and third-party contractors prior to disclosing any proprietary information.  These agreements typically limit the rights of third parties to use or disclose our confidential information, which include our trade secrets.  Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets will become known by our competitors, are inadvertently incorporated into the technology of others or are disclosed or used in violation of these agreements.  Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s independent discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and could have a material adverse effect on our business.

In addition, these agreements would typically restrict the ability of our advisors, employees, third-party contractors and consultants to publish data that could potentially relate to our trade secrets, even though our agreements may contain certain limited publication rights.  For example, any academic institution that we may collaborate with in the future can be, based on customary practice, expected to be granted rights to publish data arising out of such collaboration, provided that we are notified in advance and given the opportunity to delay publication for a limited time period in order for us to secure patent protection of IP rights arising from the collaboration, in addition to the opportunity to remove confidential or trade secret information from any such publication. In the future, we may also conduct joint research and develop programs that may require us to share trade secrets under the terms of such research.  Despite our efforts to protect our trade secrets, our competitors may discover our trade secrets, either through breach of our agreements with third parties, independent development or publication of information by any of our third-party collaborators.  A competitor’s discovery of our trade secrets would impair our competitive position and have an adverse impact on our business.

We may enter into license agreements with third parties, with respect to SM-88 any other drug products we may develop, that may place the development of SM-88 and any other drug products we may develop partially or entirely outside of our control, may require us to relinquish important rights or may otherwise be on terms unfavorable to us and, if our collaborations are not successful, SM-88 and any other drug products we may develop may not reach their full market potential.

For financial and efficiency reasons, we may enter into licensing or collaboration agreements with third parties.  Collaborations, if any are entered into, involving SM-88 and any other drug products we may develop, will be and are subject to numerous risks, which may include, but are not limited to:

•	collaborators may have significant discretion in determining the efforts and resources that they will apply to collaborations;

•	collaborators may not perform their obligations as expected;

•

collaborators may not pursue development and commercialization of SM-88 or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in their strategic focus due to the acquisition of competitive products, availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;

•

collaborators may delay clinical trials, provide insufficient funding for a clinical program, stop a clinical trial, abandon SM-88, repeat or conduct new clinical trials or require a new formulation of SM-88 clinical testing;

•	collaborators could independently develop or develop with third parties, products that compete directly or indirectly with SM-88;

•

a collaborator with marketing, manufacturing and distribution rights to one or more products may not commit sufficient resources to or otherwise not perform satisfactorily in carrying out these activities;

•	we could grant exclusive rights to our collaborators that would prevent us from collaborating with others;

•

collaborators may not properly maintain or defend our IP rights or may use our IP or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate our IP or proprietary information or expose us to potential liability;

•	collaborators may not aggressively or adequately pursue litigation against ANDA filers or may settle such litigation on unfavorable terms;

•

disputes may arise between us and a collaborator that causes the delay or termination of the research, development or commercialization of SM-88 and any other drug product we may develop or results in costly litigation or arbitration that diverts management attention and resources;

•	collaborations may be terminated, sometimes at-will, without penalty;

•	collaborators may own or co-own IP covering our products that results from our collaborating with them and, in such cases, we would not have the exclusive right to commercialize such IP; and

•	a collaborator’s sales and marketing activities or other operations may not be in compliance with applicable laws resulting in civil or criminal proceedings.

Risks Related to the Operation of our Business

Our future operational success depends on our ability to retain our key executives and to attract, retain and motivate qualified personnel.

We are highly dependent on our chief executive officer, chief operating officer and the other members of our executive and scientific teams.  Our executives may terminate their employment with us at any time.  The loss of the services of any of these people could impede the achievement of our research, development and commercialization objectives.

Recruiting and retaining qualified scientific, clinical, administrative, operations, manufacturing and sales and marketing personnel will also be critical to our success.  We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel.  In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development, preparing filings and communicating with the FDA and other regulatory authorities and commercialization strategies.  Our consultants and advisors may be employed or contracted by businesses in addition to ours and may have commitments with other entities that may limit their availability to us.

To date, our drug discovery process and development program has been led by Steve Hoffman, our chief executive officer who was Tyme’s chief executive office prior to the Merger.  He has been instrumental in providing scientific, technical and business expertise and therefore we will need to establish an appropriately valued key man life insurance policy for him.  We intend to obtain and thereafter maintain “key person” insurance on Mr. Hoffman but not for any other executives or employees.  We may not be able to obtain the insurance on Mr. Hoffman at favorable rates or at all.  Any insurance proceeds we may receive under this “key person” insurance may not adequately compensate us for the loss of Mr. Hoffman’s services.  Development of SM-88 could ultimately continue without Mr. Hoffman’s contributions, but future development of SM-88 and all other drug products in our pipeline, would be adversely affected without his continued involvement.

We expect to expand our development, regulatory and marketing capabilities and, as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

As of April 9, 2015, we have five employees.  Over the next several years, we expect to experience significant growth in the number of our employees and the scope of our operations, particularly in sales and marketing.  To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, continue to expand our facilities and continue to recruit and train additional qualified personnel.  Due to our limited financial resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel.  Our current management has limited experience in managing a company that had the research and development and operational growth we anticipate for our Company.  The physical expansion of our operations may lead to significant costs and may divert our management and business development resources.  Any inability to manage growth could delay the execution of our business plans or disrupt our operations.

We are an “emerging growth company,” and we cannot be certain whether the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act or the JOBS Act, which was enacted in April 2012.  For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 or the Sarbanes-Oxley Act’s reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to two more years, although circumstances could cause us to lose that status earlier.  We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of our initial public offering of securities, which occurred in March 2012, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions.  If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may suffer or be more volatile.

Business disruptions (domestic and/or international) could seriously harm our future revenue and financial condition and increase our costs and expenses.

Our operations could be subject to equipment failures, labor shortages, labor strikes, earthquakes, power shortages, telecommunications failures, floods, hurricanes, typhoons, fires, extreme weather conditions, terrorist activities, medical epidemics, riots, crime, act of foreign enemies, war, nationalization, government sanction, blockage, embargo and other natural or manmade disasters or business interruptions.  The occurrence of any of these business disruptions could seriously harm our operations and financial condition and could increase our costs and expenses.

Our corporate headquarters is located in New York.  Our current and future, third-party collaborators, future partners, supplies, CROs and investigational sites are or will be, located throughout the U.S. or internationally and may be located near major high-risk terrorist targets, earthquake faults, flood and fire zones.  The ultimate impact on us, our significant partners and suppliers as well as our and their general infrastructures being located near major high-risk terrorist targets, earthquake faults, flood and fire zones and being consolidated in certain geographical areas is unknown, but our operations and financial condition could suffer in the event of a major terrorist attack, earthquake, fire, flood or other natural or manmade disaster.

Our business is also subject to risks associated with conducting international business.  If we obtain approval to commercialize any approved products outside of the U.S., a variety of risks associated with international operations could materially adversely affect our business.  Some of our third-party collaborators, future partners, suppliers, CROs and investigational sites could be located outside the U.S.  Accordingly, our future success could be harmed by a variety of factors, which include but are not limited to:

•	economic weakness, including inflation or political instability in particular non-U.S. economies and markets;

•	differing regulatory requirements for drug approvals in non-U.S. countries;

•	potentially reduced protection for IP rights;

•	difficulties in compliance with non-U.S. laws and regulations;

•	changes in non-U.S. regulations and customs, tariffs and trade barriers;

•	changes in non-U.S. currency exchange rates and currency controls;

•	changes in a specific country’s or region’s political or economic environment;

•	trade protection measures, import/export licensing requirements or other restrictive actions by U.S. or non-U.S. governments;

•	negative consequences from changes in tax laws;

•	compliance with tax, employment, immigration and labor laws for employees living or traveling abroad;

•	workforce uncertainty in countries where labor unrest is more common than in the U.S.;

•	difficulties associated with staffing and managing international operations, including differing labor relations;

•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad; and

•	business interruptions resulting from geo-political actions, including war and terrorism or natural disasters including earthquakes, typhoons, floods and fires.

Our internal computer systems or those of our CROs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our drug development program.

Despite the implementation of security measures, our internal computer systems and those of our CROs and other contractors and consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures.  While we believe we have not experienced any such system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our drug development program.  For example, the loss of clinical data from completed or ongoing clinical trials for SM-88 could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data.  To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of SM-88 could be delayed.

Risks Related to Intellectual Property

Our ability to successfully commercialize our technology and drug candidate may be materially adversely affected if we are unable to obtain and maintain effective IP.

Our success is largely dependent on our ability to obtain and maintain patent and other IP protection in the U.S. and in other countries with respect to our proprietary technology and drug candidates.  In some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications or to maintain or enforce the patents, covering technology or products that we license to third parties or, conversely, that we may license from third parties.  Therefore, if we are subject to patent infringement, we cannot be certain that these patents and applications will be prosecuted and enforced in a manner consistent with the best interests of our business.  In addition, if third parties who license patents to us or from us fail to maintain such patents or lose rights to those patents, licensing rights may be reduced or eliminated.

We have sought to protect our proprietary position by filing patent applications in the U.S. and abroad related to our novel technologies and products that are important to our business.  This process is expensive and time-consuming and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner.  In addition, we may not pursue or obtain patent protection in all relevant markets.  It is also possible that we fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.  Our pending and future patent applications may be insufficient to protect our technology or products, completely or in part.  In addition, existing and any future patents we obtain may not be extensive enough to prevent others from using our technologies or from developing competing drugs and technologies.

The patent position of specialty pharmaceutical and biotechnology companies generally is highly uncertain and involves complex legal and factual questions for which many legal principles remain unresolved.  In recent years, patent rights have been the subject of significant litigation and, as a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain.  Our pending and future patent applications may result in patents not being issued to us in the U.S. or in other countries.  Changes in either the patent laws or interpretation of patent laws in the U.S. and other countries may diminish the value of our patents or narrow the scope of our patent protection.  In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the U.S.  Publications of discoveries in scientific literature often lag behind the actual discoveries and patent applications in the U.S. and other countries are typically not published until 18 months after filing or in some cases not at all.  Therefore, we cannot be certain that we were the first to make the inventions claimed in our patents or pending patent applications or that we were the first to file for patent protection of such inventions.  In addition, the United States Patent and Trademark Office or USPTO, might require that the term of a patent issuing from a pending patent application be disclaimed and limited to the term of another patent that is commonly owned or names a common inventor.  As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights is highly uncertain.

Recent or future patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.  In March of 2013, under the recently enacted Leahy-Smith America Invents Act or America Invents Act, the U.S. moved from a “first to invent” to a “first-to-file” system.  Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on the invention regardless of whether another inventor had made the invention earlier.  The America Invents Act includes a number of other significant changes to U.S. patent law, including provisions that affect the way patent applications are prosecuted, redefine prior art and establish a new post-grant review system.  The effects of these changes are currently unclear as the USPTO only recently developed new regulations and procedures in connection with the America Invents Act and many of the substantive changes to patent law, including the “first-to-file” provisions, only became effective in 2013.  In addition, the courts have yet to address any of these provisions and the applicability of the Act and new regulations on specific patents discussed herein have not been determined and would need to be reviewed.  However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.  We may become involved in opposition, interference, derivation, inter parties review or other proceedings that challenge our patent rights or the patent rights of others and the outcome of any proceedings are highly uncertain.  An adverse determination in any such proceeding could reduce the scope of or invalidate, our patent rights, allowing third parties to commercialize our technology or drug products and compete directly with us, without payment to us or result in our inability to manufacture or commercialize products without infringing third-party patent rights.

Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us any competitive advantage.  Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or drugs in a non-infringing manner.  The issuance of a patent is not conclusive as to its scope, validity or enforceability and our owned and licensed patents may be challenged in the courts or patent offices in the U.S. and abroad.  Such challenges may result in the patent claims of our owned or licensed patents being narrowed, invalidated or held unenforceable.  This could limit our ability to stop or prevent us from stopping others from using or commercializing similar or identical technology and drugs or limit the duration of the patent protection of our technology and drug.  Given the amount of time required for the development, testing and regulatory review of new drug candidates, patents protecting our drug might expire before or shortly after SM-88 or any other drug product we develop is commercialized.  As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to our drug products or otherwise provide us with a competitive advantage.

We may not be able to protect our IP rights throughout the world.

Filing, prosecuting and defending patents for SM-88 or any other drug product we may develop throughout the world would be prohibitively expensive.  Competitors may use our technologies in countries where we have not obtained patent protection to develop their own drugs and, further, may export otherwise infringing products to territories where we have patent protection but where enforcement is not as strong as in the U.S.  These products may compete with our drug products in countries where we do not have any issued patents and our patent claims or other IP rights may not be effective or sufficient to prevent them from so competing.  Many companies have encountered significant problems in protecting and defending IP rights in foreign countries.  The legal systems of a number of countries, particularly certain developing countries, do not favor the enforcement of patents and other IP protection, including those relating to biopharmaceuticals, which could make it difficult for us to stop the infringement of our patents or marketing of competing products against third parties in violation of our proprietary rights.  Further, the initiation of proceedings to enforce or protect our patent rights in foreign countries could result in substantial cost and divert our efforts and attention from other aspects of our business.

Obtaining and maintaining our patent protection depends upon compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies.  Our patent protection could be reduced or eliminated for noncompliance with these requirements.

The USPTO and various non-U.S. patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during and following the patent prosecution process.  Our failure to comply with such requirements could result in abandonment or lapse of a patent or patent application, which would result in partial or complete loss of patent rights in the relevant jurisdiction.  In such an event, competitors might be able to enter the market earlier than would have been the case if our patents were in force.

We may become involved in lawsuits or other proceedings to protect or enforce our patents or other IP, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe or otherwise violate our patents, trademarks, copyrights or other IP.  To counter infringement or unauthorized use, we or our licensees may be required to file infringement claims, which can be expensive and time-consuming.  For example, if we need to file patent infringement lawsuits in the future against manufacturers of generic pharmaceuticals that have filed Abbreviated New Drug Applications with the FDA seeking approval to manufacture and sell generic versions of SM-88 or any other drug product we may develop, we anticipate that the prosecution of such lawsuits will require a significant amount of time and attention from our chief executive officer, chief financial officer and other senior executives.  In addition, in a patent infringement proceeding, a court may decide that our patent is invalid or unenforceable or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question.  An adverse result in the litigation or proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly.  Such a result could limit our ability to prevent others from using or commercializing similar or identical technology and drugs, limit our ability to prevent others from launching generic versions of our drug products and could limit the duration of patent protection for our products, all of which could have a material adverse effect on our business.  A successful challenge to our patents could reduce or eliminate our right to receive royalties.  Furthermore, because of the substantial amount of discovery required in connection with IP litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation.

Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.

Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties.  Other entities may have or obtain patents or proprietary rights that could limit our ability to make, use, sell, offer for sale or import/export SM-88, or any other approved drug, or impair our competitive position.

Patents could be issued to third parties that we may ultimately be found to infringe.  Third parties may have or obtain valid and enforceable patents or proprietary rights that could block us from developing drug candidates using our technology.  Our failure to obtain a license to any technology that we require may materially harm our business, financial condition and results of operations.  Moreover, our failure to maintain a license to any technology that we require for our drug products may also materially harm our business, financial condition and results of operations.  Furthermore, we would be exposed to a threat of litigation.

In the pharmaceutical industry, significant litigation and other proceedings regarding patents, patent applications, trademarks and other IP rights have become commonplace.  The types of situations in which we may become a party to such litigation or proceedings include:

•

we or our collaborators, may initiate litigation or other proceedings against third parties seeking to invalidate the patents held by those third parties or to obtain a judgment that our drugs or processes do not infringe those third parties’ patents;

•

if our competitors file patent applications that claim technology also claimed by us or our licensors or collaborators, we or our licensors or collaborators may be required to participate in interference or opposition proceedings to determine the priority of invention, which could jeopardize our patent rights and potentially provide a third-party with a dominant patent position;

•

if third parties initiate litigation claiming that our processes or products infringe their patent or other IP rights, we and our licensors or collaborators will need to defend against such proceedings; and

•

if a license to necessary drug technology is terminated, the licensor may initiate litigation claiming that our processes or products infringe or misappropriate their patent or other IP rights and/or that we breached our obligations under the license agreement and we and our collaborators would need to defend against such proceedings.

These lawsuits would likely be costly and could affect our results of operations and divert the attention of our management and scientific personnel.  There is a risk that a court would decide that we or our collaborators are infringing the third party’s patents and would order us or our collaborators to stop the activities covered by the patents.  In that event, we or our collaborators may not have a viable alternative to the technology protected by the patent and may need to halt work on the affected drug candidate or cease commercialization of an approved product.  In addition, there is a risk that a court will order us or our collaborators to pay the other party damages.  An adverse outcome in any litigation or other proceeding could subject us to significant liabilities to third parties and require us to cease using the technology that is at issue or to license the technology from third parties.  We may not be able to obtain any required licenses on commercially acceptable terms or at all.  Any of these outcomes could have a material adverse effect on our business.

The pharmaceutical and biotechnology industries have produced a significant number of patents and it may not always be clear to industry participants, including us, which patents cover various types of products or methods of use.  The coverage of patents is subject to interpretation by the courts and the interpretation is not always uniform or predictable.  If we are sued for patent infringement, we would need to demonstrate that our products or methods do not infringe the patent claims of the relevant patent or that the patent claims are invalid.  We may not be able to do this because proving invalidity is difficult.  For example, in the U.S., proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.  Even if we are successful in these proceedings, we may incur substantial costs and divert management’s time and attention in pursuing these proceedings, which could have a material adverse effect on us.  If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court.  We may not have sufficient resources to bring these actions to a successful conclusion.  In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may incur substantial monetary damages, encounter significant delays in bringing SM-88 or any other drug candidate to market and be precluded from manufacturing or selling one or more of our drug products.

As noted previously, the cost of any patent litigation or other proceeding, even if resolved in our favor, could be substantial.  Some of our competitors may be able to sustain the cost of such litigation and proceedings more effectively than we can because of their substantially greater resources.  Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.  Patent litigation and other proceedings may also absorb significant management time.

We may not be successful in obtaining or maintaining necessary rights to IP through acquisitions and in-licenses.

Because our drugs may require the use of proprietary rights held by third parties, the growth of our business will likely depend in part on our ability to acquire, in-license, maintain or use these proprietary rights.  In addition, our drug products may require specific formulations to work effectively and efficiently and the rights to these formulations may be held by others.  We may be unable to acquire or in-license any compositions, methods of use, processes or other third-party IP rights from third parties that we identify as necessary for one or more of our drug candidates.  The licensing and acquisition of third-party IP rights is a competitive area and a number of more established companies are also pursuing strategies to license or acquire third-party IP rights that we may consider attractive.  These established companies may have a competitive advantage over us due to their size, cash resources and greater clinical development and commercialization capabilities.

For example, we may sometimes need to collaborate with U.S. and non-U.S. academic institutions to accelerate our nonclinical research or development under written agreements with these institutions.  Typically, these institutions could provide us with an option to negotiate a license to any of the institution’s rights in technology resulting from our collaboration.  Regardless of such option, we may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to us.  If we are unable to do so, the institution may offer the IP rights to other parties, potentially blocking our ability to pursue the applicable drug candidate or program.

In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us.  We also may be unable to license or acquire third-party IP rights on terms that would allow us to make an appropriate return on our investment.  If we are unable to successfully obtain a license to third-party IP rights necessary for the development of our drug products, we may have to abandon its development and therefore, our business and financial condition could suffer.

We may be unable to protect the confidentiality of our trade secrets, thus harming our business and competitive position.

In addition to our patented technology and drug, we rely upon trade secrets, including unpatented know-how, technology and other proprietary information to develop and maintain our competitive position, which we seek to protect, in part, by confidentiality agreements with our current and future employees, as well as our collaborators and consultants.  We also have agreements with our employees and selected consultants that obligate them to assign their inventions to us.  However, while it is our policy to require our employees and contractors who may be involved in the conception or development of IP to execute such agreements, we may be unsuccessful in executing such an agreement with each party who in fact conceives or develops IP that we regard as our own.  In addition, it is possible that technology relevant to our business will be independently developed by a person that is not a party to such an agreement.  While to our knowledge the confidentiality of our trade secrets has not been compromised, if the employees, consultants or collaborators that are parties to these agreements breach or violate the terms of these agreements, we may not have adequate remedies for any such breach or violation and we could lose our trade secrets through such breaches or violations.  Further, our trade secrets could be disclosed, misappropriated or otherwise become known or be independently discovered by our competitors.  In addition, IP laws in foreign countries may not protect our IP to the same extent as the laws of the U.S.  If our trade secrets are disclosed or misappropriated, it would harm our ability to protect our rights and adversely affect our business.

We may be subject to claims that our employees and outside contractors have wrongfully used or disclosed IP from their former employers and clients.  IP litigation or proceedings could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Although we will try to ensure that our employees and outside contractors do not use the proprietary information or the know-how of others in their work for us and we have no knowledge of any instances of wrongful use or disclosure by our employees and outside contractors to date, we may be subject to claims that we or these employees and outside contractors have used or disclosed IP, including trade secrets or other proprietary information from their former employers or clients.  Litigation may be necessary to defend our Company against these claims.  If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable IP rights or personnel.  Even if we are successful in defending against such claims, litigation or other legal proceedings relating to IP claims may cause us to incur significant expenses and could distract our scientific and management personnel from their normal responsibilities.  In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments.  Should this occur and securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock.  This type of litigation or proceeding could substantially increase our operating losses and reduce resources available to us for development activities.  We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings.  Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources.  Uncertainties resulting from the initiation and continuation of patent litigation or other IP-related proceedings could adversely affect our ability to compete in the marketplace.

If we do not obtain protection under the Hatch-Waxman Amendments and similar non-U.S. legislation for extending the term of patents covering SM-88 and any other drug product we may develop, our business may be materially harmed.

Depending upon the timing, duration and conditions of FDA marketing approval of SM-88 and any other drug product we may develop in the future, one or more of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments and similar legislation in the EU.  The Hatch-Waxman Amendments permit a patent term extension of up to five years for a patent covering an approved drug as compensation for effective patent term lost during drug development and the FDA regulatory review process.  However, we may not receive an extension if we fail to apply within applicable deadlines, fail to apply prior to expiration of relevant patents or otherwise fail to satisfy applicable requirements.  Moreover, the length of the extension could be less than we request.  If we are unable to obtain patent term extension or the term of any such extension is less than we request, the period during which we can enforce our patent rights for that drug will be shortened and our competitors may obtain approval to market competing products sooner.  As a result, our revenue could be materially reduced.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names, to the extent we obtain and use them, may be challenged, infringed, circumvented, declared generic or determined to be infringing on other marks.  We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition among potential partners or customers in our markets of interest.  At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion.  In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names.  Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected.  Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other IP may be ineffective and could result in substantial costs and a diversion of resources and could adversely affect our financial condition or results of operations.

Risks Related to Government Regulations

Health care reform measures could hinder or prevent the commercial success of SM-88 any other drug product we may develop.

In the U.S., there have been and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system that could affect our future revenue and profitability and the future revenue and profitability of our potential customers.  Federal and state lawmakers regularly propose and, at times, enact legislation that would result in significant changes to the healthcare system, some of which are intended to contain or reduce the costs of medical products and services.  For example, one of the most significant health care reform measures in decades, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act was enacted in 2010.  PPACA contains a number of provisions, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse measures, all of which will affect existing government healthcare programs and will result in the development of new programs.  PPACA, among other things:

•	imposes a non-deductible annual fee on entities that manufacture or import certain branded prescription drugs;

•	increases the minimum level of Medicaid rebates payable by manufacturers of brand-name drugs from 15.1% to 23.1%;

•	requires collection of rebates for drugs paid by Medicaid managed care organizations;

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provides for a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts off negotiated prices of applicable branded drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D.

While the U.S. Supreme Court upheld most of the constitutional elements of PPACA in June 2012, other legal challenges are still pending final adjudication in several jurisdictions.  In addition, Congress has also proposed a number of legislative initiatives, including possible repeal of PPACA.  At this time, it remains unclear whether there will be any changes made to PPACA, whether to certain provisions or its entirety.  We can provide no assurance that PPACA, as currently enacted or as amended in the future, will not adversely affect our business and financial results and we cannot predict how future federal or state legislative or administrative changes relating to health care reform will affect our business.

The continuing efforts of the government, insurance companies, managed care organizations and other payors of health care services to contain or reduce costs of health care may, among other things, adversely affect:

•	our ability to set a price we believe is fair for our drug products;

•	our ability to generate revenue and achieve or maintain profitability; and

•	the availability of capital.

If we fail to comply with healthcare regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

Certain federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be, applicable to our business.  We could be subject to healthcare fraud and abuse and patient privacy regulation by both the federal government and the states in which we conduct our business.  The regulations that may affect our ability to operate include, but are not limited to:

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the federal healthcare program Anti-Kickback Statute, which prohibits knowingly and willfully offering, soliciting, receiving or providing any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, in exchange for or to induce either the referral of an individual for or the purchase order, lease or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under federal healthcare programs, such as the Medicare and Medicaid programs;

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the federal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting or causing to be presented, false or fraudulent claims for payment or approval or knowingly using false statements, to obtain payment from the federal government and which may apply to entities like us which provide coding and billing advice to customers;

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the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) which created new federal criminal statutes that prohibit knowingly and willfully executing or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of or payment for, healthcare benefits, items or services relating to healthcare matters;

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the federal physician self-referral law, commonly known as the Stark Law, which prohibits a physician from making a referral to an entity for certain designated health services reimbursed by Medicare or Medicaid if the physician or a member of the physician’s family has a financial relationship with the entity and which also prohibits the submission of any claims for reimbursement for designated health services furnished pursuant to a prohibited referral;

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the federal transparency requirements under  PPACA require manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the U.S. Department of Health and Human Services or HHS, information related to physician payments and other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as certain ownership and investment interests held by physicians and their immediate family members;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (HITECH) and their respective implementing regulations, which governs the conduct of certain electronic healthcare transactions and protects the security and privacy of protected health information; and

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state law equivalents of each of the above federal laws, such as anti-kickback, false claims and transparency laws which may be broader in scope and apply to items or services reimbursed by any third-party payor, including commercial insurers.

PPACA, among other things, amended the intent standard of the federal Anti-Kickback Statute and criminal healthcare fraud statutes to a stricter standard such that a person or entity no longer needs to have actual knowledge of this statute or specific intent to violate it.  In addition, PPACA codified case law that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act.

If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil, criminal and/or administrative penalties, damages, fines, disgorgement and possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our financial results. Any action against us for violation of these or other laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.  Moreover, achieving and sustaining compliance with applicable federal and state privacy, security and fraud laws may prove costly.

Because we and our suppliers are subject to environmental, health and safety laws and regulations, we may become exposed to liability and substantial expenses in connection with environmental compliance or remediation activities, which may adversely affect our business and financial condition.

Our operations, including our discovery, development, testing, research and manufacturing activities, are subject to numerous environmental, health and safety laws and regulations.  These laws and regulations govern, among other things, the controlled use, handling, release and disposal of and the maintenance of a registry for, hazardous materials and biological materials, such as chemical solvents, human cells, carcinogenic compounds, mutagenic compounds and compounds that have a toxic effect on reproduction, laboratory procedures and exposure to blood-borne pathogens.  If we fail to comply with such laws and regulations, we could be subject to fines or other sanctions.

As with other companies engaged in activities similar to ours, we face a risk of environmental liability inherent in our current and historical activities, including liability relating to release of or exposure to, hazardous or biological materials.  Environmental, health and safety laws and regulations are becoming more stringent.  We may be required to incur substantial expenses in connection with future environmental compliance or remediation activities, in which case, our production and development efforts may be interrupted or delayed and our financial condition and results of operations may be materially adversely affected.

The third parties with whom we contract to manufacture SM-88 and any other drug products we may develop are also subject to these and other environmental, health and safety laws and regulations.  Liabilities they incur pursuant to these laws and regulations could result in significant costs or, in certain circumstances, an interruption in operations, any of which could adversely affect our business and financial condition if we are unable to find an alternate supplier in a timely manner.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee fraud or other misconduct.  Misconduct by employees could include intentional failures to comply with FDA or EMA regulations, to provide accurate information to the FDA or EMA or intentional failures to report financial information or data accurately or to disclose unauthorized activities to us.  Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation and subjects.  We have adopted a code of conduct, but it is not always possible to identify and deter employee misconduct.  The precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations.  If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

If generic manufacturers use litigation and regulatory means to obtain approval for generic versions of products on which our future revenue depends, our business will suffer.

Under the U.S. Food, Drug and Cosmetic Act (“FDCA”), the FDA can approve an ANDA for a generic version of a branded drug without the ANDA applicant undertaking the clinical testing necessary to obtain approval to market a new drug.  In place of such clinical trials, an ANDA applicant usually needs only to submit data demonstrating that its drug has the same active ingredient(s) and is bioequivalent to the branded product, in addition to any data necessary to establish that any difference in strength, dosage form, inactive ingredients or delivery mechanism does not result in different safety or efficacy profiles, as compared to the reference drug.

FDCA requires that an applicant for approval of a generic form of a branded drug certify either that its generic drug does not infringe any of the patents listed by the owner of the branded drug in the Approved Drug Products with Therapeutic Equivalence Evaluations, also known as the Orange Book or that those patents are not enforceable.  This process is known as a Paragraph IV Challenge.  Upon receipt of the Paragraph IV notice, the owner has 45 days to bring a patent infringement suit in federal district court against the company seeking ANDA approval of a drug covered by one of the owner’s patents.  The discovery, trial and appeals process in such suits can take several years.  If this type of suit is commenced, FDCA provides a 30-month stay on the FDA’s approval of the competitor’s application.  This type of litigation is often time-consuming, costly and may result in generic competition if the patents at issue are not upheld or if the generic competitor is found not to infringe upon the owner’s patents.  If the litigation is resolved in favor of the ANDA applicant or the challenged patent expires during the 30-month stay period, the stay is lifted and the FDA may thereafter approve the application based on the usual standards for approval of ANDAs.

For various strategic and commercial reasons, manufacturers of generic medications frequently file ANDAs shortly after FDA approval of a branded drug regardless of the perceived strength and validity of the patents associated with such products.  Based on these past practices, we believe it is likely that one or more such generic manufacturers will file ANDAs with respect to SM-88, if approved by the FDA, prior to the expiration of the patents related to those compounds.

The filing of an ANDA as described above with respect to any of our products could have an adverse impact on our stock price.  Moreover, if any such ANDAs were to be approved and the patents covering, the relevant products were not upheld in litigation or if a generic competitor were found not to infringe these patents, the resulting generic competition would negatively affect our business, financial condition and results of operations.

The marketing of SM-88, if approved, will be limited to use for the treatment of specific cancer indications and, if we want to expand the indications for which these drug candidates may be marketed, additional regulatory approvals will need to be obtained, which may not be granted.

We are currently seeking regulatory approval of SM-88 for the treatment of metastatic breast cancer.  If SM-88 is approved, the FDA will restrict our ability to market or advertise SM-88 for other indications, which could limit physician and patient adoption.  We may attempt to develop, promote and commercialize new treatment indications and protocols for future indications for SM-88, but we cannot predict when or if the approval required to do so will be received.  In addition, we would be required to conduct additional clinical trials to support approvals for additional indications for SM-88, which would be time-consuming and expensive and may produce results that do not support regulatory approvals.  If we do not obtain additional regulatory approvals, our ability to expand our business will be limited.

If SM-88 is approved for marketing and we are found to have improperly promoted off-label uses or if physicians misuse our products or use our products off-label, we may become subject to prohibitions on the sale or marketing of our products, significant fines, penalties, sanctions and drug liability claims.  Additionally, our image and reputation within the industry and marketplace could be harmed.

The FDA and other regulatory agencies strictly regulate the marketing and promotional claims that are made about approved drugs.  In particular, a drug may not be promoted for use or indications that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling.  For example, if we receive marketing approval for SM-88 for the treatment of metastatic breast cancer, the first indication we are pursuing, we cannot prevent physicians from using SM-88 for their patients in a manner that is inconsistent with the approved label.  If we are found to have promoted such off-label uses prior to FDA approval for an additional indication, we may receive warning letters and become subject to significant liability, which would materially harm our business.  The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion.  If we become the target of such an investigation or prosecution based on our marketing and promotional practices, we could face similar sanctions, which would materially harm our business.  In addition, management’s attention could be diverted from our business operations, significant legal expenses could be incurred and our reputation could be damaged.  The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.  If we are deemed by the FDA to have engaged in the promotion of our products for off-label use, we could be subject to FDA prohibitions on the sale or marketing of our products or significant fines and penalties and the imposition of these sanctions could also affect our reputation and position within the industry.

Physicians may also misuse our products, potentially leading to adverse results, side effects or injury, which may lead to drug liability claims.  If our products are misused, we may become subject to costly litigation by our customers or their patients.  Drug liability claims could divert management’s attention from our core business, be expensive to defend and result in sizable damage awards against us that may not be covered by liability insurance.  Furthermore, the use of our products for indications other than those approved by the FDA may not effectively treat such conditions, which could harm our reputation in the marketplace among physicians and patients.  Any of these events could harm our business and results of operations and cause our stock price to decline.

Additionally, as with an existing number of previously approved therapeutics to treat cancer, the FDA may require us to educate health care providers and patients about the proper use and administration of  SM-88 or any other drug products we develop in the future and obtain FDA approval to market.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act.  Complying with these laws and regulations requires the time and attention of our Board of Directors and management and increases our expenses.  Among other things, we are required to:

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maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	maintain policies relating to disclosure controls and procedures;

•	prepare and distribute periodic reports, proxy statements, Forms 8-K and other reports and filings in compliance with our obligations under federal securities laws;

•	institute a more comprehensive compliance function, including with respect to corporate governance; and

•	involve, to a greater degree, our outside legal counsel and accountants in the above activities and incur additional expenses relating to such involvement.

The costs of preparing and filing annual and quarterly reports and Forms 8-K, proxy statements and other information with the SEC and furnishing annual reports containing audited financial statements to stockholders is expensive and much greater than that of a privately-held company and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all.  In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance.  In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.  These factors could also make it more difficult for us to attract and retain qualified executives and members of our Board of Directors, particularly directors willing to serve on an audit committee that we expect to establish in the future.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our Annual Reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting.  In addition, at such time, if any, as we are no longer a “smaller reporting company,” our independent registered public accounting firm will have to attest to and report on management’s assessment of the effectiveness of such internal control over financial reporting.  Based upon an evaluation conducted in connection with the preparation of Tyme’s audited financial statements at and for the years ended December 31, 2014 and 2013 and our quarterly financial statements at and for the period ended September 30, 2014 and 2013, our current management (which includes the sole directors and executive offices of Tyme prior to the Merger) concluded that our disclosure controls and procedures were not effective as of such dates to ensure that information required to be disclosed in the periodic reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms had Tyme been a reporting company at and for such periods. Specifically, our management determined that there were control deficiencies constituting material weaknesses, including those relating to segregation of duties over cash disbursements, oversight of our outside accounting firm by management, disclosures and the presentation of the original draft of our financial statements to our auditors failing to include necessary items to reflect the financial impact of all transactions involving Tyme during the subject accounting periods and maintaining complete books and records.  Our independent public accountants, in conducting an audit of Tyme’s financial statements as of December 31, 2014 and 2013, identified several control deficiencies that they believed constituted material weaknesses, significant deficiencies and less severe control deficiencies, individually and in aggregate.  In addition, at the present time, we do not have an audit committee.

We intend to implement a number of changes in our internal control over financial reporting.  With the additional funding provided by the PPO and upon the retention of a Chief Financial Officer with substantial experience and appropriate technical knowledge, we intend to conduct a full analysis of our controls and procedures, segregate duties regarding processing disbursements, enact procedures aimed at timely and efficiently maintaining our books and records and financial statement preparations, establish further procedures for analyzing both financial and transactional activities including verifying that all amounts are properly calculated, and take other appropriate steps aimed at giving us commercially reasonable assurance that required disclosures are properly included and amounts properly presented in our financial statements.

We must perform system and process evaluation and testing of our internal control over financial reporting to allow management and (if required in future) our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404.  Our compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts.  We currently do not have an internal audit group and we will need to retain the services of additional accounting and financial staff or consultants with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404.  We intend to review the effectiveness of our internal controls and procedures and make any changes management determines appropriate, including those intended to assure that we achieve full compliance with Section 404 by the date on which we are required to so comply.

While we intend to diligently and thoroughly document, review, test and improve our internal control over financial reporting in order to ensure compliance with Section 404 in the future, management may not be able to conclude that our internal control over financial reporting is effective.  Furthermore, even if management were to reach such a conclusion, if our independent registered public accounting firm is not satisfied with the adequacy of our internal control over financial reporting or if the independent auditors interpret the requirements, rules or regulations differently than we do, then they may decline to attest to management’s assessment or may issue an auditor’s report that is qualified.  Any of these events could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively affect the price of our Common Stock.

Risks Related to Ownership of Our Common Stock

Our share price is likely to be volatile due to factors beyond our control.  There is the possibility that the market price of our Common Stock may drop below the price paid.

All readers of this Current Report on Form 8-K should consider an investment in our Common Stock as risky and invest only if the investor can withstand a significant loss and wide fluctuations in the market value of an investment.  Investors may be unable to sell their shares of our Common Stock at or above, the price they paid due to fluctuations in the market price of our Common Stock arising from changes in our operating performance or prospects.  In addition, the stock market has recently experienced significant volatility, particularly with respect to pharmaceutical, biotechnology and other life sciences company stocks.  The volatility of pharmaceutical, biotechnology and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock.  Some of the factors that may cause the market price of our Common Stock to fluctuate include, but are not limited to:

•	results and timing of our clinical trials and clinical trials of our competitors’ products;

•	the failure or discontinuation of any of our development programs;

•	issues in manufacturing SM-88 or any future drugs we may develop and receive governmental approval;

•	regulatory developments or enforcement in the U.S. and non-U.S. countries with respect to SM-88 or our competitors’ products;

•	failure to achieve pricing and/or reimbursement levels expected by us or the market;

•	competition from existing products or new products that may emerge;

•	developments or disputes concerning patents or other proprietary rights;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	announcements by us, our collaborators or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	changes in estimates or recommendations by securities analysts, if any cover our Common Stock;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	public concern over SM-88 or any future drugs we may develop and receive governmental approval;

•	litigation;

•	future sales of our Common Stock;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	additions or departures of key personnel;

•	changes in the structure of healthcare payment systems in the U.S. or overseas;

•	the failure of SM-88, if approved or any other approved drug product we may develop, to achieve commercial success;

•	economic and other external factors or other disasters or crises;

•	period-to-period fluctuations in our financial condition and results of operations, including the timing of receipt of any milestone or other payments under commercialization or licensing agreements;

•	general market conditions and market conditions for biopharmaceutical stocks; and

•	overall fluctuations in U.S. equity markets.

In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock.  If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit and divert the time and attention of our management, which could seriously harm our business.

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish substantial rights.

Until such time, if ever, as we can generate substantial revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings, grants and license and development agreements in connection with any collaborations.  We do not have any committed external source of funds.  To the extent that we raise additional capital through the sale of equity or convertible debt securities, then stockholders’ ownership interests will be diluted and the terms of these new securities may include liquidation or other preferences that adversely affect rights of holders of our Common Stock.  Debt financing, if available at all, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.  If we raise additional funds through collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, drug candidates, future revenue streams or grant licenses on terms that are not favorable to us.  We cannot give any assurance that we will be able to obtain additional funding if and when necessary or on satisfactory terms.  If we are unable to obtain adequate financing on a timely basis, we could be required to delay, scale back or eliminate one or more of our development programs or grant rights to develop and market drug candidates that we would otherwise prefer to develop and market ourselves.

Future issuances of our Common Stock or rights to purchase Common Stock pursuant to our equity incentive plans or outstanding warrants could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

Our Board of Directors authorized to grant equity awards, including stock options, to our employees, directors and consultants, covering up to 10 million shares of our Common Stock, pursuant to our 2015 Equity Incentive Plan.  We plan to register the shares available for issuance or subject to outstanding awards under our 2015 Plan.  Future issuances, as well as the possibility of future issuances, under our 2015 Plan or other equity incentive plans could cause the market price of our Common Stock to decrease.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business.  Securities and industry analysts do not currently and may never publish research on our Company.  If no securities or industry analysts commence coverage of our Company, the trading price for our stock would likely be negatively impacted.  In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline.  In addition, if our operating results fail to meet the forecast of analysts, our stock price would likely decline.  Further, if one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our corporate charter and our bylaws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares.  These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock, thereby depressing the market price of our Common Stock.  In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors.  Because our Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.  Among others, these provisions include that:

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our Board of Directors has the right to expand the size of our board of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our Board;

•	our certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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stockholders must provide advance notice and additional disclosures in order to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

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our Board of Directors may issue, without stockholder approval, shares of undesignated preferred stock; the ability to issue undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

Investors could lose all of their investment in our Company.

An investment in our securities is speculative and involves a high degree of risk.  Potential investors should be aware that the value of an investment in our Company may go down as well as up.  In addition, there can be no certainty that the market value of an investment in our Company will fully reflect its underlying value.  Investors could lose their entire investment in our Company.

Investors may experience dilution of their ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our stockholders at the time of such issuances.  The Company will be authorized to issue an aggregate of 300 million shares of Common Stock and 10 million shares of “blank check” preferred stock.  We may issue additional shares of our Common Stock or other securities that are convertible into or exercisable for our Common Stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.  The future issuance of any such additional shares of our Common Stock may create downward pressure on the trading price of our Common Stock.  We will need to raise additional capital in the near future to meet our working capital needs and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise prices) below the price a stockholder at the time of such securities issuance paid for such stockholder’s stock.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.  Our Board of Directors is authorized to issue up to 10 million shares of preferred stock with powers, rights and preferences designated by it.  (See “Preferred Stock” in the section of this Current Report on Form 8-K titled “Description of Securities.”)  Shares of voting or convertible preferred stock could be issued or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to affect a takeover or otherwise gain control of the Company.  The ability of our Board to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.  Moreover, the issuance of such additional shares of preferred stock to persons friendly to our Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

There currently is a limited public trading market for our Common Stock and there can be no assurance that an active trading market will ever develop.  Failure to develop or maintain a trading market could negatively affect the value of our Common Stock and make it difficult or impossible for a holder of shares of our Common Stock to sell such shares.

There is currently a limited public trading market for shares of our Common Stock and an active one may never develop.  Our Common Stock is quoted on the QM Tier of OTC Markets.  The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience.  We may not ever be able to satisfy the listing requirements for our Common Stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market.  Some, but not all, of the factors that may delay or prevent the listing of our Common Stock on a more widely traded and liquid market include the following:

•	our stockholders’ equity may be insufficient;

•	the market value of our outstanding securities may be too low;

•	our net income from operations may be too low;

•	our Common Stock may not be sufficiently widely held;

•	we may not be able to secure market makers for our Common Stock; and

•	we may fail to meet other rules and requirements mandated by the several exchanges and markets to have our Common Stock listed.

Should we fail to satisfy the initial listing standards of the national exchanges or our Common Stock is otherwise rejected for listing and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our Common Stock could suffer and the trading market for our Common Stock may be less liquid and our Common Stock price may be subject to increased volatility.

Our Common Stock may be subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” which, for the purposes relevant to us, is any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person;

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make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks; and

•	deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our Common Stock.

Our stock may be traded infrequently and in low volumes, so investors may be unable to sell their shares at or near the quoted bid prices if they need to sell their shares.

Until our Common Stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our Common Stock to remain eligible for quotation on the OTC Markets or on another over-the-counter quotation system.  In those venues, however, the shares of our Common Stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent.  An investor may find it difficult to obtain accurate quotations as to the market value of our Common Stock or to sell the investor’s shares at or near bid prices or at all.  In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors.  Consequently, such regulations may deter broker-dealers from recommending or selling our Common Stock, which may further affect the liquidity of our Common Stock.  This would also make it more difficult for us to raise capital.

We do not anticipate paying dividends on our Common Stock.

Cash dividends have never been declared or paid on our Common Stock and we do not anticipate such a declaration or payment for the foreseeable future.  We expect to use future earnings, if any, to fund business growth.  Therefore, stockholders will likely not receive any funds absent a sale of their shares of Common Stock.  If we do not pay dividends, our Common Stock may be less valuable because a return on an investment in shares of our Common Stock will only occur if our stock price appreciates.  We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

The ownership interests in our Company held by two of our executive officers and directors could allow them to significantly influence corporate decision-making in a manner that may not reflect the interests of all of our stockholders.

Steve Hoffman, our Chief Executive Officer, Chief Science Officer and a director, and Michael Demurjian, our Chief Operating Officer, Executive Vice President and a director, each own of record approximately 32.9%, of our Common Stock as of the completion of the Merger and PPO.  (Messrs. Hoffman and Demurjian also each currently serve as a Co-Chief Executive Officer of our Company as we seek to retain a qualified person to fill the position of our Chief Financial Officer on a permanent basis.)  As a result, these individuals are positioned to exercise significant influence over the our Company’s management and affairs, including, but not limited to, electing our Board of Directors and exercising managerial influence and voting rights in connection with fundamental corporate transactions to take action that may not reflect the best interests of all of the stockholders of our Company.

MARKET, INDUSTRY AND OTHER DATA

We obtained the industry, market and other data throughout this Current Report and Form 8-K from our own internal estimates and research and from industry publications and research, surveys and trials conducted by other third parties.  These data involve a number of assumptions and limitations and readers of this Form 8-K are cautioned not to give undue weight to such estimates.

Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information.  In some cases, we do not expressly refer to the sources from which this data is derived.  In that regard, when we refer to one or more sources of this type of data in any paragraph, readers of this Form 8-K should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this Current Report on Form 8-K.  The Management’s Discussion and Analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions.  Any statements that are not statements of historical fact are forward-looking statements.  When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.) or similar expressions, identify certain of these forward-looking statements.  These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Form 8-K, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements.  Our Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors.  We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Form 8-K.

As the result of the Merger and Split-Off Transaction and the change in business and operations of our Company resulting from such events, a discussion of the past financial results of our Company is not pertinent and under applicable accounting principles the historical financial results of Tyme, the acquirer in the Merger for accounting purposes, prior to the Merger are considered the historical financial results of our Company.

The following discussion highlights Tyme’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein.  The following discussion and analysis are based on Tyme’s audited and unaudited financial statements contained in this Form 8-K, which we have prepared in accordance with accounting principles generally accepted in the United States, commonly referred to as “U.S. GAAP.”  You should read the discussion and analysis together with such financial statements and the related notes thereto.

FOR THE FISCAL YEARS ENDED DECEMBER 31, 2013 AND 2012 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND 2013.

Basis of Presentation

The audited consolidated financial statements of Tyme for the fiscal years ended December 31, 2013 and 2012, and the unaudited condensed consolidated financial statements of Tyme for the three and nine months ended September 30, 2014 and 2013, include a summary of our significant accounting policies and should be read in conjunction with the discussion below.  In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements.  All such adjustments are of a normal recurring nature.

Overview

Tyme is a clinical-stage, research and development pharmaceutical company focused on discovering and developing highly targeted cancer therapeutics for a broad range of oncology indications in humans.  We are currently developing as our first drug product, subject to regulatory approval, SM-88, which we believe to be a first-in-class drug that harness the body’s own immune defenses to fight tumor cells.  Our drug is based on a mechanism designed to utilize oxidative stress, among other techniques, to selectively kill cancer cells.

We believe that the net proceeds from the PPO, together with our existing cash as of September 30, 2014 including the remaining funds from Tyme’s issuance and funding of the Bridge Note that was converted into shares of our Common Stock upon consummation of the Merger and PPO, will enable us to fund our planned operating expenses and capital expenditure requirements for a currently forecast period of approximately the next nine months.  This forecast period could vary and is subject to numerous factors, including actual research and development results and general and administrative costs and expenses differing from our current estimates of such future results and expenditures.  We will need to secure additional funding in the future, from one or more equity or debt financings, collaborations or other sources, in order to carry out all of our planned research and development and potential commercialization activities.

Financial Overview

Revenue

We have not generated any revenue from commercial product sales since we commenced operations.  In the future, if any of our product candidates are approved for commercial sale, we may generate revenue from product sales or, alternatively, we may choose to select a collaborator or licensee to commercialize our product candidates and receive revenues through such arrangements.

The realization of revenue in the future will require that we develop not only a viable and regulatory-approved product candidate, but that we also build the necessary operational skills and secure appropriate employees and consultants to either commercialize such products directly or collaborate with partners.  We have yet to fully develop such skills, retain appropriate employees and consultants or enter into any collaborations, if we deem entry into such collaborations to be beneficial to us.

Research and Development Expenses

Our research and development costs are expensed as incurred and are primarily comprised of external research and development expenses incurred under arrangements with third parties, such as contract research organizations (“CROs”), contract manufacturing organizations (“CMOs”), independent clinical trial site operators and consultants and employee-related expenses including salaries and benefits.  We do not currently utilize a formal time allocation system to capture expenses on a project-by-project basis as the majority of our past and planned expenses have been and will be in support of the development of our lead product candidate, SM-88, as well as our technology platform and IP portfolio and the further enhancement of our research and development activities.

Research and development activities are central to our business model.  We plan to increase our research and development expenses for the foreseeable future.  Our research and development expenses may vary substantially from period to period based on the timing of our research and development activities, including the timing of the initiation of clinical trials and enrollment of patients in clinical trials.  Research and development expenses are expected to increase as we advance the clinical development of SM-88 and further advance our technology platform and any other drug candidates we may choose to develop.  The successful development of our product candidates is highly uncertain.  At this time, we cannot reasonably estimate the nature, timing and estimated costs of these efforts, when we will incur and recognize these costs that will be necessary to complete our development efforts or the period, if any, in which material net cash inflows may commence from any of our product candidates.

Additionally, we will incur substantial costs beyond our present and future clinical trials in order to file with the FDA Investigational New Drug Applications and, thereafter, New Drug Applications for our product candidates, including SM-88, and, in each case, the nature, design, size and cost of further studies and trials will depend in large part on the outcome of preceding studies and trials and discussions with regulators.  The cost of the nonclinical and clinical work may be substantially different from what we anticipate, due to factors outside our controls.  We currently do not have the funds to support all expected and required R&D activities and will need to raise such funds through public or private offers of debt and or equity securities.  No definitive plans are in place at this time with respect to any offering of our securities and we can give no assurance that any such offerings will be successful, on terms favorable to our Company or will raise sufficient funds that are needed at any time during the periods the R&D activities are planned.

It is difficult to determine with certainty the costs and duration of our current or future clinical trials and pre-clinical studies or if, when or to what extent we will generate revenues from the commercialization and sale of our product candidate if we obtain regulatory approval.  We may never succeed in achieving regulatory approval for any of our product candidates.  The duration, costs and timing of our clinical trials will depend on a variety of factors that include but are not limited to:

•	per patient trial costs;

•	the number of patients that participate in the trials;

•	the number of sites included in the trials;

•	the countries in which the trials are conducted;

•	the length of time required to enroll eligible patients;

•	the number of doses that patients receive;

•	the drop-out or discontinuation rates of patients;

•	potential additional safety monitoring or other studies requested by regulatory agencies;

•	the duration of patient follow-up;

•	the efficacy and safety profile of the drug candidates;

•	slower than expected rate of subject recruitment and enrollment;

•	slower than projected Institutional Review Board, Independent Ethics Committee and other regulatory review and approval;

•	the Data Monitoring Committee of the FDA requires one or more of our clinical trials to be stopped;

•	failure of subjects to complete their full participation in one or more of our clinical trials or return for post-treatment follow-up;

•	unforeseen safety issues, including severe or unexpected drug-related adverse effects experienced by subjects, including the possibility of death;

•	withdrawal of participation by a principal investigator in one or more of our clinical trials;

•	inability or unwillingness of subjects or clinical investigators to comply with clinical trial procedures;

•	resolution of data discrepancies;

•	inadequate CRO management and/or monitoring in one or more of our clinical trials;

•	the need to repeat, reconstruct or terminate one or more of our clinical trials due to inconclusive or negative results or unforeseen complications in testing; and

•	a request by the FDA to abandon one of more of our current drug development programs.

Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials.  The full extent of costs we may incur is highly speculative and not defined.

General and Administrative Expenses

General and administrative (“G&A”) expenses consist primarily of salaries and related costs for executive and other administrative personnel and consultants, including, travel expenses and expenses related to business development activities.  Other general and administrative expenses include professional fees for legal, patent review, consulting and accounting services.  General and administrative expenses are expensed when incurred.

We expect that our general and administrative expenses will increase in the future as a result of new employee hiring, stock based compensation, retaining and utilizing outside consultants, the scaling of operations to support more advanced clinical trials and building the appropriate infrastructure for our responsibilities as a public company, including establishing necessary financial controls and procedures for compliance with the requirements established by and under the Sarbanes–Oxley Act.  We anticipate that our incremental costs per year associated with being a publicly traded company may be substantial and it is possible that our actual incremental costs will be higher than we currently estimate.  These increases will likely include increased costs for insurance, hiring of additional personnel, board and outside consultant compensations, outside consultants, investor relations, legal, accounting and audit services, among other expenses.

Interest Expense

Interest expense represents, non-cash interest expense incurred on the convertible debt we have issued.

Results of Operations

Revenues

We do not anticipate recognizing any revenues until such time as one of our products has been approved for marketing by appropriate regulatory authorities or we enter into collaboration or licensing arrangement, none of which is anticipated to occur in the near future.

The following table summarizes certain information in our Unaudited Condensed Consolidated Statement of Operations for the Three and Nine Months ended September 30, 2014 and 2013.

	(Unaudited)		(Unaudited)
	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Operating expenses:
Research and development	$286,979	$167,494	$431,274	$455,944
General and administrative	601,473	126,003	719,851	198,634
Total operating expenses	888,452	293,494	1,151,125	654,578
Loss from operations	(888,452)	(293,497)	(1,151,125)	(654,578)

Interest expense	30,544	2,037	44,509	2,037

Net loss	(918,996)	(295,534)	(1,195,634)	(656,615)
Loss attributable to non-controlling interests	(83)	(68,213)	(10,956)	(188,573)
Loss attributable to controlling interests	$(918,913)	$(227,321)	$(1,184,678)	$(468,042)

Comparison for the three months ended September 30, 2014 and 2013

We did not recognize any revenues for the three months ended September 30, 2014 and 2013.

Research and Development Expenses

Our R&D expenses for the three months ended September 30, 2014 increased by $119,485 or 71%, to $286,979 from $167,494 for the three months ended September 30, 2013.  The increase between the three-month periods was primarily due to a scaling of our proof of concept activities as we not only worked with patients, but purchase the supplies of the necessary therapeutics to accomplish our work during the proof of concept phase.

All R&D expenditures have been incurred in respect of our lead drug candidate, SM-88, its platform.  We expect to incur further and larger amounts of R&D expenditures as we plan to prepare for and look to execute on a Phase II clinical trial of SM-88 upon regulatory approval to proceed with such trial.  Future R&D expenditures are subject to successfully raising the required capital needed to fund such R&D activities and securing the necessary people and processes to direct our activities.

General and Administrative Expenses

Our G&A expenses for the three months ended September 30, 2014 increased by $475,470 or 377%, to $601,473 from $126,003 for the three months ended September 30, 2013.  The increase between the three-month periods was due to increased legal and accounting activities associated with our plans to seek further investment funds and preparations to complete the Merger and associated filings with the SEC.  We also incurred increased expenses associated with employing senior management to lead key operational activities.

We expect our G&A expenses, subject to securing ongoing funding, to increase as our operations grow.  Key ongoing drivers for our G&A expenses may include legal, accounting, auditing and other costs associated with our planned R&D activities in support of contracts and potential patent related activities internationally; costs associated with migrating to a public company; corporate office expenses and further costs associated with hiring employees.

Interest Expense

Our interest expense was $30,544 for the three months ended September 30, 2014 as compared to interest expense of $2,037 for the three months ended September 30, 2013.  The increase was primarily due to interest expense incurred on the USVC convertible debt, funded in part during the 2013 three-month period and the Bridge Note originally issued in July 2014.  The USVC debt was converted into equity in August 2014 and the Bridge Note was converted into equity contemporaneous with the consummation of the Merger in March of 2015.

Comparison for the Nine Months Ended September 30, 2014 and 2013

We did not recognize any revenues for the nine months ended September 30, 2014 and 2013.

Research and Development Expenses

Our R&D expenses for the nine months ended September 30, 2014 decreased by $24,670 or 5%, to $431,274 from $455,944 for the nine months ended September 30, 2013.  The decrease between the nine-month periods was primarily due to a consistent pace of progress in our proof of concept activities.

All R&D expenditures have been incurred in respect of our lead drug candidate, SM-88.  We expect to incur further and larger amounts of R&D expenditures as we plan to prepare for and execute on a Phase II clinical trial of our lead drug candidate SM-88.  Future R&D expenditures are subject to successfully raising the required capital needed to fund and securing the necessary people and processes to direct our activities.

General and Administrative Expenses

Our general and administrative expenses for the nine months ended September 30, 2014 increased by $521,217 or 262%, to $719,851 from $198,634 for the nine months ended September 30, 2013.  The increase between the nine-month periods was due to increased legal and accounting activities associated with our plans to seek further investment funds, preparations to complete the Merger and associated filings with the SEC and expenses related to filling domestic and international patent applications.  We also incurred increased expenses associated with employing senior management to lead key operational activities.

We expect our G&A expenses, subject to securing ongoing funding, to increase as our operations grow.  Key ongoing drivers for our G&A expenses may include legal, accounting, auditing and other costs associated with our planned R&D activities in support of contracts and potential patent related activities internationally, costs associated with migrating to a public company, corporate office expenses and further costs associated with hiring employees.

Interest Expense

Our interest expense was $44,509 for the nine months ended September 30, 2014 as compared to interest expense of $2,037 for the nine months ended September 30, 2013.  The increase was primarily due to interest expense incurred on the USVC debt and Bridge Note.  The USVC debt was converted into equity in August of 2014 and the Bridge Note was converted into equity contemporaneous with the consummation of the Merger in December 2014.

Comparison for the Year Ended December 31, 2013 and 2012

The following table summarizes certain information for our Audited Condensed Consolidated Statement of Operations for fiscal years ended December 31, 2013 and 2012.

	2013	2012
Operating expenses:
Research and development	$744,717	$602,981
General and administrative	307,100	284,598
Total operating expenses	1,051,817	887,579
Loss from operations	(1,051,817)	(887,579)

Interest expense	5,855	—

Net loss	(1,057,672)	(887,579)
Loss attributable to non-controlling interests	285,847	295,860
Loss attributable to controlling interests	$(771,825)	$(591,719)

We did not recognize any revenues for our fiscal years ended December 31, 2013 and 2012.

Research and Development Expenses

Our R&D expenses for our fiscal year ended December 31, 2013 increased by $141,736 or 24%, to $744,717 from $602,981 for our fiscal year ended December 31, 2012.  The increase between the fiscal years was primarily due to increased clinical development activities relating to our lead drug candidate, SM-88.  All R&D expenditures relate to the development of our lead drug candidate, SM-88, its platform.  We expect to incur further additional expenditures in respect of our R&D activities subject to securing necessary financial funding and hiring the necessary employees with the required skills to execute on our R&D plans.

Subject to securing the necessary capital, future clinical trials will drive material levels of expenditure, which are likely to be significantly greater than the expenditures we incurred in 2013 or 2012.  There is no certainty at all that envisaged increased R&D expenditures will translate successfully into a regulatory-approved and commercially viable therapeutic product.

General and Administrative Expenses

Our G&A expenses for our fiscal year ended December 31, 2013 increased by $22,502, or 8%, to $307,100 from $284,598 for our fiscal year ended December 31, 2012.  The increase was primarily due to an increase in consulting and legal fees relating to patent research and regulatory filings.  We expect our G&A expenses to increase as we scale up our operations and move into further complex areas of the clinical trial process.  Key drivers of G&A will relate to legal costs, costs associated with conducting our operations as a public company, corporate office expenses and the hiring of personnel, including consultants, to both execute and manage our operational activities.

Interest Expense

Our interest expense increased was $5,855 for our fiscal year ended December 31, 2013 as compared to $0 for our fiscal year ended December 31, 2012.  The increase was primarily due to interest payable on the convertible debt we issued commencing in 2013.  The USVC debt was converted into equity in August of 2014.

Liquidity and Capital Resources

We have incurred losses and negative cash flows from operations since inception and have an accumulated deficit of $2,707,424 as of September 30, 2014.  We incurred net losses of $1,057,672 and $887,579 for the years ended December 31, 2013 and December 31, 2012, respectively and net losses of $1,195,634 and $656,615 for the nine months ended September 30, 2014 and September 30, 2013, respectively.  We anticipate incurring additional losses until such time, if ever, that we can generate significant revenues from our lead drug candidate, SM-88, which currently is in development and/or any other drug candidates we may develop.

Historically, we have financed our operations primarily through capital contributions and issuance of convertible debt.  From inception through September 30, 2014, we have received proceeds of $2.663 million from capital contributions and $2.226 million from the issuance of convertible notes.  The total proceeds from capital contributions and convertible debt issuance totaling $4.889 million were reduced by amounts advanced to stockholders and members of $1,455,838.  At September 30, 2014, we had cash of $289,628.

In the second quarter of 2013, we began receiving funds from the issuance of another note.  The total amount borrowed under this note was $1.126 million, of which $200,000 was funded in 2014 and $926,000 was funded in 2013.

During the third quarter of 2014, we received $1.1 million of proceeds from the issuance of a Bridge Note.  In November of 2014, the holder of the Bridge Note loaned our Company an additional $250,000 and the Bridge Note was amended and restated to reflect the increased principal amount of $1.35 million.  In January of 2015, the holder of such note loaned Tyme an additional $960,000 and the note was further amended and restated to reflect a principal amount of $2.31 million.  In February of 2015, the note was further amended to reflect a change in its mandatory conversion feature to a fixed amount, as further discussed below.  The note as amended and restated is referred to in this Current Report on Form 8-K as the “Bridge Note.”

We believe that the net proceeds from the PPO, together with our existing cash as of September 30, 2014 including the remaining funds from Tyme’s issuance of the Bridge Note that was converted in shares of our Common Stock upon consummation of the Merger and PPO, will enable us to fund our planned operating expenses and capital expenditure requirements for an estimated nine months.  We will need to secure additional funding in the future, from one or more equity or debt financings, collaborations or other sources, in order to carry out all of our planned research and development and potential commercialization activities.

Cash Flows

The following is a summary of cash flows for the years ended December 31, 2013 and 2012 and the nine months ended September 30, 2014 and 2013:

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012
Net Cash Used in Operating Activities	$(975,682)	$(738,888)	$(1,199,246)	$(706,696)
Net Cash Used in Investing Activities	$(2,710)	$(12,473)	$(19,953)	$(2,200)
Net Cash Provided by Financing Activities	$1,175,400	$895,348	$1,311,819	$705,343
Net Increase (Decrease) in Cash	$197,008	$143,987	$92,620	$(3,553)

Operating Activities

Net cash used in operating activities was $975,682 for the nine months ended September 30, 2014, consisting primarily of a net loss of $1,195,634 offset by non-cash depreciation expense of $3,635 and a net change in operating assets and liabilities of $216,317.  The change in operating assets and liabilities was driven by an increase in prepaid assets of $8,725 and a decrease in accounts payable and other current liabilities of $225,042.  The decrease in accounts payable and accrued expenses was primarily due to the timing and volume of our payment of costs related to ongoing development of our product candidate.

Net cash used in operating activities was $738,888 for the nine months ended September 30, 2013, consisting primarily of a net loss of $656,615, offset by non-cash depreciation expense of $376 and a net change in operating assets and liabilities of $82,469.  The change in operating assets and liabilities was driven by an increase in prepaid assets of $110,080 and a decrease in accounts payable and other current liabilities of $27,431.  The net decrease in operating assets and liabilities was primarily due to the timing and volume of our payment of costs related to ongoing development of our product candidate.

Net cash used in operating activities was $1,199,246 for the year ended December 31, 2013, consisting primarily of a net loss of $1,057,672 offset by non-cash depreciation expense of $514 and a net change in operating assets and liabilities of $142,088.  The net change in operating assets and liabilities comprised an increase in prepaid assets of $110,080 as we made advance payments to secure supplies required for our proof of concept activities and an increase in accounts payable and other current liabilities of $32,008, which was associated with the timing of payments made to our clinical partners in the ordinary course of business.

Net cash used in operating activities was $706,696 for the year ended December 31, 2012 and consisted primarily of a net loss of $887,579 offset by non-cash depreciation expense of $210 and a net change in operating assets and liabilities of $180,673.  The change in operating activities and liabilities comprised a decrease in prepaid assets of $11,103 due to the timing of payments made in the ordinary course of business and an increase in accounts payable and other current liabilities of $169,570.  The increase in accounts payable and other current liabilities was primarily due to the timing of our payments of costs related to ongoing development of our product candidate.

Investing Activities

Cash used in investing activities during the nine months ended September 30, 2014 decreased by $9,763 or 78%, to $2,710, as compared to $12,473 during the nine months ended September 30, 2013.  The decrease was driven primarily by a reduction in the purchases of equipment.

Cash used in investing activities during the year ended December 31, 2013 increased by $17,753, to $19,953, as compared to $2,200 during the year ended December 31, 2012.  The increase was driven primarily due to equipment purchases.  We currently envision making office equipment purchases, principally computers and printers, in the near future as our R&D efforts continue and become more complex and in connection with our becoming a public company.

Financing Activities

Cash provided by financing activities during the nine months ended September 30, 2014 increased by $280,052 or 31%, to $1,175,400 from $895,348 for the nine months ended September 30, 2013.  The net proceeds of $1,175,400 were primarily driven by proceeds from the sale of the Bridge Note of $1.1 million proceeds from the issuance of a convertible note totaling $200,000 and proceeds from capital contributions of $25,000.  The gross proceeds of $1.325 million were reduced by advances made to stockholders/members totaling $149,600.

Cash provided by financing activities during the year ended December 31, 2013 increased by $606,476 or 86%, to $1,311,819 as compared to $705,343 during the year ended December 31, 2012.  The net proceeds of $1,311,819 were primarily driven by proceeds in 2013 from the issuance of convertible notes of $926,000 and proceeds from capital contributions of $1,096,400.  The gross proceeds of $2,022,400 in the year ended December 31, 2013 were reduced by advances made to stockholders/members totaling $710,581.

Ongoing and enhanced net inflows of financing, which are not guaranteed, will be critical to our ability to execute our plans to engage in R&D and other operational activities.  There is no reliable and consistent established framework in place for us to receive financing.

Critical Accounting Policies and Significant Judgments and Estimates

We base this Management’s Discussion and Analysis of Financial Condition and Results of Operations on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and the disclosure of contingent assets and liabilities in our financial statements.  We evaluate our estimates and judgments on an ongoing basis.  We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  Readers should consider their evaluations of our financial condition and results of operations with these policies, judgments and estimates in mind.

While we describe our significant accounting policies in the notes to our financial statements appearing elsewhere in this Current Report on Form 8-K, we believe the following accounting policies are the most critical to the judgments and estimates we use in the preparation of our financial statements.

Clinical Trial Expense Accruals

As part of the process of preparing our financial statements, we are required to estimate our accrued expenses.  As we migrate to a more complex Phase II and later clinical trial phases, we envisage that our clinical trial accrual process will account for expenses resulting from our obligations under contracts with vendors, consultants and CROs and clinical site agreements in connection with conducting clinical trials.  The financial terms of these contracts are subject to negotiations, which will vary from contract to contract and may result in payment flows that do not match the periods over which materials or services are provided to us under such contracts.

Our objective is to reflect the appropriate clinical trial expenses in our financial statements by matching the appropriate expenses with the period in which services and efforts are expended.  We will account for these expenses according to the progress of the trial as measured by subject progression and the timing of various aspects of the trial.  We will determine accrual estimates through financial models that take into account discussion with applicable personnel and outside service providers as to the progress or state of completion of trials.  During the course of a clinical trial, we will adjust our clinical expense recognition, if actual results differ from our estimates.  We will make estimates of our accrued expenses as of each balance sheet date in our financial statements based on the facts and circumstances known to us at that time.  Our clinical trial accrual and prepaid assets are dependent, in part, upon the receipt of timely and accurate reporting from CROs and other third-party vendors.  Although we do not expect our estimates to differ materially from amounts we actually incur, our understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in us reporting amounts that are too high or too low for any particular period.

Convertible Debt

We have issued convertible debt to help fund our growth and operations.  We evaluate the features of our convertible debt in accordance with under FASB ASC Topic 470-20, Debt with Conversion and Other Options and 815-15, Derivatives and Hedging, Embedded Derivatives.  The evaluation is done at the time of issuance of convertible debt.

We evaluated each issuance of its convertible debt and determined the embedded conversion features qualify for a scope exception for derivative instruments that are both indexed to our own stock and classified in stockholders equity.  These embedded features therefore are not separately recorded as derivative instruments under ASC 815.

We account for potential beneficial conversion features under ASC 470-20, Debt with Conversion and Other Options.  At the time of each of the issuances of convertible debt, our common stock into which each of the convertible debt issuances is convertible had an estimated fair value less than the effective conversion prices of the convertible debt.  Therefore, there was no intrinsic value on the respective commitment dates, which required separate recognition and amortization.

ASC 820, Fair Value Measurement (ASC 820), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and our own assumptions (unobservable inputs).  Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of our Company.  Unobservable inputs are inputs that reflect our assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants.  As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes among the following:

•	Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access.

•

Level 2 - Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

•	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  Accordingly, the degree of judgment exercised by us in determining fair value is greatest for instruments categorized in Level 3.  A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Items measured at fair value on a recurring basis include money market funds.  The fair value of our stock, which is an element of the intrinsic value calculation for conversion feature embedded in our convertible debt was made at the time of issuance and is non-recurring.  In the absence of publicly quoted stock price, our evaluation of the fair market value of our stock and the convertible feature of the convertible debt issues has required management to consider all three levels of fair value measurement noted above.

In the absence of a public trading market for our Common Stock, we must develop an estimate of the fair value of our Common Stock.  We determined the fair value of our Common Stock based on values assigned by potential investors and other various objective and subjective factors including external market conditions affecting the biopharmaceutical industry, trends within the biopharmaceutical industry, our results of operations and financial position, the status of our research and development efforts and progress of our clinical programs, our stage of development and business strategy, the lack of an active public market for our Common Stock and the likelihood of achieving a liquidity event such as the Merger or PPO in light of prevailing market conditions.

As we make further progress in our maturing as a public company and should we need to issue other convertible instruments, we will utilize the process and methodologies detailed above.  During the periods presented, we have not changed the manner in which it values assets and liabilities that are measured at fair value using Level 3 inputs.

Operating and Capital Expenditure Requirements

We have not achieved profitability since our inception and we expect to continue to incur net losses for the foreseeable future.  We expect our cash expenditures to increase in the near term as we fund our planned clinical trials for our product candidate.  As a result of the Merger, we will be a publicly traded company and will incur significant legal, accounting and other expenses that we were not required to incur as a private company.  In addition, the Sarbanes-Oxley Act, as well as rules adopted by the SEC, requires public companies to implement specified corporate governance practices that were inapplicable to us as a private company.  We expect these rules and regulations will increase our legal and financial compliance costs and will make certain activities more time-consuming and costly.  At the current time, we are unable to estimate these costs.

We believe that the net proceeds from the PPO, together with our existing cash as of September 30, 2014 and remaining proceeds of our sale of the Bridge Note, will enable us to fund our planned operating expenses and capital expenditure requirements for at least the next nine months.  However, we will need to raise funds in the future to pay for our operations in general and our planned clinical trials.  In order to meet these additional cash requirements, we may seek to issue additional equity or convertible debt securities that may result in dilution to our then current stockholders.  If we raise additional funds through the issuance of preferred stock or convertible debt securities, these securities could have rights senior to those of our Common Stock and could contain covenants that restrict our operations, ability to seek further financing and distributions on our Common Stock.  There can be no assurance that we will be able to obtain additional equity or debt financing on terms acceptable to us, if at all.  Our failure to obtain sufficient funds on acceptable terms when needed could have a negative impact on our business, results of operations and financial condition.

Our future capital requirements will depend on many factors, including:

•	the results of our pre-clinical studies and clinical trials;

•	the development, regulatory approval and commercialization of our product candidate, SM-88;

•	the scope, progress, results and costs of researching and developing our current product candidates or any other future product candidates and conducting pre-clinical studies and clinical trials;

•	the timing of and the costs involved in, obtaining regulatory approvals for our current product candidates or any other future product candidates;

•	the cost of commercialization activities if our current product candidates or any other future product candidates are approved for sale, including marketing, sales and distribution costs;

•	the cost of manufacturing our current product candidates or any other future product candidates for pre-clinical studies, clinical trials and, if approved, commercial sale;

•	our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such agreements;

•	the results of any product liability, infringement or other lawsuits related to our current product candidates or future approved products, if any;

•	the expenses needed to attract and retain skilled personnel;

•	the costs associated with being a public company;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation; and

•	the timing, receipt and amount of sales of or royalties on, future approved products, if any.

In addition, the probability of success for our product candidates will depend on numerous factors, including regulatory approval, competition, manufacturing capability, commercial viability and the effects of significant and changing government regulations.  Our commercial success depends upon attaining significant market acceptance of our product candidates, if approved for sale, among physicians, patients, healthcare payors and the medical community.  We will determine which commercializing programs to pursue and how much to fund each program in response to the scientific and clinical success of our product candidates, as well as an assessment of our product candidates’ commercial potential.

Please see “Risk Factors” above for additional risks associated with our substantial capital requirements.

Contractual Obligations and Commitments

At our current stage of development and at a stage where we have yet to secure material and recurring amounts of financial funding, we do not have any significant contractual obligations.  We plan to enter into longer term obligations once we have a credible level of clarity on the financial resources consistently available to us.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risks in the ordinary course of our business.  These market risks are principally limited to interest rate fluctuations.

We had cash and cash equivalents of $289,628 at September 30, 2014, consisting primarily of funds in cash and money market accounts.  The primary objective of our investment activities is to preserve principal and liquidity while maximizing income without significantly increasing risk.  We do not enter into investments for trading or speculative purposes.  Due to the short-term nature of our investment portfolio, we do not believe an immediate 1.0% increase in interest rates would have a material effect on the fair market value of our portfolio and, accordingly, we do not expect a sudden change in market interest rates to materially affect our operating results or cash flows.

We do not believe that inflation and changing prices had a significant impact on our results of operations for any periods presented herein.

JOBS Act

For as long as we remain an “emerging growth company” under the recently enacted JOBS Act, we will, among other things:

•

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which requires that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

•

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation; and

•

be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.”  Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an emerging growth company, which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected.  Likewise, so long as we qualify as an emerging growth company, we may elect not to provide in our public reports and filings with the SEC certain information, including financial information and information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our Company.  As a result, investor confidence in our Company and the market price of our Common Stock may be materially and adversely affected.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an “emerging growth company” can delay the adoption of new or revised accounting standards until those standards would otherwise apply to private companies.  We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Off-Balance Sheet Arrangements

The Company did not engage in any “off-balance sheet arrangements” (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of September 30, 2014.

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014 AND 2013

Basis of Presentation

The audited consolidated financial statements of Tyme for the years ended December 31, 2014 and 2013 include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Overview

Tyme is a clinical-stage, research and development pharmaceutical company focused on discovering and developing highly targeted cancer therapeutics for a broad range of oncology indications in humans. We are currently developing as our first drug product, subject to regulatory approval, SM-88, which we believe to be a first-in-class drug that harnesses the body’s own immune defenses to fight tumor cells. Our drug is based on a mechanism designed to utilize oxidative stress, among other techniques, to selectively kill cancer cells.

We believe that the net proceeds from the PPO issuance, completed on March 5, 2015 together with our existing cash as of December 31, 2014, including the remaining funds from Tyme’s issuance and funding of the Bridge Note that was converted into shares of our Common Stock upon consummation of the Merger and PPO, both completed on March 5, 2015, will enable us to fund our planned operating expenses and capital expenditure requirements for a currently forecast period of approximately the next nine months. This forecast period could vary and is subject to numerous factors, including actual research and development results and general and administrative costs and expenses differing from our current estimates of such future results and expenditures. We will need to secure additional funding in the future, from one or more equity or debt public or private financings, collaborations or other sources, in order to carry out all of our planned research and development and potential commercialization activities.

Financial Overview

Revenue

We have not generated any revenue from commercial product sales since we commenced operations. In the future, if any of our product candidates are approved for commercial sale, we may generate revenue from product sales or, alternatively, we may choose to select a collaborator or licensee to commercialize our product candidates and receive revenues through such arrangements.

Realizing any as yet speculative revenues will require that we develop not only a viable and regulatory-approved product candidate, but that we also build the necessary operational skills and secure appropriate employees and consultants to either commercialize such products directly or collaborate with partners. We have yet to fully develop such skills, retain appropriate employees and consultants or enter into any collaboration, if we deem entry into such collaborations to be beneficial to us.

Research and Development Expenses

Our research and development (“R&D”) costs are expensed as incurred and are primarily comprised of external research and development expenses incurred under arrangements with third parties, such as contract research organizations (“CROs”), contract manufacturing organizations (“CMOs”), independent clinical trial site operators and consultants and employee-related expenses including salaries and benefits. We do not currently utilize a formal time allocation system to capture expenses on a project-by-project basis as the majority of our past and planned expenses have been and will be in support of the development of our lead product candidate, SM-88, as well as our technology platform and IP portfolio and the further enhancement of our research and development activities.

Research and development activities are central to our business model. We plan to increase our research and development expenses for the foreseeable future. Our research and development expenses may vary substantially from period to period based on the timing of our research and development activities, including the timing of the initiation of clinical trials and enrollment of patients in clinical trials. Research and development expenses are expected to increase as we advance the clinical development of SM-88 and further advance our technology platform and any other drug candidates we may choose to develop. The successful development of our product candidates is highly uncertain. At this time, we cannot reasonably estimate the nature, timing and estimated costs of these efforts, when we will incur and recognize these costs that will be necessary to complete our development efforts or the period, if any, in which material net cash inflows may commence from any of our product candidates.

Additionally, we will incur substantial costs beyond our present and future clinical trials in order to file with the FDA relevant New Drug Applications for our product candidates, including SM-88, and, in each case, the nature, design, size and cost of further studies and trials will depend in large part on the outcome of preceding studies and trials and discussions with regulators. The cost of the nonclinical and clinical work may be substantially different from what we anticipate, due to factors outside our controls. We currently do not have the funds to support all expected and required R&D activities and will need to raise such funds through public or private offers of debt and or equity securities. No further definitive plans are in place at this time with respect to any further offering of our securities and we can give no assurance that any such offerings will be successful, on terms favorable to our Company or will raise sufficient funds that are needed at any time during the periods the R&D activities are planned.

It is difficult to determine with certainty the costs and duration of our current or future clinical trials and pre-clinical studies or if, when or to what extent we will generate revenues from the commercialization and sale of our product candidate if we obtain regulatory approval. We may never succeed in achieving regulatory approval for any of our product candidates. The duration, costs and timing of our clinical trials will depend on a variety of factors that include but are not limited to:

•	per patient trial costs;

•	the number of patients that participate in the trials;

•	the number of sites included in the trials;

•	the countries in which the trials are conducted;

•	the length of time required to enroll eligible patients;

•	the number of doses that patients receive;

•	the drop-out or discontinuation rates of patients;

•	potential additional safety monitoring or other studies requested by regulatory agencies;

•	the duration of patient follow-up;

•	the efficacy and safety profile of the drug candidates;

•	slower than expected rate of subject recruitment and enrollment;

•	slower than projected Institutional Review Board, Independent Ethics Committee and other regulatory review and approval;

•	the Data Monitoring Committee of the FDA requires one or more of our clinical trials to be stopped;

•	failure of subjects to complete their full participation in one or more of our clinical trials or return for post-treatment follow-up;

•	unforeseen safety issues, including severe or unexpected drug-related adverse effects experienced by subjects, including the possibility of death;

•	withdrawal of participation by a principal investigator in one or more of our clinical trials;

•	inability or unwillingness of subjects or clinical investigators to comply with clinical trial procedures;

•	resolution of data discrepancies;

•	inadequate CRO management and/or monitoring in one or more of our clinical trials;

•	the need to repeat, reconstruct or terminate one or more of our clinical trials due to inconclusive or negative results or unforeseen complications in testing; and

•	a request by the FDA to abandon one of more of our current drug development programs.

Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. The full extent of costs we may incur is highly speculative and not defined.

General and Administrative Expenses

General and administrative (“G&A”) expenses consist primarily of salaries and related costs for executive and other administrative personnel and consultants, including, travel expenses and expenses related to business development activities. Other general and administrative expenses include professional fees for legal, patent review, consulting and accounting services. General and administrative expenses are expensed when incurred.

We expect that our general and administrative expenses will increase in the future as a result of new employee hiring, stock based compensation, retaining and utilizing outside consultants, the scaling of operations to support more advanced clinical trials and building the appropriate infrastructure for our responsibilities as a public company, including establishing necessary financial controls and procedures for compliance with the requirements established by and under the Sarbanes–Oxley Act. We anticipate that our incremental costs per year associated with being a publicly traded company may be substantial and it is possible that our actual incremental costs will be higher than we currently estimate. These increases will likely include increased costs for insurance, hiring of additional personnel, board and outside consultant compensations, outside consultants, investor relations, legal, accounting and audit services, among other expenses.

Interest Expense

Interest expense represents, non-cash interest expense incurred on the convertible debt we have issued.

Results of Operations

Revenues

We did not recognize any revenues for the years ended December 31, 2014 and 2013.  We do not anticipate recognizing any revenues until such time as one or more of our products has been approved for marketing by appropriate regulatory authorities or we enter into collaboration or licensing arrangement, none of which is anticipated to occur in the near future.

Comparison for the Years Ended December 31, 2014 and 2013

The following table summarizes certain information in our Audited Condensed Consolidated Statement of Operations for the years ended December 31, 2014 and 2013.

	2014	2013
Operating expenses:
Research and development	$761,359	$744,717
General and administrative	1,822,757	307,100
Total operating expenses	2,584,116	1,051,817
Loss from operations	(2,584,116)	(1,051,817)

Interest expense	76,561	5,855

Net loss	(2,660,677)	(1,057,672)
Loss attributable to non-controlling interests	(10,851)	(285,847)
Loss attributable to controlling interests	$(2,649,826)	$(771,825)

Research and Development Expenses

Our R&D expenses for the year ended December 31, 2014 increased by $16,642 or 2%, to $761,359 from $744,717 for the year ended December 31, 2013. The increase between the years was primarily due to a continuation of progress in our proof of concept activities.

All R&D expenditures have been incurred in respect of our lead drug candidate, SM-88. We expect to incur further and larger amounts of R&D expenditures as we plan to prepare for and execute on a Phase II clinical trial of SM-88. Future R&D expenditures are subject to continuing to successfully raising the required capital needed to fund such R&D activities needed to fund such R&D activities and securing the necessary people and processes to direct all our activities.

General and Administrative Expenses

Our G&A expenses for the year ended December 31, 2014 increased by $1,515,657 or 494%, to $1,822,757 from $307,100 for the year ended December 31, 2013. The increase between the years was principally due to increased legal, accounting and audit activities associated with our executed plans to seek further investment funds, preparations to complete the Merger and associated filings with the SEC and expenses related to filling domestic and international patent applications. We also incurred increased expenses associated with employing senior management to lead key operational activities.

We expect our G&A expenses, subject to securing ongoing funding, to increase as our operations grow.  Key ongoing drivers for our G&A expenses may include legal, accounting, auditing and other costs associated with our planned activities in support of contracts and potential patent related activities internationally, costs associated with migrating to a public company, corporate office expenses and further costs associated with hiring employees.

Interest Expense

Our interest expense was $76,561 for the year ended December 31, 2014 as compared to interest expense of $5,855 for the year ended December 31, 2013.  The increase was primarily due to interest expense incurred on the USVC debt and Bridge Note.  The USVC debt was converted into equity in August of 2014 and the Bridge Note was converted into equity contemporaneous with the consummation of the Merger on March 5, 2015.

Liquidity and Capital Resources

We have incurred losses and negative cash flows from operations since inception and have an accumulated deficit of $4,172,572 as of December 31, 2014. We incurred net losses of $2,649,826 and $771,825 for the years ended December 31, 2014 and December 31, 2013, respectively. We anticipate incurring additional losses until such time, if ever, that we can generate significant revenues from our lead drug candidate, SM-88, which currently is in development and/or any other drug candidates we may develop.

Historically, we have financed our operations primarily through capital contributions and issuance of convertible debt. At December 31, 2014, we had cash of $9,724.

In the second quarter of 2013, we began receiving funds from the issuance of a convertible note. The total amount borrowed under this note was $1.126 million of which $200,000 was funded in 2014 and $926,000 was funded in 2013.  This note was converted into Tyme common stock in August 2014.

During the third quarter of 2014, we received $1.1 million of proceeds from the issuance of a Bridge Note. In November of 2014, the holder of the Bridge Note loaned our Company an additional $250,000 and the Bridge Note was amended and restated to reflect the increased principal amount of $1.35 million. In January of 2015, the holder of such note loaned Tyme an additional $960,000 and the note was further amended and restated to reflect a principal amount of $2.31 million.  In February of 2015, the note was further amended to reflect a change in its mandatory conversion feature to a fixed amount, as further discussed below. The note as amended and restated is referred to in this Current Report on Form 8-K as the “Bridge Note.”  The Bridge Note was converted into shares of our Common Stock simultaneous with the closing of the Merger.

We believe that the net proceeds from the PPO, completed on March 5, 2015, together with our existing cash as of December 31, 2014, including the remaining funds from Tyme’s issuance of the Bridge Note that was converted in shares of our Common Stock upon consummation of the Merger and PPO, will enable us to fund our planned operating expenses and capital expenditure requirements for an estimated nine months.

We will need to secure additional funding in the future, from one or more equity or debt financings, collaborations or other sources, in order to carry out all of our planned research and development and potential commercialization activities.

Cash Flows

The following is a summary of cash flows for the years ended December 31, 2014 and 2013:

	Year Ended December 31,
	2014	2013
Net Cash Used in Operating Activities	$(1,515,586)	$(1,199,246)
Net Cash Used in Investing Activities	$(2,710)	$(19,953)
Net Cash Provided by Financing Activities	$1,435,400	$1,311,819
Net Increase (Decrease) in Cash	$82,896	$92,620

Operating Activities

Net cash used in operating activities was $1,515,586 for the year ended December 31, 2014, consisting primarily of a net loss of $2,660,677 offset by non-cash depreciation expense of $4,293, a loss on disposal of $2,676 and a net change in operating assets and liabilities of $1,138,122. The change in operating assets and liabilities was mainly driven by a material increase in accounts payable and other current liabilities of $1,168,147. The increase in accounts payable was primarily due to the timing and volume of liabilities incurred with respect to our PPO and Merger, which was completed on March 5, 2014.

Net cash used in operating activities was $1,199,246 for the year ended December 31, 2013, consisting primarily of a net loss of $1,057,672 offset by non-cash depreciation expense of $514 and a net change in operating assets and liabilities of $142,088. The net change in operating assets and liabilities comprised an increase in prepaid assets of $110,080 as we made advance payments to secure supplies required for our proof of concept activities and a decrease in accounts payable and other current liabilities of $32,008, which was associated with the timing of payments made to our clinical partners in the ordinary course of business.

Investing Activities

Cash used in investing activities during the year ended December 31, 2014 decreased by $17,243 or 86%, to $2,710, as compared to $19,953 during the year ended December 31, 2013. The decrease was driven primarily by a reduction in the purchases of equipment.

Cash used in investing activities during the year ended December 31, 2013 was $19,953. This expenditure was driven primarily by equipment purchases.

We currently envision making office equipment purchases, principally computers and printers as our R&D efforts continue and become more complex and in connection with our becoming a public company.

Financing Activities

Cash provided by financing activities during the year ended December 31, 2014 increased by $123,581 or 9.4%, to $1,435,400 from $1,311,819 for the year ended December 31, 2013. The 2014 net proceeds from financing activities were primarily driven by proceeds from the issuance of a Bridge Note of $1.35 million, proceeds from the issuance of a convertible note totaling $200,000 and proceeds from capital contributions of $35,000. The gross proceeds from financing activities of $1.585 million were reduced by advances made to stockholders/ members totaling $149,600.

Cash provided by financing activities during the year ended December 31, 2013 totaled $1,311,819. The 2013 net proceeds from financing activities were primarily driven by proceeds from the issuance of convertible notes of $926,000 and proceeds from capital contributions of $1,096,400. The gross proceeds of $2,022,400 in the year ended December 31, 2013 were reduced by advances made to stockholders/members totaling $710,581.

Ongoing and enhanced net inflows of financing, which are not guaranteed, will be critical to our ability to execute our plans to engage in R&D and other operational activities. There is no reliable and consistent established framework in place for us to receive further, future financing.

Critical Accounting Policies and Significant Judgments and Estimates

We base this Management’s Discussion and Analysis of Financial Condition and Results of Operations on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and the disclosure of contingent assets and liabilities in our financial statements. We evaluate our estimates and judgments on an ongoing basis. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Readers should consider their evaluations of our financial condition and results of operations with these policies, judgments and estimates in mind.

While we describe our significant accounting policies in the notes to our financial statements appearing elsewhere in this Current Report on Form 8-K, we believe the following accounting policies are the most critical to the judgments and estimates we use in the preparation of our financial statements.

Clinical Trial Expense Accruals

As part of the process of preparing our financial statements, we are required to estimate our accrued expenses. As we migrate to a more complex Phase II and later clinical trial phases, we envisage that our clinical trial accrual process will account for expenses resulting from our continued work with vendors, consultants and CROs and clinical site agreements in connection with conducting clinical trials. The financial terms of these current or future obligations are subject to negotiations, which will vary from supplier to supplier and may result in payment flows that do not match the periods over which materials or services are provided to us under the relevant contractual arrangements.

Our objective is to reflect the appropriate clinical trial expenses in our financial statements by matching the appropriate expenses with the period in which services and efforts are expended. We will account for these expenses according to the progress of the trial as measured by subject progression and the timing of various aspects of the trial. We will determine accrual estimates through financial models that take into account discussion with applicable personnel and outside service providers as to the progress or state of completion of trials. During the course of a clinical trial, we will adjust our clinical expense recognition, if actual results differ from our estimates. We will record any relevant accrued expenses as of each balance sheet date in our financial statements based on the facts and circumstances known to us at that time. Our clinical trial accrual and prepaid assets are dependent, in part, upon the receipt of timely and accurate reporting from CROs and other third-party vendors. Although we do not expect our estimates to differ materially from amounts we actually incur, our understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in our reporting amounts that are too high or too low for any particular period.

Convertible Debt

We have issued convertible debt to help fund our growth and operations. We evaluate the features of our convertible debt in accordance with under FASB ASC Topic 470-20, Debt with Conversion and Other Options and 815-15, Derivatives and Hedging, Embedded Derivatives. The evaluation is done at the time of issuance of convertible debt.

We evaluated each issuance of its convertible debt and determined the embedded conversion features qualify for a scope exception for derivative instruments that are both indexed to our own stock and classified in stockholders equity. These embedded features therefore are not separately recorded as derivative instruments under ASC 815.

We account for potential beneficial conversion features under ASC 470-20, Debt with Conversion and Other Options. At the time of each of the issuances of convertible debt, our Common Stock into which each of the convertible debt issuances is convertible had an estimated fair value less than the effective conversion prices of the convertible debt. Therefore, there was no intrinsic value on the respective commitment dates, which required separate recognition and amortization.

ASC 820, Fair Value Measurement (“ASC 820”), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and our own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of our Company. Unobservable inputs are inputs that reflect our assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a three-tier fair value hierarchy that distinguishes among the following:

•	Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access.

•

Level 2 - Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.

•	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by us in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Items measured at fair value on a recurring basis include money market funds. The fair value of our stock, which is an element of the intrinsic value calculation for conversion feature embedded in our convertible debt was made at the time of issuance and is non-recurring. In the absence of an actively traded publicly quoted stock price, our evaluation of the fair market value of our stock and the convertible feature of the convertible debt issues has required management to consider all three levels of fair value measurement noted above.

In the absence of an actively traded public market for our Common Stock, we must develop an estimate of the fair value of our Common Stock. We determined the fair value of our Common Stock based on values assigned by potential investors and other various objective and subjective factors including external market conditions affecting the biopharmaceutical industry, trends within the biopharmaceutical industry, our results of operations and financial position, the status of our research and development efforts and progress of our clinical programs, our stage of development and business strategy, the lack of an active public market for our Common Stock and the likelihood of achieving a liquidity event such as the Merger or PPO in light of prevailing market conditions.

As we make further progress in our maturing as a public company and should we need to issue other convertible instruments, we will utilize the process and methodologies detailed above. During the periods presented, we have not changed the manner in which the Company values assets and liabilities that are measured at fair value using Level 3 inputs.

Operating and Capital Expenditure Requirements

We have not achieved profitability since our inception and we expect to continue to incur net losses for the foreseeable future. We expect our cash expenditures to increase in the near term as we fund our planned clinical trials for our product candidate. As a result of the Merger, we will be a publicly traded company and will incur significant legal, accounting and other expenses that we were not required to incur as a private company. In addition, the Sarbanes-Oxley Act, as well as rules adopted by the SEC, requires public companies to implement specified corporate governance practices that were inapplicable to us as a private company. We expect these rules and regulations will increase our legal and financial compliance costs and will make certain activities more time-consuming and costly. At the current time, we are unable to estimate these costs.

We believe that the net proceeds from the PPO (including the PPO Note), together with our existing cash as of December 31, 2014 and remaining proceeds of our sale of the Bridge Note, will enable us to fund our planned operating expenses and capital expenditure requirements for at least the next nine months. However, we will need to raise funds in the future to pay for our operations in general and our planned clinical trials. In order to meet these additional cash requirements, we may seek to issue additional equity or convertible debt securities that may result in dilution to our then current stockholders. If we raise additional funds through the issuance of preferred stock or convertible debt securities, these securities could have rights senior to those of our Common Stock and could contain covenants that restrict our operations, ability to seek further financing and distributions on our Common Stock. There can be no assurance that we will be able to obtain additional equity or debt financing on terms acceptable to us, if at all. Our failure to obtain sufficient funds on acceptable terms when needed could have a negative impact on our business, results of operations and financial condition.

Our future capital requirements will depend on many factors, including:

•	the results of our pre-clinical studies and clinical trials;

•	the development, regulatory approval and commercialization of our product candidate, SM-88;

•	the scope, progress, results and costs of researching and developing our current product candidates or any other future product candidates and conducting pre-clinical studies and clinical trials;

•	the timing of and the costs involved in, obtaining regulatory approvals for our current product candidates or any other future product candidates;

•	the cost of commercialization activities if our current product candidates or any other future product candidates are approved for sale, including marketing, sales and distribution costs;

•	the cost of manufacturing our current product candidates or any other future product candidates for pre-clinical studies, clinical trials and, if approved, commercial sale;

•	our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such agreements;

•	the results of any product liability, infringement or other lawsuits related to our current product candidates or future approved products, if any;

•	the expenses needed to attract and retain skilled personnel;

•	the costs associated with being a public company;

•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation; and

•	the timing, receipt and amount of sales of or royalties on, future approved products, if any.

In addition, the probability of success for our product candidates will depend on numerous factors, including regulatory approval, competition, manufacturing capability, commercial viability and the effects of significant and changing government regulations. Our commercial success depends upon attaining significant market acceptance of our product candidates, if approved for sale, among physicians, patients, healthcare payors and the medical community. We will determine which commercializing programs to pursue and how much to fund each program in response to the scientific and clinical success of our product candidates, as well as an assessment of our product candidates’ commercial potential.

Please see “Risk Factors” above for additional risks associated with our substantial capital requirements.

Contractual Obligations and Commitments

At our current stage of development and at a stage where we have yet to secure material and recurring amounts of financial funding, we do not have any significant contractual obligations. We plan to enter into longer term obligations once we have a credible level of clarity on the financial resources consistently available to us.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risks in the ordinary course of our business.  These market risks are principally limited to interest rate fluctuations.

We had cash of $9,724 at December 31, 2014, consisting of funds in a Company bank account.  The primary objective of any of our current or future investment activities is to preserve principal and liquidity while maximizing income without significantly increasing risk.  We do not enter into investments for trading or speculative purposes.  Due to the short-term nature of any investment portfolio we may have, we do not believe an immediate 1.0% increase in interest rates would have a material effect on the fair market value of our portfolio and, accordingly, we do not expect a sudden change in market interest rates to materially affect our operating results or cash flows.

We do not believe that inflation and changing prices had a significant impact on our results of operations for any periods presented herein.

JOBS Act

For as long as we remain an “emerging growth company” under the recently enacted JOBS Act, we will, among other things:

•

be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act, which requires that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

•

be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Exchange Act and instead provide a reduced level of disclosure concerning executive compensation; and

•

be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although we are still evaluating the JOBS Act, we currently intend to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.” Among other things, this means that our independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of our internal control over financial reporting so long as we qualify as an emerging growth company, which may increase the risk that weaknesses or deficiencies in our internal control over financial reporting go undetected. Likewise, so long as we qualify as an emerging growth company, we may elect not to provide in our public reports and filings with the SEC certain information, including financial information and  information regarding compensation of our executive officers, that we would otherwise have been required to provide in filings we make with the SEC, which may make it more difficult for investors and securities analysts to evaluate our Company. As a result, investor confidence in our Company and the market price of our Common Stock may be materially and adversely affected.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of new or revised accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Off-Balance Sheet Arrangements

The Company did not engage in any “off-balance sheet arrangements” (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of December 31, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 9, 2015 (the “Determination Date”), giving effect to the Merger, Split-Off Transaction, PPO, conversion of the Bridge Note, surrender of 26,276,600 shares by the Pre-Merger Company Stockholders pursuant to the Merger Agreement and the issuance of 250,000 shares to a consultant, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.  To the best of our knowledge, except as otherwise indicated and subject to community property laws, where applicable, (x) each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person and (y) none of the shares listed below are held under a voting trust or similar agreement.

Our Common Stock is our only class of voting securities currently outstanding.

The following table assumes that all of the 8.5 million shares of our Common Stock held in escrow pursuant to the PPO Note Escrow Agreement and Adjustment Shares Escrow Agreement and the 6.4 million shares of our Common Stock issued to the pre-Merger Tyme Stockholders in connection with the Merger but held in escrow pursuant to the Indemnification Shares Escrow Agreement will be released to the owners of such shares and not surrendered for cancellation.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Tyme Technologies, Inc., 48 Wall Street – Suite 1100, New York, New York 10005.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number		Percentage
Steve Hoffman (1)	28,277,800	(2)	32.9%
Michael Demurjian (3)	28,277,800	(2)	32.9%
GEM Global Yield Fund LLC SCS (4)	8,596,540	(5)	9.9%
U.S. VC Partners, LLC (6)	4,984,400		5.8%
Patrick G. LePore (7)	1,812	(8)	*
Dr. Gerald Sokol (7)	1,812	(8)	*
Timothy C. Tyson (7)	1,812	(8)	*
All directors and executive officers as a group (5 persons)	56,561,036		65.8%

_______________

*	Less than 0.1%.

(1)

Mr. Hoffman is a director, Chief Executive Officer, Chief Science Officer and President of our Company.  Mr. Hoffman is also acting, along with Michael Demurjian, as a Co-Chief Financial Officer of our Company while we seek a qualified individual to serve as our Chief Financial Officer on a permanent basis.

(2)	Includes 1,413,890 shares of our Common Stock held in escrow pursuant to the Indemnification Shares Escrow Agreement.

(3)

Mr. Demurjian is a director, Chief Operating Officer and Executive Vice President of our Company.  Mr. Demurjian is also acting, along with Steve Hoffman, as a Co-Chief Financial Officer of our Company while we seek a qualified individual to serve as our Chief Financial Officer on a permanent basis.

(4)

The address for GEM is 590 Madison Avenue – 36th Floor, New York, New York 10022.  Christopher Brown is the manager of GEM and was the holder of the Bridge Note.  Mr. Brown designated GEM to receive the Conversation Shares upon the conversion of the Bridge Note that occurred contemporaneously with the closing of the Merger and PPO.

(5)

Includes 5 million shares of our Common Stock held in escrow pursuant to the PPO Note Pledge Agreement and 3.5 million shares held in escrow pursuant to the Adjustment Shares Escrow Agreement.  GEM would receive additional shares of our Common Stock, if all of the Qualified Offering Shares are issued.

(6)	The address of U.S. VC Partners, L.P. is 900 Third Avenue - 19th Floor, New York, New York 10022.

(7)	Patrick G. LePore, Dr. Gerald Sokol and Timothy C. Tyson each serve as a director of our Company.

(8)

Under our independent director compensation policy, each of our independent directors will be entitled to receive shares of our Common Stock effective the last day of each calendar quarter, provided such independent director is serving on our Board of Directors on such date.  The number of shares each independent director is entitled to receive shall be based upon the market price of our Common Stock on the effective issuance date.  The first issuance of shares under our independent director compensation policy occurred as of March 31, 2015.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names of and certain information regarding our current executive officers and directors, each of whom was appointed effective as of the closing of the Merger:

Name	Age	Position(s)	Date Elected to Our Board of Directors
Steve Hoffman	52	Director, Chief Executive Officer and Chief Science Officer *	March 5, 2015 **
Michael Demurjian	48	Director, Chief Operating Officer and Executive Vice President *	March 5, 2015 **
Patrick G. LePore	59	Director	March 10, 2015
Dr. Gerald Sokol	71	Director	March 10, 2015
Timothy C. Tyson	62	Director	March 10, 2015

__________

*	Messrs. Hoffman and Demurjian are each currently serving as a Co-Chief Financial Officer of our Company as we seek a qualified individual to serve as our Chief Financial Officer.

**	Messrs. Hoffman and Demurjian served as the sole directors of Tyme since its formation on July 26, 2013.

During the negotiations that resulted in the terms of the Merger Agreement, the parties, including representatives of GEM (including the purchaser of the Bridge Note), agreed that Steve Hoffman and Michael Demurjian would become directors of our Company following the consummation of the Merger and that Tyme would have the right to designate three individuals to serve as independent directors on our Board after the consummation of the Merger from a list of director candidates provided GEM and the holder of the Bridge Note.  As a result of such negotiations and in accordance with the terms of the Merger Agreement, Messrs. Hoffman and Demurjian became our sole directors upon consummation of the Merger.  Neither GEM nor any of its affiliates has any right to appoint or nominate any person to serve as a director of our Company.  Following the consummation of the Merger, we expanded our Board of Directors by three members, each of whom we believe meets the NASDAQ Stock Market definition of independent director.  These three new members are Patrick LePore, Dr. Gerald Sokol and Timothy Tyson.

In the future, our directors are to be elected at our Company’s annual stockholders’ meetings, each to serve until the next annual meeting of our stockholders and until their respective successors are elected and qualified.  Directors are to be elected by a plurality of the votes cast at the annual meeting of our stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the number of directors then serving on our Board of Directors constitutes a quorum for the purpose of the transaction of business at a meeting of our Board.  Directors must be present at the meeting for the purpose of determining a quorum.  However, any action required or permitted to be taken by our Board may be taken without a meeting if all members of the Board of Directors consent in writing to the action.

Executive officers are appointed by our Board and serve at its pleasure.

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Steve Hoffman has served as Chief Executive Officer of Tyme since its formation in July 2013 and as a manager of Luminant since its formation in September 2011.  In such roles and continuing with his position as Chief Executive Officer, Chief Science Officer and President of our Company, he supervises the development of our product candidates.  He has over 25 years of holding a variety of senior management positions with companies in the chemistry, aerospace and laser optics fields.  Prior to the establishment of Luminant, Mr. Hoffman was a co-founder and, from 1993 to 2007, Chief Technology Officer of Mikronite Technologies Group Inc., a developer, licensor and marketer of material surfacing technologies for various manufacturing processes and applications.  At Mikronite, Mr. Hoffman supervised its implementation of proprietary technology.  He has received numerous patents and has pending other patent applications, including a patent and three patent applications that have been assigned to our Company.  His efforts on behalf of Mikronite were recognized by The Home Depot and Lowe’s with a Best New Product award and an Innovative Technology award from the New Jersey Manufacturers Association.  Mr. Hoffman attended New York University and Rutgers University with a concentration in mechanical engineering from 1980 to 1984 and continued his studies under the direct supervision of the chairman of the physics department at the University of Michigan specializing in physics and electro-optics.

Michael Demurjian has served as Chief Operating Officer of Tyme since its formation in July 2013 and as a manager of Luminant since its formation in September 2011.  In such roles and continuing with his position as Chief Operating Officer and Executive Vice President of our Company, he leads the research teams in development, studies and data collection for our submissions to regulatory authorities, including the FDA.  Prior to the establishment of Luminant, Mr. Demurjian was a co-founder and, from 1993 to 2007, Director of Marketing of Mikronite Technologies Group, Inc., a developer, licensor and marketer of material surfacing technologies for various manufacturing processes and applications.  At Mikronite, Mr. Demurjian established all marketing activities and functions, marketing research and analysis, marketing strategy, implementation planning, project, process and vendor management organizational management and leadership.  His efforts on behalf of Mikronite were recognized by The Home Depot and Lowe’s with a Best New Product award and an Innovative Technology award from the New Jersey Manufacturers Association.  Mr. Demurjian received a BA in Economics from New York University in 1986.

Patrick G. LePore served as Chairman, CEO and President of Par Pharmaceuticals, Inc. (NYSE: PRX) from September 2006 through November 2012.  Par is a healthcare company focusing on the development, licensing, manufacturing and distributing of generic and branded drugs, with facilities in New York, California and Chennai, India.  Through Mr. LePore’s leadership, Par increased its value and market presence during his tenure culminating in its sale to Texas Pacific Group (TPG) in a going private transaction.  Mr. LePore transitioned to Chairman of the new company beginning in November 2012.  Mr. LePore’s leadership in the pharmaceutical industry has spanned both private and public sectors with board and operational experience in each.  His experience includes building and running a large pharmaceutical service business as well as a fully integrated manufacturing business.  Mr. LePore’s unique background makes him one of a handful of pharmaceutical executives with an in depth knowledge of the brand, generics and pharmaceutical service industries.  He began his career with Hoffmann La Roche and then founded Boron LePore and Associates, a medical communications company, which he took public in 1997 and was eventually sold to Cardinal Health in 2002.  As an accomplished and respected life science executive, Mr. LePore has extensive experience in all areas of executive management including human resources, executive development, strategic planning, mergers and acquisition, business development, investor relations and corporate governance.  He also brings over 30 years of industry relationships and an impeccable reputation among his colleagues.  Throughout his career, Mr. LePore has served on nonprofit and corporate boards.  In addition to chairing the Par board, he is currently the Chairman of Agene Bio and serves on the boards of PharMerica (NYSE:PMC) and Villanova University.  A graduate of Villanova University, he holds an MBA from Farleigh Dickinson University.

Gerald H. Sokol, MD, MSc, FCP, attained his medical degree from Indiana University’s Combined Degree Program in Experimental Medicine with a Master’s Degree in Pharmacology and an MD.  He interned in Medicine at Temple University and attended the U.S. Public Health Service Hospital in affiliation with the National Cancer Institute, Johns Hopkins and the University of Maryland completing training in Internal Medicine.  He then completed training at the Massachusetts General Hospital, Harvard Medical School in Radiation Oncology, Medical Oncology and Clinical Pharmacology attaining Board Certification in Internal Medicine, Medical Oncology, Radiation Oncology, Clinical Pharmacology, and later Quality Assurance and Utilization Review.  He also is certified in Skin Cancer Medicine from the University of Queensland.  Dr. Sokol has been Chief of Radiation Oncology at the University of South Florida’s Tampa General Hospital and has built or contributed to building over ten cancer centers.  He is a board member and partner of Florida Cancer Specialists and Research Institute.  Dr Sokol is a decorated retired Captain in the US Navy and served as Commanding Officer of the unit at the Uniformed Services University.  Dr. Sokol currently holds professorships in Medicine and Pharmacology at that institution.  While maintaining a medical practice, Dr. Sokol served on the review staff of the FDA for over 27 years as a senior regulatory scientist and officer composing over 300 white papers, IND and NDA reviews and opinion papers.  Dr. Sokol has authored or coauthored over 100 books, book chapter, abstracts and papers on a multitude of clinical issues.  He is a lifetime fellow and board member of the American Cancer Society and a fellow of the American College of Clinical Pharmacology.

Timothy C. Tyson serves as the President of Alkaloida Chemical Company Zrt. Mr. Tyson served as Interim Chief Executive Officer of Caldera Pharmaceuticals, Inc. from September 23, 2014 to November 21, 2014.  He served as Interim Chief Executive Officer and Executive Chairman of Aptuitand at Laurus Labs Private Limite since August 2008.  He has over 30 years of remarkable corporate career in the pharmaceutical industry.  He served as Acting Chief Executive Officer of Aptuit LLC since September 2008.  He served as the President of ICN Hungary Co., Ltd. (also called as ICN Hungary Ltd.).  Mr. Tyson served as the Chief Executive Officer of Valeant Pharmaceuticals International (formerly, ICN Pharmaceuticals Inc.) from January 1, 2005 to February 1, 2008.  He served as President of Valeant Pharmaceuticals International from November 2002 to February 1, 2008 and served as its Chief Operating Officer from November 2002 to December 2004.  He served as President of Global Manufacturing and Supply for GlaxoSmithKline plc. from June 1998 to November 2002.  From 1997 to 1998, Mr. Tyson served as GlaxoSmithKline’s Vice President and General Manager of Business Operations.  During his 14-year tenure at GlaxoSmithKline, he served in a variety of roles with broad international and domestic responsibilities, including significant management experience running two divisions: Glaxo Dermatology and Cerenex Pharmaceuticals.  He was responsible for managing all sales and marketing for the U.S. operations, where he launched over 30 new products.  Prior to his tenure at GlaxoSmithKline, Mr. Tyson served in a number of executive positions at Bristol-Myers Company in Operations and Research and Development.  Prior to his tenure at Bristol-Myers, he served as a Manufacturing Manager for Procter & Gamble.  He served as an Officer in the United States Army from 1974 to 1979 and spent 14 years in the United States Army Reserves.  He has been Independent Non-Executive Chairman of Caldera Pharmaceuticals since April 1, 2014 and has been a director since October 2013.  He has been Chairman of the Board of Aptuit LLC since August 2008 and its Manager since August 2008.  He has been Independent Director of Marken Limited since March 05, 2013.  He serves as a Director of Alkaloida Chemical Company Zrt.  He serves as Director of ICN Hungary Co., Ltd., and Valeant Pharmaceuticals.  He served as a Director of Ventaira Pharmaceuticals, Inc.  He serves as Director for the Pharmaceutical Research and Manufacturing Association; BICOM; the Chief Executive Officer Roundtable for the University of California at Irvine; the Dean’s Executive Forum at Cal State Fullerton; the Chief Executive Officer Council on Cancer; the Health Sector Advisory Board at Duke University; the Leadership Forum of the International Society of Pharmaceutical Engineers and as a visiting lecturer at Cambridge University.  Mr. Tyson serves on the board of directors for a number of non-profit organizations.  He served as a Director of Valeant Pharmaceuticals International from 2004 to February 1, 2008.  In 2002, Mr. Tyson received a Bicentennial Leadership Award from the United States Military Academy at West Point and was named 2007 Alumnus of the Year at Jacksonville State University.  Mr. Tyson received a Master in Business Administration and Master in Public Administration from Jacksonville State University in 1979 and 1976, respectively.  He is also a 1974 graduate of the United States Military Academy at West Point.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system that has requirements that a majority of the board of directors of a listed/quoted company is “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”  However, our Board was recently expanded by the addition of three directors, Patrick G. LePore, Dr. Gerald Sokol and Timothy C. Tyson, each of whom we believe meets the Nasdaq Stock Market definition of independent director.

Family Relationships

There are no family relationships among our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•

being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law and the judgment has not been reversed, suspended or vacated.

Board Committees

We have not established an executive, audit, compensation, nominating or any other committee of our Board of Directors.  Our Board of Directors may designate from among its members an executive committee and/or one or more other committees in the future and adopt appropriate charters for such committees.  Further, we do not have a policy with regard to the consideration of any director-candidates recommended by our stockholders.  To date, no stockholder has made any such recommendations.  Our entire Board of Directors performs all functions that could otherwise be performed by committees.  In connection with and following the Merger, our Board underwent a complete change in membership.  We intend to address in the near future the establishment of various Board committees, including the possible creation of separate audit, compensation and nominating and corporate governance committees.

Audit Committee Financial Expert

We have no separate audit committee at this time.  Our entire Board of Directors oversees our audits and auditing procedures.  Our Board has not determined whether any director is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K.

Compensation Committee Interlocks and Insider Participation

We have no separate compensation committee at this time.  No executive officer of our Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as director of our Company during 2014.

Code of Ethics

In November 2012, we adopted a Code of Ethics that applies to our officers, directors and employees.  A written copy of the Code is made an exhibit to this Current Report on Form 8-K.  A copy of our Code of Ethics is posted on our website at www.tymetechnologiesinc.com.  A copy of our Code of Ethics will be provided to any person requesting same without charge.  To request a copy of our Code of Ethics please make written request to our Secretary, at 48 Wall Street – Suite 1100, New York, New York, NY 10005.

Compliance with Section 16(a) of the Exchange Act

Our Common Stock is not registered pursuant to Section 12 of the Exchange Act.  Accordingly, our officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, no security holders have made any such recommendations.

EXECUTIVE COMPENSATION

General

The following table sets forth, with respect to our fiscal years ended December 31, 2014 and 2013, all compensation earned by or paid to all persons who served as Chief Executive Officer of Tyme or our Company at any time during our fiscal year ended December 31, 2014 and such other executive officer and other employees of our Company who were employed by Tyme or our Company as of the close of business on December 31, 2014 and whose total annual salary and bonus earned during our fiscal year ended December 31, 2014  exceeded $100,000.  No compensation in the form of stock, options or other equity were granted or issued to any of the persons set forth in the following table during the periods indicated as compensation.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year (1)	Salary	All Other Compensation	Total
Peter de Svastich, CEO and President	2014	$0	$0	$0
of our Company (2)	2013	$0	$0	$0

Steve Hoffman, CEO of Tyme and	2014	$225,000	(4)	$225,000
currently CEO of our Company (3)	2013	$0	(4)	$0

Michael Demurjian, COO of Tyme and	2014	$225,000	(6)	$225,000
currently COO of our Company (5)	2013	$0	(6)	$0

_________

(1)

Prior to the consummation of the Merger, our fiscal year ended on November 30th of each calendar year.  In connection with the consummation of the Merger, our fiscal year was changed so as to end on December 31st of each calendar year to conform to the fiscal year historically used by Tyme.  The compensation and other information contained for Peter de Svastich, the sole CEO and President of our Company throughout 2014, contained in the table is with respect to our fiscal years ended November 30, 2014 and 2013.  Information in the table concerning Steve Hoffman and Michael Demurjian is with respect to Tyme’s fiscal years ended December 31, 2014 and 2013.

(2)	Mr. Svastich served as our Chief Executive Officer and President from April 26, 2013 to the date of the consummation of the Merger on February March 5, 2015.

(3)

Mr. Hoffman served as President and Chief Executive Officer of Tyme since its incorporation on July 26, 2013 and became our Chief Executive Officer upon the consummation of the Merger on March 5, 2015.

(4)

During 2012, Mr. Hoffman received advances from Luminant, a subsidiary of Tyme, totaling $250,000.  During 2013, Mr. Hoffman received additional advances from Luminant totaling $250,000.  In 2014, the rights to receive repayment of these advances was assigned to a third party in connection with such third party’s sale to Mr. Hoffman of one-half of the third party’s membership interest in Luminant, which acquired membership interest Mr. Hoffman then assigned and contributed to Tyme.  Mr. Hoffman remains obligated to repay the amount of the advances to such third party.

In addition, during 2013, Tyme made advances to Mr. Hoffman totaling $103,072.  Prior to the consummation of the Merger and in order for our Company to be in compliance with applicable laws regarding loans by public entities to their executive officers and directors, the amount of the advances was recognized by Mr. Hoffman as income and we recognized an expense equal to the amount of such 2013 advances.  Mr. Hoffman did not otherwise receive any compensation from Tyme or our Company during 2013 and 2014, other than salary totaling $225,000 in 2014 (as reflected in the table) and his other benefits consisted solely of Tyme or Luminant reimbursing him for health insurance premiums for him ($2,875 in 2013 and $6,919 in 2014).

(5)

Mr. Demurjian served as Vice President and Chief Operating Officer of Tyme from its incorporation on July 26, 2013 and became our Chief Operating Officer upon the consummation of the Merger on March 5, 2015.

(6)

During 2012, Mr. Demurjian received advances from Luminant, a subsidiary of Tyme, totaling $273,657.  During 2013, Mr. Demurjian received additional advances from Luminant totaling $254,416.  In 2014, the rights to receive repayment of these advances was assigned to a third party in connection with such third party’s sale to Mr. Demurjian of one-half of the third party’s membership interest in Luminant, which acquired membership interest Mr. Demurjian then assigned and contributed to Tyme.  Mr. Demurjian remains obligated to repay the amount of the advances to such third party.

In addition, during 2013, Tyme made advances to Mr. Demurjian totaling $102,293.  Prior to the consummation of the Merger and in order for our Company to be in compliance with applicable laws regarding loans by public entities to their executive officers and directors, the amount of the advances was recognized by Mr. Demurjian as income and we recognized an expense equal to the amount of such 2013 advances.  Mr. Demurjian did not otherwise receive any compensation from Tyme or our Company during 2013 and 2014, other than salary totaling $225,000 in 2014 (as reflected in the table) and his other benefits consisted solely of Tyme or Luminant reimbursing him for health insurance premiums for him and his family ($8,920 in 2013 and $16,144 in 2014).

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below and our employment agreements with Messrs. Hoffman and Demurjian discussed in the section titled “Employment Agreements” below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Outstanding Equity Awards at Fiscal Year-End

We have one compensation plan approved by our stockholders, our 2015 Equity Incentive Plan (the “2015 Plan”), which was adopted by our Board of Directors and approved by our stockholders on March 5, 2015.  Accordingly, as of end of our 2014 fiscal year we had not granted any awards under the 2015 Plan.  Further, as of December 31, 2014, there were no other outstanding options, stock that had not vested or other equity incentive plan awards held by any of our executive officers.

Employment Agreements

We have entered into employment agreements with each of Steve Hoffman, our Chief Executive Officer and Chief Science Officer, and Michael Demurjian, our Chief Operating Officer.  (Messrs. Hoffman and Demurjian are each currently serving as Co-Chief Financial Officer of our Company as we seek a qualified individual to serve as our Chief Financial Officer.)  Under our employment agreements with Messrs. Hoffman and Demurjian, which were effective as of the consummation of the Merger, these principal executive officers will each be entitled to an annual base salary of $450,000 and such performance bonuses as our board of directors may determine, from time to time, in its sole discretion.  The base salaries will be reviewed annually (commencing in 2016) by our board of directors; provided that the base salaries may not be decreased from their then current levels due to any board review.  The employment agreements each have a term of five years; provided, however, that commencing on the first anniversary of the effective date of the agreements and on each anniversary thereafter, the term shall automatically be extended by one year, such that, at any time during the term of the agreement, the remaining employment term shall never be less than four years and one day.  If the executive is terminated without “Cause” or for “Good Reason,” the executive will be entitled to receive his base salary plus any accrued but unpaid performance bonus, with the base salary payable at the same intervals as the base salary would have been payable if the termination had not occurred.  If the employment is terminated for “Cause,” or in the case of the executive’s death or disability, the executive will only be entitled to his base salary through the termination date, plus any accrued and unpaid performance bonus as of the termination date.  “Cause” is defined in the employment agreements as: (i) a breach by the executive of the agreement, (ii) the executive’s conviction of, guilty plea to or confession of guilt of, a felony involving us, (iii) materially fraudulent, dishonest or illegal conduct by the executive in the performance of services for or on behalf of us or any of our affiliates, (iv) any conduct by the executive in material violation of any company policy, (v) any conduct by the executive that is materially detrimental to the reputation of our Company or any of our affiliates, (vi) the executive’s misappropriation of our or any of our affiliates’ funds, (vii) the executive’s gross negligence or willful misconduct or willful failure to comply with written directions of our board of directors which directions are within the scope of the executive’s duties, (viii) the executive’s engaging in conduct involving an act of moral turpitude or (ix)  a breach of the executive’s duty of loyalty to us or our affiliates.  “Good Reason” is defined in each of the employment agreements as our failure to make all payments due the executive under the employment agreement after notice thereof.

All descriptions of Messrs. Hoffman’s and Demurjian’s Employment Agreements herein are qualified in their entireties by reference to the texts thereof filed as exhibits hereto, which are incorporated herein by reference.

Director Compensation

Prior to the consummation of the Merger, none of our directors or directors of Tyme received any cash compensation for their service as members of our Board of Directors, but they were reimbursed for reasonable out-of-pocket expenses incurred in connection with their duties as directors.

Our Board currently consists of five persons, including two directors who also serve as two of our principal executive officers, Steve Hoffman and Michael Demurjian.  We believe that each of the three other directors meet the independent director standards of the NASDAQ Stock Market.  Our Board has established a director compensation policy, effective as of March 10, 2015, pursuant to which we will compensate our independent directors at the annual rate of $100,000, of which 50% will be paid in cash quarterly in arrears and 50% in the form of restricted shares of our Common Stock to be issued under the 2015 Plan on a quarterly basis, also in arrears.

Science Advisory Board

We intend to establish a Science Advisory Board, consisting of persons with experience in the oncology, pharmaceutical and health industries.  Members of this Advisory Board would provide advice to us, individually and as a group at meetings organized by our Company, subject to availability and their individual obligations to their employees and clients, as applicable.  We intend to grant to each Advisory Board member at the time he/she joins the Advisory Board with an award, granted under the 2015 Plan, of an option to purchase 50,000 shares of our Common Stock, such option to have a term of five years, have an exercise price equal to the closing price of our Common Stock on the date of grant and vest over a three-year period commencing on the first anniversary of the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which our Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years.  A related person is any executive officer, director, nominee for director or holder of 5% or more of the Company’s common stock or an immediate family member of any of those persons.

The descriptions set forth above under the captions “The Merger and Related Transactions - Merger Agreement,” “- Split-Off,” “- the PPO,” “- Registration Rights,” “- Voting Agreement,” “- 2014 Equity Incentive Plan,” “- Lock-up Agreements and Other Restrictions” and “Executive Compensation -Employment Agreements” and “- Director Compensation” and below under “Description of Securities - Options” are incorporated herein by reference.

In addition, we note the following additional related party transactions:

•

In connection with the incorporation of Tyme, Steve Hoffman and Michael Demurjian assigned and contributed to Tyme all of their membership interests in Luminant, each of such membership interests constituting one-third of the entire membership interests in Luminant then outstanding.  Mr. Hoffman was the Chief Executive Officer of pre-Merger Tyme and is our current Chief Executive Officer and Chief Science Officer, a director of our Company and the beneficial owner of over 5% of our Common Stock currently outstanding.  Mr. Demurjian was the Chief Operating Officer of pre-Merger Tyme and is our current Chief Operating Officer, a director of our Company and the beneficial owner of over 5% of our Common Stock as of the Determination Date of April 9, 2015.

•

During 2012, Mr. Hoffman received advances from Luminant, a subsidiary of Tyme, totaling $250,000.  During 2013, Mr. Hoffman received additional advances from Luminant totaling $250,000 and, in 2014, another $10,000 was advanced to him by Luminant.  In 2014, the rights to receive repayment of these advances was assigned to a third party in connection with such third party’s sale to Mr. Hoffman of one-half of the third party’s membership interest in Luminant, which acquired membership interest Mr. Hoffman then assigned and contributed to Tyme.  Mr. Hoffman remains obligated to repay the amount of the advances to such third party.  Such Luminant membership interest represented one-sixth of the total membership interests in Luminant outstanding as of its acquisition by Mr. Hoffman and subsequent assignment and contribution to Tyme.

•

Tyme made advances to Mr. Hoffman totaling $103,872 in 2013 and $37,600 in 2014.  Prior to the consummation of the Merger and in order for our Company to be in compliance with applicable laws regarding loans by public entities to their executive officers and directors, the amount of the advances was recognized by Mr. Hoffman as income and we recognized an expense equal to the amount of such 2013 and 2014  advances.

•

During 2012, Mr. Demurjian received advances from Luminant, a subsidiary of Tyme, totaling $273,657.  During 2013, Mr. Demurjian received additional advances from Luminant totaling $254,416 and, in 2014, another $10,000 was advanced to him by Luminant.  In 2014, the rights to receive repayment of these advances was assigned to a third party in connection with such third party’s sale to Mr. Demurjian of one-half of the third party’s membership interest in Luminant, which acquired membership interest Mr. Demurjian then assigned and contributed to Tyme.  Mr. Demurjian remains obligated to repay the amount of the advances to such third party.  Such Luminant membership interest represented one-sixth of the total membership interests in Luminant outstanding as of its acquisition by Mr. Demurjian and subsequent assignment and contribution to Tyme.

•

Tyme made advances to Mr. Demurjian totaling $102,293 in 2013 and $112,000 in 2014.  Prior to the consummation of the Merger and in order for our Company to be in compliance with applicable laws regarding loans by public entities to their executive officers and directors, the amount of the advances was recognized by Mr. Demurjian as income and we recognized an expense equal to the amount of such 2013 and 2014 advances.

•

As a condition to Tyme’s July 2014 sale of the original Bridge Note, our Chief Executive Officer, Steve Hoffman, assigned to Tyme all of his interest in certain patents and patent applications and Tyme granted Mr. Hoffman a perpetual, non-royalty license rights with respect to such patents and patent applications in all fields other than in connection with the treatment of cancer.

•

In 2013, Tyme borrowed funds totaling $1.26 million from U.S. VC Partners, L.P. (“USVC”).  In August 2014, USVC converted this debt into 106.6 shares of Tyme common stock.  Contemporaneously with such conversion and issuance of the 106.6 shares, Messrs. Hoffman and Demurjian each assigned and contributed to Tyme 53.3 shares of Tyme common stock that they owned such that no dilution was recognized by any of the other stockholders of Tyme.  USVC currently owns a total of 4,984,400 shares of our Common Stock as a result of the conversion of its shares of Tyme common stock into shares of our Common Stock in the Merger.  Such shares of our Common Stock owned by USVC represent approximately 5.8% of our Common Stock as of the Determination Date.

•

Christopher Brown is the Manager of GEM and was the holder of the Bridge Note.  Mr. Brown designated GEM to receive the Conversation Shares upon the conversion of the Bridge Note that occurred contemporaneously with the closing of the Merger and PPO.

•

GEM has deposited with an escrow agent 5 million shares of our Common Stock which are subject to forfeiture under the PPO Note Escrow Agreement.  GEM also has deposited with an escrow agent an additional 3.5 million shares of our Common Stock which are subject to forfeiture under the Adjustment Shares Escrow Agreement.

•	GEM purchased all of the 2.716 million shares of our Common Stock sold in the PPO.

•	All of the 26,276,600 Merger Related Surrendered Shares were surrendered for cancelation by GEM.

•	On November 22, 2011, we issued 39,000,600 shares of our Common Stock to our then-sole director and officer, Andrew Keck, for an aggregate purchase price of $9,000.

•

On February 27, 2013, GEM purchased a controlling interest in our Company.  At the closing of that 2013 transaction, we entered into a Consulting Agreement with Andrew Keck, our then sole officer and director, pursuant to which Mr. Keck agreed to continue to provide services to us that are ordinarily and customarily performed by a chief executive officer for two months.  In consideration for the services to be rendered by Mr. Keck, we agreed to pay Mr. Keck a monthly fee of $750, commencing on February 27, 2013.  GEM made the two $750 payments to Mr. Keck on our behalf.  The $1,500 advance was non-interest bearing and due on demand.  In connection with the consummation of the Merger, such debt was forgiven.

•

GEM made additional advances to our Company during our fiscal years ended November 30, 2014 and 2013 of $57,670 (with respect to the 2014 fiscal year) and $31,501 (with respect to the 2013 fiscal year).  In connection with the consummation of the Merger, all of such debt was forgiven.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is currently quoted on the OTC Markets, QB Tier, under the symbol “TYMI.”  Previously and until September 26, 2014, our Common Stock was quoted on the OTC Markets, QB Tier, under the symbol “GGET.”  Prior to March 12, 2015, there were no reported sales of our Common Stock on the OTC Market.  Since such date, there have been only a few shares of our Common Stock reported by OTC Markets as having been traded.  There can be no assurance given that a regular and active trading market for Common Stock will ever develop.  OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Markets issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Holders

As of April 9, 2015, we have 86 million shares of Common Stock outstanding held by 21 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.  We intend to retain future earnings to fund ongoing operations and future capital requirements.  Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company had no equity compensation plans as of the end of our fiscal year 2014.

2015 Equity Incentive Plan

On March 5, 2015, our Board of Directors adopted and our stockholders approved our Company’s 2015 Equity Incentive Plan (the “2015 Plan”), which reserves a total of 10 million shares of our Common Stock for issuance under the 2015 Plan.

We believe that the 2015 Plan is integral to our compensation strategies and programs.  There is an ongoing “battle for talent” within the industry in which we operate and within the overall domestic employment market.  In order to retain and secure employees in this intensely competitive employment environment, we believe that we must have competitive compensation programs, particularly with respect to equity-based awards.  The use of stock options and other stock awards among public companies is widely prevalent.  We believe that the 2015 Plan will give us more flexibility to keep pace with our competitors.

We expect to use stock options as our most widely used form of long-term incentives for our directors, executive officers, employees and consultants.  The 2015 Plan also will permit stock bonus grants, restricted stock grants, performance stock grants, stock appreciation rights grants and other types of awards.

We have not granted any stock options or other awards under the 2015 Plan through April 9, 2015, other than the grant, effective as of March 31, 2015 and with respect to the fiscal quarter ended March 31, 2015, of 1,812 shares of our Common Stock to each of our three independent directors pursuant to our independent director compensation policy and a special advisor to our Board of Directors.

Plan Summary

A summary of the principal features of the 2015 Plan is provided below, but is qualified in its entirety by reference to the actual 2015 Plan.  A copy of the 2015 Plan has been attached as an exhibit to the original Form 8-K.

Purposes

The purposes of the 2015 Plan is to:

•	enable us and our subsidiaries and affiliates to attract and retain highly qualified personnel who will contribute to our success and

•	provide incentives to participants in the 2015 Plan that are linked directly to increases in stockholder value that will therefore inure to the benefit of all of our stockholders.

Shares Available for Issuance

The maximum number of shares of our Common Stock that initially may be issued under the 2015 Plan is 10 million.  The number of shares that may be granted pursuant to the 2015 Plan and the exercise prices of and number of shares subject to outstanding options and other awards will be proportionately adjusted, subject to any required action by our board of directors or stockholders and compliance with applicable securities laws, in the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure involving our common stock.  No more than an aggregate of 3,333,333 shares of our Common Stock may be awarded during the twelve months following the 2015 Plan’s adoption by our stockholders, which occurred on March 5, 2015.

Administration

The 2015 Plan will be administered by of our Board of Directors or a committee of our Board in which each member will be an independent director.  Throughout the remainder of this discussion of the 2015 Plan, the term “administrator” refers to our Board or the committee delegated authority to administer the 2015 Plan.

The 2015 Plan provides for the administrator to have full authority, in its discretion, to:

•	select the persons to whom awards will be granted,

•	grant awards,

•	determine the number of shares to be covered by each award,

•	determine the type, nature, amount, pricing, timing and other terms of each award and

•	interpret, construe and implement the provisions of the 2015 Plan, including the authority to adopt rules and regulations.

Eligibility

Participation in the 2015 Plan is limited to our, our subsidiaries and affiliates’:

•	employees, including officers,

•	directors,

•	consultants and

•	advisors.

Types of Awards

Under the 2015 Plan, the administrator is authorized to award:

•	stock options,

•	stock bonuses,

•	restricted stock,

•	stock appreciation rights, commonly referred to as “SARs,”

•	performance grants and

•	other types of awards.

Stock Options

The administrator is authorized to grant stock options, which may be either incentive stock options qualifying for favorable tax treatment under the Internal Revenue Code, referred to as “ISOs,” or nonqualified stock options, referred to as “NSOs.”  The exercise price of all options awarded under the 2015 Plan must be no less than 100% of the fair market value of our common stock on the date of the grant.  For purposes of the 2015 Plan, fair market value shall be equal to the closing market price of our Common Stock.  In the absence of a market price, fair market value shall be determined in such manner as the administrator may deem equitable or as required by applicable law or regulation.

At the time of grant, the administrator will determine when options are exercisable and when they expire.  In absence of such determination, each option will have a ten-year term, with one quarter of the shares subject to the option becoming exercisable on the first anniversary of the option grant and with an additional one-quarter becoming exercisable on each of the next three anniversary dates.  The term of an option cannot exceed ten years, except in the case of an ISO granted to a person who beneficially owns 10% or more of the total combined voting power of all of our equity securities, referred to as a “10% stockholder.”  An ISO granted to a 10% stockholder cannot have a term exceeding five years, nor may such an ISO be exercisable at less than 110% of the fair market value of our common stock on the date of grant.  ISOs may not be granted more than ten years after the date of adoption of the 2015 Plan by our Board of Directors.

The aggregate fair market value of shares first exercisable in any calendar year by an individual holding ISOs, whether under the 2015 Plan or any other plan of our company, may not exceed $100,000.  In such an event, the shares in excess of such $100,000 limitation shall be deemed granted as an NSO.

Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase.  Payment may be made in cash or at the option of the administrator:

•	by reduction of indebtedness we owe to the optionee,

•	by the transfer to us of shares of our Common Stock owned by the participant for at least six months or obtained in the public market and which are valued at fair market value on the date of transfer,

•	in the case of employees other than executive officers, by interest bearing promissory note,

•	except with respect to ISOs or where otherwise prohibited by applicable law and provided a public market for our common stock exists, by “cashless exercise,” or

•	through a “same day sale” or “margin” commitment by a broker-dealer that is a member of the Financial Industry Regulatory Authority.

Restricted Stock Grants

Restricted stock consists of shares of our common stock which are sold or granted to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant.  The administrator determines the eligible participants to whom and the time or times at which, grants of restricted stock will be made, the number of shares to be granted, the price to be paid, if any, the time within which the shares covered by such grants will be subject to forfeiture, the time at which the restrictions will terminate and all other terms and conditions of the grants.  Restrictions could include, but are not limited to, performance criteria, continuous service with us, the passage of time or other restrictions.  In the case of a 10% stockholder, restricted stock will only be issued at fair market value.

Any performance criteria may be used to measure our performance as a whole or the performance of any of our subsidiaries, affiliates or business units.  Any performance criteria may be adjusted to include or exclude extraordinary items.

SARs

An SAR is a right, denominated in shares, to receive an amount, payable in shares, in cash or a combination of shares and cash, that is equal to the excess of: (a) the fair market value of our Common Stock on the date of exercise of the right over (b) the fair market value of our common stock on the date of grant of the right, multiplied by the number of shares for which the right is exercised.  SARs may be awarded either in combination with the grant of an option or other type of award or individually.

Stock Bonus Awards

The administrator may award shares of our Common Stock to participants without payment therefor, as additional compensation for service to us, our subsidiaries or our affiliates.

Performance Grants

The 2015 Plan authorizes the administrator to award performance grants.  Performance grant awards are earned over a performance period determined by the administrator at the time of the award.  There may be more than one performance award in existence at any one time and the performance periods may differ or overlap.  Further, performance grants can be awarded separately or in tandem with other awards.

At the time a performance grant is awarded, the administrator will establish minimum and maximum performance goals over the performance period.  The portion of the performance award earned by the participant will be determined by the administrator, based on the degree to which the performance goals are achieved.  No performance grants will be earned by the participant unless the minimum performance goals are met.

Amendment of the 2015 Plan

Except as may be required for compliance with Rule 16b-3 under the Exchange Act and Sections 162(m) or 422 of the Internal Revenue Code, our Board of Directors has the right and power to amend the 2015 Plan; provided, however, that our Board may not amend the 2015 Plan in a manner which would impair or adversely affect the rights of the holder of an outstanding award without such holder’s consent.  If the Code or any other applicable statute, rule or regulation, including, but not limited to, those of any securities exchange, requires stockholder approval with respect to the 2015 Plan or any type of amendment thereto, then, to the extent so required, stockholder approval will be obtained.

Termination of the 2015 Plan

Subject to earlier termination by our board of directors, the 2015 Plan will terminate on March 5, 2025.  Termination of the 2015 Plan will not, in any manner, impair or adversely affect any award outstanding at the time of termination.

Administrator’s Right to Modify Benefits

Any award granted may be converted, modified, forfeited or canceled, in whole or in part, by the administrator if and to the extent permitted in the 2015 Plan or applicable agreement entered into in connection with an award grant or with the consent of the participant to whom such award was granted.

Change in Control

An award agreement may provide that, upon a “change in control,” all or any portion of the award shall automatically become immediately vested and exercisable, that restrictions relating to the award shall lapse or that the award shall become immediately payable.

A change of control will be deemed to have occurred if:

•

any person (other than a current stockholder or holder of rights entitling the holder to acquire our securities) acquires beneficial ownership of 50% or more of the voting power of our then-outstanding voting securities,

•

members of our current board cease to constitute a majority of our board without the approval of our current board (or those elected with the approval of the directors on the board at the time of such member’s election) or

•

we are a party to a merger, consolidation, liquidation, dissolution or sale of all or substantially all of our assets, other than a merger in which we are the surviving corporation and such merger does not result in any other manner in a change in control.

The Merger has been expressly excluded from a transaction that would trigger a change of control under the 2015 Plan.

Reusage

If a stock option expires or is terminated, surrendered or canceled without having been fully exercised or if restricted stock or SARs are forfeited or terminated without the issuance of all of the shares subject to such award, the shares covered by such awards again will be available for use under the 2015 Plan.  Shares covered by an award granted under the 2015 Plan will not be counted as used unless and until they are actually and unconditionally issued and delivered to a participant.  The number of shares that are transferred to us by a participant to pay the exercise or purchase price of an award will be subtracted from the number of shares issued with respect to such award for the purpose of counting shares used.  Shares covered by an award granted under the 2015 Plan that is settled in cash will not be counted as used.

Termination of Options

Upon the termination of an optionee’s employment or other service with us, the optionee will have three months to exercise options to the extent exercisable as of the date of termination, except where such termination is for cause, in which event the option will expire immediately.  However, if, the termination is due to the optionee’s death or disability, then the optionee or the optionee’s estate or legal representative shall have the right to exercise any vested options for twelve months after such death or disability.  The administrator, in its discretion, may delay the termination of such an option, but only for up to the earlier of: (x) five years from such termination or (y) the option’s original expiration date.

Federal Income Tax Consequences

The following is a general summary, as of the date of this Current Report on Form 8-K, of the federal income tax consequences to us and participants under the 2015 Plan.  Federal tax laws may change and the federal, state and local tax consequences for any such participant will depend upon his, her or its individual circumstances.  Each participant shall be encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2015 Plan.

ISOs

An optionee generally does not recognize taxable income upon the grant or upon the exercise of an ISO.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (x) the gain realized upon the sale or (y) the difference between the fair market value of the shares on the date of exercise and the exercise price.  Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposing of them in a disqualifying disposition.  In the year of disposition, we will receive a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

If an optionee sells ISO shares after having held them for at least one year from exercise and two years from the date of grant, the optionee recognizes income in an amount equal to the difference, if any, between the fair market value of those shares on the date of sale and the exercise price of the ISO shares.  Such income will be taxed at long-term capital gains rates.  In such an event, we will not be entitled to a federal income tax deduction.  The holding period requirements generally are waived when an optionee dies.

The exercise of an ISO may, in some cases, trigger liability for the alternative minimum tax.

NSOs

An optionee does not recognize taxable income upon the grant of an NSO.  Upon the exercise of an NSO, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price, unless the optionee is subject to the provisions of Section 16 of the Securities Exchange Act of 1934.  We will receive an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.  If an optionee sells shares received upon the exercise of an NSO, the optionee recognizes capital gain income to the extent the sales proceeds exceed the fair market value of such shares on the date of exercise.  If the optionee is subject to Section 16, absent an election to be taxed at the time of exercise, the optionee will be taxed when the insider trading restrictions of Section 16 lapse and then based upon the value of the shares at the time the trading restrictions lapse.

Restricted Stock

A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award or payment.  Instead, the participant recognizes ordinary income in the taxable year in which his or her interest in the shares becomes either: (x) freely transferable or (y) no longer subject to substantial risk of forfeiture.  On the date restrictions lapse, the participant includes in taxable income the fair market value of the shares less the cash, if any, paid for the shares.

A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock, less any cash paid for the shares, on the date of the award.

We will receive a compensation expense deduction in the taxable year in which restrictions lapse or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income.

Other Benefits

In the case of an exercise of an SAR or an award of a performance grant or stock bonus, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery.  In that taxable year, we will receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Million Dollar Deduction Limit

We may not deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either our chief executive officer or is among one of the four other most highly-compensated officers for that taxable year.  The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation.  We believe that awards in the form of stock options constitute qualified performance-based compensation and, as such, will be exempt from the $1 million limitation on deductible compensation.

Registration and Effect of Stock Issuance

We intend to register under the Securities Act the shares of our common stock issuable under the 2015 Plan.  This will make such shares immediately eligible for resale in the public market.

The issuance of shares of our common stock under the 2015 Plan will dilute the voting power of our stockholders.

Miscellaneous

A new benefits table is not provided because no grants were made under the 2015 Plan during our fiscal year ended December 31, 2014 or any prior period.  Accordingly, benefits are not determinable with respect to our chief executive officers, other named executive officers, all current executive officers as a group, all current directors and all executive officer as a group and all employees, including all current officers who are not executive officers, as a group.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 300 million shares of Common Stock and 10 million shares of preferred stock.  As of the date of this Current Report on Form 8-K, we had 86 million shares of our Common Stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of outstanding shares of our Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as our Board of Directors from time to time may determine.  Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders.  There is no cumulative voting of the election of directors then standing for election.  Holders of our Common Stock are not entitled to pre-emptive rights and shares of our Common Stock are not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of our Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of our Common Stock that is issued and outstanding is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of our preferred stock may be issued from time to time in one or more series and/or classes, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares of such series or class.  Our preferred stock will have such voting powers, full or limited or no voting powers and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such series or class of preferred stock as may be adopted from time to time by our Board of Directors prior to the issuance of any shares thereof.  No shares of our preferred stock are currently issued or outstanding and our Board has not, as of the date of this Amendment No. 1, designated any class or series of preferred stock for use in the future.

While we do not currently have any plans for the issuance of shares of our preferred stock, the issuance of preferred stock could adversely affect the rights of the holders of our Common Stock and, therefore, reduce the value of our Common Stock.  It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our Common Stock until our Board determines the specific rights of the holders of such shares of preferred stock; however, these effects may include:

•	restricting dividends on our Common Stock;

•	diluting the voting power of our Common Stock;

•	impairing the liquidation rights of our Common Stock; and/or

•	delaying or preventing a change in control of our Company without further action by our stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our charter or By-Laws would delay, defer or prevent a change in control.

Options

No options or other awards have been granted to date under our 2015 Plan or otherwise, other than the grant, effective as of March 31, 2015 and with respect to the fiscal quarter ended March 31, 2015, to each of our three independent directors of 1,812 shares of our Common Stock pursuant to our independent director compensation policy and an additional 1,812 shares of our Common Stock to a special advisor to our Board of Directors.  Accordingly, as of the date of this Amendment No. 1, we have outstanding no options or warrants to purchase shares of our Common Stock.

Registration Rights

See Item 2.01, “Completion of Acquisition or Disposition of Assets - The Merger and Related Transactions - Registration Rights” for a description of the registration rights granted to investors in the PPO, the designee of the former holder of the Bridge Note, the holders of the Tyme Stockholders Registrable Shares and a consultant, which description is incorporated herein by reference.

Other Convertible Securities

As of the date of this Amendment No. 1, other than the securities described above, our Company does not have any outstanding convertible or derivative securities.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.  The transfer agent’s address is 17 Battery Place - 8th Floor, New York, New York 10004 and its telephone number is (212) 509-4000.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware Law allows us to indemnify our officers and directors from certain liabilities.  Pursuant to our Certificate of Incorporation, we shall indemnify, to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature by reason of the fact that he or she is or was a director, officer, employee or agent of our Company or, while a director, officer, employee or agent of our Company, is or was serving at the request of our Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement in connection with such action, suit or proceeding.

Pursuant to our Certificate of Incorporation, we shall advance to a director, officer, employee or agent of our Company expenses incurred in connection with defending any action, suit or proceeding referred to above or in our By-Laws at any time before the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized in our Certificate of Incorporation or as provided in the By-Laws.

The indemnification and other rights provided for in our Certificate of Incorporation shall not be exclusive of any provision with respect to indemnification or the payment of expenses in our By-Laws or any other contract or agreement between us and any officer, director, employee or agent of our Company or any other person.

Other than discussed above, neither our Certificate of Incorporation nor By-Laws includes any specific indemnification provisions for our officers or directors against liability under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions or otherwise, our Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

AUDIT FEES

The aggregate fees billed to us by Tyme’s principal accountants for professional services rendered during the years ended December 31, 2014 and 2013 are set forth in the table below:

	Year Ended December 31,
Fee Category	2014	2013
Audit fees (1)	$144,360	$0
Audit-related fees (2)	50,480	0
Tax fees (3)	0	0
All other fees (4)	0	0
Total fees	$194,840	$0

_________

(1)

Audit fees consist of fees incurred for professional services rendered for the audit of consolidated financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)

Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements, but are not reported under “Audit fees.”

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.

(4)	All other fees consist of fees billed for all other services.

Audit Committee’s Pre-Approval Practice

We have retained WithumSmith+Brown as our independent registered public accounting firm for our fiscal year ending December 31, 2015.  The services provided under this retention may include audit services, audit-related services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent auditors and management are required to report to our Board of Directors at least quarterly regarding the extent of services provided by the independent auditors, and the fees for their services performed to date.  Our Board may also pre-approve particular services on a case-by-case basis.  All audit-related fees and other fees incurred by us for the year ended December 31, 2014 were approved by our Board.

CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We are required under applicable regulations to maintain disclosure controls and procedures, as defined in Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Exchange Act, that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to our senior management, consisting of Steve Hoffman, our Chief Executive Officer, President and, currently, Co-Chief Financial Officer (Principal Executive Officer and Co-Principal Financial Officer), and Michael Demurjian, our Chief Operating Officer, Executive Vice President, and, currently, Co-Chief Financial Officer (Co-Principal Financial Officer), as appropriate to allow timely decisions regarding required disclosure.

We carried out an evaluation, under the supervision and with the participation of our senior management, consisting of Messrs. Hoffman and Demurjian, of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2014.  Based on the evaluation of these disclosure controls and procedures and, in light of the material weaknesses found in our internal controls over financial reporting, Messrs. Hoffman and Demurjian concluded that our disclosure controls and procedures were not effective.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Exchange Act as a process designed by, or under the supervision of, our principal executive and principal financial officers and effected by our Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

•

Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and that receipts and expenditures of our Company are being made only in accordance with authorizations of management and directors of our Company; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.  All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.  Because of the inherent limitations of internal control, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting.  However, these inherent limitations are known features of the financial reporting process.  Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

As of December 31, 2014, our management, consisting of Steve Hoffman, our Chief Executive Officer, President and, currently, Co-Chief Financial Officer (Principal Executive Officer and Co-Principal Financial Officer), and Michael Demurjian, our Chief Operating Officer, Executive Vice President, and, currently, Co-Chief Financial Officer (Co-Principal Financial Officer), assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments.  Based on that evaluation, we believe that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below.  This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were:

•

lack of a functioning audit committee and a lack of independent directors on our Board, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures;

•	inadequate segregation of duties consistent with control objectives; and

•	ineffective controls over period end financial disclosure and reporting processes.

The aforementioned material weaknesses were identified by Messrs. Hoffman and Demurjian in connection with the review of our financial statements as of December 31, 2014.  In addition, management noted further control and procedures deficiencies, including those relating to segregation of duties over cash disbursements and the prompt analysis of the financial impact of all transaction to which we are a party.

Management believes that the material weaknesses set forth above did not have an effect on our financial results.  However, management believes that the lack of a functioning audit committee and the until recently lack of independent directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.  Prior to the Merger, Tyme was a privately held company that was not required to have in place any specified financial controls and procedures, nor a requirement that Tyme’s management conduct periodic assessments of the financial controls and procedures then in place.  Subsequent to December 31, 2014, we changed management of our Company as a result of the Merger and expanded our Board of Directors with the addition of three independent directors.  Such independent directors now constitute a majority of our entire Board.

Management’s Remediation Initiatives

In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls, we have initiated, or plan to initiate, the following series of measures:

•

Assuming we are able to secure additional working capital, we will create a position in order to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function.

•

We also plan to appoint one or more independent directors to an audit committee which will undertake the oversight in the establishment and monitoring of required internal controls and procedures such as reviewing and approving estimates and assumptions made by management.

We anticipate that these initiatives will be implemented in conjunction with the growth of our business.

Changes in Internal Control over Financial Reporting

There has been no change in our internal control over financial reporting identified in connection with our evaluation we conducted of the effectiveness of our internal control over financial reporting as of December 31, 2014, that occurred during our fourth quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.  However, as noted in “Management’s Remediation Initiatives” above, subsequent to December 31, 2014, our Board of Directors was expanded by the election of three independent directors and we intend for such independent directors to be appointed to a newly formed audit committee.  We anticipate that such audit committee will discuss with management, including our Chief Financial Officer, and independent registered public accounting firm, the status of our financial controls and procedures and determine what changes are necessary to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America.

Item 3.02	Unregistered Sales of Equity Securities

The Bridge Note and the PPO

The information regarding the Bridge Notes and the PPO set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets - The Merger and Related Transactions - The Bridge Financing” and ” - The PPO” are incorporated herein by reference.

Shares Issued in Connection with the Merger

On March 5, 2015, pursuant to the terms of the Merger Agreement, all of the issued and outstanding shares of Tyme common stock were exchanged for 68 million shares of our Common Stock.  This transaction was exempt from registration under Section 4(2) of the Securities Act as not involving any public offering.  None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Consultant’s Shares

We retained a consultant to provide investor relations services to us, effective as of the consummation of the Merger.  In connection with such retention, we issued to the consultant 250,000 shares of our Common Stock.  This transaction was exempt from registration under Section 4(2) of the Securities Act as not involving any public offering.  None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Sales of Unregistered Securities of Tyme

On July 26, 2013, Tyme issued to each of Steve Hoffman and Michael Demurjian 1,000 shares of Tyme’s common stock (34 million shares of our Common Stock) in exchange for their assignment to Tyme of all of their membership interests in Luminant.  Each of such assigned membership interests represented one-third of the then outstanding membership interests of Luminant.  Each of these issuances was exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

Effective as of August 28, 2014, U.S. VC Partners, LLC (“USVC”) converted its convertible promissory note in the amended principal amount of $1.126 million into 102.6 shares of Tyme’s common stock (3,624,400 shares of our Common Stock).  This issuance was exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering.

Subsequent to their acquisitions of their individual shares of Tyme’s common stock, at various times between July 2013 and August 2014, each of Messrs. Hoffman and Demurjian sold and transferred certain of their shares to a total of eight persons or entities, as well as each surrendering to us for cancellation 53.3 shares of Tyme’s common stock (1,812,200 shares of our Common Stock) in connection with the issuance to USVC of 102.6 shares of Tyme’s common stock (3,624,400 shares of our Common Stock) upon USVC’s conversion of Tyme’s $1.126 million debt owed to it, resulting in their ownership of shares of our Common Stock as reflected in the “Principal Stockholders Table” set forth above. Each of such sales and transfers was exempt from registration under Section 4(1) of the Securities Act as transactions by a person other than the issuer, underwriter or dealer and Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 6, 2015, DKM Certified Public Accountants (“DKM”) was dismissed as our independent registered public accounting firm.  On the same date, WithumSmith+Brown, PC (“WSB”) was engaged as our new independent registered public accounting firm.  WSB acted as the independent registered public accounting firm of Tyme, with respect to Tyme’s fiscal year ended December 31, 2013 and Luminant, with respect to Luminant’s fiscal years ended December 31, 2013, 2012 and 2011, and has been engaged to act as Tyme’s independent registered public accounting firm for Tyme’s fiscal year ended December 31, 2014.  Our Board of Directors approved the dismissal of DKM and approved the engagement of WSB as our independent registered public accounting firm to be effective upon consummation of the Merger, which occurred on March 5, 2015.

None of the reports of DKM on our financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained in our Annual Reports on Form 10-K for the fiscal years ended November 30, 2014 and 2013 included a going concern qualification in the reports.

During our Company’s two most recent fiscal years ended November 30, 2014 and 2013 and the subsequent interim periods preceding their dismissal, there were no disagreements with DKM, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of DKM would have caused them to make reference to the subject matter of the disagreement in connection with their reports on our Company’s financial statements.

The Company provided DKM with a copy of the disclosures it made in the Original Form 8-K and requested that DKM furnish it with a letter addressed to the SEC stating whether they agree with the above statements.  The letter furnished by DKM has been made an exhibit to the Original Form 8-K.

During the two most recent fiscal years and the interim periods preceding the engagement and through the date of this Form 8-K, neither the Company nor anyone on its behalf has previously consulted with WSB regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our Company’s financial statements and neither a written report was provided nor oral advice was provided to the Company that WSB concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

Item 5.01	Changes in Control of Registrant.

The information regarding change of control of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Merger and Related Transactions” is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Merger set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets - The Merger and Related Transactions” is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2015, we changed our fiscal year from a fiscal year ending on November 30th of each year, which was used in our most recent filing with the SEC, to one ending on December 31st of each year, which is the fiscal year end of Tyme.  We intend to file a Form 10-K with respect to our fiscal year ended December 31, 2014 within the time period required of a smaller reporting company and, thereafter, file our periodic reports based on the new fiscal year.

Item 5.06	Change in Shell Company Status.

Prior to the Merger, we were a “shell company” (as such term is defined in Rule 12b-2 promulgated under the Exchange Act).  As a result of the Merger, we have ceased to be a shell company.  The information contained in this Current Report on Form 8-K, together with the information contained in our Annual Report on Form 10-K for the fiscal year ended November 30, 2013 and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a)   Financial statements of business acquired.

In accordance with Item 9.01(a) of Form 8-K, Tyme’s audited financial statements as of and for the fiscal years ended December 31, 2013 and 2012 and Tyme’s unaudited condensed financial statements as of and for the three and nine months ended, September 30, 2014 and 2013 and the accompanying notes, were included in the Original Form 8-K.  They are included in this Amendment No. 1.  In addition, pursuant to applicable regulations promulgated, and telephone interpretations made, by the SEC, we are also providing in this Amendment No. 1 Tyme’s audited financial statements as of and for the fiscal year ended December 31, 2014.

(b)   Pro forma financial information.

In accordance with Item 9.01(b) of Form 8-K, unaudited pro forma condensed combined financial information as of and for the fiscal years ended December 31, 2013 and as of and for the nine months ended September 30, 2014 and 2013 and the accompanying notes, were included in the Original Form 8-K.  They are included in this Amendment No. 1.  In addition, pursuant to applicable regulations promulgated, and telephone interpretations made, by the SEC, we are also providing in this Amendment No. 1 unaudited pro forma condensed combined financial information as of and for the fiscal year ended December 31, 2014.

(d)   Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide the reader with information regarding their terms and are not intended to provide any other factual or disclosure information about our Company or the other parties to the agreements.  The agreements may contain representations and warranties by each of the parties to the applicable agreement.  These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to readers of this Form 8-K or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, such representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.  Additional information about our Company may be found elsewhere in this Form 8-K and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of March 5, 2015, by and among Tyme Technologies, Tyme Acquisition Corp., Tyme, Inc. and other signatories thereto.
2.2

Agreement and Plan of Merger, dated September 12, 2014, between Global Group Enterprises Corp. and Tyme Technologies, Inc.  [Incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K (Date of Report: September 12, 2014), filed with the SEC on September 19, 2014.]

3.1

Amended and Restated Certificate of Incorporation of Tyme Technologies, Inc. [Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K (Date of Report: September 12, 2014), filed with the SEC on September 19, 2014.]

3.2

Articles of Merger of Global Group Enterprises Corp. with and into Tyme Technologies, Inc., filed with the Secretary of State of the State of Florida on September 18, 2014.  [Incorporated by reference to Exhibit 3.3 to our Current Report on Form 8-K (Date of Report: September 12, 2014), filed with the SEC on September 19, 2014.]

3.3

Certificate of Merger of Global Group Enterprises Corp. with and into Tyme Technologies, Inc., filed with the Secretary of State of the State of Delaware on September 18, 2014.  [Incorporated by reference to Exhibit 3.4 to our Current Report on Form 8-K (Date of Report: September 12, 2014), filed with the SEC on September 19, 2014.]

3.4*	Certificate of Merger of Tyme Acquisition Corp. with and into Tyme Inc., filed with the Secretary of State of the State of Delaware on March 5, 2015.
3.5	By-Laws of Tyme Technologies, Inc. [Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K (Date of Report: September 12, 2014), filed with the SEC on September 19, 2014.]
10.1*	Split-Off Agreement, dated as of March 5, 2015, among Global Group Enterprises Corp., Tyme Technologies, Inc. and Andrew Keck.
10.2*	General Release Agreement, dated as of March 5, 2015, among Global Group Enterprises Corp., Tyme Technologies, Inc. and Andrew Keck.
10.3*	Lock-Up and No Shorting Agreement, dated as of March 5, 2015, between Tyme Technologies, Inc. and Steven Hoffman.
10.4*	Lock-Up and No Shorting Agreement, dated as of March 5, 2015, between Tyme Technologies, Inc. and Michael Demurjian.
10.5*	Form of Subscription Agreement between Tyme Technologies, Inc. and GEM Global Yield Fund LLC SCS.
10.6*	Subscription Note of GEM Global Yield Fund LLC SCS, dated March 5, 2015, in the amount of $2.5 million and payable to Tyme Technologies, Inc.
10.7*	Subscription Note Shares Escrow Agreement, dated March 5, 2015, between GEM Global Yield Fund LLC SCS and Tyme Technologies, Inc. and CKR Law LLP (as Escrow Agent).
10.8*†	2015 Equity Incentive Plan of Tyme Technologies, Inc.
10.9*	Form of Registration Rights Agreement, dated as of March 5, 2015, among Tyme Technologies, Inc. and the other parties thereto.
10.10*	Indemnification Shares Escrow Agreement, dated as of March 5, 2015, among Tyme Technologies, Inc., Steven Hoffman (as Indemnification Representative) and CKR Law LLP.
10.11*	License Agreement, dated as of July 9, 2014, between Steven Hoffman and Tyme Inc.
10.12*†	Employment Agreement, dated as of March 5, 2015, between Tyme Technologies, Inc. and Steven Hoffman.
10.13*†	Employment Agreement, dated as of March 5, 2015, between Tyme Technologies, Inc. and Michael Demurjian.
10.14*†	Consulting Agreement, dated as of March 5, 2015, between Tyme Technologies, Inc. and Beryllium Advisory Consulting, Limited Liability Company.
10.15*	Adjustment Shares Escrow Agreement, dated as of March 5, 2015, among Tyme Technologies, Inc., the depositor parties thereto, CKR Law LLP (as Escrow Agent).
10.16*	10% Secured Convertible Promissory Note of Tyme Inc. in the principal amount of $1,100,000, issued on July 11, 2014.
10.17*	Amended and Restated 10% Secured Convertible Promissory Note of Tyme Inc. in the principal amount of $1,350,000 issued on November 24, 2014.
10.18*	Second Amended and Restated 10% Secured Convertible Promissory Note of Tyme Inc. in the principal amount of $2,310,000 issued on January 15, 2015.
10.19*	Letter Agreement, dated as of March 5, 2015, among Christopher Brown, Tyme Technologies, Inc. and Tyme Inc.
14.	Code of Ethics. [Incorporated by reference to Exhibit 14.1 to our Registration Statement on Form 5-1, filed with the SEC on February 2, 2012.]
16.*	Letter of DKM, dated March 10, 2015
21.*	Subsidiaries of the Registrant.

*	Filed with the Original Form 8-K.
†	Management contract or compensatory plan or arrangement.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Tyme Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Tyme Inc. and Subsidiary (the “Company”) as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tyme Inc. and Subsidiary as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and negative cash flows since inception and has a stockholders’ deficit of $850,281 as of December 31, 2013.  The Company anticipates incurring additional losses until such time, if ever, that it can generate significant revenues from its product candidates currently in development. These factors raise substantial doubt about the Company’s ability to continue as a going concern.   Management’s plan in regards to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As disclosed in Note 2 to the financial statements, the Company elected to early adopt amended guidance related to Accounting Standards Codification Topic 915, Development Stage Entities, which eliminates the requirements to present inception-to-date information for the consolidated statement of operations, cash flows, and stockholders’ equity, along with certain other disclosures which were historically required for development stage entities. Our opinion has not been modified with respect to this matter.

/s/ WithumSmith+Brown, PC

New Brunswick, New Jersey

November 14, 2014

TYME INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2013 and 2012

	2013	2012
Assets

Current assets
Cash	$92,620	$—
Prepaid assets	110,180	100
Total current assets	202,800	100

Property and equipment, net of accumulated depreciation of $724 and $210, respectively	21,429	1,990
Total assets	$224,229	$2,090

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable and other current liabilities	$148,510	$180,518
Current maturities of convertible notes	347,249	—
Total current liabilities	495,759	180,518

Convertible notes less current maturities	578,751	—
Total liabilities	1,074,510	180,518

Commitments

Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000 shares authorized, 2,000 shares issued and outstanding at December 31, 2013	2	—
Additional paid in capital	2,008	2,010
Accumulated deficit	(1,522,746)	(750,921)
Total Tyme Inc stockholders’ deficit	(1,520,736)	(748,911)

Noncontrolling interests	1,976,693	1,166,140
Due from stockholders/members	(1,306,238)	(595,657)
Total stockholders’ deficit	(850,281)	(178,428)
Total liabilities and stockholders’ deficit	$224,229	$2,090

The Notes to Consolidated Financial Statements are an integral part of this statement.

TYME INC. AND SUBSIDIARY

Consolidated Statements of Operations

Years ended December 31, 2013 and 2012

	2013	2012
Operating expenses:
Research and development	$744,717	$602,981
General and administrative	307,100	284,598
Total operating expenses	1,051,817	887,579
Loss from operations	(1,051,817)	(887,579)

Interest expense	5,855	—

Net loss	(1,057,672)	(887,579)
Loss attributable to noncontrolling interests	285,847	295,860
Loss attributable to controlling interests	$(771,825)	$(591,719)

The Notes to Consolidated Financial Statements are an integral part of this statement.

TYME INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Deficit

Years Ended December 31, 2013 and 2012

			Additional		Non	Due from	Total
	Common stock		Paid-in-	Accumulated	Controlling	Stockholders/	Stockholders’
	Shares	Amount	capital	deficit	interests	Members	Deficit
Balance January 1, 2012	—	$—	$2,010	$(159,202)	$233,000	$(72,000)	$3,808
Capital Contributions	—	—	—	—	1,229,000	—	1,229,000
Advances to stockholders/members	—	—	—	—	—	(523,657)	(523,657)
Net Loss	—	—	—	(591,719)	(295,860)	—	(887,579)
Balance , December 31, 2012	—	—	2,010	(750,921)	1,166,140	(595,657)	(178,428)
Shares Issued	2,000	2	(2)	—	—	—	—
Capital Contributions	—	—	—	—	1,096,400	—	1,096,400
Advances to stockholders/members	—	—	—	—	—	(710,581)	(710,581)
Net Loss	—	—	—	(771,825)	(285,847)	—	(1,057,672)
Balance, December 31, 2013	2,000	$2	$2,008	$(1,522,746)	$1,976,693	$(1,306,238)	$(850,281)

The Notes to Consolidated Financial Statements are an integral part of this statement.

TYME INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net loss	$(1,057,672)	$(887,579)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation	514	210
Changes in operating assets and liabilities
Prepaid assets	(110,080)	11,103
Accounts payable and other current liabilities	(32,008)	169,570
Net cash used in operating activities	(1,199,246)	(706,696)

Cash flows from investing activities:
Purchases of property and equipment	(19,953)	(2,200)
Net cash used in investing activities	(19,953)	(2,200)

Cash flows from financing activities:
Capital contributions	1,096,400	1,229,000
Changes in due from stockholders/members	(710,581)	(523,657)
Proceeds from issuance of convertible notes	926,000	—
Net cash provided by financing activities	1,311,819	705,343

Net increase (decrease) in cash	92,620	(3,553)

Cash - beginning of year	—	3,553

Cash - end of year	$92,620	$—

Supplemental Cash Flow Information:
Cash paid for interest and income taxes are as follows:
Interest	$—	$—
Income taxes	$—	$—

Noncash investing and financing activities:
Issuance of common stock as a result of contribution of member interest in Luminant Biosciences LLC	$2	$—

The Notes to Consolidated Financial Statements are an integral part of this statement.

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

(1) Background and Nature of Business

Tyme Inc. and Subsidiary (the “Company”) is a clinical-stage biopharmaceutical company focused on the development and commercialization of highly targeted cancer therapeutics with a broad range of oncology indications. Tyme Inc. (“Tyme”) was incorporated in Delaware in 2013 and its operations to date have been directed primarily toward developing business strategies, research and development activities and preparing for clinical trials for its product candidates.   The Company has focused its research and development efforts on a proprietary platform technology for which it retains global intellectual property (IP) and commercial rights.

The Company is currently formulating its regulatory and drug development program for SM-88, working towards the initiation of its first phase II clinical trial.

Assignment of Interest in Luminant

On July 26, 2013, the founding stockholders (“the Founders”) of the Company entered into a Founder Contribution and Exchange Agreement under which the Founders contributed their membership units in Luminant Biosciences, LLC. (“Luminant”) to the Company in exchange for 2,000 shares of common stock, par value $0.001 per share (the “Company Common Stock”) of the Company.  As a result of the transaction, as of December 31, 2013, Luminant Biosciences, LLC is 66 2/3% owned by the Company. The two Founders are two executive officers of the Company and collectively own more than 50 percent of the Company’s outstanding stock as of December 31, 2013. Since this transaction is among entities under common control, no gain or loss is recognized in the consolidated financial statements and the carrying amounts of the net assets are eliminated in consolidation.

Going Concern

The Company has incurred losses and negative cash flows from operations since inception and has an accumulated deficit of $850 thousand as of December 31, 2013. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant revenues from its product candidates currently in development. The Company’s primary sources of liquidity to date has been the issuance of a convertible promissory note on August 2, 2013 and contributed capital by a member of Luminant.  The Company received $926 thousand from the issuance of a convertible promissory note in 2013 and approximately $2.6 million of historical capital contributions in Luminant by one of its members. Substantial additional financing will be needed by the Company to fund its operations, gain regulatory approval of and to commercially develop its technologies and product candidates. There can be no assurance that such financing will be available when needed or on acceptable terms. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Management is currently evaluating different strategies to obtain the required funding of future operations. These strategies may include, but are not limited to: additional funding from current or new investors, borrowings of debt, a public offering of the Company’s equity or debt securities, and/or a merger with a publically traded company with available cash and liquid assets. There can be no assurance that these future funding efforts will be successful.

The Company is subject to those risks associated with any specialty pharmaceutical company that has substantial expenditures for research and development. There can be no assurance that the Company’s research and development projects will be successful, that products developed will obtain necessary regulatory approval, or that any approved product will be commercially viable. In addition, the Company operates in an environment of rapid technological change, and is largely dependent on the services of its employees and consultants.

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

(2) Summary of Significant Accounting Policies

Basis of Presentation

On July 26, 2013, the controlling members of Luminant elected to transfer their membership units in Luminant to a newly formed company, Tyme Inc., in exchange for 2,000 shares of Company Common Stock (see Note 1). The Company has evaluated this transaction in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and has concluded that this transaction represents a recapitalization of entities under common control. Accordingly, the consolidated financial statements presented herein have been adjusted to reflect this recapitalization, by reporting assets, liabilities and equity at their carrying values and operations as of beginning of the year of the earliest comparative financial statements. The Company’s consolidated financial statements have been prepared in conformity with U.S. GAAP and include the accounts of Tyme Inc. and its subsidiary Luminant Biosciences, LLC. All significant intercompany accounts have been eliminated in consolidation.

Since its inception, the Company has not generated any significant revenues related to its operations. In June 2014, the Financial Accounting Standards Board released Accounting Standards Update No. 2014-10, which amended Topic 915 of the Accounting Standards Codification, Development Stage Entities, to eliminate the requirements to present inception-to-date information for the consolidated statement of operations, cash flows, and stockholders’ equity, along with certain other disclosures, which were historically required for development stage entities. This guidance is effective for annual reporting periods beginning after December 15, 2014 (for both public and nonpublic entities) and interim reporting periods beginning after December 15, 2014 for public entities and interim reporting periods beginning after December 15, 2015 for other entities. Early application of this amended guidance is permitted, provided that the entity’s financial statements have either not yet been issued (for public business entities) or made available for issuance (for other entities). The Company has evaluated this amended guidance and has elected to early adopt the amended guidance. This early adoption has no impact on the consolidated financial condition, results of operations, or cash flows of the Company.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimation include the stated value of the Company underlying the conversion feature of the outstanding convertible notes payable. Actual results could differ from such estimates.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including accounts payable and accrued expenses approximates fair value given their short-term nature. The carrying amount of the convertible promissory notes payable approximates fair value because the interest rates on these instruments are reflective of rates that the Company could obtain on unaffiliated third party debt with similar terms and conditions.

Prepaid Assets

Prepaid assets represents expenditures made in advance of when the economic benefit of the cost will be realized, and which will be expensed in future periods with the passage of time or when a triggering event occurs.

Property and Equipment, Net

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. The Company estimates a life of five to seven years for equipment and furniture and fixtures. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operating expenses. Repairs and maintenance costs are expensed as incurred.

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

(2) Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, which include fixed assets whenever significant events or changes in circumstances indicate impairment may have occurred. If indicators of impairment exist, projected future undiscounted cash flows associated with the asset are compared to its carrying amount to determine whether the asset’s value is recoverable. Any resulting impairment is recorded as a reduction in the carrying value of the related asset in excess of fair value and a charge to operating results. For the years ended December 31, 2013 and 2012, the Company determined that there was no impairment of its long-lived assets.

Research and Development

Research and development costs are expensed as incurred and are primarily comprised of, but not limited to, external research and development expenses incurred under arrangements with third parties, such as contract research organizations (CROs), contract manufacturing organizations (CMOs) and consultants that conduct clinical and preclinical studies, costs associated with preclinical and development activities, costs associated with regulatory operations, depreciation expense for assets used in research and development activities and employee related expenses including salaries and benefits for research and development personnel. Costs for certain development activities, such as clinical studies, are recognized based on an evaluation of the progress to completion of specific tasks using data such as patient enrollment, clinical site activations, or information provided to the Company by its vendors on their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the patterns of costs incurred, and are reflected in the consolidated financial statements as prepaid or accrued expense, which are reported in prepaid assets or accounts payable and other current liabilities.

Noncontrolling Interests

Noncontrolling interests represents the minority member’s interest in the Company’s subsidiary, Luminant (see Note 1). At December 31, 2013, the Company owned 66 2/3 percent of Luminant representing 66 2/3 percent of the voting control which requires that Luminant’s operations be included in the consolidated financial statements. The 33 1/3 percent interest of Luminant that is not owned by the Company is shown as noncontrolling interests in the 2013 and 2012 consolidated statement of operations and consolidated balance sheet.

Income Taxes

The Company’s subsidiary, Luminant, operates as a limited liability corporation for federal and state income tax purposes. Accordingly, the taxable income or loss of Luminant passes to the individual members rather than pay taxes at the corporate level through the date the Founders contributed their 66 2/3 ownership in Luminant to the Company and accordingly there is no provision for income or deferred taxes for the year ended December 31, 2012.

From the date of inception July 26, 2013 through December 31, 2013, the Company operates as a C-Corporation and includes in its income its share of the income of Luminant.  Deferred tax assets or liabilities are recorded for temporary differences between financial reporting and tax basis of assets and liabilities, using enacted rates in effect for the year in which the differences are expected to reverse.

A valuation allowance is recorded if it is more likely than not that a deferred tax asset will not be realized. The Company has provided a full valuation allowance on its deferred tax assets that consists of cumulative net operating losses of $666 thousand for the period from inception (July 26, 2013) to December 31, 2013. Due to its cumulative loss position, history of operating losses and losses expected to be incurred in the foreseeable future, a full valuation allowance was considered necessary (Note 6).

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

(2) Summary of Significant Accounting Policies (Continued)

Income Taxes (Continued)

The utilization of net operating losses for Federal income tax purposes sustained by the Company could be substantially limited annually if there were an “ownership change” (as defined by Section 382 of the Internal Revenue Code of 1986, as amended).  If it were determined that there is a change in ownership, or if the Company undergoes a change of ownership in the future, the utilization of the Company’s net operating loss carry-forward may be materially limited. This could result in a reduction in equal amounts to the deferred tax assets and the related valuation reserves.

The Company is required to evaluate uncertain tax positions taken or expected to be taken in the course of preparing the Company’s consolidated financial statements to determine whether the tax positions are more likely than not of being sustained by the applicable tax authority. Tax positions with respect to tax at the Company level deemed not to meet the “more-likely than-not” threshold would be recorded as a tax expense in the current year. The Company has concluded that no provision for uncertain tax positions is required in the Company’s consolidated financial statements.

The Company had no unrecognized tax benefits at December 31, 2013 and 2012. The tax years which currently remain subject to examination by major tax jurisdictions as of December 31, 2013 are the years ended December 31, 2011 through 2013. In addition, the Company had no income tax related penalties or interest for periods presented in these consolidated financial statements.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views their operations and manages their business in one segment.

(3) Property and Equipment, Net

Property and equipment consisted of equipment and furniture and fixtures that had a net book value of $21,429 and $1,990 as of December 31, 2013 and 2012, respectively. Depreciation expense was $514 and $210 for the years ended December 31, 2013 and 2012, respectively.

(4) Accounts Payable and Other Current Liabilities

Accounts payable and other current liabilities consisted of the following:

	December 31,
	2013	2012
Interest	$5,855	$—
Legal	67,908	161,502
Consulting	7,730	—
Research and development	58,750	11,000
Other	8,267	8,016
	$148,510	$180,518

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

(5) Convertible Notes Payable

On August 2, 2013, the Company entered into a Convertible Promissory Note Agreement (“Convertible Notes”) to be funded in a series of loans up to a maximum principal amount of $997,000. As of December 31, 2013, the Company received $926,000 in proceeds under the Convertible Notes. The Convertible Notes accrue interest at a rate of 2.5% per year.  Principal repayments commence on April 30, 2014 equal to 1/24th of the then outstanding balance, with the entire principal amount due and payable on April 30, 2016.

If, prior to April 30, 2014, the Company enters into any financing transaction with the lender or an affiliate thereof, upon the closing the outstanding principal balance of the Convertible Notes shall automatically convert on a dollar for dollar basis into the securities being issued and sold at a conversion price equal to the purchase price per share implied by a pre-investment valuation of the Company equal to $20 million, (“Conversion Price”), Further, if the Company enters into an agreement with a third party, other than the lender or affiliate thereof, into any debt or equity financing, exclusive license of any portion of the IP Rights, a sale of substantially all of the assets of the Company, or subsidiary thereof, or any transaction or series of transactions resulting in the current stockholders holding less than a majority of the voting interests, then, at the lender’s option, effective immediately prior to closing of the third party transaction the outstanding principal balance of the Convertible Notes shall be converted on a dollar for dollar basis into shares of Company Common Stock. In the case of conversion of principal under either scenario, the Company would have no further obligations or liabilities under the Convertible Notes.

In connection with the issuance of the Convertible Notes the Company determined that the conversion feature was not an embedded derivative requiring bifurcation and separate accounting treatment as the conversion feature was indexed to the Company’s own stock.  The Company also determined the conversion feature did not result in a beneficial conversion feature requiring separate accounting treatment because the conversion rate approximated the fair value of the Company Common Stock at the commitment date.

The Company recorded interest expense of $5,855 during 2013, on the Convertible Notes. This amount is included in Accounts payable and other current liabilities. The Convertible Notes outstanding principal and accrued interest balance at December 31, 2013 was $931,855. As of December 31, 2013, future maturities of the Convertible Notes are $347,250 in 2014, $463,000 in 2015 and $115,750 in 2016.

In January 2014, the lender increased the aggregate principal amount of the Convertible Notes from $997 thousand to $1.126 million and advanced funds to the Company to the effect, that the total amount funded to the Company was equal to the increased principal amount of the Convertible Notes. On August 28, 2014, the Company was notified by the lender that the lender was exercising the conversion feature in the Convertible Notes (See Note 10).

(6) Income Taxes

No provision for U.S. federal or state income taxes has been recorded as the Company has incurred net operating losses since inception. Significant components of the Company’s net deferred income tax assets as of December 31, 2013 and 2012 consist of the following:

	2013	2012
Net deferred tax assets
Tax loss carry-forwards	$266,000	$—
Other assets	—	—
Research and development credits	—	—
Other liabilities	—	—
Valuation allowance	(266,000)	—

Total net deferred income taxes	$—	$—

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

(6) Income Taxes (Continued)

A reconciliation of the statutory tax rates and the effective tax rates for the years ended December 2013 and 2012 is as follows:

	2013	2012
U.S. federal tax rate	35.00%	—%
State tax rate	5.00%	—%
Valuation allowance	(40.00)%	—%

	—%	—%

Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry-forward period. Due to the Company’s history of operating losses, the deferred tax assets arising from the aforementioned future tax benefits are currently not likely to be realized and, accordingly, are offset by a full valuation allowance. The income tax provision varies from the expected provision determined by applying the federal statutory income tax rate to income (loss).

As of December 31, 2013, the Company has net operating loss carry-forwards of approximately $ 666 thousand available to offset federal and state income tax, which expire through 2033. Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, or the IRC, and similar state provisions. The effect of an ownership change could be an imposition of an annual limitation on the use of net operating loss carry-forwards attributable to periods before the change.

(7) Stockholders’ Deficit

Common Stock

Authorized, Issued and Outstanding

The Company is authorized to issue 1,000,000 shares of common stock, with a par value of $0.001, of which 2,000 shares were issued and outstanding at December 31, 2013.  As a result of the recapitalization as described in Note 2, stockholders’ deficiency has been presented to reflect this recapitalization as of the earliest period presented in these consolidated financial statements.

Voting

Each holder of Company Common Stock is entitled to one vote for each share thereof held by such holder at all meetings of stockholders (and written action in lieu of meetings). The number of authorized shares of Company Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of majority of the combined number of issued and outstanding shares of the Company.

Dividends

Dividends may be declared and paid on the Company Common Stock from funds lawfully available therefore, as and when determined by the board of directors.

Liquidation

In the event of the liquidation, dissolution, or winding-up of the Company, holders of Company Common Stock will be entitled to receive all assets of the Company available for distribution to its stockholders.

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

(8) Commitments

Contract Service Providers

In the course of the Company’s normal business operations, it has agreements with contract service providers to assist in the performance of its research and development and clinical research activities. Substantially all of these arrangements are on an as needed basis.

(9) Related Party Transactions

Due from Stockholders/Members

The Company obtains from and grants cash advances to certain of its stockholders.  These net advances are non-interest bearing and have no terms for repayment. The amounts due as of December 31, 2013 and 2012 were $1,306,238 and $595,657, respectively.  Such amounts have been reflected as a reduction of stockholders’ equity. For financial statement presentation, $20,000 has been reclassified from accounts payable relating to amounts owed to stockholders in arriving at the amount presented for 2013.  Certain amounts due at December 31, 2013 have been satisfied subsequent to year end (see Note 10).

(10) Subsequent Events

The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the consolidated financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. For its consolidated financial statements as of December 31, 2013 and for the year then ended, the Company evaluated subsequent events through the date of the issuance of the consolidated financial statements. There are no subsequent events to be recognized or reported are as follows:

During January 2014, the Convertible Notes which provided for funding in a series of loans up to a maximum principal amount of $997,000 was increased to a maximum principal amount of $1,126,000 and the lender made additional advances under the Convertible Notes totaling $200,000.

In May 2014, certain stockholders of the Company individually purchased 100 percent of the noncontrolling interest in the Company’s subsidiary, Luminant, which in turn was contributed to the Company by them in satisfaction of certain outstanding amounts included in due from stockholders/members as of December 31, 2013.

On June 6, 2014, the Company entered into a Term Sheet (the “GEM Term Sheet”) whereby GEM Global Yield Fund, LLC SCS and/or its affiliates and assigns (GEM) will assist the Company and Global Group Enterprises Corp., a U.S. publicly traded company, in connection with a merger and private placement offering (PPO). The proposed date of the merger and the First PPO was to be August 31, 2014. This date has since been extended to November 15, 2014.   The GEM Term Sheet also contemplated a fifteen month bridge loan which would convert into Company Common Stock upon completion of the PPO.

On July 3, 2014, a stockholder conveyed personal ownership of certain patents relating to the field of cancer treatment to the Company, which were filed and disclosed in the US Patent Office.  On July 9, 2014 the Company entered into a License Agreement with this stockholder as the stockholder desired to retain the right to certain assigned patents to use and commercialize the patents in all other fields other than the treatment of cancer. Pursuant to the License Agreement, the Company has granted the stockholder an exclusive, worldwide, royalty-free license to develop, make, have made, use, sell, offer to sell, import, export and distribute products or services in fields other than the treatment of cancer.  This license is to include the right to sublicense to any third party so long as such sublicense is consistent with the terms of the License Agreement and contains terms reasonably sufficient for the third party to satisfy its obligations thereunder.

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements (Continued)

December 31, 2013 and 2012

(10) Subsequent Events (Continued)

On July 11, 2014, the Company entered into a Securities Purchase Agreement (SPA) and received $1,100,000 in proceeds from the issuance of a convertible promissory note (the “Bridge Note”) from an investor who is an affiliate of GEM. The Bridge Note bears interest at a rate of 10% per year, maturing fifteen months from the date of issue and is secured by all assets of the Company.  The Bridge Note is mandatorily convertible upon the closing of the PPO. The Company issued in the name of the purchaser of the Bridge Note but placed into escrow 100 shares of Company Common Stock. These shares currently are not deemed outstanding, but will either be delivered to the Bridge Note purchaser or returned to the Company for cancellation pursuant to the terms of the Termination Shares Escrow Agreement, dated as of July 3, 2014.

On August 28, 2014, the lender converted its Convertible Notes in the aggregate principal amount of $1.126 million into 106.6 shares of the Company’s Common Stock.  Simultaneous with the issuance of the 106.6 shares to the Lender, the two principal stockholders of the Company, as capital contributions, surrendered to the Company for cancellation an aggregate of 106.6 shares of Company Common Stock. The net effect of such issuance and cancellations resulted ins no change in the total number of shares of Company Common Stock issued (2,100) and outstanding (2,000).

TYME INC. AND SUBSIDIARY

Consolidated Balance Sheets

	September 30,	December 31,
	2014	2013
	(Unaudited)
Assets
Current assets:
Cash	$289,628	$92,620
Prepaid assets	118,905	110,180
Total current assets	408,533	202,800

Property and equipment, net	20,503	21,429
Total assets	$429,036	$224,229

Liabilities and Stockholders’ Deficiency

Current liabilities:
Accounts payable and other current liabilities	$347,309	$148,510
Current maturities of convertible notes	—	347,249
Current maturities of senior secured bridge notes	1,100,000	—
Total current liabilities	1,447,309	495,759

Convertible notes less current maturities	—	578,751
Total liabilities	1,447,309	1,074,510

Commitments

Stockholders’ deficit
Common stock, $0.001 par value, 1,000,000 shares authorized, 2,100 shares issued and 2,000 shares outstanding at September 30, 2014 and 2,000 shares issued and outstanding at December 31, 2013, respectively	2	2
Additional paid in capital	2,044,914	2,008
Accumulated deficit	(2,707,424)	(1,522,746)
Total Tyme Inc stockholders’ deficit	(662,508)	(1,520,736)

Noncontrolling interests	—	1,976,693
Due from stockholders/members	(355,765)	(1,306,238)
Total stockholders’ deficit	(1,018,273)	(850,281)
Total liabilities and stockholders’ deficiency	$429,036	$224,229

See accompanying notes to condensed financial statements.

TYME INC. AND SUBSIDIARY

Consolidated Statements of Operations

	(Unaudited)		(Unaudited)
	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013
Operating expenses:
Research and development	$286,979	$167,494	$431,274	$455,944
General and administrative	601,473	126,003	719,851	198,634
Total operating expenses	888,452	293,497	1,151,125	654,578
Loss from operations	(888,452)	(293,497)	(1,151,125)	(654,578)

Interest expense	30,544	2,037	44,509	2,037

Net loss	(918,996)	(295,534)	(1,195,634)	(656,615)
Loss attributable to noncontrolling interests	(83)	(68,213)	(10,956)	(188,573)
Loss attributable to controlling interests	$(918,913)	$(227,321)	$(1,184,678)	$(468,042)

See accompanying notes to condensed financial statements.

TYME INC. AND SUBSIDIARY

Consolidated Statements of Changes in Stockholders’ Deficiency

For the periods ended September 30, 2014

(Unaudited)

			Additional		Non	Due from	Total
	Common stock		paid-in-	Accumulated	Controlling	stockholders/	stockholders’
	Shares	Amount	capital	deficit	interests	members	deficiency
Balance, January 1, 2013	—	$—	$2,010	$(750,921)	$1,166,140	$(595,657)	$(178,428)
Shares issued	2,000	2	(2)	—	—	—	—
Capital contributions	—	—	—	—	1,096,400	—	1,096,400
Advances to stockholders/members	—	—	—	—	—	(710,581)	(710,581)
Net loss	—	—	—	(771,825)	(285,847)	—	(1,057,672)

Balance, December 31, 2013	2,000	2	2,008	(1,522,746)	1,976,693	(1,306,238)	(850,281)
Conversion of $1.126 million plus interest of conversion debt into 106.6 shares of common stock	106.6	—	1,152,242	—	—	—	1,152,242
Surrender of common stock by two principal shareholders of the Company for cancellation of 106.6 shares of Company common stock	(106.6)	—	—	—	—	—	—
Capital contributions	—	—	—	—	25,000	—	25,000
Advances to stockholders/members	—	—	—	—	—	(149,600)	(149,600)
Luminant stockholder loans assigned in buyout of noncontrolling interests by certain stockholders of Tyme	—	—	(1,100,073)	—	—	1,100,073	—
Net loss	—	—	—	(1,184,678)	(10,956)	—	(1,195,634)
Contribution of noncontrolling interest	—	—	1,990,737	—	(1,990,737)	—	—

Balance, September 30, 2014	2,000	$2	$2,044,914	$(2,707,424)	$—	$(355,765)	$(1,018,273)

See accompanying notes to condensed financial statements.

TYME INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

(Unaudited)

	For the nine months ended September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(1,195,634)	$(656,615)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	3,635	376
Changes in operating assets and liabilities:
Prepaid assets	(8,725)	(110,080)
Accounts payable and other current liabilities	225,042	27,431
Net cash used in operating activities	(975,682)	(738,888)

Cash flows from investing activity:
Purchases of property and equipment	(2,710)	(12,473)
Net cash used in investing activities	(2,710)	(12,473)

Cash flows from financing activities:
Capital contributions - noncontrolling interest	25,000	831,400
Proceeds from issuance of convertible notes	200,000	500,000
Proceeds from secured bridge note	1,100,000	—
Changes in due from stockholders/members	(149,600)	(436,052)
Net cash provided by financing activities	1,175,400	895,348

Net increase in cash	197,008	143,987

Cash - beginning of year	92,620	—

Cash - end of year	$289,628	$143,987

Supplemental Cash Flow Information:
Cash paid for interest and income taxes are as follows:
Interest	$—	$—
Income taxes	$—	$—

Noncash investing and financing activities:
Issuance of common stock as a result of contribution of member interest in Luminant Biosciences LLC	$—	$2
Conversion of $1.126 million of convertible debt into 106.6 shares of common stock. Simultaneously, stockholders surrendered an equal amount of their own common stock, thereby having no change in the total number of shares outstanding.	$1,152,242	$—
Luminant stockholder loans assigned in buyout of noncontrolling interests by certain stockholders of Tyme	$1,100,703	$—
Contribution of noncontrolling interests by stockholders of Tyme	$1,990,737	$—

See accompanying notes to condensed financial statements.

TYME INC. AND SUBSIDIARY

Notes to Unaudited Interim Consolidated Financial Statements

September 30, 2014

(1) Background and Nature of Business

Tyme Inc. and Subsidiary (the “Company”) is a clinical-stage biopharmaceutical company focused on the development and commercialization of highly targeted cancer therapeutics with a broad range of oncology indications. Tyme Inc. (“Tyme”) was incorporated in Delaware in 2013 and its operations to date have been directed primarily toward developing business strategies, research and development activities and preparing for clinical trials for its product candidates. The Company has focused its research and development efforts on a proprietary platform technology for which it retains global intellectual property (IP) and commercial rights.

The Company is currently formulating its regulatory and drug development program for SM-88, working towards the initiation of its first phase II clinical trial.

Assignment of Interest in Luminant

On July 26, 2013, the founding stockholders (“the Founders”) of the Company entered into a Founder Contribution and Exchange Agreement under which the Founders contributed their membership units in Luminant Biosciences, LLC. (“Luminant”) to the Company in exchange for 2,000 shares of common stock, par value $0.001 per share (the “Company Common Stock”) of the Company. As a result of the transaction, as of December 31, 2013, Luminant Biosciences, LLC is 66 2/3% owned by the Company. The two Founders are two executive officers of the Company and collectively own more than 50 percent of the Company’s outstanding stock as of December 31, 2013. Since this transaction is among entities under common control, no gain or loss is recognized in the consolidated financial statements and the carrying amounts of the net assets are eliminated in consolidation.

In May 2014, the Founders of the Company individually acquired the noncontrolling interest in Luminant and contributed it to the Company making Luminant a wholly owned subsidiary of the Company (See Noncontrolling Interests).

Term Sheet for Pending Merger

On June 6, 2014, the Company entered into a Term Sheet (the “GEM Term Sheet”) whereby GEM Global Yield Fund, LLC SCS and/or its affiliates and assigns (GEM) will assist the Company and Global Group Enterprises Corp., a U.S. publicly traded company, in connection with a merger and private placement offering (PPO). The proposed date of the merger and the First PPO was to be August 31, 2014. This date was extended to November 15, 2014. The GEM Term Sheet also contemplated a fifteen month bridge loan which would convert into Company Common Stock upon completion of a contemplated offering of securities. Such Bridge Loan was consummated as of July 11, 2014 (See Note 6).

(2) Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements of the Company have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (U.S. GAAP) for interim financial information. In the opinion of management, the accompanying financial statements of the Company, include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the financial statements) considered necessary to present fairly the Company’s financial position as of September 30, 2014 and its results of operations and cash flows for the nine months ended September 30, 2014 and 2013. Operating results for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014. The interim financial statements, presented herein, do not contain the required disclosures under U.S. GAAP for annual financial statements. The accompanying unaudited interim financial statements should be read in conjunction with the annual audited financial statements and related notes as of and for the year ended December 31, 2013.

TYME INC. AND SUBSIDIARY

Notes to Unaudited Interim Consolidated Financial Statements (continued)

September 30, 2014

(2) Summary of Significant Accounting Policies (continued)

Liquidity and Going Concern

The Company has incurred losses and negative cash flows from operations since inception (July 26, 2013) and has an accumulated deficit of approximately $1.0 million and $850 thousand as of September 30, 2014 and December 31, 2013, respectively. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant revenues from its product candidates currently in development. The Company’s primary sources of liquidity to date has been the issuance of convertible promissory notes on August 2, 2013 and July 3, 2014 and contributed capital by the founders.  The Company received approximately $2.2 million from the issuance of convertible promissory notes and approximately $2.7 million in of historical capital contributions in Luminant by one of its members. Substantial additional financing will be needed by the Company to fund its operations and to commercially develop its technologies and product candidates. There is no assurance that such financing will be available when needed or on acceptable terms. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets amounts or the amounts and classification of liabilities the might result from the outcome of this uncertainty.

Notwithstanding the Bridge Note and Merger as further discussed in Note 11, management is evaluating different strategies to obtain the required additional funding of future operations. These strategies may include, but are not limited to: additional funding from current or new investors, borrowings of debt, and/or a public offering of the Company’s equity or debt securities s. There can be no assurance that these future funding efforts will be successful.

The Company is subject to those risks associated with any specialty pharmaceutical company that has substantial expenditures for research and development. There can be no assurance that the Company’s research and development projects will be successful, that products developed will obtain necessary regulatory approval, or that any approved product will be commercially viable. In addition, the Company operates in an environment of rapid technological change and is largely dependent on the services of its employees and consultants.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimation include the stated value of the Company underlying the conversion feature of the outstanding convertible notes payable. Actual results could differ from such estimates.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including accounts payable and accrued expenses approximates fair value given their short-term nature. The carrying amount of the convertible promissory notes payable approximates fair value because the interest rates on these instruments are reflective of rates that the Company could obtain on unaffiliated third party debt with similar terms and conditions.

Prepaid Assets

Prepaid assets represents expenditures made in advance of when the economic benefit of the cost will be realized, and which will be expensed in future periods with the passage of time or when a triggering event occurs.

TYME INC. AND SUBSIDIARY

Notes to Unaudited Interim Consolidated Financial Statements (continued)

September 30, 2014

(2) Summary of Significant Accounting Policies (continued)

Property and Equipment, Net

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives. The Company estimates a life of five to seven years for equipment and furniture and fixtures. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operating expenses. Repairs and maintenance costs are expensed as incurred.

Intangible Assets

The Company’s intangible assets consist of patents and patent applications contributed by the founders.  This intellectual property value has been recorded as a de Minimis amount of $2,000 and included in the respective stockholder receivable accounts since no monies have been transferred.  The patents have not been amortized and have a useful life of twenty years.

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, which include fixed assets whenever significant events or changes in circumstances indicate impairment may have occurred. If indicators of impairment exist, projected future undiscounted cash flows associated with the asset are compared to its carrying amount to determine whether the asset’s value is recoverable. Any resulting impairment is recorded as a reduction in the carrying value of the related asset in excess of fair value and a charge to operating results. For the periods ended September 30, 2014 and 2013, the Company determined that there was no impairment of its long-lived assets.

Research and Development

Research and development costs are expensed as incurred and are primarily comprised of, but not limited to, external research and development expenses incurred under arrangements with third parties, such as contract research organizations (CROs), contract manufacturing organizations (CMOs) and consultants that conduct clinical and preclinical studies, costs associated with preclinical and development activities, costs associated with regulatory operations, depreciation expense for assets used in research and development activities and employee related expenses including salaries and benefits for research and development personnel. Costs for certain development activities, such as clinical studies, are recognized based on an evaluation of the progress to completion of specific tasks using data such as patient enrollment, clinical site activations, or information provided to the Company by its vendors on their actual costs incurred. Payments for these activities are based on the terms of the individual arrangements, which may differ from the patterns of costs incurred, and are reflected in the consolidated financial statements as prepaid or accrued expense, which are reported in prepaid assets or accounts payable and other current liabilities.

Noncontrolling interest

Noncontrolling interests represents the minority member’s interest in the Company’s subsidiary, Luminant. At December 31, 2013, the Company owned 66 2/3 percent of Luminant representing 66 2/3 percent of the voting control, which requires that Luminant’s operations be included in the consolidated financial statements. The 33 1/3 percent interest of Luminant that is not owned by the Company is shown as noncontrolling interests in the 2014 and 2013 consolidated statement of operations and consolidated balance sheet.

In May 2014, certain stockholders of the Company individually purchased 100 percent of the noncontrolling interest in the Company’s subsidiary, Luminant, which in turn was contributed to the Company by them in satisfaction of certain outstanding amounts included in due from stockholders/members’ as of December 31, 2013.  As the result of the contribution of the noncontrolling interest, Luminant became a wholly owned subsidiary of the Company.

TYME INC. AND SUBSIDIARY

Notes to Unaudited Interim Consolidated Financial Statements (continued)

September 30, 2014

(2) Summary of Significant Accounting Policies (continued)

Income Taxes

The Company’s subsidiary, Luminant, operates as a limited liability corporation for federal and state income tax purposes. Accordingly, the taxable income or loss of Luminant passes to the individual members rather than pay taxes at the corporate level through the date the Founders contributed their 66 2/3 ownership in Luminant to the Company and accordingly there is no provision for income or deferred taxes for the year ended December 31, 2013.

From the date of inception (July 26, 2013) through September 30, 2014, the Company operates as a C-Corporation and includes in its income its share of the income/loss of Luminant.  Deferred tax assets or liabilities are recorded for temporary differences between financial reporting and tax basis of assets and liabilities, using enacted rates in effect for the year in which the differences are expected to reverse.

A valuation allowance is recorded if it is more likely than not that a deferred tax asset will not be realized. The Company has provided a full valuation allowance on its deferred tax assets that consists of cumulative net operating losses of $1.829 million for the period from inception (July 26, 2013) to September 30, 2014. Due to its cumulative loss position, history of operating losses and losses expected to be incurred in the foreseeable future, a full valuation allowance was considered necessary.

The utilization of net operating losses for Federal income tax purposes sustained by the Company could be substantially limited annually if there were an “ownership change” (as defined by Section 382 of the Internal Revenue Code of 1986, as amended).  If it were determined that there is a change in ownership, of if the Company undergoes a change of ownership in the future, the utilization of the Company’s net operating loss carry-forward may be materially limited. This could result in a reduction in equal amounts to the deferred tax assets and the related valuation reserves.

The Company is required to evaluate uncertain tax positions taken or expected to be taken in the course of preparing the Company’s consolidated financial statements to determine whether the tax positions are more likely than not of being sustained by the applicable tax authority. Tax positions with respect to tax at the Company level deemed not to meet the “more-likely than-not” threshold would be recorded as a tax expense in the current year. The Company has concluded that no provision for uncertain tax positions is required in the Company’s consolidated financial statements.

The Company had no unrecognized tax benefits at September 30, 2014 and 2013. The tax years which currently remain subject to examination by major tax jurisdictions as of September 30, 2014 are the years ended December 31, 2011 through 2013. In addition, the Company had no income tax related penalties or interest for periods presented in these consolidated financial statements.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views their operations and manages their business in one segment.

Concentration of Credit Risk

Financial instruments that potentially expose Tyme to concentration of credit risk consist primarily of cash.  Cash is deposited with major banks and at times, such balances with any one financial institution may be in excess of FDIC insurance limits.  The Company believes no significant concentration of credit risk exists.

TYME INC. AND SUBSIDIARY

Notes to Unaudited Interim Consolidated Financial Statements (continued)

September 30, 2014

(3) Property and Equipment, Net

Property and equipment, net consisted of the following:

	September 30,	December 31,
	2014	2013
	(Unaudited)
Furniture and fixtures	$2,200	$2,200
Machinery and equipment	22,662	1,200
Construction in process	—	18,753
	24,862	22,153
Less: accumulated depreciation	4,359	724
	$20,503	$21,429

Depreciation expense was $3,635 and $-0- for the nine months ended September 30, 2014 and 2013, respectively.  Depreciation expense was $1,073 and $139 for the three months ended September 30, 2014 and 2013, respectively.

(4) Intangible Assets

On July 3, 2014, a stockholder conveyed personal ownership of certain patents and patent applications relating to the field of cancer treatment to the Company, which were filed and disclosed in the US Patent Office. On July 9, 2014 the Company entered into a License Agreement with this stockholder as the stockholder desired to retain the right to certain assigned patents and patent applications to use and commercialize the patents in all other fields other than the treatment of cancer. Pursuant to the License Agreement, the Company has granted the stockholder an exclusive, worldwide, royalty-free license to develop, make, have made, use, sell, offer to sell, import, export and distribute products or services in fields other than the treatment of cancer. This license includes the right to sublicense to any third party so long as such sublicense is consistent with the terms of the License Agreement and contains terms reasonably sufficient for the third party to satisfy its obligations thereunder.

(5) Accounts Payable and Other Current Liabilities

Accounts payable and other current liabilities consisted of the following:

	September 30,	December 31,
	2014	2013
	(Unaudited)
Interest	$24,122	$5,855
Legal	206,025	67,908
Consulting	7,730	7,730
Research and development	58,750	58,750
Professional	42,263	—
Other	8,419	8,267
	$347,309	$148,510

TYME INC. AND SUBSIDIARY

Notes to Unaudited Interim Consolidated Financial Statements (continued)

September 30, 2014

(6) Debt

Convertible Notes Payable

On August 2, 2013, the Company entered into a Convertible Promissory Note Agreement (the” Convertible Note Agreement”) to be funded in a series of loans up to a maximum principal amount of $997,000 (“Convertible Notes”). As of December 31, 2013, the Company received $926,000 in proceeds under the Convertible Notes. The Convertible Notes accrue interest at a rate of 2.5% per year.  Principal repayments were to commence on April 30, 2014 equal to 1/24th of the then outstanding balance, with the entire principal amount due and payable on April 30, 2016.

The Convertible Note Agreement provided that if, prior to April 30, 2014, the Company enters into any financing transaction with the lender or an affiliate thereof, upon the closing the outstanding principal balance of the Convertible Notes shall automatically convert on a dollar for dollar basis into the securities being issued and sold at a conversion price equal to the purchase price per share implied by a pre-investment valuation of the Company equal to $20 million (“Conversion Price”).  The Convertible Note Agreement further provided that if the Company enters into an agreement with a third party, other than the lender or affiliate thereof, into any debt or equity financing, exclusive license of any portion of the IP Rights, a sale of substantially all of the assets of the Company, or subsidiary thereof, or any transaction or series of transactions resulting in the current stockholders holding less than a majority of the voting interests, then, at the lender’s option, effective immediately prior to closing of the third party transaction the outstanding principal balance of the Convertible Notes shall be converted on a dollar for dollar basis into shares of Company Common Stock. The Convertible Note Agreement provided that in the case of conversion of principal under either scenario, the Company would have no further obligations or liabilities under the Convertible Notes.

In January 2014, the lender increased the aggregate principal amount of the Convertible Notes from $997 thousand to $1.126 million and advanced funds to the Company to the effect, that the total amount funded to the Company was equal to the increased principal amount of the Convertible Notes.

On August 28, 2014, the lender converted the Convertible Notes in the aggregate principal amount of $1.126 million into 106.6 shares of the Company Common Stock.  Simultaneous with the issuance of the 106.6 shares to the Lender, the two principal stockholders of the Company, as capital contributions, surrendered to the Company for cancellation an aggregate of 106.6 shares of Company Common Stock. The net effect of such issuance and cancellations resulted in no change in the total number of shares of Company Common Stock issued (2,100) and outstanding (2,000).

The Company recorded interest expense relating to these Convertible Notes of $20,387 and $2,037 during the nine months ended September 30, 2014 and 2013, respectively.  The Company recorded interest expense relating to these Convertible Notes of $6,422 and $2,037 during the three months ended September 30, 2014 and 2013, respectively.  The outstanding principal and accrued interest balance at September 30, 2014 and 2013 was $-0- and $502,037, respectively.

On July 11, 2014, the Company entered into a Securities Purchase Agreement (SPA) and received $1,100,000 in proceeds from the issuance of a convertible promissory note (the “Bridge Note”) from an investor who is an affiliate of GEM. The Bridge Note bears interest at a rate of 10% per year, maturing fifteen months from the date of issue and is secured by all assets of the Company.  The Bridge Note is mandatorily convertible upon the closing of the PPO at the conversion price as defined in the merger agreement contemplated in the GEM Term Sheet.  The Company issued in the name of the purchaser of the Bridge Note but placed into escrow 100 shares of Company Common Stock. These shares currently are not deemed outstanding, but will either be delivered to the Bridge Note purchaser or returned to the Company for cancellation pursuant to the terms of a Termination Shares Escrow Agreement, dated as of July 3, 2014 among the Company, the holder of the Bridge Note, and the escrow agents.

On November 24, 2014, the Bridge Note was amended and revised to increase the principal amount to $1.35 million. On January 15, 2015, the Bridge Notes was further amended and revised to increase the principal amount to $2.31 million (see Note 11).

The Company recorded interest expense of $24,122 and $-0- during the nine months ended September 30, 2014 and 2013, respectively, on this convertible promissory note. The Company recorded interest expense of $24,122 and $-0- during the three months ended September 30, 2014 and 2013, respectively, on this convertible promissory note. The outstanding principal and accrued interest balance at September 30, 2014 and 2013 was $1,124,122 and $-0-, respectively.

TYME INC. AND SUBSIDIARY

Notes to Unaudited Interim Consolidated Financial Statements (continued)

September 30, 2014

(7) Income Taxes

No provision for U.S. federal or state income taxes has been recorded as the Company has incurred net operating losses since inception. Significant components of the Company’s net deferred income tax assets as of September 30, 2014 and December 31, 2013 consist of the following:

	September 30, 2014	December 31, 2013
(Unaudited)
Net deferred tax assets
Tax loss carry-forwards	$731,500	$266,000
Other assets	—	—
Research and development credits	—	—
Other liabilities	—	—
Valuation allowance	(731,500)	(266,000)

Total net deferred income taxes	$—	$—

A reconciliation of the statutory tax rates and the effective tax rates for the periods ended September 30, 2014 and December 2013 is as follows:

	September 30, 2014	December 31, 2013
	(Unaudited)
U.S. federal tax rate	35.00%	35.0%
State tax rate	5.00%	5.0%
Valuation allowance	(40.00)%	(40.0)%

	—%	—%

Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry-forward period.  Due to the Company’s history of operating losses, the deferred tax assets arising from the aforementioned future tax benefits are currently not likely to be realized and, accordingly, are offset by a full valuation allowance.  The income tax provision varies from the expected provision determined by applying the federal statutory income tax rate to income (loss).

As of September 30, 2014 and December 31, 2013, the Company has net operating loss carry-forwards of approximately $1.829 million available to offset federal and state income tax, which expire through 2033. Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, or the IRC, and similar state provisions. The effect of an ownership change could be an imposition of an annual limitation on the use of net operating loss carry-forwards attributable to periods before the change.

TYME INC. AND SUBSIDIARY

Notes to Unaudited Interim Consolidated Financial Statements (continued)

September 30, 2014

(8) Stockholders’ Deficit

Common Stock

Authorized, Issued and Outstanding

The Company is authorized to issue 1,000,000 shares of common stock, with a par value of $0.001, of which 2,100 and 2,000 shares were issued and 2,000 and 2,000 shares were outstanding at September 30, 2014 and December 31, 2013, respectively.  As a result of the recapitalization, stockholders’ deficiency has been presented to reflect this recapitalization as of the earliest period presented in these consolidated financial statements.

Voting

Each holder of Company Common Stock is entitled to one vote for each share thereof held by such holder at all meetings of stockholders (and written action in lieu of meetings). The number of authorized shares of Company Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of majority of the combined number of issued and outstanding shares of the Company.

Dividends

Dividends may be declared and paid on the Company Common Stock from funds lawfully available therefore, as and when determined by the board of directors.

Liquidation

In the event of the liquidation, dissolution, or winding-up of the Company, holders of Company Common Stock will be entitled to receive all assets of the Company available for distribution to its stockholders.

(9) Commitments

Contract Service Providers

In the course of the Company’s normal business operations, it has agreements with contract service providers to assist in the performance of its research and development and clinical research activities. Substantially all of these arrangements are on an as needed basis.

(10) Related Party Transactions

Due from Stockholders/Members

The Company obtains from and grants cash advances to certain of its stockholders. These net advances are non-interest bearing and have no terms for repayment. The amounts due as of September 30, 2014 and December 31, 2013 were $355,765 and $1,306,238, respectively. Such amounts have been reflected as a reduction of stockholders’ equity.  For financial statement presentation, $20,000 has been reclassified from accounts payable relating to amounts owed to stockholders in arriving at the amount presented for September 30, 2014 and December 31, 2013.

In May 2014, certain stockholders of the Company individually purchased 100 percent of the noncontrolling interest in the Company’s subsidiary, Luminant, which in turn was contributed to the Company by them in satisfaction of certain outstanding amounts included in due from stockholders/members as of December 31, 2013.

TYME INC. AND SUBSIDIARY

Notes to Unaudited Interim Consolidated Financial Statements (continued)

September 30, 2014

(11) Subsequent Events

The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. For its interim financial statements as of September 30, 2014 and for the quarter then ended, the Company evaluated subsequent events through the date of the issuance of the financial statements. There are no subsequent events to be recognized or reported that are not already previously disclosed including the following:

On November 24, 2014, the holder of the Bridge Note loaned the Company an additional $250,000.  In connection with the funding of such loan, the Bridge Note was amended and restated to reflect a principal amount of $1.35 million.  On January 15, 2015, the holder of the Bridge Note loaned the Company a further $960,000.  In connection with the funding of such further loan, the Bridge Note was amended and restated to reflect a principal amount of $2.31 million.  On March 5, 2015, the Bridge Note was further amended and restated to the effect that the mandatory conversion feature was amended to a set fixed conversion amount such that, upon mandatory conversion, the Bridge Note holder would receive one share of a specified company’s common stock for each $1.00 of principal of the Bridge Note outstanding as of the date of the mandatory conversion. The Company has evaluated the modification to the conversion rate as an inducement to convert the Bridge Note and has concluded that it provided the holder of the Bridge Note an incremental value of $3.465 million which will be charged as interest expense at the time of modification.

On March 5, 2015, the Company consummated a reverse triangular merger (the “Merger”) whereby a newly formed subsidiary of Tyme Technologies, Inc. (“Parent”) merged with and into the Company.  The Merger resulted in the Company becoming a wholly-owned subsidiary of Parent and the stockholders of the Company as of immediately prior to the effective time of the Merger, receiving, in the aggregate, common stock of Parent equal to approximately 79% of the total number of shares of Parent common stock outstanding immediately following such issuance to such former Company stockholders.  Contemporaneous with the closing of the Merger, among other matters, Parent completed a private placement of 2.716 million shares of Parent common stock for gross proceeds of $6.79 million (of which, $4.29 million was tendered in cash and the remaining subscription price paid by the delivery of a three-month promissory note in the principal amount of

$2.5 million (“PPO Note”) and the Bridge Note was converted into 2.31 million shares of Parent common stock. Parent common stock was the only equity securities of Parent outstanding prior to and immediately following consummation of the Merger, Parent’s private placement and the Bridge Note conversion.  The foregoing aggregate 79% ownership of the post-Merger Parent by the former Company stockholders was calculated giving effect to the issuances of Parent common stock in Parent’s private placement and the conversion of the Bridge Note.

The PPO Note is secured by the escrow of 5 million shares of the post-merger Parent Common Stock. To the extent that the PPO Note is not paid at or prior to the Maturity Date, the escrowed shares will be forfeited to us for cancellation at the rate of one share for every $0.50 of PPO Note principal not paid to us.

Another condition to consummating the Merger is that Parent will retain a firm (the “IR Firm”) to provide investor relations services to the post-Merger Parent and the Parent has allocated 250,000 shares (the “IR Firm Shares”) of the Parents Common Stock for issuance to such firm. The appropriate accounting for the IR Firm Shares, which represents in substance a payment to a service provider, will be reflected as a charge to operations.

The investors in the PPO, along with the Bridge Note holder who received the Bridge Note Conversion Shares upon the automatic conversion of the Bridge Note which occured simultaneous with the closing of the PPO, will have anti-dilution protection on the shares purchased in the PPO or Bridge Note Conversion Shares (as the case may be) such that, if within two years after the closing of the Merger, Parent shall issue additional shares of Common Stock or common stock equivalents, for a consideration per share less than $0.50 (the “Lower Price”), each such investor and holder will be entitled to receive from the post-Merger Parent, additional shares, (“Lower Price Shares”) of Parent common stock in an amount such that, when added to the number of shares initially purchased by such investor or received upon conversion of the Bridge Note, will equal the number of shares that such investor’s PPO subscription amount would have purchased or the Bridge Note holder would have received upon conversion of the Bridge Note at the Lower Price.   Management has not completed its assessment of the embedded feature related to the price protection provision and therefore has not included any adjustment(s) that may be required as a result of that analysis.

TYME INC. AND SUBSIDIARY

Notes to Unaudited Interim Consolidated Financial Statements (continued)

September 30, 2014

(11) Subsequent Events (continued)

In connection with the PPO, post-merger Parent entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers in the PPO, holder of the Bridge Note and the IR Firm, pursuant to which Parent agreed that promptly, but no later than 90 calendar days following the maturity date of the PPO Note (such maturity date being 90 calendar days after the closing of the PPO), the Parent will file a registration statement with the SEC (the “Registration Statement”) covering (a) all of the PPO Shares issued in the PPO, (b) the Bridge Note Conversion Shares issued upon conversion of the Bridge Note, (c) the Lower Price Shares, if any, (d) the IR Firm Shares and (e) any shares of the Parent Common Stock issued or issuable with respect to the PPO Shares, Conversion Shares and Lower Price Shares upon any stock split, dividend or other distribution, recapitalization or similar event (collectively, the “PPO/Bridge Note Conversion Registrable Shares”). The Registration Statement will also cover 9% of the total number of shares issued to the former stockholders of the Company in connection with the Merger. The Parent is required to use commercially reasonable efforts to ensure that the Registration Statement is declared effective within 180 calendar days of filing with the SEC. If the Parent is late in filing the Registration Statement or if the Registration Statement is not declared effective within 180 days of its filing with the SEC, liquidated damages payable in cash by the post-Merger Parent to the holders of the PPO/Bridge Note Conversion Registrable Shares that have not been so registered will commence to accrue at a rate equal to $0.01 per Conversion Share and $0.025 per PPO Share for each full month that (i) Parent is late in filing the Registration Statement or (ii) the Registration Statement is late in being declared effective by the SEC; provided, however, that in no event shall the aggregate of any such per share liquidated damages exceed $0.08 per Conversion Share and $0.20 per PPO Share. Management has not completed its assessment of the embedded feature related to the registration rights provision and therefore has not included any adjustment(s) that may be required as a result of that analysis.

At the point of Merger and since inception, Parent was essentially a “Public Reporting Shell” with no substantive business operations. As such, Parent had negligible revenues and operating profits that require separate identification.

The Merger will begin to establish a public forum for the Company. Subject to executing on our goals, Management envisages that the public forum may help the Company secure necessary future funding in the public markets as it develops further its principal business focus as a clinical-stage biopharmaceutical enterprise focused on the development and commercialization of highly targeted cancer therapeutics with a broad range of oncology indications.

The transaction costs associated with the Merger relate to professional fees incurred in respect of Legal, Accounting and Audit. All such transaction costs, being associated with the final merger and issuance of equity, will be expensed as incurred and total approximately $1 million.

For accounting purposes the acquisition of the Company by Parent was considered a reverse acquisition, an acquisition transaction where the acquired company, the Company, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a purchase by the Company rather than a purchase by Parent was because Parent was a Public Reporting Shell company with limited operations and the Company’s stockholders gaining control of the voting power and outstanding share of Parent. Consequently, reverse acquisition accounting will be applied to the transaction. No additional goodwill or intangible assets are anticipated to be recognized in conjunction with the completion of the transaction..

On February 27, 2015, consistent with the Merger Agreement terms, non-interest bearing advances made to stockholders totaling $355,765 (See Note 10. Related Party Transactions) were settled by bonus compensation due to such stockholders being retained by the Company in lieu of payment.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Tyme Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Tyme Inc. and Subsidiary (the “Company”) as of December 31, 2014 and 2013, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tyme Inc. and Subsidiary as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and negative cash flows since inception and has a stockholders’ deficit of $2,473,316 as of December 31, 2014.  The Company anticipates incurring additional losses until such time, if ever, that it can generate significant revenues from its product candidates currently in development. These factors raise substantial doubt about the Company’s ability to continue as a going concern.   Management’s plan in regards to these matters is also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith+Brown, PC

New Brunswick, New Jersey

April 13, 2015

TYME INC. AND SUBSIDIARY

Consolidated Balance Sheets

	December 31,
	2014	2013

Assets

Current assets
Cash	$9,724	$92,620
Prepaid and other current assets	140,205	110,180
Total current assets	149,929	202,800

Property and equipment, net of accumulated depreciation of $4,293 and $724, respectively	17,170	21,429
Total assets	$167,099	$224,229

Liabilities and Stockholders’ Deficiency

Current liabilities
Accounts payable and other current liabilities	$1,290,415	$148,510
Current maturities of convertible notes	—	347,249
Current maturities of convertible senior secured bridge notes	1,350,000	—
Total current liabilities	2,640,415	495,759

Convertible notes less current maturities	—	578,751
Total liabilities	2,640,415	1,074,510

Commitments

Stockholders’ deficit
Common stock, $0.001 par value; 1,000,000 shares authorized; 2,100 shares issued and 2,000 shares outstanding at December 31, 2014 and 2,000 shares issued and outstanding at December 31, 2013, respectively	2	2
Additional paid in capital	2,055,020	2,008
Accumulated deficit	(4,172,572)	(1,522,746)
Stockholders’ deficit - controlling interest	(2,117,550)	(1,520,736)

Noncontrolling interests	—	1,976,693
Due from stockholders/members	(355,766)	(1,306,238)
Total stockholders’ deficit	(2,473,316)	(850,281)
Total liabilities and stockholders’ deficit	$167,099	$224,229

The Notes to Consolidated Financial Statements are an integral part of these statements.

TYME INC. AND SUBSIDIARY

Consolidated Statements of Operations

	December 31,
	2014	2013
Operating expenses:
Research and development	$761,359	$744,717
General and administrative	1,822,757	307,100
Total operating expenses	2,584,116	1,051,817
Loss from operations	(2,584,116)	(1,051,817)

Interest expense	76,561	5,855

Net loss before noncontrolling interests	(2,660,677)	(1,057,672)
Loss attributable to noncontrolling interests - prior to acquisition of minority interests	(10,851)	(285,847)
Net loss	$(2,649,826)	$(771,825)

The Notes to Consolidated Financial Statements are an integral part of these statements.

TYME INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Deficiency

Years Ended December 31, 2014 and 2013

			Additional		Non-	Due from	Total
	Common stock		Paid-in-	Accumulated	Controlling	Stockholders/	Stockholders’
	Shares	Amount	Capital	Deficit	Interests	Members	Deficit
Balance, January 1, 2013	—	$—	$2,010	$(750,921)	$1,166,140	$(595,657)	$(178,428)
Shares issued	2,000	2	(2)	—	—	—	—
Capital contributions	—	—	—	—	1,096,400	—	1,096,400
Advances to stockholders/members	—	—	—	—	—	(710,581)	(710,581)
Net loss	—	—	—	(771,825)	(285,847)	—	(1,057,672)

Balance, December 31, 2013	2,000	2	2,008	(1,522,746)	1,976,693	(1,306,238)	(850,281)
Conversion of $1.126 million convertible debt plus accrued interest of $26,242 into 106.6 shares of common stock	106.6	—	1,152,242	—	—	—	1,152,242
Surrender of 106.6 common stock by two principal stockholders of the Company	(106.6)	—	—	—	—	—	—
Capital contributions	—	—	—	—	35,000	—	35,000
Advances to stockholders/members	—	—	—	—	—	(149,600)	(149,600)
Luminant stockholder loans assigned in buyout of noncontrolling interests by certain stockholders of Tyme (Note 10)	—	—	(1,100,072)	—	—	1,100,072	—
Contribution of noncontrolling interests	—	—	2,000,842	—	(2,000,842)	—	—
Net Loss attributable to noncontrolling interests prior to contribution of noncontrolling interests (Note 1)	—	—	—	—	(10,851)	—	(10,851)
Net loss	—	—	—	(2,649,826)	—	—	(2,649,826)

Balance, December 31, 2014	2,000	$2	$2,055,020	$(4,172,572)	$—	$(355,766)	$(2,473,316)

The Notes to Consolidated Financial Statements are an integral part of these statements.

TYME INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

	December 31,
	2014	2013
Cash flows from operating activities:
Net loss before noncontrolling interests	$(2,660,677)	$(1,057,672)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	4,293	514
Loss on disposal of fixed assets	2,676)	—
Changes in operating assets and liabilities -
Prepaid assets	(30,025)	(110,080)
Accounts payable and other current liabilities	1,168,147	(32,008)
Net cash used in operating activities	(1,515,586)	(1,199,246)

Cash flows from investing activities:
Purchases of property and equipment	(2,710)	(19,953)
Net cash used in investing activities	(2,710)	(19,953)

Cash flows from financing activities:
Capital contributions	35,000	1,096,400
Increase in due from stockholders/members	(149,600)	(710,581)
Proceeds from convertible senior secured bridge loan	1,350,000	—
Proceeds from issuance of convertible notes	200,000	926,000
Net cash provided by financing activities	1,435,400	1,311,819

Net increase (decrease) in cash	(82,896)	92,620

Cash - beginning of year	92,620	—
Cash - end of year	$9,724	$92,620

Supplemental Cash Flow Information:
Cash paid for interest and income taxes is as follows:
Interest	$—	$—
Income taxes	$—	$—

Noncash investing and financing activities:
Issuance of common stock as a result of contribution of member interest in Luminant Biosciences LLC	$—	$2
Conversion of $1.126 million of convertible debt and $26,242 of accrued interest into 106.6 shares of common stock. Simultaneously, stockholders surrendered an equal amount of their own common stock, thereby having no change in the total number of shares outstanding	$1,152,242	$—

The Notes to Consolidated Financial Statements are an integral part of these statements.

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1)   Background and Nature of Business

Tyme Inc. and Subsidiary (the “Company”) is a clinical-stage biopharmaceutical company focused on the development and commercialization of highly targeted cancer therapeutics with a broad range of oncology indications.  Tyme Inc. (“Tyme”) was incorporated in Delaware in 2013 and its operations to date have been directed primarily toward developing business strategies, research and development activities and preparing for clinical trials for its product candidates.  The Company has focused its research and development efforts on a proprietary platform technology for which it retains global intellectual property (IP) and commercial rights.

The Company is currently formulating its regulatory and drug development program for its lead drug candidate, SM-88, and working towards the initiation of its first phase II clinical trial.

Going Concern

The Company has incurred losses and negative cash flows from operations since inception (July 26, 2013) and has an accumulated deficit of approximately $4.2 million and $1.5 million as of December 31, 2014 and December 31, 2013, respectively.  The Company anticipates incurring additional losses until such time, if ever, that it can generate significant revenues from its products currently in development.  The Company’s primary sources of liquidity to date has been the issuance of convertible promissory notes and contributed capital by its founders.  The Company received approximately $2.5 million from the issuance of convertible promissory notes and approximately $2.4 million of historical capital contributions in Luminant by one of its members.  Substantial additional financing will be needed by the Company to fund its operations and to commercially develop its technologies and product candidates.  There is no assurance that such financing will be available when needed or on acceptable terms.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Notwithstanding the Bridge Note and Merger as further discussed in Note 11, management is evaluating different strategies to obtain the required additional funding of future operations.  These strategies may include, but are not limited to: additional funding from current or new investors, borrowings of debt, and/or a public offering of the Company’s equity or debt securities.  There can be no assurance that these future-funding efforts will be successful.

The Company is subject to those risks associated with any specialty pharmaceutical company that has substantial expenditures for research and development.  There can be no assurance that the Company’s research and development projects will be successful, that products developed will obtain necessary regulatory approval, or that any approved product will be commercially viable.  In addition, the Company operates in an environment of rapid technological change and is largely dependent on the services of its employees and consultants.

Assignment of Interest in Luminant

On July 26, 2013, the founding stockholders (“the Founders”) of the Company entered into a Founder Contribution and Exchange Agreement under which the Founders contributed their membership units in Luminant Biosciences, LLC.  (“Luminant”) to the Company in exchange for 2,000 shares of common stock, par value $0.001 per share (the “Company Common Stock”) of the Company.  As a result of the transaction, as of December 31, 2013, Luminant Biosciences, LLC is 66-2/3% owned by the Company.  The two Founders are two executive officers of the Company.  Since this transaction is among entities under common control, no gain or loss is recognized in the consolidated financial statements and the carrying amounts of the net assets are eliminated in consolidation.

In May 2014, the Founders individually acquired the noncontrolling interest in Luminant and contributed it to the Company making Luminant a wholly owned subsidiary of the Company.  (See Noncontrolling Interests.)

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Continued)

Term Sheet for Pending Merger

On June 6, 2014, the Company entered into a Term Sheet (the “GEM Term Sheet”) with GEM Global Yield Fund, LLC SCS and/or its affiliates and assigns (“GEM”) which contemplated a merger involving the Company and a U.S. publicly traded company and a private placement offering (“PPO”) by the publicly traded company.  The proposed date of the consummation of the merger and the PPO was to be August 31, 2014.  This date was then extended to November 15, 2014.  The merger was completed on March 5, 2015, when the Company consummated a reverse triangular merger (the “Merger”) whereby a newly formed subsidiary of Tyme Technologies, Inc. (“Parent”) merged with and into the Company.  (See Note 11.)

The GEM Term Sheet also contemplated a fifteen-month bridge loan, which would convert into common stock of the publically traded company upon completion of the Merger.  The funding of such bridge loan was consummated as of July 11, 2014.  (See Note 6.)

(2)   Summary of Significant Accounting Policies

Basis of Presentation

On July 26, 2013, the controlling members of Luminant elected to transfer their membership units in Luminant to Tyme, a newly formed company, in exchange for 2,000 shares of Company Common Stock.  (See Note 1)  The Company has evaluated this transaction in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and has concluded that this transaction represents a recapitalization of entities under common control.  Accordingly, the consolidated financial statements presented herein have been adjusted to reflect this recapitalization, by reporting assets, liabilities and equity at their carrying values and operations as of beginning of the year of the earliest comparative financial statements.  The Company’s consolidated financial statements have been prepared in conformity with U.S. GAAP and include the accounts of Tyme and its Luminant subsidiary.  All significant intercompany accounts have been eliminated in consolidation.

In June 2014, the Financial Accounting Standards Board released Accounting Standards Update No. 2014-10, which amended Topic 915 of the Accounting Standards Codification, Development Stage Entities, to eliminate the requirements to present inception-to-date information for the consolidated statement of operations, cash flows and stockholders’ equity, along with certain other disclosures, which were historically required for development stage entities.  This guidance is effective for annual reporting periods beginning after December 15, 2014 (for both public and nonpublic entities) and interim reporting periods beginning after December 15, 2014 for public entities and interim reporting periods beginning after December 15, 2015 for other entities.  Early application of this amended guidance is permitted, provided that the entity’s financial statements have either not yet been issued (for public business entities) or made available for issuance (for other entities).  The Company has evaluated this amended guidance and has elected to early adopt the amended guidance.  This early adoption has no impact on the consolidated financial condition, results of operations, or cash flows of the Company.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period.  Significant items subject to such estimation include the stated value of the Company underlying the conversion feature of the outstanding convertible notes payable.  Actual results could differ from such estimates.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including accounts payable and accrued expenses approximates fair value given their short-term nature.  The carrying amount of the convertible promissory notes payable approximates fair value because the interest rates on these instruments are reflective of rates that the Company could obtain on unaffiliated third party debt with similar terms and conditions.

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Continued)

Prepaid and Other Current Assets

Prepaid assets represents expenditures made in advance of when the economic benefit of the cost will be realized, and which will be expensed in future periods with the passage of time or when a triggering event occurs.

Property and Equipment, Net

Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives.  The Company estimates a life of five to seven years for equipment and furniture and fixtures.  Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operating expenses.  Repairs and maintenance costs are expensed as incurred.

Intangible Assets

The Company’s intangible assets consist of patents and patent applications contributed by the founders.  The value of these patents is immaterial to these consolidated financial statements.

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, which include fixed assets whenever significant events or changes in circumstances indicate impairment may have occurred.  If indicators of impairment exist, projected future undiscounted cash flows associated with the asset are compared to its carrying amount to determine whether the asset’s value is recoverable.  Any resulting impairment is recorded as a reduction in the carrying value of the related asset in excess of fair value and a charge to operating results.  For the years ended December 31, 2014 and 2013, the Company determined that there was no impairment of its long-lived assets.

Research and Development

Research and development costs are expensed as incurred and are primarily comprised of, but not limited to, external research and development expenses incurred under arrangements with third parties, such as contract research organizations (“CROs”), contract manufacturing organizations (“CMOs”) and consultants that conduct clinical and preclinical studies, costs associated with preclinical and development activities, costs associated with regulatory operations, depreciation expense for assets used in research and development activities and employee related expenses, including salaries and benefits for research and development personnel. Costs for certain development activities, such as clinical studies, are recognized based on an evaluation of the progress to completion of specific tasks using data such as patient enrollment, clinical site activations, or information provided to the Company by its vendors on their actual costs incurred.  Payments for these activities are based on the terms of the individual arrangements, which may differ from the patterns of costs incurred, and are reflected in the consolidated financial statements as prepaid or accrued expense, which are reported in prepaid assets or accounts payable and other current liabilities.

Noncontrolling interest

Noncontrolling interests represents the minority member’s interest in the Company’s subsidiary, Luminant.  At December 31, 2013, the Company owned 66-2/3 percent of Luminant representing 66-2/3 percent of the voting control, which required that Luminant’s operations be included in the consolidated financial statements.  The 33-1/3 percent interest of Luminant that was not owned by the Company was shown as noncontrolling interests in the 2014 and 2013 consolidated statements of operations and consolidated balance sheets.

In May 2014, certain stockholders of the Company individually purchased 100 percent of the noncontrolling interest in the Company subsidiary, Luminant, which interest in turn was contributed to the Company.  As the result of the contribution of the noncontrolling interest, Luminant became a wholly owned subsidiary of the Company.  (See Note 10.)

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Continued)

Income Taxes

The Company’s subsidiary, Luminant, operates as a limited liability corporation for federal and state income tax purposes.  Accordingly, the taxable income or loss of Luminant passes to the individual members, rather than Luminant paying taxes at the corporate level, through the date the date the Company acquired its interest in Luminant through the Founders contributing their 66-2/3 ownership in Luminant to the Company in July 2013.  In May 2014, certain stockholders of the Company individually purchased 100 percent of the noncontrolling interest in Luminant which in turn was contributed to the Company.  (See Note 10.)  As the result of the contribution of the noncontrolling interest, Luminant became a wholly owned subsidiary of the Company.

From the date of inception (July 26, 2013) through December 31, 2014, the Company operated as a C-Corporation and includes in its income/(loss) its share of the income/(loss) of Luminant.  Deferred tax assets or liabilities are recorded for temporary differences between financial reporting and tax basis of assets and liabilities, using enacted rates in effect for the year in which the differences are expected to reverse.

A valuation allowance is recorded if it is more likely than not that a deferred tax asset will not be realized.  The Company has provided a full valuation allowance on its deferred tax assets that consists of cumulative net operating losses of $3,312,651 for the period from inception (July 26, 2013) to December 31, 2014.  Due to its cumulative loss position, history of operating losses and losses expected to be incurred in the foreseeable future, a full valuation allowance was considered necessary.

The utilization of net operating losses for Federal income tax purposes sustained by the Company could be substantially limited annually if there were an “ownership change” (as defined by Section 382 of the Internal Revenue Code of 1986, as amended).  If it were determined that there is a change in ownership, or if the Company undergoes a change of ownership in the future, the utilization of the Company’s net operating loss carry-forward may be materially limited.  This could result in a reduction in equal amounts to the deferred tax assets and the related valuation reserves.

The Company is required to evaluate uncertain tax positions taken or expected to be taken in the course of preparing the Company’s consolidated financial statements to determine whether the tax positions are more likely than not of being sustained by the applicable tax authority.  Tax positions with respect to tax at the Company level deemed not to meet the “more-likely-than-not” threshold would be recorded as a tax expense in the current year.  The Company has concluded that no provision for uncertain tax positions is required in the Company’s consolidated financial statements.

The Company had no unrecognized tax benefits at December 31, 2014 and 2013.  The tax years, which currently remain subject to examination by major tax jurisdictions as of December 31, 2014, are the years ended December 31, 2012 through 2014.  In addition, the Company had no income tax related penalties or interest for periods presented in these consolidated financial statements.

Segment Information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance.  The Company views their operations and manages their business in one segment.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentration of credit risk consist primarily of cash.  Cash is deposited with major banks and at times, such balances with any one financial institution may be in excess of FDIC insurance limits.  The Company believes no significant concentration of credit risk exists.

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Continued)

(3)   Property and Equipment, Net

Property and equipment, net consisted of the following:

	December 31,
	2014	2013

Furniture and fixtures	$—	$2,200
Machinery and equipment	21,463	1,200
Total	21,463	3,400
Less: accumulated depreciation	4,293	724
	17,170	2,676
Construction in process	—	18,753
	$17,170	$21,429

Depreciation expense was $4,293 and $514 for the years ended December 31, 2014 and 2013, respectively.

(4)   Intangible Assets

On July 3, 2014, a stockholder conveyed personal ownership of certain patents and patent applications relating to the field of cancer treatment to the Company, which were filed and disclosed in the US Patent Office.  On July 9, 2014, the Company entered into a License Agreement with this stockholder pursuant to which the stockholder retained the right to certain assigned patents and patent applications to use and commercialize the patents in all other fields other than the treatment of cancer.  Pursuant to the License Agreement, the Company has granted the stockholder an exclusive, worldwide, royalty-free license to develop, make, have made, use, sell, offer to sell, import, export and distribute products or services in fields other than the treatment of cancer.  This license includes the right to sublicense to any third party so long as such sublicense is consistent with the terms of the License Agreement and contains terms reasonably sufficient for the third party to satisfy its obligations thereunder.

(5)   Accounts Payable and Other Current Liabilities

Accounts payable and other current liabilities consisted of the following:

	December 31,
	2014	2013

Interest	$56,174	$5,855
Legal	844,602	67,908
Consulting	43,314	7,730
Accounting and auditing	272,913	—
Research and development	58,750	58,750
Other	14,662	8,267
	$1,290,415	$148,510

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Continued)

(6)   Debt

Convertible Notes Payable

On August 2, 2013, the Company entered into a Convertible Promissory Note Agreement (the” Convertible Note Agreement”) to be funded in a series of loans up to a maximum principal amount of $997,000 (“Convertible Notes”).  As of December 31, 2013, the Company received $926,000 in proceeds under the Convertible Notes.  The Convertible Notes accrued interest at a rate of 2.5% per year.  Principal repayments were to commence on April 30, 2014 equal to 1/24th of the then outstanding balance, with the entire principal amount due and payable on April 30, 2016.  The lender opted not to collect principal payments, which were to commence on April 30, 2014, in anticipation of converting the convertible note.

The Convertible Note Agreement provided that if, prior to April 30, 2014, the Company entered into any financing transaction with the lender or an affiliate thereof, upon the closing of such transaction, the outstanding principal balance of the Convertible Notes shall automatically convert on a dollar for dollar basis into the securities being issued and sold at a conversion price equal to the purchase price per share implied by a pre-investment valuation of the Company equal to $20 million (“Conversion Price”).  The Convertible Note Agreement further provided that if the Company entered into an agreement with a third party, other than the lender or affiliate thereof, into any debt or equity financing, exclusive license of any portion of the IP Rights, a sale of substantially all of the assets of the Company, or subsidiary thereof, or any transaction or series of transactions resulting in the current stockholders holding less than a majority of the voting interests, then, at the lender’s option, effective immediately prior to closing of the third party transaction, the outstanding principal balance of the Convertible Notes would have been converted on a dollar for dollar basis into shares of Company Common Stock. The Convertible Note Agreement provided that in the case of conversion of principal under either scenario, the Company would have no further obligations or liabilities under the Convertible Notes.

In January 2014, the lender increased the aggregate principal amount of the Convertible Notes from $997 thousand to $1.126 million and advanced funds to the Company to that effect, such that the total amount funded to the Company was equal to the increased principal amount of the Convertible Notes.

On August 28, 2014, the lender converted the Convertible Notes in the aggregate principal amount of $1.126 million plus accrued interest of $26,242, into 106.6 shares of the Company Common Stock.  Simultaneous with the issuance of the 106.6 shares to the Lender, the two principal stockholders of the Company, as capital contributions, surrendered to the Company for cancellation an aggregate of 106.6 shares of Company Common Stock.  The net effect of such issuance and cancellations resulted in no change in the total number of shares of Company Common Stock issued (2,100) and outstanding (2,000) at such time.

For the years ended December 31, 2014 and 2013, the Company recorded interest expense on the Convertible Note amounting to $20,387 and $5,855, respectively.  As of December 31, 2013, the accrued interest of $5,855 associated with this Convertible Note was included in Accounts payable and other current liabilities

On July 11, 2014, the Company entered into a Securities Purchase Agreement and received $1,100,000 in proceeds from the issuance of a convertible promissory note (the “Bridge Note”) of the Company, from an investor who is an affiliate of GEM.  The Bridge Note bears interest at a rate of 10% per year, maturing fifteen months from the date of issue and is secured by all assets of the Company.  The Bridge Note is mandatorily convertible upon the closing of the PPO at the conversion price as defined in the merger agreement contemplated in the GEM Term Sheet.  The Company issued in the name of the purchaser of the Bridge Note but placed into escrow 100 shares of Company Common Stock.  These shares currently are not deemed outstanding, but will either be delivered to the Bridge Note purchaser or returned to the Company for cancellation pursuant to the terms of a Termination Shares Escrow Agreement, dated as of July 11, 2014, among the Company, the holder of the Bridge Note, and the escrow agents.

On November 24, 2014, the holder of the Bridge Note loaned the Company an additional $250,000.  In connection with the funding of such loan, the Bridge Note was amended and restated to reflect a principal amount of $1.35 million.  Subsequent to year-end, on January 15, 2015, the Bridge Notes was further amended and revised to increase the principal amount to $2.31 million.  (See Note 11.)

The Company recorded interest expense of $56,174 and $-0- during the twelve months ended December 31, 2014 and 2013, respectively, on the Bridge Note.  The outstanding principal and accrued interest balance at December 31, 2014 and 2013 was $1,406,174 and $-0-, respectively.

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Continued)

(7)   Income Taxes

No provision for U.S. federal or state income taxes has been recorded as the Company has incurred net operating losses since inception.  Significant components of the Company’s net deferred income tax assets as of December 31, 2014 and December 31, 2013 consist of the following:

	December 31,
	2014	2013

Net deferred tax assets
Tax loss carry-forwards	$1,330,660	$266,000
Other assets	—	—
Research and development credits	—	—
Other liabilities	—	—
Valuation allowance	(1,330,660)	(266,000)
Total net deferred income taxes	$—	$—

A reconciliation of the statutory tax rates and the effective tax rates for the periods ended December 31, 2014 and December 2013 is as follows:

	December 31,
	2014	2013

U.S. federal tax rate	35%	35%
State tax rate	5%	5%
Valuation allowance	(40)%	(40)%
Total net deferred income taxes	$—%	$—%

Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry-forward period.  Due to the Company’s history of operating losses, the deferred tax assets arising from the aforementioned future tax benefits are currently not likely to be realized and, accordingly, are offset by a full valuation allowance.  The income tax provision varies from the expected provision determined by applying the federal statutory income tax rate to income (loss).

As of December 31, 2014 and 2013, the Company has net operating loss carry-forwards of approximately $3.3 million and $666 thousand, respectively, available to offset federal and state income tax, which expire through 2034.  Utilization of the net operating loss carry-forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions.  The effect of an ownership change could be an imposition of an annual limitation on the use of net operating loss carry-forwards attributable to periods before the change.

(8)   Stockholders’ Deficit

Common Stock

Authorized, Issued and Outstanding

The Company is authorized to issue 1,000,000 shares of common stock, with a par value of $0.001, of which 2,100 shares were issued and 2,000 shares outstanding at December 31, 2014 and 2,000 shares issued and outstanding at December 31, 2013.  As a result of the recapitalization, stockholders’ deficiency has been presented to reflect this recapitalization as of the earliest period presented in these consolidated financial statements.

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Continued)

Voting

Each holder of Company Common Stock is entitled to one vote for each share thereof held by such holder at all meetings of stockholders (and written action in lieu of meetings).  The number of authorized shares of Company Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of majority of the combined number of issued and outstanding shares of the Company.

Dividends

Dividends may be declared and paid on the Company Common Stock from funds lawfully available therefore, as and when determined by the board of directors.

Liquidation

In the event of the liquidation, dissolution, or winding-up of the Company, holders of Company Common Stock will be entitled to receive all assets of the Company available for distribution to its stockholders.

(9)   Commitments

Contract Service Providers

In the course of the Company’s normal business operations, it has agreements with contract service providers to assist in the performance of its research and development and clinical research activities.  Substantially all of these arrangements are on an as needed basis.

(10)   Related Party Transactions

Due from Stockholders/Members

The Company obtained from and granted cash advances to certain of its stockholders.  These net advances are non-interest bearing and have no terms for repayment.  The amounts due as of December 31, 2014 and December 31, 2013 were $355,766 and $1,306,238, respectively.  Such amounts have been reflected as a reduction of stockholders equity.  (See Note 11.)  For consolidated financial statement presentation, $20,000 has been reclassified from accounts payable relating to amounts owed to stockholders in arriving at the amount presented for December 31, 2014 and December 31, 2013.

Effective May 29, 2014, certain stockholders of the Company individually purchased 100 percent of the noncontrolling interest in the subsidiary, Luminant, which in turn was contributed to the Company by them.  In exchange, the amounts of the outstanding advances from them were assigned to the former holder of the noncontrolling interest.  Accordingly, the advances are payable to the former noncontrolling interest holder and not the Company subsequent to May 29, 2014.

(11)   Subsequent Events

The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of consolidated financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure.  For its consolidated financial statements as of December 31, 2014, the Company evaluated subsequent events through the date of the issuance of the consolidated financial statements, April 15, 2015.  Based on this evaluation, the Company has determined that the following subsequent events have occurred which require disclosure in or adjustment to the financial statements.

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Continued)

On January 15, 2015, the holder of the Bridge Note loaned the Company a further $960,000.  In connection with the funding of such further loan, the Bridge Note was amended and restated to reflect a principal amount of $2.31 million.  On March 5, 2015, the Bridge Note was further amended and restated to the effect that the mandatory conversion feature was amended to a set fixed conversion amount such that, upon mandatory conversion, the Bridge Note holder would receive one share of a specified company’s common stock for each $1.00 of principal of the Bridge Note outstanding as of the date of the mandatory conversion.  The Company has evaluated the modification to the conversion rate as an inducement to convert the Bridge Note and has concluded that it provided the holder of the Bridge Note an incremental value of $3.465 million which will be charged as interest expense at the time of modification.

On March 5, 2015, the Company consummated a reverse triangular merger (the “Merger”) whereby a newly formed subsidiary of Parent merged with and into the Company.  The Merger resulted in the Company becoming a wholly-owned subsidiary of Parent and the stockholders of the Company as of immediately prior to the effective time of the Merger, receiving, in the aggregate, common stock of Parent equal to approximately 79% of the total number of shares of Parent common stock outstanding immediately following such issuance to such former Company stockholders (34,000 shares of Parent common stock for every one share of Company common stock outstanding as of the closing of the Merger). Contemporaneous with the closing of the Merger, among other matters, Parent completed a private placement of 2.716 million shares of Parent common stock for gross proceeds of $6.79 million (of which, $4.29 million was tendered in cash and the remaining subscription price paid by the delivery of a three-month promissory note in the principal amount of $2.5 million (“PPO Note”) and the Bridge Note was converted into 2.31 million shares of Parent common stock.  Parent common stock was the only equity securities of Parent outstanding prior to and immediately following consummation of the Merger, Parent’s private placement and the Bridge Note conversion.  The foregoing aggregate 79% ownership of the post-Merger Parent by the former Company stockholders was calculated giving effect to the issuances of Parent common stock in Parent’s private placement and the conversion of the Bridge Note.  The PPO Note is secured by the escrow of 5 million shares of the post-merger Parent common stock.  To the extent that the PPO Note is not paid at or prior to the Maturity Date, the escrowed shares will be forfeited to us for cancellation at the rate of one share for every $0.50 of PPO Note principal not paid to us.

Another condition to consummating the Merger was that Parent retained a firm (the “IR Firm”) to provide investor relations’ services to the post-Merger Parent and Parent allocated 250,000 shares (the “IR Firm Shares”) of the Parent common stock for issuance to such firm upon the consummation of the Merger.  These shares were issued effective the closing date of the Merger on March 5, 2015.  The appropriate accounting for the IR Firm Shares, which represents in substance a payment to a service provider, will be reflected as a charge to operations.

The investor in the PPO, along with the designee of the Bridge Note holder who received the Bridge Note Conversion Shares upon the automatic conversion of the Bridge Note which occurred simultaneous with the closing of the PPO, will have anti-dilution protection on the shares purchased in the PPO or Bridge Note Conversion Shares (as the case may be) such that, if within two years after the closing of the Merger, Parent shall issue additional shares of Parent common stock or common stock equivalents, for a consideration per share less than $0.50 per share (the “Lower Price”), each such investor and holder will be entitled to receive from the post-Merger Parent, additional shares, (“Lower Price Shares”) of Parent common stock in an amount such that, when added to the number of shares initially purchased by such investor or received upon conversion of the Bridge Note, will equal the number of shares that such investor’s PPO subscription amount would have purchased or the Bridge Note holder would have received upon conversion of the Bridge Note at the Lower Price. The Company has determined that this anti-dilution protection is a freestanding financial instrument that will be carried as a liability at fair value.

In connection with the PPO, post-merger Parent entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers in the PPO, the holder of the Bridge Note and the IR Firm, pursuant to which Parent agreed that promptly, but no later than 90 calendar days following the maturity date of the PPO Note (such maturity date being 90 calendar days after the closing of the PPO), the Parent will file a registration statement with the SEC (the “Registration Statement”) covering (a) all of the PPO Shares issued in the PPO, (b) the Bridge Note Conversion Shares issued upon conversion of the Bridge Note, (c) the Lower Price Shares, if any, (d) the IR Firm Shares and (e) any shares of the Parent Common Stock issued or issuable with respect to the PPO Shares, Conversion Shares and Lower Price Shares upon any stock split, dividend or other distribution, recapitalization or similar event (collectively, the “PPO/Bridge Note Conversion Registrable Shares”). The Registration Statement will also cover 9% of the total number of shares issued to the former stockholders of the Company in connection with the Merger.  Parent is required to use commercially reasonable efforts to ensure that the Registration Statement is declared effective within 180 calendar days of filing with

TYME INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Continued)

the SEC.  If Parent is late in filing the Registration Statement or if the Registration Statement is not declared effective within 180 days of its filing with the SEC, liquidated damages payable in cash by the post-Merger Parent to the holders of the PPO/Bridge Note Conversion Registrable Shares that have not been so registered will commence to accrue at a rate equal to $0.01 per Conversion Share and $0.025 per PPO Share for each full month that (i) Parent is late in filing the Registration Statement or (ii) the Registration Statement is late in being declared effective by the SEC; provided, however, that in no event shall the aggregate of any such per share liquidated damages exceed $0.08 per Conversion Share and $0.20 per PPO Share.

At the point of Merger and since inception, Parent was essentially a “public reporting shell” with no substantive business operations.  As such, Parent had negligible revenues and operating profits that require separate identification.

The Merger will begin to establish a public forum for the Company.  Subject to executing on our goals, management envisages that the public forum may help the Company secure necessary future funding in the public markets as the Company further develops its principal business as a clinical-stage biopharmaceutical enterprise focused on the development and commercialization of highly targeted cancer therapeutics with a broad range of oncology indications.

The transaction costs associated with the Merger relate to professional fees incurred in respect of legal, accounting and audit.  All such transaction costs, being associated with the final Merger and issuance of equity, will be expensed as incurred and total approximately $1 million.

For accounting purposes, the acquisition of the Company by Parent was considered a reverse acquisition, an acquisition transaction where the acquired company, the Company, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction.  The primary reason the transaction was treated as a purchase by the Company rather than a purchase by Parent was because Parent was a public reporting shell company with limited operations and the Company’s stockholders gained control of the voting power and majority of the outstanding shares of Parent common stock.  Consequently, reverse acquisition accounting will be applied to the transaction.  No additional goodwill or intangible assets are anticipated to be recognized in conjunction with the completion of the Merger.

On February 27, 2015, the non-interest bearing advances made to stockholders totaling $355,766 were settled by the bonus compensation payable to such stockholders being retained by the Company in lieu of payment.  (See Note 10)

On March 5, 2015, effective as of the consummation of the Merger, the Company entered into employment agreements with each of Steve Hoffman, our Chief Executive Officer and Chief Science Officer and Michael Demurjian, our Chief Operating Officer.  Under these agreements, Messrs. Hoffman and Demurjian will each be entitled to an annual base salary of $450,000 and such performance bonuses as our board of directors may determine, from time to time, in its sole discretion.  The base salaries will be reviewed annually (commencing in 2016) by the Company’s board of directors; provided that the base salaries may not be decreased from their then current levels due to any board review.  The employment agreements each have a term of five years; provided, however, that commencing on the first anniversary of the effective date of the agreements and on each anniversary thereafter, the term shall automatically be extended by one year, such that, at any time during the term of the agreement, the remaining employment term shall never be less than four years and one day.  If the executive is terminated without “Cause” (as defined in the agreements) or for “Good Reason” (as defined in the agreements), the executive will be entitled to receive his base salary plus any accrued but unpaid performance bonus, with the base salary payable at the same intervals as the base salary would have been payable if the termination had not occurred.  If the employment is terminated for “Cause,” or in the case of the executive’s death or disability, the executive will only be entitled to his base salary through the termination date, plus any accrued and unpaid performance bonus as of the termination date.

On March 5, 2015, Parent’s Board of Directors adopted and Parent’s stockholders approved Parent’s 2015 Equity Incentive Plan (the “2015 Plan”), which reserves a total of 10 million shares of Parent common stock for issuance under the 2015 Plan.  No more than an aggregate of 3,333,333 shares of Parent common stock may be awarded during the twelve months following the 2015 Plan adoption.  The exercise price of all options awarded under the 2015 Plan must be no less than 100% of the fair market value of Parent’s common stock on the date of the grant.  Parent has not granted any stock options or other awards under the 2015 Plan through April 9, 2015, other than the grant, effective as of March 31, 2015 and with respect to the fiscal quarter ended March 31, 2015, of 1,812 shares of Parent common stock to each of Parent’s three independent directors pursuant to Parent’s independent director compensation policy and a special advisor to Parent’s Board of Directors.  The shares were valued at an amount equal to the closing price of Parent’s common stock on the last trading day of the quarter ended March 31, 2015.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA INFORMATION

On June 6, 2014 Global Group Enterprise Corp. (“Global”) entered into a combination agreement contemplating a plan of arrangement with Tyme Inc. (“Tyme”). Global is a Florida corporation and Tyme is a Delaware corporation. Global formed a Delaware subsidiary, Tyme Technologies, Inc. (“Technologies”) the surviving company in the merger, to facilitate the plan of arrangement. On March 5, 2015 Technologies and Tyme completed the transaction contemplated by the plan of arrangement. The combined companies now operate under the name “Tyme Inc.”.

The unaudited pro forma combined consolidated statement of operations of Tyme has been prepared by management after giving effect to the reverse merger transaction between Tyme and Technologies.  The unaudited pro forma combined consolidated balance sheet has been presented as of September 30, 2014 and gives effect to the transaction as if it occurred on that date.  The unaudited combined consolidated statement of operations for the fiscal year ended December 31, 2013 and the nine months ended September 30, 2014 are presented as if the merger occurred at the beginning of the respective periods.

The unaudited pro forma combined consolidated balance sheet has been constructed from the audited balance sheet of Tyme as of September 30, 2014 prepared in accordance with U.S. Generally Accepted Accounting Principles and the audited balance sheet of Technologies as of August 31, 2014 prepared in accordance with U.S. Generally Accepted Accounting Principles.

The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2013 has been constructed using the following:

•  Audited statement of operations for the year ended December 31, 2013 of Tyme

•  Audited statement of operations for the year ended November 30, 2014 of Technologies

The unaudited pro forma combined consolidated statement of operations for the nine months ended September 30, 2014 has been constructed using the following:

•  Unaudited interim statement of operations for the nine months ended September 30, 2014 of Tyme

•  Unaudited interim statement of operations for the nine months ended August 31, 2014 of Technologies

The unaudited pro forma combined consolidated financial statements should be read in conjunction with the audited consolidated financial statements of Tyme as of and for the year ended December 31, 2013 and 2012 and the audited financial statements of Technologies for the year ended November 30, 2014 and 2013.

The unaudited pro forma combined consolidated financial statements are prepared for illustrative purposes only and, are not necessarily indicative of the actual financial position and result of operations that would have been for the periods presented, nor do such financial statements purport to represent the result of future periods.  The pro forma adjustments are based upon available information.

It is management’s opinion that these pro forma financial statements include all known adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with U.S. GAAP applied on a consistent basis with the Company’s accounting policies.  At the time of the preparation of the pro forma financial statements, management has not completed its assessment of certain embedded features related to price protection and registration rights as contemplated in the merger agreement and therefore has not included pro forma adjustment(s) that may be required as a result of that analysis.  No potential cost savings, non-recurring charges, or credits are anticipated by the Company’s management subsequent to completion of the transaction.

For accounting purposes the acquisition of Tyme by Technologies was considered a reverse acquisition, an acquisition transaction where the acquired company, Tyme is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a purchase by Tyme rather than a purchase of Tyme, by Technologies was because Technologies was a shell company.

Consequently, reverse acquisition accounting was applied to the transaction. No additional goodwill or intangible assets were recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Technologies now known as Tyme, including the shares issued to affect the reverse acquisition. The assets, liabilities and dollar amounts attributable to share capital are those of Tyme.  Future financial statements will present a continuation of as Tyme’s financial statements with the adjustments described above.

Tyme Inc.

(Formerly Tyme Technologies, Inc.)

Pro Forma Combined Consolidated Balance Sheet

As of September 30, 2014

(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	August 31,	September 30,
	2014	2014				Tyme Inc.
	Technologies	Tyme				Pro Forma
	(Unaudited)	(Unaudited)	Combined	Adjustments		(Unaudited)
				(Note 1)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$289,628	$289,628	$250,000	c	$5,789,628
				960,000	d
				4,290,000	h
Prepaid assets	—	118,905	118,905	—		118,905
Total current assets	—	408,533	408,533	5,500,000		5,908,533

Property and equipment, net	—	20,503	20,503	—		20,503

Total assets	$—	$429,036	$429,036	$5,500,000		$5,929,036

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued liabilities	$11,627	$347,309	$358,936	$(11,627)	a	$323,187
				(91,295)	i
				67,173	f
Shareholder advances	70,990	—	70,990	(70,990)	a	—
Current maturities of senior secured bridge notes	—	1,100,000	1,100,000	250,000	c	—
				(2,310,000)	i
				960,000	d
Total current liabilities	82,617	1,447,309	1,529,926	(1,206,739)		323,187
Total liabilities	82,617	1,447,309	1,529,926	(1,206,739)		323,187

Stockholders’ Deficit:
Common stock	5,200	2	5,202	(5,200)	b	7,578
				6,798	j
				231	i
				522	h
				25	l
Additional paid-in capital	38,300	2,044,914	2,083,214	(38,300)	b	15,318,633
				2,401,064	i
				(6,798)	j
				6,789,478	h
				3,465,000	k
				624,975	l
Subscriptions receivable	—	—	—	(2,500,000)	h	(2,500,000)
Accumulated deficit	(126,117)	(2,707,424)	(2,833,541)	82,617	a	(7,220,362)
				43,500	b
				(67,173)	f
				(355,765)	e
				(3,465,000)	k
				(625,000)	l
Stockholder’s deficiency	(82,617)	(662,508)	(745,125)	6,350,974		5,605,849
Due from stockholders/members	—	(355,765)	(355,765)	355,765	e	—
Total stockholders’ deficit	(82,617)	(1,018,273)	(1,100,890)	6,706,739		5,605,849

Total liabilities and stockholders’ deficit	$—	$429,036	$429,036	$5,500,000		$5,929,036

Tyme Inc.

(Formerly Tyme Technologies, Inc.)

Pro Forma Combined Consolidated Statement of Operations

As of November 30, 2014 and December 31, 2013

(Audited)

	Year Ended	Year Ended
	November 30,	December 31,				Tyme Inc.
	2014	2013				Pro Forma
	Technologies	Tyme	Combined	Adjustments		(Unaudited)
				(Note 1)
Revenue	$—	$—	$—	$—		$—

Operating expenses
Research and development	—	744,717	744,717			744,717
General and administrative	14,653	307,100	321,753	141,472	e	1,302,518
				214,293	e
				625,000	l
Professional fees	39,260	—	39,260	—		39,260
Total operating expenses	53,913	1,051,817	1,105,730	980,765		2,086,495
Loss from operations	(53,913)	(1,051,817)	(1,105,730)	(980,765)		(2,086,495)

Interest expense	—	5,855	5,855	67,173	f	3,538,028
				3,465,000	k
Loss before income taxes	(53,913)	(1,057,672)	(1,111,585)	(4,512,938)		(5,624,523)

Provision for income taxes	—	—	—			—

Net loss	(53,913)	(1,057,672)	(1,111,585)	(4,512,938)		(5,624,523)

Loss attributable to noncontrolling interests	—	(285,847)	(285,847)	285,847	g	—

Loss attributable to controlling interests	$(53,913)	$(771,825)	$(825,738)	$(4,798,785)		$(5,624,523)

Basic earnings (loss) per common share	$(0.00)	$(0.02)	$(0.01)			$(0.07)

Diluted earnings (loss) per common share	$(0.00)	$(0.02)	$(0.01)			$(0.07)

Weighted average shares outstanding
Basic	12,724,000 *	68,000,000	80,724,000	5,276,000 **		86,000,000
Diluted	12,724,000 *	68,000,000	80,724,000	5,276,000 **		86,000,000

*    The shares reflected have been adjusted to the capital structure of Technologies in anticipation of the Merger.

**  The shares indicated are the shares issued in conjunction with the pro forma adjustments reflected above.

Tyme Inc.

(Formerly Tyme Technologies, Inc.)

Pro Forma Combined Consolidated Statement of Operations

As of August 31, 2014 and September 30, 2014

(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	August 31,	September 30,				Tyme Inc.
	2014	2014				Pro Forma
	Technologies	Tyme	Combined	Adjustments		(Unaudited)
				(Note 1)
Revenue	$—	$—	$—	$—		$—

Operating expenses
Research and development	—	431,274	431,274			431,274
General and administrative	8,659	719,851	728,510	141,472	e	1,709,275
				214,293	e
				625,000	l
Professional fees	31,343	—	31,343			31,343
Total operating expenses	40,002	1,151,125	1,191,127	980,765		2,171,892
Loss from operations	(40,002)	(1,151,125)	(1,191,127)	(980,765)		(2,171,892)

Interest expense	—	44,509	44,509	67,173	f	3,576,682
				3,465,000	k
Loss before income taxes	(40,002)	(1,195,634)	(1,235,636)	(4,512,938)		(5,748,574)

Provision for income taxes	—	—	—			—

Net loss	(40,002)	(1,195,634)	(1,235,636)	(4,512,938)		(5,748,574)

Loss attributable to noncontrolling interests	—	(10,956)	(10,956)	10,956	g	—

Loss attributable to controlling interests	$(40,002)	$(1,184,678)	$(1,224,680)	$(4,523,894)		$(5,748,574)

Basic earnings (loss) per common share	$(0.00)	$(0.02)	$(0.02)			$(0.07)

Diluted earnings (loss) per common share	$(0.00)	$(0.02)	$(0.02)			$(0.07)

Weighted average shares outstanding
Basic	12,724,000 *	68,000,000	80,724,000	5,276,000 **		86,000,000
Diluted	12,724,000 *	68,000,000	80,724,000	5,276,000 **		86,000,000

*    The shares reflected have been adjusted to the capital structure of Technologies in anticipation of the Merger.

**  The shares indicated are the shares issued in conjunction with the pro forma adjustments reflected above.

NOTES TO PRO FORMA FINANCIAL INFORMATION

1.    PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The unaudited pro forma financial statements incorporate the following pro forma assumptions and adjustments:

a.	Outstanding liabilities of Technologies have been assumed by certain stockholders of Technologies in a separate transaction in contemplation of the reverse merger with Tyme.

b.

Technologies historic deficit, common stock and additional paid in capital, after the adjustment for the assumption of outstanding liabilities by certain stockholders of Technologies, have been eliminated.

c.	On November 24, 2014, the Company received an additional $250,000 under an amendment to the Bridge Note.

d.	On January 15, 2015, the Company received an additional $960,000 under an amendment to the Bridge Note.

e.	Tyme’s amounts due from shareholders/members were distributed as compensation to such shareholders on February 27, 2015 and therefore have been reclassified.

f.	Additional interest relating to Bridge Note from October 1, 2014 through March 5, 2015 has been recorded as the Bridge Note was converted at the time of the Merger.

g.	Tyme acquired the noncontrolling interest in its subsidiary in May 2014 therefore all amounts related to noncontrolling interest have been eliminated.

h.

Contemporaneous with the closing of the Merger, Technologies completed a private placement of 2.716 million shares of common stock for gross proceeds of $6.79 million of which, $4.29 million was tendered in cash and the remaining subscription price will be paid by the delivery of a three-month promissory note in the principal amount of $2.5 million.  The 2.716 million shares have been recorded at the $.0001 par value per share of Technologies common stock.

i.

Contemporaneous with the closing of the Merger, the Bridge Note converted to shares of common stock at a fixed conversion of one share of Technologies common stock for each $1.00 of principal of the Bridge Note outstanding as of the date of the conversion.  All accrued interested, which in the event of conversion is not due or payable was converted to additional paid in capital for no additional share issuance.

j.

The 68,000,000 shares of common stock of Technologies issued to the shareholders of Tyme in exchange for the 2,000 shares of Tyme’s common stock outstanding at the date of the merger have been recorded at the $0.0001 par value per share of Technologies common stock.

k.	The $3.465 million represents the incremental value of the modification to the Bridge Note conversion rate as an inducement to convert the Bridge Note.

l.

Pursuant to a separate consulting agreement included in the merger agreement, 250,000 shares of Technologies’ common stock  were issued to the consultant as part of its compensation under such consulting agreement.  The fair value of the shares issued ($625,000) has been recorded as an operating expense with a corresponding offset to common stock and additional paid in capital.

2.    EARNINGS (LOSS) PER SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period.  Diluted loss per share includes the effect, if any, from the potential exercise or conversion of securities, such as convertible notes payable, which would result in the issuance or vesting of incremental shares of common stock.  In computing the basic and diluted net loss per share, the weighted average number of shares remains the same for both calculations due to the fact that when a net loss exists, dilutive shares are not included in the calculation.

The unaudited pro forma net loss per share is computed using the weighted average number of shares of common stock outstanding after giving effect to the conversion of convertible notes, the issuance of shares sold in the PPO and shares issued in conjunction with a consulting agreement resulting in an aggregate of 86,000,000 shares of common stock, as if they had occurred at the beginning of the period.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA INFORMATION

On March 5, 2015, Tyme Inc., a Delaware corporation (“Tyme”), entered into and consummated the transaction contemplated by an Agreement and Plan of Merger (The “Merger Agreement”) with Tyme Technologies Inc., a Delaware corporation formerly known as Global Group Enterprises Corp. (“Technologies”), pursuant to which, among other matters, a newly formed subsidiary of Technologies merged with and into Tyme and Tyme’s former stockholders exchanged their equity interests in Tyme for approximately 79% of the equity interests in Technologies immediately following consummation of the merger and the other transactions contemplated by the Merger Agreement.

For accounting purposes the acquisition of Tyme by Technologies was considered a reverse acquisition, an acquisition transaction where the acquired company, Tyme, is considered the acquirer for accounting purposes, notwithstanding the form of the transaction. The primary reason the transaction was treated as a purchase by Tyme rather than a purchase of Tyme by Technologies was because Technologies was a shell company and the change in control of Technologies resulting from the merger transaction.

Consequently, reverse acquisition accounting was applied to the transaction. No additional goodwill or intangible assets were recognized on completion of the transaction. The capital structure, including the number and type of shares issued, appearing in the consolidated balance sheet reflects that of the legal parent, Technologies including the shares issued to affect the reverse acquisition. The assets, liabilities and dollar amounts attributable to share capital are those of Tyme.  Future financial statements will present a continuation of Tyme’s financial statements with the appropriate adjustments.

The unaudited pro forma combined consolidated statement of operations of Tyme has been prepared by management after giving effect to the reverse merger transaction between Tyme and Technologies.  The unaudited pro forma combined consolidated balance sheet has been presented as of December 31, 2014 and gives effect to the transaction as if it occurred on that date.

The unaudited pro forma combined consolidated balance sheet has been constructed from the audited balance sheet of Tyme as of December 31, 2014 prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and the audited balance sheet of Technologies as of November 30, 2014 prepared in accordance with U.S. GAAP.

The unaudited pro forma combined consolidated financial statements should be read in conjunction with the audited consolidated financial statements of Tyme as of and for the year ended December 31, 2014 and the audited financial statements of Technologies for the year ended November 30, 2014.

The unaudited pro forma combined consolidated financial statements are prepared for illustrative purposes only and, are not necessarily indicative of the actual financial position and result of operations that would have been for the periods presented, nor do such financial statements purport to represent the result of future periods.  The pro forma adjustments are based upon available information.

It is management’s opinion that these pro forma financial statements include all known adjustments necessary for the fair presentation, in all material respects, of the transaction described above in accordance with U.S. GAAP applied on a consistent basis with the Company’s accounting policies.  At the time of the preparation of the pro forma financial statements, management has not completed its assessment of certain embedded features related to price protection and registration rights as contemplated in the merger agreement and therefore has not included pro forma adjustment(s) that may be required as a result of that analysis.  No potential cost savings, non-recurring charges, or credits are anticipated by the Company’s management subsequent to completion of the transaction.

Tyme Inc.

(Formerly Tyme Technologies, Inc.)

Pro Forma Combined Consolidated Balance Sheet

As of November 30, 2014 and December 31, 2014

(Audited)

	November 30,	December 31,				Tyme Inc
	2014	2014				Pro Forma
	Technologies	Tyme	Combined	Adjustments		(Unaudited)
				(Note 1)
ASSETS
Current Assets:
Cash	$—	$9,724	$9,724	$960,000	c	$5,259,724
				4,290,000	g
Prepaid and other current assets	—	140,205	140,205	—		140,205
Total current assets	—	149,929	149,929	5,250,000		5,399,929

Property and equipment, net	—	17,170	17,170	—		17,170

Total assets	$—	$167,099	$167,099	$5,250,000		$5,417,099

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued liabilities	$7,357	$1,290,415	$1,297,772	$(7,357)	a	$1,234,242
				(93,807)	h
				37,634	e
Shareholder advances	89,171	—	89,171	(89,171)	a	—
Current maturities of convertible notes	—	—	—	—		—
Current maturities of convertible senior secured bridge notes	—	1,350,000	1,350,000	(2,310,000)	h	—
				960,000	c
Total current liabilities	96,528	2,640,415	2,736,943	(1,502,701)		1,234,242
Total liabilities	96,528	2,640,415	2,736,943	(1,502,701)		1,234,242

Stockholders’ deficit:
Common stock, $0.001 par value; 1,000,000 shares authorized; 2,100 shares issued and 2,000 shares outstanding at December 31, 2014 and 2,000 shares issued and outstanding at December 31, 2013, respectively.	5,200	2	5,202	(5,200)	b	7,587
				6,798	i
				240	h
				522	g
				25	k
Additional paid-in capital	38,300	2,055,020	2,093,320	(38,300)	b	15,331,242
				2,403,567	h
				(6,798)	i
				6,789,478	g
				3,465,000	j
				624,975	k
Subscriptions receivable	—	—	—	(2,500,000)	g	(2,500,000)
Accumulated deficit	(140,028)	(4,172,572)	(4,312,600)	96,528	a	(8,655,972)
				43,500	b
				(37,634)	e
				(355,766)	d
				(3,465,000)	j
				(625,000)	k
Stockholders’ deficiency	(96,528)	(2,117,550)	(2,214,078)	6,396,935		4,182,857
Due from stockholders/members	—	(355,766)	(355,766)	355,766	d	—
Total stockholders’ deficit	(96,528)	(2,473,316)	(2,569,844)	6,752,701		4,182,857

Total liabilities and stockholders’ deficit	$—	$167,099	$167,099	$5,250,000		$5,417,099

Tyme Inc.

(Formerly Tyme Technologies, Inc.)

Pro Forma Combined Consolidated Statement of Operations

As of November 30, 2014 and December 31, 2014

(Audited)

	Year Ended	Year Ended
	November 30,	December 31,				Tyme Inc
	2014	2014				Pro Forma
	Technologies	Tyme	Combined	Adjustments		(Unaudited)
				(Note 1)
Revenue	$—	$—	$—	$—		$—

Operating expenses
Research and development	—	761,359	761,359			761,359
General and administrative	14,653	1,822,757	1,837,410	141,472	d	2,818,176
				214,294	d
				625,000	k
Professional fees	39,260	—	39,260	—		39,260
Total operating expenses	53,913	2,584,116	2,638,029	980,766		3,618,795
Loss from operations	(53,913)	(2,584,116)	(2,638,029)	(980,766)		(3,618,795)

Interest expense	—	76,561	76,561	37,634	e	3,579,195
				3,465,000	j
Loss before income taxes	(53,913)	(2,660,677)	(2,714,590)	(4,483,400)		(7,197,990)

Provision for income taxes	—	—	—	—		—

Net loss before noncontrolling interests	(53,913)	(2,660,677)	(2,714,590)	(4,483,400)		(7,197,990)

Loss attributable to noncontrolling interests - prior to acquisition of minority interests	—	(10,851)	(10,851)	10,851	f	—

Net loss	$(53,913)	$(2,649,826)	$(2,703,739)	$(4,494,251)		$(7,197,990)

Basic earnings (loss) per common share	$(0.00)	$(0.04)	$(0.03)			$(0.08)

Diluted earnings (loss) per common share	$(0.00)	$(0.04)	$(0.03)			$(0.08)

Weighted average shares outstanding
Basic	12,724,000 *	68,000,000	80,724,000.00	5,276,000 **		86,000,000
Diluted	12,724,000 *	68,000,000	80,724,000.00	5,276,000 **		86,000,000

*    The shares reflected have been adjusted to the capital structure of Technologies in anticipation of the Merger.

**  The shares indicated are the shares issued in conjunction with the pro forma adjustments reflected above.

1.    PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The unaudited pro forma financial statements incorporate the following pro forma assumptions and adjustments:

a.	Outstanding liabilities of Technologies have been assumed by certain stockholders of Technologies in a separate transaction in contemplation of the reverse merger with Tyme.

b.

Technologies historic deficit, common stock and additional paid in capital, after the adjustment for the assumption of outstanding liabilities by certain stockholders of Technologies, have been eliminated.

c.	On January 15, 2015, the Company received an additional $960,000 under an amendment to the Bridge Note.

d.	Tyme’s amounts due from shareholders/members were distributed as compensation to such shareholders on February 25, 2015 and therefore have been reclassified.

e.

Additional interest relating to Bridge Note from January 1, 2015 through March 4, 2015 [date of conversion was March 5, 2015] has been recorded as the Bridge Note was converted at the time of the Merger.

f.	Tyme acquired the noncontrolling interest in its subsidiary in May 2014. Therefore, all amounts related to noncontrolling interest have been eliminated.

g.

Contemporaneous with the closing of the Merger, Technologies completed a private placement of 2.716 million shares of common stock for gross proceeds of $6.79 million, of which, $4.29 million was tendered in cash and the remaining subscription price was paid by the delivery of a three-month promissory note in the principal amount of $2.5 million.  The 2.716 million shares have been recorded at the $.0001 par value per share of Technologies common stock sold at $2.50 per share.

h.

Contemporaneous with the closing of the Merger, the Bridge Note converted to shares of common stock at a fixed conversion of one share of Technologies common stock for each $1.00 of principal of the Bridge Note outstanding as of the date of the conversion.  All accrued interested, which in the event of conversion is not due or payable, was converted to additional paid in capital for no additional share issuance.

i.

The 68,000,000 shares of common stock of Technologies issued to the shareholders of Tyme in exchange for the 2,000 shares of Tyme’s common stock outstanding at the date of the merger have been recorded at the $0.0001 par value per share of Technologies common stock.

j.	The $3.465 million represents the incremental value of the modification to the Bridge Note conversion rate as an inducement to convert the Bridge Note.

k.

Pursuant to a separate consulting agreement contemplated by the Merger Agreement, 250,000 shares of Technologies common stock were issued to the consultant as part of its compensation under such consulting agreement.  The fair value of the shares issued ($625,000) has been recorded as an operating expense with a corresponding offset to common stock and additional paid in capital.

2.    EARNINGS (LOSS) PER SHARE

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during each period.  Diluted loss per share includes the effect, if any, from the potential exercise or conversion of securities, such as convertible notes payable, which would result in the issuance or vesting of incremental shares of common stock.  In computing the basic and diluted net loss per share, the weighted average number of shares remains the same for both calculations due to the fact that when a net loss exists, dilutive shares are not included in the calculation.

The unaudited pro forma net loss per share is computed using the weighted average number of shares of common stock outstanding after giving effect to the conversion of convertible notes, the issuance of shares sold in the PPO and shares issued pursuant to the consulting agreement resulting, in an aggregate of 86,000,000 shares of common stock, as if they had occurred at the beginning of the period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: April 15, 2015	By:	/s/ Steve Hoffman
Steve Hoffman, Chief Executive Officer